As filed with the Securities and Exchange Commission on April 1, 2019

FILE NO. 333-224100

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

POST-EFFECTIVE AMENDMENT NO. 1

TO

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LINCOLN BENEFIT LIFE COMPANY

(Exact Name of Registrant)

Nebraska	6300	470221457
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1221 N Street, Suite 200, Lincoln, Nebraska 68508

(800) 525-9287

(Address and Phone Number of Registrant’s Principal Executive Office)

FOROZAN NASERY

LINCOLN BENEFIT LIFE COMPANY

1221 N Street, Suite 200

Lincoln, NE 68508

1-800-525-9287

(Name of Agent for Service)

Approximate date of commencement of proposed sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filed	☐
Non-accelerated filer	☒	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities being registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Deferred annuity interests and participating interests therein	$(N/A)	$(1)	$(N/A)	$(N/A)

(1)	The Contract does not provide for a predetermined amount or number of units.
(2)

By filing dated April 2, 2018, Lincoln Benefit Life Company registered $11,375,538 of deferred annuity interests and participating interests therein. Because a filing fee of $1,322 previously had been paid with respect to those interests, there was no filing fee due under that Registration Statement. Registrant continues that offering in this Post-Effective Amendment to that Registration Statement.

This Registration Statement contains a combined prospectus under Rule 429 under the Securities Act of 1933 which relates to the Form S-1 registration statement (File Nos. 333-224100 and 333-203376), filed on April 2, 2018 and April 13, 2015, respectively, by Lincoln Benefit Life Company. Upon effectiveness, this Registration Statement will also act as a post-effective amendment to such earlier registration statement.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Allstate Distributors, L.L.C. (“ADLLC”) serves as distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. Commissions earned by ADLLC are described in the notes to the insurer financial statements, under the heading “Broker-Dealer Agreements.” The prospectuses, dated as of the date indicated therein, by which the securities registered in this Form S-1 are described, are included in this registration statement.

LINCOLN BENEFIT LIFE COMPANY

Supplement Dated April 29, 2019

To the following Prospectuses, as supplemented

CONSULTANT SOLUTIONS (CLASSIC, PLUS, ELITE, SELECT) PROSPECTUS DATED APRIL 29, 2019

CONSULTANT I PROSPECTUS DATED APRIL 29, 2019

LBL ADVANTAGE PROSPECTUS DATED MAY 1, 2004

CONSULTANT II PROSPECTUS DATED MAY 1, 2004

PREMIER PLANNER PROSPECTUS DATED MAY 1, 2004

The following information supplements the prospectus for your variable annuity contract issued by Lincoln Benefit Life Company.

SUPPLEMENTAL INFORMATION ABOUT

LINCOLN BENEFIT LIFE COMPANY

Item 3(c).	Risk Factors

LINCOLN BENEFIT LIFE RISK FACTORS

This document contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “could,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. These statements may address, among other things, our strategy for growth, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.

In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those listed below, which apply to us as an insurer. These risks constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995 and readers should carefully review such cautionary statements as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and historical trends. These cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this document, in our filings with the SEC or in materials incorporated therein by reference.

Changes in actual experience could materially affect the profitability of our business.

Our liability pricing includes long-term assumptions regarding investment returns, mortality, morbidity, persistency and operating costs and expenses of our business. We establish target returns based upon these factors and the average amount of capital that we must hold to support in-force contracts taking into account rating agencies and regulatory requirements. Profitability emerges over a period of years depending on the nature and life of the product and is subject to variability as actual results may differ from pricing assumptions. Additionally, many of our products have fixed or guaranteed terms that limit our ability to increase revenues or reduce benefits, including credited interest, once the product has been issued.

Our profitability depends on the adequacy of investment spreads, the management of market and credit risks associated with investments, the sufficiency of premiums and contract charges to cover mortality and morbidity benefits, the persistency of policies, and the management of operating costs and expenses within anticipated pricing allowances. We may face losses if there are significant deviations from our assumptions regarding the future persistency of our insurance policies and annuity contracts. The prices and expected future profitability of our life insurance and deferred annuity products are based in part upon assumptions related to persistency. Economic and market dislocations may occur and future consumer persistency behaviors could vary materially from the past. The effect of persistency on profitability varies for different products. For example, continued activity in the viatical, stranger-owned, and/or life settlement industry could cause the Company’s level of lapses to differ from its assumptions, which could negatively impact the Company’s performance. Assumptions and estimates involve judgment, and by their nature are imprecise and subject to changes and revisions over time. Accordingly, the Company’s results may be affected, positively or negatively, from time to time, by actual results differing from assumptions by changes in estimates, and by changes resulting from implementing new systems and procedures that facilitate the calculation of more precise estimates. Legislation and regulation of the insurance marketplace and products could also affect the profitability of our business.

Changes in reserve estimates may adversely affect our operating results.

We establish and hold reserves to pay future policy benefits and claims. The reserve for life-contingent contract benefits is computed on the basis of long-term actuarial assumptions of future investment yields, mortality, morbidity, persistency and expenses. Our reserves do not represent an exact calculation of liability, but rather are actuarial or statistical estimates based on data and models that include many assumptions and projections, which are inherently uncertain and involve the exercise of significant judgment. We periodically review the adequacy of these reserves and the underlying assumptions. We cannot, however, determine with precision the amounts that we will pay for, or the timing of payment of, actual benefits, claims and expenses or whether the assets supporting our policy liabilities, together with future premiums, will grow to the level assumed prior to the payment of benefits or claims. If actual experience differs significantly from assumptions or estimates, reserves may not be adequate. If we conclude that our reserves, together with future premiums, are insufficient to cover future policy benefits and claims, we would be required to increase our reserves and incur income statement charges for the period in which we make the determination, which could materially and adversely affect our results of operations and financial condition.

Changes in market interest rates and/or credit spreads may lead to a significant decrease in the profitability of our spread-based products and may adversely impact investment income.

We are subject to the risk that we will incur losses due to adverse changes in interest rates or credit spreads. Adverse changes to these rates and spreads may occur due to changes in fiscal policy and the economic climate, the liquidity of a market or market segment, insolvency or financial distress of key market makers or participants, or changes in market perceptions of credit worthiness and/or risk tolerance. We are subject to risks associated with potential declines in credit quality related to specific issuers or specific industries and a general weakening in the economy, which are typically reflected through credit spreads. Credit spread is the additional yield on fixed income securities above the risk-free rate (typically referenced as the yield on U.S. Treasury securities) that market participants require to compensate them for assuming credit, liquidity and/or prepayment risks. Credit spreads vary (i.e., increase or decrease) in response to the market’s perception of risk and liquidity in a specific issuer or specific sector and are influenced by the credit ratings, and the reliability of those ratings, published by external rating agencies. A decline in the quality of our investment portfolio as a result of adverse economic conditions or otherwise could cause additional realized and unrealized losses on securities. Similarly, a ratings downgrade affecting a security we hold could indicate the credit quality of that security has deteriorated and could increase the capital we must hold to support that security to maintain our risk-based capital levels. Levels of writedowns and impairments are impacted by intent to sell, or our assessment of the likelihood that we will be required to sell fixed maturity securities. Realized losses or impairments on these securities may have a material adverse effect on our net income in a particular period.

Our ability to manage our fixed annuities and interest-sensitive life products is dependent upon maintaining profitable spreads between investment yields and interest crediting rates. When market interest rates decrease or remain at relatively low levels, cash flows from renewal premium, investments that have matured or have been prepaid or sold may be reinvested at lower yields, reducing investment spread. Lowering interest crediting rates on some products in such an environment can partially offset decreases in investment yield. However, these changes could be limited by market conditions, regulatory minimum rates or contractual minimum rate guarantees on many contracts and may not match the timing or magnitude of changes in investment yields. Decreases in the interest crediting rates offered on products could make those products less attractive, leading to changes in the level of policy loans, surrenders and withdrawals. This process may lead to a flow of cash out of our business. These outflows may require investment assets to be sold at a time when the prices of those assets are lower because of the increase in market interest rates, which may result in realized investment losses. For certain products, principally fixed annuity and interest-sensitive life products, the earned rate on assets could lag behind rising market yields. We may react to market conditions by increasing crediting rates, which could narrow spreads and reduce profitability on our business. Additionally, an increase in market interest rates or credit spreads could have an adverse effect on the value of our investment portfolio by decreasing the fair values of the fixed income securities that comprise a substantial majority of our investment portfolio.

Changes in estimates of profitability on interest-sensitive life, fixed annuities and other investment products may adversely affect our profitability and financial condition through the amortization of Value of Business Acquired (“VOBA”).

VOBA related to interest-sensitive life, fixed annuities and other investment contracts is amortized in proportion to actual historical gross profits and estimated future gross profits (“EGP”) over the estimated lives of the contracts. The principal assumptions for determining the amount of EGP are mortality, persistency, expenses, investment returns, including capital gains and losses on assets supporting contract liabilities, interest crediting rates to contractholders, and the effects of any hedges. Updates to these assumptions (commonly referred to as “VOBA unlocking”) could adversely affect our profitability and financial condition.

Guarantees within certain of our products may decrease our earnings, increase the volatility of our results, result in higher risk management costs and expose us to increased counterparty risk.

Certain of our products include guaranteed benefits. These guarantees are designed to protect contractholders against significant downturns in equity markets and interest rates. Any such periods of significant and sustained downturns in equity markets, increased equity volatility, or reduced interest rates could result in an increase in the valuation of our liabilities associated with those products. An increase in these liabilities would result in a decrease in our net income. We use hedging and risk management strategies to mitigate the liability exposure and the volatility of net income associated with these liabilities. These strategies involve the use of reinsurance and derivatives, which may not be completely effective. In addition, hedging instruments may not effectively offset the costs of guarantees or may otherwise be insufficient in relation to our obligations. Furthermore, we are subject to the risk that changes in contractholder behavior or mortality, combined with adverse market events, produce economic losses not addressed by the risk management techniques employed. These, individually or collectively, may have a material adverse effect on our results of operations, including net income, financial condition or liquidity.

We may not be able to mitigate the capital impact associated with statutory reinsurance reserving requirements, potentially adversely impacting the profitability of our business.

To support statutory reserves for certain term and universal life insurance products with secondary guarantees, we currently utilize reinsurance and capital markets solutions for financing a portion of our statutory reserve requirements deemed to be non-economic. If we are not able to maintain sufficient financing as a result of market conditions or otherwise, this could potentially adversely impact the profitability of our business.

Changes in tax laws and interpretations may decrease the profitability of our products and could adversely affect the Company.

On December 22, 2017, President Trump signed the Tax Cuts and Jobs Act into legislation, which made significant changes to federal income tax laws for life insurance companies. The issuance of further administrative rulings or court decisions could further increase our effective tax rate, make our current contractholders’ products less desirable and lower our net income on both a statutory accounting and GAAP basis. We continue to closely monitor developments related to potential changes and interpretations in the tax law and assess, when possible, the potential impact to both our earnings and our products in runoff.

Department of Labor (“DOL”) regulation defining fiduciary could cause some changes to the manner in which we deliver products and services, as well as changes in nature and amount of compensation and fees.

The Department of Labor (“DOL”) plans to introduce a revised fiduciary rule in September 2019. However, it is unclear whether the DOL will substantially rescind or revise the regulations as adopted in 2016. In addition, the Securities and Exchange Commission is also working on developing its own fiduciary standard that would apply to recommendations made by financial advisors who work on a commission basis and would apply regardless of the type of account (IRA or non-qualified) an investor holds. Furthermore, several states have either issued their own fiduciary rules or are considering doing so and those rules may extend to certain types of products (e.g. insurance and annuities, financial planning, etc.) or may broadly cover all recommendations made by financial advisors. We are also seeing self-regulatory bodies like the Certified Financial Planner Board working on a fiduciary standard that would apply to financial advisors who hold a Certified Financial Planner designation.

Depending on the span and substance of any fiduciary rules and regulations and timing of their applicability, the scope of any implementation should not materially impact the way we compensate our advisors, particularly with respect to our closed block annuity business. Depending on the final regulations, compliance with prohibited transactions exemptions when fully phased in would likely require additional supervision with the possibility of overlapping or competing requirements from other regulators and increase litigation risk, all of which could adversely impact our business, results of operations and/or financial condition.

The Company is dependent on the performance of others.

The Company’s results may be affected by the performance of others because the Company has entered into various arrangements in support of our business operations involving third parties. Certain of these third parties may act on behalf of the Company or represent the Company in various capacities, including but not limited to the administration of our contractholders’ activities or the management of our invested assets on a day-to-day basis. Additionally, the Company’s operations are dependent on various technologies, some of which are provided and/or maintained by third parties. Any of the third parties that the Company depends upon may default on their services or obligations to the Company due to bankruptcy, insolvency, lack of liquidity, adverse economic conditions, operational failure, fraud, or other reasons. Further, the Company may be held responsible for obligations that arise from the acts or omissions of these third parties. Such defaults could have a material adverse effect on the Company’s financial condition and results of operations.

If our internal controls are ineffective, our operating results could be adversely affected.

Our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls or fraud. Even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. If we fail to maintain the adequacy of our internal controls, including any failure to implement required new or improved controls, or if we experience difficulties in their implementation, our business and operating results could be harmed and we could fail to meet our financial reporting obligations.

If our estimates or judgments relating to our critical accounting policies prove to be incorrect, our operating results could be adversely affected.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Our operating results may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our operating results to fall below the expectations of investors, regulators and rating agencies.

The sale of LBL HoldCo, Inc., Lincoln Benefit’s indirect parent, may be disruptive to the Company’s operations.

On October 1, 2017, the indirect parents of the registrant (Lincoln Benefit), RL L.P. and RL (Parallel) Partnership (collectively “RL LP”), entered into an agreement with SNH Acquisition, LLC and Southland National Holdings, Inc. to sell LBL HoldCo, Inc. and its subsidiaries, including Lincoln Benefit, to SNH Acquisition, LLC. On October 30, 2018, RL LP provided notice to SNH Acquisition, LLC of the termination by RL LP of the agreement that had been entered into for the acquisition of LBL HoldCo, Inc. and subsidiaries (including the Company) by SNH Acquisition, LLC. RL LP is considering its strategic alternatives with respect to Lincoln Benefit, which could include the sale of Lincoln Benefit to a third party.

The risks and uncertainties related to any future strategic directives by RL LP include, but are not limited to:

•	unanticipated difficulties and expenditures;

•	disruption of current plans and operations resulting from any transition to or integration with new management and service providers over time;

•	diversion of management time and focus from operating our business to addressing due diligence and integration challenges; and

•	the response of customers, agents, competitors and regulators to the closing of any potential sale.

Lincoln Benefit’s failure to address these risks could cause us to incur unanticipated liabilities, impose harmful disruptions to our customer service operations and harm our business generally.

We may be unable to retain our highly qualified employees.

Our business depends on our ability to attract, motivate and retain highly skilled and often highly specialized technical, actuarial, managerial and executive personnel, and there is no assurance that we will be able to do so. We compete with other financial services companies for employees primarily on the basis of compensation and financial position. Our reputation, operations, and internal controls could be materially adversely affected if we are unsuccessful in retaining highly qualified employees. LBL HoldCo II, Inc.’s inability to recruit or our failure to retain a sufficient number of qualified individuals in the future may impair our efficiency and effectiveness to service contractholders and provide sound operational controls for our overall enterprise, including the accurate and timely preparation of required regulatory filings.

Risks Relating to Investments

The determination of the fair value of our fixed income securities is subjective and could materially impact our operating results and financial condition.

In determining fair values, we principally use the market approach which utilizes market transaction data for the same or similar instruments. The degree of management judgment involved in determining fair values is inversely related to the availability of market observable information. The fair value of assets may differ from the actual amount received upon sale of an asset in an orderly transaction between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the assets’ fair values. The difference between amortized cost or cost and fair value, net of deferred income taxes, certain VOBA, and certain reserves for life-contingent contract benefits, is reflected as a component of accumulated other comprehensive income in shareholder’s equity. Changing market conditions could materially affect the determination of the fair value of securities and unrealized net capital gains and losses could vary significantly.

Concentration of our investment portfolio in any particular segment of the economy may have adverse effects on our operating results and financial condition.

The concentration of our investment portfolio in any particular industry, collateral type, group of related industries, geographic sector or risk type could have an adverse effect on our investment portfolio and consequently on our results of operations and financial condition. Events or developments that have a negative impact on any particular industry, group of related industries or geographic region may have a greater adverse effect on the investment portfolio to the extent that the portfolio is concentrated, rather than diversified.

The determination of the amount of realized capital losses recorded for impairments of our investments is subjective and could materially impact our operating results and financial condition.

The determination of the amount of realized capital losses recorded for impairments varies by investment type and is based on our ongoing evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. We update our evaluations regularly and reflect changes in other-than-temporary impairments in our results of operations. The assessment of whether other-than-temporary impairments have occurred is based on our case-by-case evaluation of the underlying reasons for the decline in fair value. We define fair value generally as the price that would be received to sell an asset or paid to transfer a liability. Our conclusions on such assessments are judgmental and include assumptions and projections of future cash flows which may ultimately prove to be incorrect as assumptions, facts and circumstances change. Furthermore, historical trends may not be indicative of future impairments and additional impairments may need to be recorded in the future.

Defaults or deteriorating credit of securities collateralized by residential and commercial mortgage loans, and collateralized corporate loans may lead to write-downs and impact our results of operations and financial condition.

Changes in residential or commercial mortgage delinquencies, loss severities or recovery rates, declining residential or commercial real estate prices, corporate loan delinquencies or recovery rates, changes in credit or bond insurer strength ratings and the quality of service provided by service providers on securities in our portfolio could lead us to determine that write-downs are necessary in the future.

Our investment strategies may be adversely affected by developments in the financial markets.

Our investment management strategies may be adversely affected by unexpected developments in the financial markets. Slowing of global growth, tightening monetary policy in the U.S. and increasing political uncertainty remain key challenges for markets. There may be a limited market for certain investments we hold in our investment portfolio, making them relatively illiquid. These include corporate bonds, privately-placed fixed maturity securities, mortgage loans and policy loans. If we were forced to sell certain of our investments during periods of market volatility or disruption, market prices may be lower than our carrying value in such investments. Even in the absence of a market downturn, we are exposed to substantial risk of loss due to market volatility.

Risks Relating to the Insurance Industry

Difficult conditions in the global economy and capital markets generally could adversely affect our business and operating results.

Our business and results of operations are materially affected by conditions in the global capital markets and the economy generally. Stressed conditions, volatility and disruptions in global capital markets, particular markets, or financial asset classes can have an adverse effect on us, in part because we have a large investment portfolio and certain of our insurance liabilities are sensitive to changing market factors. Market factors, including interest rates, credit spreads, equity prices, real estate markets, consumer spending, business investment, government spending, the volatility and strength of the capital markets, deflation and inflation, all affect the business and economic environment and, ultimately, the amount and profitability of our business. Disruptions in one market or asset class can also spread to other markets or asset classes. Upheavals in the financial markets can also affect our business through their effects on general levels of economic activity, employment and customer behavior. Financial markets have also been affected periodically by concerns over U.S. fiscal policy. These issues could, on their own, or combined with the possible slowing of the global economy generally, have severe repercussions to the U.S. and global credit and financial markets, further exacerbate concerns over sovereign debt of other countries and disrupt economic activity in the U.S. and elsewhere.

General economic conditions could adversely affect us in the form of consumer behavior and pressure investment results. Holders of some of our interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contractholder funds. Our contractholders may choose to defer paying insurance premium or stop paying insurance premiums altogether. Our investment results could be adversely affected as deteriorating financial and business conditions affect the issuers of the securities in our investment portfolio.

Losses from legal and regulatory actions may be material to our operating results or cash flows and may result in harm to our reputation.

We are involved in various legal actions, some of which involve claims for substantial amounts. We are also subject to various regulatory actions and inquiries, such as information requests, market conduct examinations, books and record examinations, from state and federal regulators and other authorities. A substantial legal liability or significant regulatory action against us, as well as regulatory inquiries or investigations could harm our reputation, result in material fines or penalties, result in significant legal costs and otherwise have a material adverse effect on our business, financial condition and results of operations. Even if we ultimately prevail in the litigation, regulatory actions or investigation, our ability to retain our current contractholders and recruit and retain employees could be materially and adversely impacted.

We are subject to extensive regulation and potential further restrictive regulation may increase our operating costs.

As an insurance company, we are subject to extensive state regulatory oversight in the jurisdictions in which we do business, as well as, to federal oversight in some aspects of our business.

State insurance authorities have broad administrative powers with respect to various aspects of the insurance business, including, but not limited to: standards of minimum capital requirements and solvency, including risk-based capital measurements; restrictions on certain transactions; licensing status; and reserving, payment of policy benefits. The primary purpose of such regulatory supervision is to protect contractholders, rather than the insurance company. State insurance regulators and the NAIC regularly re-examine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, may adversely impact pricing, capital requirements, reserve adequacy, or exposure to litigation, and could lead to additional expense for the insurer and increase the cost of regulatory compliance.

State regulatory authorities have relatively broad discretion to grant, renew or revoke licenses and approvals. Although we endeavor to maintain all required licenses and approvals, if we do not have the requisite licenses and approvals or do not comply with applicable regulatory requirements, the insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or impose substantial fines. Further, insurance regulatory authorities have relatively broad discretion to issue orders of supervision, which permit such authorities to supervise the business and operations of an insurance company. As of December 31, 2018, no state insurance regulatory authority had imposed on us any material fines or revoked or suspended any licenses to conduct insurance business in any state or issued an order of supervision with respect to the Company, which would have a material adverse effect on our results of operations or financial condition.

As an insurance company with separate accounts that are regulated as investment companies, we are also subject to laws and regulations administered and enforced by a number of different governmental authorities, each of which exercises a degree of interpretive latitude, including state insurance regulators, state securities administrators, state attorneys general, and federal agencies including the SEC, the FINRA and the U.S. Department of Justice. Consequently, we are subject to the risk that compliance with any particular regulator’s or enforcement authority’s interpretation of a legal issue may not result in compliance with another’s interpretation of the same issue, particularly when compliance is judged in hindsight. In addition, there is risk that any particular regulator’s or enforcement authority’s interpretation of a legal issue may change over time to our detriment, or that changes in the overall legal environment may, even absent any particular regulator’s or enforcement authority’s interpretation of a legal issue, impact the profitability of our business.

Regulatory reforms, and the more stringent application of existing regulations, may make it more expensive for us to conduct our business and increase our capital requirements.

At the federal level, we could be affected by laws and regulations that may affect certain aspects of the insurance industry. While the federal government, in most contexts, currently does not directly regulate the insurance business, federal legislation and administrative policies in a number of areas—e.g., limitations on antitrust immunity, minimum solvency requirements, systemic risk regulation, grant of resolution authority to a federal agency, uniform market conduct standards, credit for reinsurance initiatives and other proposals at the federal level to replace or streamline state regulatory processes, employee benefits regulation, age, sex and disability-based discrimination, financial services regulation, federal taxation—as well as new federal and state privacy laws, can significantly affect the insurance business.

We can make no assurances regarding the potential impact of state or federal measures that may change the nature or scope of insurance and financial regulation. These regulatory reforms and any additional legislative change or regulatory requirements imposed upon us in connection with the federal government’s regulatory reform of the financial services industry, and any more stringent enforcement of existing regulations by federal authorities, may make it more expensive for us to conduct our business, or limit our ability to grow.

The Company is subject to insurance guaranty fund laws, rules and regulations that could adversely affect the Company’s financial condition or results of operations.

Under insurance guaranty fund laws in most states, insurance companies doing business therein can be assessed up to prescribed limits for contractholder losses incurred by insolvent companies. From time to time, companies may be asked to contribute amounts beyond prescribed limits. It is possible that the Company could be assessed with respect to product lines not offered by the Company. In addition, legislation may be introduced in various states with respect to guaranty fund assessment laws related to insurance products, including long term care insurance and other specialty products, that alters future premium tax offsets received in connection with guaranty fund assessments. The Company cannot predict the amount, nature or timing of any future assessments or legislation, any of which could have a material and adverse impact on the Company’s financial condition or results of operations.

Reinsurance may be unavailable at current levels and prices.

Market conditions beyond our control impact the availability and cost of the reinsurance. No assurances can be made that reinsurance will remain continuously available to us to the same extent and on the same terms and rates as is currently available. We review retention limits for continued appropriateness and they may be changed in the future. Prolonged or severe adverse mortality or morbidity experience could result in increased reinsurance costs or, ultimately, reinsurers unwilling to offer coverage. If we were unable to renew or purchase reinsurance protection in amounts that we consider sufficient and at prices that we consider acceptable, we may have to accept an increase in risk exposure, seek other alternatives, or accept reduced profitability.

Reinsurance subjects us to the credit risk of our reinsurers and may not be adequate to protect us against losses arising from ceded insurance, which could have a material effect on our operating results.

The collectability of reinsurance recoverables is subject to uncertainty arising from a number of factors, including changes in market conditions, whether insured losses meet the qualifying conditions of the reinsurance contract and whether reinsurers, or their affiliates, have the financial capacity and willingness to make payments under the terms of a reinsurance treaty or contract. Our inability to collect a material recovery from a reinsurer could have a material effect on our operating results.

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs or our ability to obtain credit on acceptable terms.

In periods of extreme volatility and disruption in the capital and credit markets, liquidity and credit capacity may be severely restricted. In such circumstances, our ability to obtain capital to fund operating expenses, financing costs, satisfy statutory capital requirements and meet liquidity needs may be limited. Our access to additional financing will depend on a variety of factors such as market conditions, the general availability of credit, the overall availability of credit to our industry, our credit ratings and credit capacity, as well as lenders’ perception of our long- or short-term financial prospects. Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us. If a combination of these factors were to occur, our internal sources of liquidity may prove to be insufficient, and in such case, we may not be able to successfully obtain additional financing on favorable terms. Our results of operations, financial condition, cash flows and statutory capital position could be materially adversely affected by disruptions in the capital markets.

A downgrade or a potential downgrade in our financial strength or credit rating could result in a loss of business and materially affect our financial condition and results of operations.

Financial strength ratings are published by various Nationally Recognized Statistical Rating Organizations (“NRSRO”) and similar entities not formally recognized as NRSROs. They indicate the NRSROs’ opinion regarding an insurance company’s ability to meet contractholder obligations, and are important to maintaining public confidence in our products and our competitive position.

In view of the difficulties experienced by many financial institutions as a result of the financial crisis and ensuing global recession, including our competitors in the insurance industry, NRSROs continue to implement changes to their internal models that have the effect of increasing or decreasing the amount of statutory capital we must hold in order to maintain our current ratings. Our ratings could be downgraded at any time and without notice by any NRSRO. In addition, these regulatory reforms may also increase our minimum capital requirements.

Downgrades in our financial strength ratings could have a material adverse effect on our financial condition and results of operations in many ways, including materially increasing the number or amount of policy surrenders and withdrawals by contractholders and adversely affecting our ability to obtain reinsurance at reasonable prices or at all.

The occurrence of a catastrophe, including a large scale pandemic, the continued threat of terrorism or military actions may have an adverse effect on the level of claim losses we incur, the value of our investment portfolio, our competitive position, liquidity, operating results and attractiveness of product offering.

Any catastrophic event, such as a large scale pandemic, the continued threat of terrorism, within the United States and abroad, or military and other actions, and heightened security measures in response to these types of threats, may cause significant volatility and losses in our investment portfolio from changes, and result in loss of life, disruptions to commerce and reduced economic activity. Some of the assets in our investment portfolio may be adversely affected by reduced economic activity caused by a large scale pandemic or the continued threat of terrorism. Additionally, a large scale pandemic or terrorist act could have a material effect on renewal premium, profitability, competitiveness, liquidity, operating results and attractiveness of product offering.

Changes in accounting standards issued by the Financial Accounting Standards Board (“FASB”) or other standard-setting bodies may adversely affect our results of operations and financial condition.

Through the issuance of insurance contracts registered under the Securities Act of 1933, as amended, an insurance contract issuer is subject to the application of generally accepted accounting principles (“GAAP”), absent relief from the U.S. Securities and Exchange Commission. GAAP is periodically revised, interpreted and/or expanded. As a result, such an insurance contract issuer is required to adopt new guidance or interpretations, or could be subject to existing guidance as we enter into new transactions, which may have a material effect on our results of operations and financial condition that is either unexpected or has a greater impact than expected.

The FASB has issued several accounting standards updates which could result in significant changes in U.S. GAAP, including how we account for our financial instruments and how our financial statements are presented. Additionally, the changes could affect the way we account for and report significant areas of our business, could impose special demands on us in the areas of governance, employee training, internal controls and disclosure. In August 2018, the FASB issued new guidance on accounting for long-duration insurance contracts. The new guidance requires significant changes to how we account for and report our insurance contracts and VOBA. The new guidance is effective for fiscal years beginning after December 15, 2020. Transition guidance is currently being developed and monitored.

As an insurance company, we are also subject to statutory accounting principles (“SAP”). Any changes in the method of calculating reserves for our life insurance and annuity products under SAP may result in increased or decreased reserve requirements. The NAIC has announced focused industry inquiries on certain matters that could have an impact on the Company’s financial condition and results of operations. Such inquiries concern, for example, examination of statutory accounting disclosures for separate accounts, insurer use of captive reinsurance companies, variable annuity reserves and capital treatment, reinsurance, cybersecurity practices, and risk-based capital calculations. In addition, the NAIC continues to consider various initiatives to change and modernize its financial and solvency requirements and regulations. It has adopted principles-based reserving methodologies for life insurance and annuity reserves, but additional formulas and/or guidance relevant to the new standard are being developed. The NAIC is also considering changes to accounting regulations, governance practices of insurers and other items. The Company cannot currently estimate what impact these more focused inquiries or proposed changes, if they occur, will have on reserve and capital requirements, financial condition or results of operations.

For a description of changes in accounting standards that are currently pending and, if known, our estimates of their expected impact, see Note 2 of the financial statements.

The failure in cyber or other information security systems, as well as the occurrence of events unanticipated in our disaster recovery systems, management continuity planning or a support failure from external providers, could result in a loss or disclosure of confidential information, damage to our reputation and impairment of our ability to conduct business effectively.

Our business is highly dependent upon the effective operation of our computer systems and those of our unaffiliated third party service providers to perform necessary business functions. We rely on these systems throughout our business for a variety of functions, including processing claims, providing information to customers and distributors, performing actuarial analyses and maintaining financial records. We also retain confidential and proprietary information on our computer systems and we rely on sophisticated technologies and our third party service providers to maintain the security of that information. Our computer systems have been, and will likely continue to be, subject to computer viruses or other malicious codes, unauthorized access, cyber-attacks or other computer-related penetrations. Despite our implementation of administrative and technical controls and other preventive actions to reduce the risk of cyber-incidents and protect our information technology, there can be no assurance that our computer systems and those of our unaffiliated service providers will not be vulnerable to physical and electronic break-ins, cyber-attacks or other security breaches to our computer systems, or similar disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, regulatory penalties and/or customer dissatisfaction or loss.

The occurrence of a disaster such as a natural catastrophe, epidemic, industrial accident, blackout, computer virus, terrorist attack or war, cyber-attack, events unanticipated in our disaster recovery systems, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of our third party service providers were rendered unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised. These interruptions also may interfere with our third party service providers’s ability to provide services and our employees’ ability to perform their job responsibilities.

The failure of our computer systems and/or our disaster recovery plans for any reason could cause significant interruptions in our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to our customers. Such a failure could harm our reputation, subject us to regulatory sanctions and legal claims, lead to a loss of customers and revenues and otherwise adversely affect our business and financial results.

Although we conduct due diligence, negotiate contractual provisions and, in most cases, conduct periodic reviews of our vendors, distributors, and other third parties that provide operational or information technology services to us to confirm compliance with the Company’s information security standards, the failure of such third parties’ computer systems and/or their disaster recovery plans for any reason might cause significant interruptions in our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to our customers. Such a failure could harm our reputation, subject us to regulatory sanctions and legal claims, lead to a loss of contractholders and revenues and otherwise adversely affect our business and financial results. While we maintain cyber liability insurance, our insurance may not be sufficient to protect us against all losses.

We are subject to data security and privacy risks that could negatively affect our results, operations or reputation.

Hackers and data thieves are increasingly sophisticated and operate large-scale and complex automated attacks. Despite our efforts to ensure the integrity of our systems, it is possible that we may not be able to anticipate and implement effective preventative or detective measures against security breaches of all types because the techniques used change frequently or are not recognized until launched and because cyber-attacks can originate from a wide variety of sources or parties. Those parties may also attempt to fraudulently induce employees, contractholders or other users of our system to deliberately or inadvertently disclose sensitive information in order to gain access to our data or that of our contractholders. Any breach of our network may result in the loss of valuable business data, misappropriation of our consumers’ or employees’ personal information or a disruption of our business, which could give rise to unwanted media attention, materially damage our customer relationships and reputation and result in lost sales, fines or lawsuits.

In addition, we must comply with increasingly complex and rigorous regulatory standards enacted to protect business and personal data. Cyber threats and related legal and regulatory standards applicable to our business are rapidly evolving and may subject the Company to heightened legal standards, new theories of liability and material claims and penalties that we cannot currently predict or anticipate. The NAIC has adopted the Insurance Data Security Model Law which established the standards for data security and investigation and notification of a breach of data security for insurance companies, and an increasing number of states require that affected persons be notified if a security breach results in the disclosure of their personally identifiable information. Any compromise of the security of our computer systems that results in the inappropriate disclosure of personally identifiable customer information could damage our reputation in the marketplace, subject us to significant civil and criminal liability and require us to incur significant technical, legal and other expenses.

As cyber threats and applicable legal standards continue to evolve, the Company may be required to expend significant additional resources to continue to modify or enhance our protective measures and computer systems, and to investigate and remediate any information security vulnerabilities. If the Company experiences security events or other technological failures, it may be subject to regulatory inquiries or proceedings, litigation or reputational damage or be required to pay claims, fines or penalties.

Failure of a vendor to protect personal information of our customers, claimants or employees could affect our operations.

We outsource certain information technology, policy administration, investment management and actuarial functions to third party service providers. In the event that one or more of our vendors fails to protect personal information of our customers, claimants or employees, we may suffer operational impairments and financial losses.

We may not be able to protect our intellectual property and may be subject to infringement claims.

We rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property. Although we use a broad range of measures to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property. We may have to litigate to enforce and protect our intellectual property and to determine its scope, validity or enforceability, which could divert significant resources and prove unsuccessful. An inability to protect our intellectual property could have a material effect on our business.

We may be subject to claims by third parties for patent, trademark or copyright infringement or breach of usage rights. Any such claims and any resulting litigation could result in significant expense and liability. If our third party service providers or we are found to have infringed a third-party intellectual property right, either of us could be enjoined from providing certain products or services or from utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets or licenses. Alternatively, we could be required to enter into costly licensing arrangements with third parties or implement a costly work around. Any of these scenarios could have a material effect on our business and results of our operations.

Our risk management policies and procedures may leave us exposed to unidentified or unanticipated risk, which could negatively affect our business.

We have devoted significant resources to develop and periodically update our risk management policies and procedures to reflect ongoing review of our risks and expect to continue to do so in the future. Nonetheless, our policies and procedures may not be comprehensive and may not identify every risk to which we are exposed. Many of our methods for managing risk and exposures are based upon the use of observed historical market behavior or statistics based on historical models. As a result, these methods may not fully predict future exposures, which can be significantly greater than our historical measures indicate. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us. This information may not always be accurate, complete, up-to-date or properly evaluated. In addition, more extensive and perhaps different risk management policies and procedures might have to be implemented under pending regulations.

Our associates may take risks not in accordance with our risk management policies which could negatively affect our financial condition and business.

As an insurance enterprise, we are in the business of accepting certain risks. The associates who conduct our business, including executive officers and other members of management, investment professionals, sales agents, and other associates, do so in part by making decisions and choices that involve exposing us to risk. These include decisions such as pricing, determining what assets to purchase for investment and when to sell them, which business opportunities to pursue, and other decisions. We endeavor, in the design and implementation of our compensation programs and practices, to avoid giving our associates incentives to take excessive risks; however, associates may take such risks regardless of the structure of our compensation programs and practices. Similarly, although we employ controls and procedures designed to monitor associates’ business decisions and prevent us from taking excessive risks, and to prevent employee misconduct, these controls and procedures may not be effective. In such instances, the impact of those risks could harm our reputation and have a material adverse effect on our financial condition and business operations.

The effectiveness of our actuarial and other financial models may adversely affect our financial results, capitalization and financial condition.

Actuarial and other financial models are used primarily to determine reserve levels for our in-force block and to provide information to key internal stakeholders for planning, asset / liability management, and risk / stress testing analysis purposes. The models are subject to extensive internal controls which promote repeatability and sustainability, and are also subject to continual review regarding effectiveness, logic, assumptions, and underlying product mechanics and refinements may be implemented based on these reviews. Refinements are subject to a rigorous change management process and are agreed upon with key internal stakeholders prior to implementation. While models are continually improving as a result of these refinements, there are still inherent limitations. First, no assurances can be given that all necessary refinements will be identified and/or implemented in our actuarial models. Also, due to the nature of the underlying risks and the uncertainty associated with prospective modeling techniques and the application of such techniques, these models may not accurately capture the evolution of the in-force block, as we cannot determine precisely the actual experience, policyholder behavior and investment income. Such amounts may vary materially from the estimated amounts, and may result in additional reserves, which could have a materially adverse effect on reserves and in turn our capital ratios.

Item 11(a).	Description of Business

Lincoln Benefit Life Company (referred to in this document as “we,” “Lincoln Benefit,” “our,” “us” or the “Company”) was incorporated under the laws of the State of Nebraska in 1938. Lincoln Benefit is a wholly-owned subsidiary of LBL HoldCo II, Inc. (formerly Resolution Life, Inc.), a Delaware corporation, which is a wholly-owned subsidiary of LBL HoldCo, Inc. (“HoldCo Parent”). HoldCo Parent is a wholly-owned subsidiary of RL L.P. (the “Limited Partnership”), a Bermuda limited partnership, and RL (Parallel) Partnership, a Bermuda-based partnership.

Prior to July 18, 2013, we sold interest-sensitive, traditional and variable life insurance, and fixed annuities including deferred and immediate through independent master brokerage agencies and the Allstate exclusive agency channel. In July 2013, we ceased soliciting and selling new policies through our independent agent channel. In 2017, we ceased soliciting and selling new policies through the Allstate exclusive agency channel.

In 2015, the administration of our retained deferred annuity and life business was outsourced to unaffiliated third-party service providers, SE2, LLC and Alliance–One Services, Inc. Allstate Life Insurance Company (“ALIC”) continues to reinsure and administer business sold through the Allstate exclusive agency channel and certain life, immediate and payout annuity contracts. LifeCare Assurance Company administers the Company’s long-term care business.

Lincoln Benefit’s variable annuity business is reinsured by ALIC under an existing reinsurance agreement between Lincoln Benefit and ALIC. In 2006, ALIC disposed of substantially all of its variable annuity business through reinsurance agreements with The Prudential Insurance Company of America, a subsidiary of Prudential Financial, Inc. The Company was not a direct participant of this agreement and its reinsurance agreement with ALIC remains unchanged.

In our reports to regulators and contractholders, we occasionally refer to statutory financial information. All domestic United States insurance companies are required to prepare statutory-basis financial statements. As a result, industry data is available that enables comparisons between insurance companies, including competitors that are not subject to the requirement to prepare financial statements in conformity with accounting principles generally accepted in the United States of America. We frequently use industry publications containing statutory financial information to assess our competitive position.

Lincoln Benefit is subject to extensive regulation, primarily at the state level. The method, extent and substance of such regulation varies by state but generally has its source in statutes that establish standards and requirements for conducting the business of insurance and that delegate regulatory authority to a state agency. These rules have a substantial effect on our business and relate to a wide variety of matters, including insurer solvency, reserve adequacy, insurance company licensing and examination, agent licensing, policy forms, rate setting, the nature and amount of investments, claims practices, participation in guaranty funds, transactions with affiliates, the payment of dividends, underwriting standards, statutory accounting methods, trade practices and corporate governance.

Item 11(b).	Description of Property

Lincoln Benefit occupies leased office space in Lincoln, Nebraska and Rosemont, Illinois.

Item 11(c).	Legal Proceedings

Lincoln Benefit is engaged in routine lawsuits, which, in management’s judgment, are not of material importance to its total assets or business prospects.

Item 11(e)	Financial Statements and Notes to Financial Statements

Lincoln Benefit Life Company

(A Wholly-Owned subsidiary of LBL HoldCo II, Inc.)

Index

December 31, 2018

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholder of Lincoln Benefit Life Company:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Lincoln Benefit Life Company and its subsidiary (a wholly-owned subsidiary of LBL HoldCo II, Inc.) as of December 31, 2018 for the related consolidated statement of operations and comprehensive income (loss), shareholder’s equity, and cash flows for the period ended December 31, 2018, and the related notes and Schedule I Summary of Investments Other than Investments in Related Parties and Schedule IV – Reinsurance (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

Chicago, Illinois

April 1, 2019

We have served as the Company’s auditor since 2018.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholder of Lincoln Benefit Life Company:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Lincoln Benefit Life Company and its subsidiaries (a wholly-owned subsidiary of LBL HoldCo II, Inc.) as of December 31, 2017, and the related consolidated statements of operations and comprehensive income (loss), of shareholder’s equity, and of cash flows for each of the two years in the period ended December 31, 2017, including the related notes and schedule of summary of investments – other than investments in related parties as of December 31, 2017 and schedule of reinsurance for each of the two years in the period ended December 31, 2017 listed in the index appearing under Item 11(e) (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2017 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 2, 2018

We served as the Company’s auditor from 2014 to 2018.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Consolidated Balance Sheets

December 31, 2018 and December 31, 2017

($ in thousands, except par value data and share amounts)

	December 31, 2018	December 31, 2017
ASSETS
Fixed maturities, available-for-sale, at estimated fair value (amortized cost $7,716,912 and $8,161,592, respectively)	$7,404,274	$8,414,961
Fixed maturities, trading, at estimated fair value	197,651	97,819
Fixed maturities, at estimated fair value using fair value option	10,028	12,095
Common stocks, at estimated fair value	6,988	8,152
Commercial mortgage loans	853,073	1,043,187
Policy loans	176,782	178,437
Short-term investments	269,016	190,376
Other invested assets	2,976	21,183

Total Investments	$8,920,788	$9,966,210
Cash and cash equivalents	6,177	78,801
Accrued investment income	92,713	96,354
Reinsurance recoverables	6,659,910	6,501,700
Valuation of business acquired	154,270	135,031
Deposit receivable	1,029,679	1,111,571
Other assets	758,752	714,007
Current income tax	28,938	197
Separate account assets	1,266,912	1,460,380

Total Assets	$18,918,139	$20,064,251

LIABILITIES
Future policy benefits and other policyholder liabilities	5,460,113	5,510,050
Policyholders’ account balances	10,157,907	10,676,911
Accrued expenses and other liabilities	85,287	94,543
Modified coinsurance payable	1,029,679	1,111,571
Other long-term debt - affiliate	736,500	695,000
Deferred tax liability, net	31,600	24,585
Separate account liabilities	1,266,912	1,460,380

Total Liabilities	$18,767,998	$19,573,040

COMMITMENTS AND CONTINGENCIES (NOTE 12)
SHAREHOLDER’S EQUITY
Common stock, $100 par value, 30,000 shares authorized, 25,000 shares issued and outstanding	2,500	2,500
Additional paid-in capital	593,558	593,558
Accumulated other comprehensive income (loss)	(195,958)	72,816
Retained earnings (deficit)	(249,959)	(177,663)

Total Shareholder’s Equity	$150,141	$491,211

Total Liabilities and Shareholder’s Equity	$18,918,139	$20,064,251

See Notes to the Consolidated Financial Statements

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Consolidated Statements of Operations and Comprehensive Income (Loss)

For the Years Ended December 31, 2018, 2017 and 2016

($ in thousands)

	2018	2017	2016
Revenues
Premiums earned	$9,499	$3,156	$16,592
Fee income from policyholders	341,729	346,180	346,027
Net investment income	380,812	401,113	397,083
Realized investment (losses) gains, net	(53,295)	38,123	73,720

Total revenues	$678,745	$788,572	$833,422

Expenses
Policyholders’ benefits	412,501	439,910	449,118
Return credited to policyholders’ account balances	264,043	277,077	269,488
Operating and acquisition expenses	76,783	77,654	68,716

Total expenses	$753,327	$794,641	$787,322

Income (loss) before federal income tax	$(74,582)	$(6,069)	$46,100
Federal income tax expense (benefit)
Current	(24,739)	6,853	17,121
Deferred	(2,105)	(22,666)	(2,474)

Total income tax expense (benefit)	(26,844)	(15,813)	14,647

NET INCOME (LOSS)	$(47,738)	$9,744	$31,453

Other comprehensive (loss) income, before tax
Net unrealized investment gains (losses):
Unrealized investment gains (losses) for the period	$(263,944)	$153,920	$100,439
Reclassification adjustment for (gains) losses included in net income	5,268	(6,001)	(81,920)
Noncredit component of other-than-temporary losses	—	—	—

Net unrealized investment gains (losses)	(269,212)	159,921	182,359

Other comprehensive (loss) income, before tax
Less: Income tax (benefit) related to:
Unrealized investment gains (losses) for the period	13,109	48,837	35,156
Reclassification adjustment for (gains) losses included in net income	(3,989)	2,100	28,672
Noncredit component of other-than-temporary losses	—	—	—

Net unrealized investment gains (losses)	9,120	50,937	63,828

Other comprehensive (loss) income	(278,332)	108,984	118,531

Comprehensive income (loss)	$(326,070)	$118,728	$149,984

See Notes to the Consolidated Financial Statements

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Consolidated Statements of Shareholder’s Equity

For the Years Ended December 31, 2018, 2017 and 2016

($ in thousands, except par value data and share amounts)

	Common Stock		Additional Paid-In Capital	Retained Earnings	Accumulated Other Other Comprehensive Income (Loss)	Total Shareholder’s Equity
	Shares	Amount
Balance, December 31, 2015	25,000	$2,500	$593,558	$(106,860)	$(154,699)	$334,499
Dividends to shareholder	—	—	—	(42,000)	—	(42,000)
Comprehensive income (loss)
Net income (loss)	—	—	—	31,453	—	31,453
Other comprehensive income (loss), net of tax	—	—	—	—	118,531	118,531

Total comprehensive income (loss)						149,984

Balance, December 31, 2016	25,000	$2,500	$593,558	$(117,407)	$(36,168)	$442,483
Dividends to shareholder	—	—	—	(70,000)	—	(70,000)
Comprehensive income (loss)
Net income (loss)	—	—	—	9,744	—	9,744
Other comprehensive income (loss), net of tax	—	—	—	—	108,984	108,984

Total comprehensive income (loss)						118,728

Balance, December 31, 2017	25,000	$2,500	$593,558	$(177,663)	$72,816	$491,211
Dividends to shareholder	—	—	—	(15,000)	—	(15,000)
Implementation of accounting standard related to the reclassification of certain tax effects	—	—	—	(9,558)	9,558	—
Comprehensive income (loss)
Net income (loss)	—	—	—	(47,738)	—	(47,738)
Other comprehensive income (loss), net of tax	—	—	—	—	(278,332)	(278,332)

Total comprehensive income (loss)						(326,070)

Balance, December 31, 2018	25,000	$2,500	$593,558	$(249,959)	$(195,958)	$150,141

See Notes to the Consolidated Financial Statements

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2018, 2017 and 2016

($ in thousands)

	2018	2017	2016
Cash flows from operating activities:
Net income (loss)	$(47,738)	$9,744	$31,453
Adjustments to reconcile net income (loss) to net cash:
Policy charges and fee income	(341,729)	(346,180)	(346,027)
Interest credited	264,043	277,077	269,488
Investment gains, net	55,978	(38,123)	(73,720)
Amortization/Accretion of bond premium, net	82,404	69,632	59,337
Amortization of VOBA	26,321	29,827	30,054
Changes in assets and liabilities:
Change in insurance related liabilities and policy-related balances	135,073	29,190	52,316
Change in fair value option and trading securities	(2,683)	(100,101)	(15,937)
Deferred income tax expense (benefit)	(2,105)	(22,666)	(2,474)
Decrease (increase) in accrued investment income	3,641	(3,357)	(1,783)
Decrease (increase) in other assets and liabilities	(47,238)	7,899	(3,961)

Net cash provided by (used in) operating activities	125,967	(87,058)	(1,254)

Cash flows from investing activities:
Fixed maturities, available for sale
Proceeds from sales and maturities	1,434,668	2,023,946	3,806,768
Purchases	(1,217,094)	(1,952,554)	(3,807,513)
Commercial mortgage loans
Proceeds from sales and paydowns	334,365	422,241	265,414
Originations and purchases	(143,414)	(5,325)	(208,580)
Net purchases and sales of common stocks	1,164	(3,052)	(5,100)
Net purchases, sales, maturities of derivatives	10,929	17,265	2,642
Net purchases, sales, maturities of other investments	(76,906)	(60,263)	63,097

Net cash provided by (used in) investing activities	343,712	442,258	116,728

Cash flows from financing activities:
Policyholders’ account deposits	453,814	790,230	763,748
Policyholders’ account withdrawals	(989,276)	(979,586)	(905,014)
Dividends paid to shareholder	(15,000)	(70,000)	(42,000)
Change in overdrafts	8,159	(20,431)	22,059

Net cash provided by (used in) financing activities	(542,303)	(279,787)	(161,207)

Net increase (decrease) in cash and cash equivalents	(72,624)	75,413	(45,733)
Cash and cash equivalents, beginning of period	78,801	3,388	49,121

Cash and cash equivalents, end of period	$6,177	$78,801	$3,388

Supplemental schedule of cash flow information:
Cash paid during the year:
Income taxes paid	$4,000	$5,000	$17,700
Interest paid	$8,282	$7,835	$7,328
Noncash activities
Interest income on vehicle note	$28,407	$26,875	$25,069
Interest expense on other long-term debt	$28,407	$26,875	$25,069
Increase in vehicle note and other long-term debt	$41,500	$36,000	$50,300
Change in modified coinsurance payable and deposit receivable	$81,892	$87,966	$50,791
Bond exchanges	$5,376	$10,959	$11,199
Mortgage loan refinance	$45,712	$11,368	$—

See Notes to the Consolidated Financial Statements

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

1.	General

Lincoln Benefit Life Company (the “Company” or “Lincoln Benefit”) is a stock insurance company domiciled in the State of Nebraska. It is a wholly owned subsidiary of LBL HoldCo II, Inc. (formerly Resolution Life, Inc.) (“HoldCo”), which in turn is a wholly owned subsidiary of LBL HoldCo, Inc. (formerly Resolution Life Holdings, Inc.). HoldCo was formed on July 2, 2013 under the General Corporation Law of the State of Delaware.

Lancaster Re Captive Insurance Company (“Lancaster Re”), a Nebraska domiciled captive insurance company, is a wholly owned subsidiary of Lincoln Benefit.

On October 2, 2017, LBL HoldCo, Inc., the indirect parent of the Company, announced that a definitive agreement had been entered into for the acquisition of LBL HoldCo, Inc. and subsidiaries (including Lincoln Benefit) by SNH Acquisition LLC (an affiliate of Global Bankers Insurance Group, LLC). On October 30, 2018, LBL HoldCo, Inc.’s parent, RL LP, provided notice to SNH Acquisition, LLC of the termination by RL LP of the agreement that had been entered into for the acquisition of LBL HoldCo, Inc. and subsidiaries (including the Company) by SNH Acquisition, LLC.

The Company is authorized to sell life insurance and retirement products in all states except New York, as well as in the District of Columbia and the U.S. Virgin Islands. Prior to July 18, 2013, the Company sold interest-sensitive, traditional and variable life insurance products through both exclusive agencies (“Allstate Sales channel”) and independent master brokerage agencies. Sales through the independent master brokerage agencies ceased effective July 17, 2013. Sales through the Allstate Sales channel ceased in 2017. The Company operates as a single segment entity, based on the manner in which we use financial information to evaluate business performance and to determine the allocation of resources.

ALIC reinsures all life insurance business written by Lincoln Benefit through the Allstate Sales channel, all immediate annuities written by Lincoln Benefit prior to April 1, 2014, and certain term life policies written by Lincoln Benefit. Lincoln Benefit’s variable annuity business also remains reinsured by ALIC under an existing reinsurance agreement between Lincoln Benefit and ALIC. The variable annuity business continues to be reinsured and administered by ALIC under an existing reinsurance administrative services agreement between Lincoln Benefit and ALIC.

Basis of Presentation

The Company’s financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The principal accounting policies applied in the preparation of these financial statements are set out below and in Note 2.

Consolidation

The accompanying consolidated financial statements include the accounts of Lincoln Benefit and its subsidiary, Lancaster Re. All significant intercompany balances and transactions have been eliminated on consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

2.	Significant Accounting Policies

Cash and cash equivalents

Cash includes cash on hand, amounts due from banks, certain money market securities, highly liquid overnight deposits, discount notes and commercial paper held in the ordinary course of business and other debt instruments with maturities of three months or less when purchased.

Investments

Fixed maturities include bonds, asset-backed securities (“ABS”) residential mortgage-backed securities (“RMBS”) and commercial mortgage-backed securities (“CMBS”). Certain fixed maturities, which may be sold prior to their contractual maturity, are designated as available-for-sale (“AFS”) and are carried at fair value. The difference between amortized cost and fair value, net of deferred income taxes, is reflected as a component of accumulated other comprehensive income. Cash received from calls, principal payments and make-whole payments and cash received from maturities and pay-downs are reflected as a component of proceeds from sales and maturities within the Consolidated Statement of Cash Flows.

Fair value option and trading securities are stated at estimated fair value and include investments for which the fair value option has been elected and investments that are actively purchased and sold (“Actively traded securities”). Actively traded securities principally include U.S. Treasury securities and U.S. Government authorities’ and agencies’ securities. Changes in estimated fair value of these securities are included in Realized investment gains, net on the Consolidated Statement of Operations and Comprehensive Income (Loss).

The Company recognizes other-than-temporary impairments (“OTTI”) for securities classified as AFS in accordance with Accounting Standards Codification (“ASC”) 320, Investments-Debt and Equity Securities. At least quarterly, management reviews impaired securities for OTTI. The Company considers several factors when determining if a security is OTTI, including but not limited to: its intent and ability to hold the impaired security until an anticipated recovery in value; the issuer’s ability to meet current and future principal and interest obligations for fixed maturity securities; the length and severity of the impairment; the financial condition and near term and long term prospects for the issuer. In making these evaluations, the Company exercises considerable judgment.

If the Company intends to sell or if it is more likely than not that it will be required to sell an impaired security prior to recovery of its cost basis, then the Company recognizes a charge to earnings for the full amount of the impairment (the difference between the amortized cost and fair value of the security). For fixed maturity securities that are considered OTTI and that the Company does not intend to sell and will not be required to sell, the Company separates the impairment into two components: credit loss and noncredit loss. Credit losses are charged to net realized investment losses and noncredit losses are charged to other comprehensive income. The credit loss component is the difference between the security’s amortized cost and the present value of its expected future cash flows discounted at the current effective rate. The remaining difference between the security’s fair value and the present value of its expected future cash flows is the noncredit loss. For corporate bonds, discounted cash flow analysis is based on historical and future cash flows. Cash flows include default and loss severity assumptions, where needed, based on adverse factors specific to the security, industry or geographic area in which it operates. Potential losses incurred on structured securities are based on expected loss models rather than incurred loss models. Expected cash flows include assumptions about key systematic risks (e.g., unemployment rates, housing prices) and loan-specific information (e.g., delinquency rates, loan-to-value ratios). Estimating future cash flows is a quantitative and qualitative process that incorporates information received from third parties, along with assumptions and judgments about the future performance of the underlying collateral.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Redeemable preferred stock is stated at fair value. Common stock is Federal Home Loan Bank (“FHLB”) of Chicago activity stock, which is purchased or sold based on the level of funding agreements and is also stated at cost which approximates fair value.

Commercial mortgage loans (“CMLs”) acquired at fair value are carried at amortized cost using the effective interest rate method. CMLs held by the Company are diversified by property type and geographic area throughout the U.S. CMLs are considered impaired when it is probable that the Company will not collect amounts due according to the terms of the original loan agreement. The Company assesses the impairment of loans individually for all loans in the portfolio. The Company estimates the fair value of the underlying collateral using internal valuations generally based on discounted cash flow analyses. The Company estimates an allowance for loan losses (“ALL”) representing potential credit losses embedded in the CML portfolio. The estimate is based on a consistently applied analysis of the loan portfolio and takes into consideration all available information, including industry, geographical, economic and political factors.

Policy loans represent loans the Company issues to policyholders. Policy loans are carried at unpaid principal balances. Interest income on such loans is recognized as earned using the contractually agreed upon interest rate and reflected in Net investment income in the Consolidated Statement of Operations and Comprehensive Income (Loss). Generally, interest is capitalized on the associated policy’s anniversary date.

Short-term investments include securities, certain money market securities and other investments with remaining maturities of one year or less, but greater than three months, at the time of purchase and are stated at estimated fair value or amortized cost, which approximates fair value.

Derivatives

As part of the Company’s overall risk management policy, the Company uses listed equity index options and futures and interest rate swaps to economically hedge its obligation under certain fixed indexed annuity and universal life contracts. Derivatives are carried in the Company’s Consolidated Balance Sheet either as assets within Other invested assets or as liabilities within Accrued expenses and other liabilities at estimated fair value. The Company offsets the fair value amounts recognized for derivatives executed with the same counterparty under the same master netting agreement. Accruals on derivatives are generally recorded in accrued investment income or within other liabilities. However, accruals that are not scheduled to settle within one year are included with the derivatives carrying value in other invested assets or other liabilities. If a derivative is not designated as an accounting hedge or its use in managing risk does not qualify for hedge accounting, changes in the estimated fair value of the derivative are reported in Realized investment gains, net in the Consolidated Statement of Operations and Comprehensive Income (Loss). The notional amounts specified in the contracts are used to calculate contractual payments under the agreements and are generally not representative of the potential for gain or loss on these contracts.

Futures contracts are defined as commitments to buy or sell designated financial instruments based on specified prices, yields or indexes. Equity index futures contracts provide returns at specified or optional dates based upon a specified index or interest rate applied to a notional amount. The Company uses futures to hedge exposures in indexed annuity and life contracts. Daily cash settlement of variation margins is required for futures contracts and is based on the changes in daily prices. The final settlement of futures contracts is in cash.

Index option contracts provide returns at specified or optional dates based on a specified equity index applied to the option’s notional amount. The Company purchases and writes (sells) option contracts primarily to reduce market risk associated with certain annuity and life contracts. When the Company

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

purchases/sells option contracts at specific prices, it is required to pay/receive a premium to/from the counterparties. The amount of premium paid/received is based on the number of contracts purchased/sold, the specified price and the maturity date of the contract. The Company receives/pays cash equal to the premium of written/purchased options when the contract is established. Premiums paid are reported as a derivative asset and premiums received are reported as a derivative liability. If the option is exercised, the Company receives/pays cash equal to the product of the number of contracts and the specified price in the contract in exchange for the equity upon which the option is written/purchased. If the options are not exercised, then no additional cash is exchanged when the contract expires. Index option contracts are cash settled upon exercise and the gain or loss on the settlement is reported in Realized investment gains, net. If the option contract expires without being exercised, the premiums paid or received are reported as Realized investment gains, net and the corresponding asset or liability previously recorded is reversed. The change in the fair value of options contracts are reported in Realized investment gains, net, with an adjustment to a corresponding asset or liability.

The Company employs interest rate swaps to reduce interest rate risk associated with specific investments supporting certain annuity contracts. An interest rate swap is an agreement between two counterparties in which one stream of future interest payments is exchanged for another. Interest rate swaps usually involve the exchange of a fixed interest rate for a floating rate, or vice versa, to reduce or increase exposure to fluctuations in interest rates, or to obtain a marginally lower interest rate. Swaps provide returns at the reset dates based on respective interest rates applied to the notional amount with the net difference in resulting interest payments settled between the counterparties. The change in the fair value of the swap is reported in Realized investment gains, net, with an adjustment to the corresponding asset or liability. Cash flows received/paid at the reset dates are reported in net investment income and consist of any differences in the amounts of contractual interest calculated due to the respective counterparties based on changes in interest rates. Swaps usually terminate upon expiration and the remaining book value is offset to Realized investment gains, net. If terminated through sale, the difference between consideration received or paid and the remaining book value is recorded to Realized investment gains, net.

The Company has derivatives embedded in non-derivative host contracts that are required to be separated from the host contracts and accounted for at fair value. The Company’s embedded derivatives are equity options in life and annuity product contracts, which provide equity returns to contractholders, guaranteed minimum accumulation and withdrawal benefits in variable annuity contracts. The Company has reinsurance agreements to transfer all the risk related to guarantee minimum income, accumulation and withdrawal benefits in variable annuity contracts to third party reinsurers. None of these derivatives are designated as accounting hedging instruments and all are gross liabilities reported in policyholder account balances or future policy benefits and other policyholder liabilities. The Company also has derivatives embedded in certain inverse floater bonds which are held at fair value option. The fair value option is used for valuing these securities given the complexity of bifurcating the economic components associated with the embedded derivatives.

Investment Income and Realized Gains and Losses

Investment income primarily consists of interest and is recognized on an accrual basis using the effective yield method. Interest income for RMBS and CMBS is determined considering estimated pay-downs, including prepayments, obtained from third party data sources and internal estimates. Actual prepayment experience is periodically reviewed and effective yields are recalculated when differences arise between the prepayments originally anticipated and the actual prepayments received. For RMBS and CMBS of high credit quality with fixed interest rates, the effective yield is recalculated on a retrospective basis. For all others, the effective yield is recalculated on a prospective basis. Accrual of income is suspended for other-than-temporarily impaired fixed

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

maturities when the timing and amount of cash flows expected to be received is not reasonably estimable. It is the Company’s policy to cease to carry accrued interest on debt securities that are over 90 days delinquent or where collection of interest is improbable and commercial mortgage loans in default if deemed uncollectible or over 180 days past due. The Company held no investments in non-accrual status as of December 31, 2018 or December 31, 2017.

Realized investment gains and losses, net, include gains and losses on investment sales and write-downs in value due to other-than-temporary declines in fair value. Realized capital gains and losses on investment sales, including principal payments, are determined on a specific identification basis.

Recognition of Premium Revenues and Fees, and Related Policyholders’ Benefits and Interest Credited

Traditional life insurance products consist principally of products with fixed and guaranteed premiums and benefits, primarily term and whole life insurance products. Premiums from these products are recognized as revenue when due from policyholders. Surrenders on traditional life and death benefits are reflected in policyholder benefits.

Immediate annuities with life contingencies provide insurance protection over a period that extends beyond the period during which premiums are collected. Premiums from these products are recognized as revenue when received at the inception of the contract. Benefits and expenses are recognized in relation to premiums.

Interest-sensitive life contracts, such as universal life and single premium life, are insurance contracts whose terms are not fixed and guaranteed. The terms that may be changed include premiums paid by the policyholder, interest credited to the policyholder account balance and contract charges assessed against the policyholder account balance. Premiums from these contracts are reported as policyholder account balances. Fee income from policyholders consist of fees assessed against the policyholder account balance for the cost of insurance (mortality risk), contract administration and surrender of the policy prior to contractually specified dates. These charges are recognized as revenue when assessed against the policyholder account balance. Policyholder benefits include life-contingent benefit payments in excess of the policyholder account balance.

Contracts that do not subject the Company to significant risk arising from mortality or morbidity are referred to as investment contracts. Fixed annuities, including market value adjusted annuities, equity-indexed annuities and immediate annuities without life contingencies, are considered investment contracts. Consideration received for such contracts is reported as policyholder account balance deposits. Policy fees for investment contracts consist of fees assessed against the contractholder account balance for maintenance, administration and surrender of the contract prior to contractually specified dates and are recognized when assessed against the policyholder account balance.

Returns credited to policyholder funds represents interest accrued or paid on interest-sensitive life and investment contracts. Crediting rates for certain fixed annuities and interest-sensitive life contracts are adjusted periodically by the Company to reflect current market conditions subject to contractually guaranteed minimum rates. Crediting rates for indexed life and annuities are generally based on an equity index, such as the Standard & Poor’s (“S&P”) 500 Index.

Policy charges for variable life and variable annuity products consist of fees assessed against the policyholder account balances for contract maintenance, administration, mortality, expense and surrender of the contract prior to contractually specified dates. Policy benefits incurred for variable life and variable annuity products include guaranteed minimum death, income, withdrawal and accumulation benefits.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

The Company incurs costs in connection with renewal insurance business. All acquisition-related costs, including commissions, as well as all indirect costs, are expensed as incurred and reported in Other expenses on the Consolidated Statement of Operations and Comprehensive Income (Loss) for the years ended December 31, 2018, 2017 and 2016.

Reinsurance

Reinsurance accounting is applied for ceded and assumed transactions when the risk transfer provisions of ASC 944-40, Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts, have been met. To meet risk transfer requirements, a long-duration reinsurance contract must transfer mortality or morbidity risks and subject the reinsurer to a reasonable possibility of a significant loss. Those contracts that do not meet risk transfer requirements are accounted for using deposit accounting. For short duration contracts, to meet risk transfer requirements the reinsurer must assume significant insurance risk and have a reasonable possibility of experiencing significant loss.

With respect to ceded reinsurance, the Company values reinsurance recoverables on reported claims at the time the underlying claim is recognized in accordance with contract terms. For future policy benefits, the Company estimates the amount of reinsurance recoverables based on the terms of the reinsurance contracts and historical reinsurance recovery information. The reinsurance recoverables are based on what the Company believes are reasonable estimates and the balance is reported as an asset in the Consolidated Balance Sheets. However, the ultimate amount of the reinsurance recoverable is not known until all claims are settled. Reinsurance contracts do not relieve the Company from its obligations to policyholders, and failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established for amounts deemed uncollectible.

Value of Business Acquired (“VOBA”)

For interest-sensitive life and annuity products, VOBA is amortized over the life of the policies in relation to the emergence of estimated gross profits (“EGPs”) from margins on mortality, interest, expenses, and surrenders, all of which are net of reinsurance and include actual realized gains and losses on investments. For non-interest sensitive life products, such as term life insurance, VOBA is amortized in relation to premium. VOBA is reviewed periodically for loss recognition to ensure that the unamortized balance is recoverable from future earnings from the business. The carrying amount of VOBA is adjusted for the effects of realized and unrealized gains and losses on debt securities classified as AFS.

Separate Accounts

Separate accounts assets are carried at fair value. The assets of the separate accounts are legally segregated and available only to settle separate account contract obligations. Separate accounts liabilities represent the contractholders’ claims to the related assets and are carried at an amount equal to the separate accounts assets. Investment income and realized capital gains and losses of the separate accounts accrue directly to the contractholders and therefore are not included in the Company’s Consolidated Statement of Operations and Comprehensive Income (Loss). Deposits to and surrenders and withdrawals from the separate accounts are reflected in separate accounts liabilities and are not included in cash flows.

Absent any contract provision wherein the Company provides a guarantee, variable annuity and variable life insurance contractholders bear the investment risk that the separate accounts’ funds may not meet their stated investment objectives.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Future Policy Benefits and Other Policyholder Liabilities

Policy liabilities are established for future policy benefits on certain annuity, life, and long-term care policies. Such liabilities are established in amounts adequate to meet the estimated future obligations of policies in-force. Changes in policy and contract claims are recorded in policyholder benefits in the Consolidated Statement of Operations and Comprehensive Income (Loss).

For ASC 944-20 Financial Services – Insurance Activities, products, benefit reserves are computed using the net level premium method for individual life, annuity and long-term care policies, and are based upon estimates as to future investment yield, mortality and lapse that include provisions for adverse deviation that were prevalent at the time the reserve was initially established. Mortality, morbidity and lapse assumptions for all policies are based on the Company’s own experience and industry standards.

Liabilities for outstanding claims and claims adjustment expenses are estimates of payments to be made on life and health insurance contracts for reported claims and claims adjustment expenses. A liability is also held for claims adjustment expenses incurred but not reported as of the balance sheet date. These liabilities are determined using case basis evaluations and statistical analyses and represent estimates of the ultimate cost of all claims incurred but not paid. These estimates are continually reviewed and adjusted as necessary. Such adjustments are reflected in current operations.

Future policy benefit reserves for fixed indexed life and annuity policies with returns linked to the performance of a specified market index are equal to the excess of the sum of the fair value of the embedded derivatives and the host (or guaranteed) component over the policyholder account balance. The change in the fair value of the embedded derivative is linked to the performance of the equity option. The host value is established as of the date of acquisition and is equal to the account value, plus the value of the unexpired options at the date of acquisition, less the embedded derivative, and accreted over the policy’s life at a constant rate of interest.

The Company holds additional liabilities for its no lapse guarantees (associated with universal life) and guaranteed minimum withdrawal benefits (associated with fixed indexed annuities). These are accounted for in accordance with ASC 944-20. Additional liabilities for no lapse guarantees on universal life products are calculated based on the application of a benefit ratio (the present value of total expected benefit payments over the life of the contract divided by the present value of total expected assessments over the life of the contract). The level and direction of the change in reserves will vary over time based on the emergence of actual experience and revisions to future assumptions.

Policy liabilities and accruals are based on the various estimates discussed above. Although the adequacy of these amounts cannot be assured, the Company believes that policy liabilities and accruals will be sufficient to meet future obligations of policies in-force. The amount of liabilities and accruals, however, could be revised if the estimates discussed above are revised.

Policyholders’ Account Balances

Policyholders’ account balances represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life insurance and fixed annuities. Policyholders’ account balances primarily comprise cumulative deposits received and interest credited to the contractholder less cumulative contract benefits, surrenders, withdrawals and contract charges for mortality or administrative expenses.

The Company holds additional liabilities for guaranteed minimum income benefits (“GMIB”) associated with variable annuities, which are accounted for in accordance with ASC 944-20. The reserves for certain living benefit features, including guaranteed minimum accumulation benefits (“GMAB”) and guaranteed

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

minimum withdrawal benefits (“GMWB”) are accounted for as embedded derivatives, with fair values calculated as the present value of expected future benefit payments to contractholders less the present value of assessed rider fees attributable to the embedded derivative feature. This methodology could result in either a liability or contra-liability balance, given changing capital market conditions and various actuarial assumptions. The Company’s GMIB, GMAB and GMWB reserves related to variable annuity business are ceded to external reinsurers. For additional information regarding the valuation of these optional living benefit features, see Note 10.

Income Taxes

Income taxes are provided for using the asset and liability method under which deferred tax assets and liabilities are recognized for temporary differences between the financial statement and income tax bases of assets and liabilities. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The realizability of deferred tax assets is assessed at each reporting date and a deferred tax asset valuation allowance is established when realization of such assets is not likely (less than 50% likelihood). Tax positions are assessed under a two-step approach, which requires the assessment of recognition and measurement. If necessary, a liability is established to reflect the expected settlement of uncertain tax positions. The Company reports interest expense related to income tax matters and tax penalties in other operating expenses in the Consolidated Statement of Operations and Comprehensive Income (Loss).

Other Long-Term Debt

Effective April 1, 2014, and with Nebraska Department of Insurance (the “NE DOI” or the “Department of Insurance”) approval, Lancaster Re issued a variable funding Surplus Note (the “Surplus Note”) to its affiliate, Lanis, LLC. for $513.0 million and acquired from Lanis a Vehicle Note (the “Vehicle Note”) for $513.0 million. The Vehicle Note is held to support a portion of Lancaster Re’s reinsurance obligations and has been authorized as an acceptable form of reinsurance collateral pursuant to Nebraska Rev. Stat. §44-8216(8)(c)(i) which allows a special purpose financial captive insurer to establish any method of security that the Department of Insurance deems acceptable. The scheduled maturity date of the Vehicle Note is April 1, 2034, and the scheduled maturity date of the Surplus Note is April 1, 2039, although each may be cancelled earlier or extended under certain conditions. The Surplus Note does not repay principal prior to maturity and principal payment at maturity is subject to the prior approval of the Department of Insurance. With pre-approval, the Surplus Note is increased each quarter with a corresponding increase in the Vehicle Note. With Department of Insurance pre-approval, interest on the Surplus Note for the prior quarter is paid on the first day of each subsequent quarter at a rate consistent with the rate received on the Vehicle Note of 4%. The Surplus Note and Vehicle Note increased by $41.5 million, $36.0 million, and $50.3 million in the years ended December 31, 2018, 2017 and 2016, respectively. Interest expense of $28.4 million, $26.9 million, and $25.1 million was recognized for the years ended December 31, 2018, 2017 and 2016, respectively. The Surplus Note is unsecured and subordinated to all present and future indebtedness, policy claims and other creditor claims of Lancaster Re.

Other Assets and Accrued Expenses and Other Liabilities

Other assets consist primarily of premiums due, intangible assets, the Vehicle Note and receivables resulting from sales of securities that had not yet settled at the balance sheet date. Other liabilities consist primarily of accrued expenses, technical overdrafts, derivatives, and payables resulting from purchases of securities that had not yet been settled at the balance sheet date.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year financial statement presentation.

Adoption of New Accounting Pronouncements

The Company considers the applicability and impact of all Accounting Standards Updates (“ASU”). ASU listed below represent those that have been adopted during the current fiscal year and/or those that have been issued but not yet adopted as of the date of this filing. ASU not listed below were assessed and determined to be either not applicable or not material.

In August 2018, the Financial Accounting Standards Board (“FASB”) issued new guidance related to fair value measurement (ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement). The amendments are effective for fiscal years beginning after December 15, 2019 and interim periods within those fiscal years. The amendments remove certain disclosures, i.e., the amounts and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for timing of transfers between levels and the valuation processes for Level 3 fair value measurements. The amendments clarify that the measurement uncertainty disclosure is to communicate information about the uncertainty in measurement as of the reporting date. Changes also were made to ensure that the appropriate exercise of discretion by entities is employed when considering fair value measurement disclosures and that the decision can be based on materiality. The Company is continuing to evaluate the overall impact of the new guidance on its consolidated financial statements.

In August 2018, the FASB issued new guidance on accounting for long-duration insurance contracts (ASU 2018-12, Financial Services – Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts). The amendments are effective for fiscal years beginning after December 15, 2020 and interim periods within those fiscal years. The amendments require updates to the discount rates used in the accounting for long-duration insurance contracts, require market risk benefits to be accounted for at fair value, simplify the amortization of deferred acquisition costs and require extensive disclosures for future policy benefits reserves, policyholder account balances and deferred acquisition costs. The Company is continuing to evaluate the overall impact of the new guidance on its consolidated financial statements.

In February 2018, the FASB issued new guidance on reporting comprehensive income (ASU 2018-02, Income Statement – Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from AOCI.) The new guidance is effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years and should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate or law in the Tax Cuts and Jobs Act of 2017 (“U.S. Tax Reform”) is recognized. Current GAAP guidance requires that the effect of a change in tax laws or rates on deferred tax liabilities or assets to be included in income from continuing operations in the reporting period that includes the enactment date, even if the related income tax effects were originally charged or credited directly to AOCI. The new guidance allows a reclassification of AOCI to retained earnings for stranded tax effects resulting from U.S. Tax Reform. The Company reclassified approximately $9.6 million of stranded tax effects resulting from U.S. Tax Reform from AOCI to retained earnings as of January 1, 2018.

In March 2017, the FASB issued new guidance on premium amortization of purchased callable debt securities (ASU 2017-08, Receivables – Nonrefundable Fees and Other Costs (Subtopic 310-20)). The new guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The ASU shortens the amortization period for certain callable debt securities held at a premium and requires the premium to be

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

amortized to the earliest call date. However, the new guidance does not require an accounting change for securities held at a discount whose discount continues to be amortized to maturity. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

In August 2016, the FASB issued new guidance on classification of certain cash receipts and cash payments (ASU 2016-15, Statement of Cash Flows (Topic 230)). The new guidance addresses eight specific cash flow issues with the objective of reducing the existing diversity in the current presentation. The adoption of this guidance as of January 1, 2018 did not have a material impact on the Company’s consolidated statement of cash flows.

In June 2016, the FASB issued new guidance for recording credit losses (ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments). The new guidance is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Current GAAP requires an “incurred loss” methodology for recognizing credit losses that delays recognition until it is probable a loss has been incurred. The amendments replace the incurred loss impairment methodology with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information. The revisions affect loans, debt securities, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash. Credit losses on available-for-sale fixed maturities carried at fair value will continue to be measured as other-than-temporary impairments when incurred, however, the losses will be recognized through an allowance and no longer as an adjustment to cost basis. The new guidance will also require purchased financial assets with a more-than-insignificant amount of credit deterioration since original issuance to be recorded based on the contractual amounts due and an initial allowance recorded at the date of purchase. Improvements in expected future cash flows after an impairment will no longer be reflected as a prospective yield adjustment through net investment income, but rather a reversal of the previous impairment and recognized through realized investment gains and losses. The guidance also requires enhanced disclosures. The Company has assessed the asset classes impacted by the new guidance and is currently assessing the accounting and reporting system changes that will be required to comply with the new guidance. The Company believes that the most significant impact upon adoption will be to its commercial mortgage loan investments. The Company is continuing to evaluate the overall impact of the new guidance on its consolidated financial statements.

In February 2016, the FASB issued a new leasing standard (ASU 2016-02, Leases (Topic 842)). The leasing standard will be effective for calendar year-end public companies beginning after December 15, 2018, including interim periods within those fiscal years, and requires a modified retrospective transition approach. Early adoption is permitted. The new guidance requires a lessee to recognize assets and liabilities for leases with lease terms of more than 12 months. Leases would be classified as finance or operating leases and both types of leases will be recognized on the balance sheet. Lessor accounting will remain largely unchanged from current guidance except for certain targeted changes. The new guidance will also require new qualitative and quantitative disclosures. The primary impact the adoption of this guidance will have on the Company’s consolidated financial statements is recognition of a lease asset and lease liability within the consolidated balance sheet. Based on the Company’s existing lease agreement at December 31, 2018, the Company would recognize a lease asset and lease liability of approximately $1.3 million.

In January 2016, the FASB issued new guidance on the recognition and measurement of financial instruments (ASU 2016-01, Financial Instruments – Overall (Subtopic 825-10); Recognition and Measurement of Financial Assets and Financial Liabilities). The guidance changed the accounting guidance related to (i) the classification and measurement of certain equity investments, and (ii) certain disclosures associated with the fair value of financial instruments. The adoption of this guidance as of January 1, 2018 did not have a material impact to the Company’s consolidated financial statements or related disclosure.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

In May 2014, the FASB issued a comprehensive new revenue recognition standard (ASU 2014-09, Revenue from Contracts with Customers (Topic 606)). The guidance superseded nearly all existing revenue recognition guidance under GAAP; however, it did not impact the accounting for insurance contracts, leases, financial instruments and guarantees. The adoption of this guidance as of January 1, 2018 did not have a material impact to the Company’s consolidated statements or related disclosure.

3.	Investments

The amortized cost, gross unrealized gains and losses and fair value for fixed maturities as of December 31, 2018 and 2017 were as follows:

December 31, 2018		Gross	Gross
($ in thousands)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Fixed maturities, available for sale
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$305,336	$5,423	$(8,833)	$301,926
Obligations of U.S. States and Political Subdivisions	747,872	21,407	(6,814)	762,465
Foreign government	22,476	8	(2,507)	19,977
All other corporate securities	5,830,098	22,671	(328,363)	5,524,406
ABS	404,935	422	(13,312)	392,045
CMBS	307,430	1,494	(7,957)	300,967
RMBS	83,965	4,289	(566)	87,688
Redeemable preferred stock	14,800	—	—	14,800

Total fixed maturities, available for sale	$7,716,912	$55,714	$(368,352)	$7,404,274

December 31, 2017		Gross	Gross
($ in thousands)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Fixed maturities, available for sale
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$416,639	$5,322	$(12,366)	$409,595
Obligations of U.S. States and Political Subdivisions	741,343	37,908	(2,720)	776,531
Foreign government	24,242	234	(1,685)	22,791
All other corporate securities	6,169,204	258,440	(37,898)	6,389,746
ABS	478,329	5,289	(3,395)	480,223
CMBS	189,596	1,377	(3,148)	187,825
RMBS	127,439	6,520	(509)	133,450
Redeemable preferred stock	14,800	—	—	14,800

Total fixed maturities, available for sale	$8,161,592	$315,090	$(61,721)	$8,414,961

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Scheduled Maturities

The scheduled maturities for fixed maturities, available for sale, were as follows as of December 31, 2018:

($ in thousands)	Amortized Cost	Fair Value
Due in one year or less	$198,865	$198,415
Due after one year through five years	782,318	783,443
Due after five years through ten years	801,362	783,970
Due after ten years	4,927,645	4,651,395

Total before asset and mortgage-backed securities	$6,710,190	$6,417,223
Asset and mortgage-backed securities	1,006,722	987,051

Total fixed maturities	$7,716,912	$7,404,274

Actual maturities may differ from those scheduled as a result of calls and make-whole payments by the issuers. Asset and mortgage-backed securities are shown separately because of the potential for prepayment of principal prior to contractual maturity dates.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Commercial Mortgage Loans

The Company diversifies its commercial mortgage loan portfolio by geographical region to reduce concentration risk. The Company’s commercial mortgage loan portfolio by geographical region was as follows as of December 31, 2018 and 2017:

($ in thousands)	December 31, 2018	December 31, 2017
Alabama	$815	$1,056
Arizona	36,110	20,009
California	145,023	173,101
Colorado	61,191	57,293
Florida	54,630	103,869
Georgia	20,144	63,526
Hawaii	3,895	5,020
Illinois	86,832	87,957
Iowa	538	791
Kansas	9,200	9,200
Kentucky	—	6,538
Maryland	—	19,851
Massachusetts	29,836	53,605
Minnesota	23,612	116,923
Nevada	80,396	80,768
New Jersey	20,773	34,101
New York	48,375	50,691
North Carolina	33,447	34,022
Ohio	12,322	12,526
Pennsylvania	50,351	1,007
South Carolina	24,766	1,310
Texas	109,735	100,066
Utah	—	7,823
Virginia	248	975
Washington	—	77
Wisconsin	834	1,082
General allowance for loan loss	—	—

Total commercial mortgage loans	$853,073	$1,043,187

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Credit Quality of Commercial Mortgage Loans

The credit quality of commercial mortgage loans held-for-investment was as follows at December 31, 2018 and 2017:

December 31, 2018	Recorded Investment
	Debt Service Coverage Ratios
($ in thousands)	> 1.20x	1.00x - 1.20x	< 1.00x	Total	% of Total	Estimated Fair Value	% of Total
Loan-to-value ratios:
Less than 65%	$628,279	$88,404	$37,446	$754,129	88.4%	$752,667	88.3%
65% to 75%	50,000	48,944	—	98,944	11.6%	99,367	11.7%
76% to 80%	—	—	—	—	0.0%	—	0.0%
Greater than 80%	—	—	—	—	0.0%	—	0.0%

Total	$678,279	$137,348	$37,446	$853,073	100.0%	$852,034	100.0%

December 31, 2017	Recorded Investment
	Debt Service Coverage Ratios
($ in thousands)	> 1.20x	1.00x - 1.20x	< 1.00x	Total	% of Total	Estimated Fair Value	% of Total
Loan-to-value ratios:
Less than 65%	$731,577	$48,895	$—	$780,472	74.8%	$782,640	74.9%
65% to 75%	222,771	39,944	—	262,715	25.2%	261,891	25.1%
76% to 80%	—	—	—	—	0.0%	—	0.0%
Greater than 80%	—	—	—	—	0.0%	—	0.0%

Total	$954,348	$88,839	$—	$1,043,187	100.0%	$1,044,531	100.0%

As of December 31, 2018 and 2017, the Company had no allowance for credit losses for commercial mortgage loans. As of December 31, 2018, $853.1 million of commercial mortgage and other loans were in current status with no commercial mortgage or other loans classified as past due. As of December 31, 2017, $1,043.2 million of commercial mortgage loans were in current status with no commercial mortgage or other loans classified as past due. The Company defines current in its aging of past due commercial mortgage and other loans as less than 30 days past due.

Impaired loans include those loans for which it is probable that all amounts due will not be collected according to the contractual terms of the loan agreement. During 2018 and 2017, the Company did not record any impairments related to commercial mortgage loans.

The Company’s commercial mortgages may occasionally be involved in a troubled debt restructuring. As of December 31, 2018 and 2017, the Company had no commitments to fund to borrowers that have been involved in a troubled debt restructuring. As of December 31, 2018 and 2017, the Company had no new troubled debt restructurings related to commercial mortgages and no payment defaults on commercial mortgages.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Other Invested Assets

Other invested assets were as follows as of December 31, 2018 and 2017:

	December 31, 2018	December 31, 2017
($ in thousands)
Low income housing tax credit properties	$—	$138
Derivatives	2,976	21,045

	$2,976	$21,183

Net Investment Income

Net investment income for the years ended December 31, 2018, 2017 and 2016 was as follows:

	2018	2017	2016
($ in thousands)
Fixed maturities, available for sale	$332,082	$345,299	$330,253
Fixed maturties, trading	5,963	3,424	—
Fixed maturities, fair value option	234	331	454
Common stock	314	224	—
Commercial mortgage loans	43,781	56,510	69,360
Cash, cash equivalents and short-term investments	4,262	1,718	1,007
Other investments	8,703	8,421	8,845

Gross investment income	$395,339	$415,927	$409,919
Investment expenses	14,527	14,814	12,836

Net investment income	$380,812	$401,113	$397,083

Realized Investment Gains and Losses

Realized investment gains and losses for the years ended December 31, 2018, 2017 and 2016 were as follows:

	2018	2017	2016
($ in thousands)
Realized investment gains, net
Fixed maturities, available for sale	$(45,240)	$11,434	$66,560
Fixed maturities, trading	(1,864)	1,081	—
Fixed maturties, fair value option	(247)	405	(733)
Commercial mortgage loans	1,201	5,935	4,037
Derivatives	(7,136)	19,360	3,856
Other invested assets	(9)	(92)	—

Net realized gains (losses)	$(53,295)	$38,123	$73,720

There were $4.8 million in other-than-temporary impairment losses recorded in the year ended December 31, 2018. These securities were impaired to fair value as of the impairment date and were considered credit impairments. There were $4.4 million in other-than-temporary impairment losses recorded in the year ended December 31, 2017. There were no other-than-temporary impairment losses recorded in the year ended December 31, 2016.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Proceeds from sales of fixed maturities and gross realized investment gains and losses for the years ended December 31, 2018, 2017 and 2016 were as follows:

	2018	2017	2016
($ in thousands)
Fixed maturities, available-for-sale
Proceeds from sales	$919,347	$1,496,242	$3,027,998
Gross investment gains from sales	4,682	29,271	109,282
Gross investment losses from sales	(42,996)	(11,893)	(35,136)

Proceeds from sales excludes non-taxable exchanges of $5.4 million, $11.0 million, and $11.1 million for the years ended December 31, 2018, 2017 and 2016, respectively.

Unrealized Investment Gains and Losses

The gross unrealized losses and fair value of fixed maturities, available for sale, by the length of time that individual securities have been in a continuous unrealized loss position were as follows as of December 31, 2018 and 2017:

December 31, 2018	Less than 12 months		Greater than 12 months
($ in thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$40,085	$(1,337)	$139,944	$(7,496)	$180,029	$(8,833)
Obligations of U.S. States and Political Subdivisions	113,634	(1,932)	75,444	(4,882)	189,078	(6,814)
Foreign government	8,894	(2)	10,573	(2,505)	19,467	(2,507)
All other corporate securities	3,626,045	(222,408)	805,107	(105,955)	4,431,152	(328,363)
ABS	237,153	(4,935)	107,437	(8,377)	344,590	(13,312)
CMBS	110,483	(2,936)	86,765	(5,021)	197,248	(7,957)
RMBS	10,028	(85)	13,793	(481)	23,821	(566)

Total fixed maturities	$4,146,322	$(233,635)	$1,239,063	$(134,717)	$5,385,385	$(368,352)

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

December 31, 2017	Less than 12 months		Greater than 12 months
($ in thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$215,767	$(3,499)	$107,344	$(8,867)	$323,111	$(12,366)
Obligations of U.S. States and Political Subdivisions	38,171	(825)	45,877	(1,895)	84,048	(2,720)
Foreign government	296	(4)	11,098	(1,681)	11,394	(1,685)
All other corporate securities	740,795	(6,841)	489,367	(31,057)	1,230,162	(37,898)
ABS	77,050	(689)	99,327	(2,706)	176,377	(3,395)
CMBS	72,725	(593)	36,540	(2,555)	109,265	(3,148)
RMBS	6,908	(118)	21,835	(391)	28,743	(509)

Total fixed maturities	$1,151,712	$(12,569)	$811,388	$(49,152)	$1,963,100	$(61,721)

Portfolio Monitoring

The Company has a comprehensive portfolio monitoring process to identify and evaluate each fixed maturity security whose carrying value may be other-than-temporarily impaired.

For each fixed maturity security in an unrealized loss position, the Company assesses whether management with the appropriate authority has made the decision to sell or whether it is more likely than not the Company will be required to sell the security before recovery of the amortized cost basis for reasons such as liquidity, contractual or regulatory purposes. If a security meets either of these criteria, the security’s decline in fair value is considered other than temporary and is recorded in earnings.

If the Company has not made the decision to sell the fixed maturity security and it is not more likely than not the Company will be required to sell the fixed maturity security before recovery of its amortized cost basis, the Company evaluates whether it expects to receive cash flows sufficient to recover the entire amortized cost basis of the security. The Company calculates the estimated recovery value by discounting the best estimate of future cash flows at the security’s original or current effective rate, as appropriate, and compares this to the amortized cost of the security. If the Company does not expect to receive cash flows sufficient to recover the entire amortized cost basis of the fixed maturity security, the credit loss component of the impairment is recorded in earnings, with the remaining amount of the unrealized loss related to other factors recognized in other comprehensive income.

The Company’s portfolio monitoring process includes a quarterly review of all securities to identify instances where the fair value of a security compared to its amortized cost is below established thresholds. The process also includes the monitoring of other impairment indicators such as ratings, ratings downgrades and payment defaults. The securities identified, in addition to other securities for which the Company may have a concern, are evaluated for potential other-than-temporary impairment using all reasonably available information relevant to the collectability or recovery of the security. Inherent in the Company’s evaluation of other-than-temporary impairment for these fixed maturity securities are assumptions and estimates about the financial condition and future earnings potential of the issue or issuer. Some of the factors that may be considered in evaluating whether a decline in fair value is other than temporary are: 1) the financial condition, near-term and long-term prospects of the issue or issuer, including relevant industry specific market conditions and trends, geographic location and implications of rating agency actions and offering prices; 2) the specific reasons that a security is in an unrealized loss position, including overall market conditions which could affect liquidity; and 3) the length of time and extent to which the fair value has been less than amortized cost.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Net Unrealized Investment Gains and Losses in AOCI

The changes in unrealized gains and losses in accumulated other comprehensive income (loss) (“AOCI”) were as follows for the years ended December 31, 2018, 2017 and 2016:

($ in thousands)	Net Unrealized Gain (Losses) on Investments	VOBA	Future Policy Benefits and Policyholders’ Account Balances	Deferred Income Tax (Liability) Benefit	Accumulated Other Comprehensive Income (Loss) Related to Net Unrealized Investment Gains (Losses)
Balance, December 31, 2015	$(327,781)	$36,774	$52,906	$83,402	$(154,699)
Net investment gains and losses on investments arising during the period	160,311	—	—	(56,111)	104,200
Reclassification adjustment for gains and losses included in net income	(81,920)	—	—	28,672	(53,248)
Impact of net unrealized investment gains and losses on VOBA	—	(30,948)	—	10,832	(20,116)
Impact of net unrealized investment gains and losses on future policy benefits and policyholders’ account balances	—	—	(28,924)	10,123	(18,801)

Balance, December 31, 2016	$(85,550)	$5,826	$23,982	$19,574	$(36,168)
Net investment gains and losses on investments arising during the period	332,918	—	—	(111,486)	221,432
Reclassification adjustment for gains and losses included in net income	(6,001)	—	—	2,100	(3,901)
Impact of net unrealized investment gains and losses on VOBA	—	(21,843)	—	7,645	(14,198)
Impact of net unrealized investment gains and losses on future policy benefits and policyholders’ account balances	—	—	(157,156)	55,005	(102,151)

Balance, December 31, 2017	$253,369	$(16,017)	$(133,174)	$(31,362)	$72,816
Net investment gains and losses on investments arising during the period	(560,739)	—	—	117,756	(442,983)
Reclassification adjustment for gains and losses included in net income	5,268	—	—	(1,106)	4,162
Establishement of valuation allowance related to deferred income tax assets	—	—	—	(65,654)	(65,654)
Impact of net unrealized investment gains and losses on VOBA	—	45,560	—	(9,568)	35,992
Impact of net unrealized investment gains and losses on future policy benefits and policyholders’ account balances	—	—	251,235	(52,760)	198,475
Implementation of accounting standard related to the reclassification of certain tax effects	—	—	—	9,558	9,558

Balance, December 31, 2018	$(312,638)	$29,543	$118,061	$(30,924)	$(195,958)

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

4.	Derivative Financial Instruments

See Note 2 for a description of the Company’s accounting policies for derivatives and Note 5 for information about the fair value hierarchy for derivatives.

The notional and fair value positions of derivative financial instruments as of December 31, 2018 and 2017 were as follows:

	December 31, 2018				December 31, 2017
	Notional		Gross Fair Value		Notional		Gross Fair Value
	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities
($ in thousands)
Assets
Equity Options	$338,470	$324,047	$5,099	$(1,584)	$237,250	$234,375	$39,397	$(18,352)
Futures	—	9,934	—	(539)	—	—	—	—
Liabilities
Policyholders account balances
Derivatives embedded in life and annuity contracts
Equity-indexed annuity contracts (2)	$—	$924,733	$—	$(44,947)	$—	$1,095,253	$—	$(57,531)
Equity-indexed life contracts	—	588,299	—	(8,624)	—	531,800	—	(29,911)
Guaranteed accumulation benefits (1)	—	40,469	—	(5,203)	—	53,517	—	(4,557)
Guaranteed withdrawal benefits (1)	—	8,070	—	(113)	—	9,939	—	(113)

(1)	These amounts are fully ceded in accordance with the Company’s reinsurance agreements. The corresponding receivables have been excluded from the table above.
(2)	Notional amount represents account value of equity indexed contracts

The standardized ISDA Master Agreement under which the Company’s derivative transactions are executed include provisions for payment netting. In the normal course of business activities, if there is more than one derivative transaction with a single counterparty, the Company will set-off the cash flows of those derivatives into a single amount to be exchanged in settlement of the resulting net payable or receivable with that counterparty. The Company nets the fair value of all derivative financial instruments with counterparties for which an ISDA Master Agreement and related Credit Support Annex (“CSA”) have been executed. At December 31, 2018 and 2017, the Company held $1.0 million and $0.3 million in cash and securities collateral pledged to trade counterparties, respectively. This cash collateral is reported in Cash on the Consolidated Balance Sheets.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

The amount and location of gains (losses) recognized in income, net of reinsurance, for derivatives that were not designated or qualifying as hedging instruments for the years ended December 31, 2018, 2017 and 2016 were as follows:

	2018		2017		2016
	Realized Investment Gains (Losses)	Policyholder Benefits	Realized Investment Gains (Losses)	Policyholder Benefits	Realized Investment Gains (Losses)	Policyholder Benefits
($ in thousands)
Assets
Equity options	$(7,123)	$—	$17,969	$—	$2,472	$—
Futures	(13)	—	1,391	—	884	—
Interest rate swaps	—	—	—	—	500	—
Liabilities
Policyholders’ account balances
Equity-indexed annuity contracts	$—	$12,584	$—	$(1,660)	$—	$8,267
Equity-indexed life contracts	—	194	—	(168)	—	(121)

5.	Fair Value

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The hierarchy for inputs used in determining fair value maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Assets and liabilities recorded on the Consolidated Balance Sheets at fair value are categorized in the fair value hierarchy based on the observability of inputs to the valuation techniques as follows:

Level 1	Assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that the Company can access.

Level 2	Assets and liabilities whose values are based on the following:

(a)   Quoted prices for similar assets or liabilities in active markets;

(b)   Quoted prices for identical or similar assets or liabilities in markets that are not active; or

(c)   Valuation models whose inputs are observable, directly or indirectly, for substantially the full term of the asset or liability.

Level 3	Assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Unobservable inputs reflect the Company’s estimates of the assumptions that market participants would use in valuing the assets and liabilities.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

The availability of observable inputs varies by instrument. In situations where fair value is based on internally developed pricing models or inputs that are unobservable in the market, the determination of fair value requires more judgment. The degree of judgment exercised by the Company in determining fair value is typically greatest for instruments categorized in Level 3. In many instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company uses prices and inputs that are current as of the measurement date, including during periods of market disruption. In periods of market disruption, the ability to observe prices and inputs may be reduced for many instruments.

The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance that assets and liabilities are appropriately valued through the execution of various processes and controls designed to ensure the overall reasonableness and consistent application of valuation methodologies, including inputs and assumptions, and compliance with accounting standards. For fair values received from third parties or internally estimated, the Company’s processes and controls are designed to ensure that the valuation methodologies are appropriate and consistently applied, the inputs and assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are accurately recorded. For example, on a continuing basis, the Company assesses the reasonableness of individual fair values that have stale security prices or that exceed certain thresholds as compared to previous fair values received from valuation service providers or brokers or derived from internal models. The Company performs procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, the Company may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third party valuation sources for selected securities. The Company performs ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal models to market observable data. When fair value determinations are expected to be more variable, the Company validates them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

There are no assets or liabilities measured at fair value on a nonrecurring basis as of December 31, 2018 or 2017. The Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2018 and 2017 were as follows:

December 31, 2018

Description for Each Class of Asset or Liability

	Level 1	Level 2	Level 3	Total
($ in thousands)
Assets at fair value
Fixed maturities, available for sale
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$94,902	$206,690	$334	$301,926
Obligations of U.S. States and Political Subdivisions	—	762,465	—	762,465
Foreign government	—	19,977	—	19,977
All other corporate securities	—	5,511,797	12,609	5,524,406
ABS	—	391,260	785	392,045
CMBS	—	300,967	—	300,967
RMBS	—	87,688	—	87,688
Redeemable preferred stock	—	14,800	—	14,800
Fixed maturities, trading	—	197,651	—	197,651
Fixed maturities, fair value option	—	10,028	—	10,028
Common stock	—	—	6,988	6,988
Short-term investments	269,016	—	—	269,016
Other invested assets
Equity options	3,515	—	—	3,515
Futures	(539)	—	—	(539)
Separate accounts assets	1,266,912	—	—	1,266,912

Total assets at fair value	$1,633,806	$7,503,323	$20,716	$9,157,845

Liabilities at fair value
Policyholders’ account balances
Equity indexed annuity contracts	$—	$—	$(44,947)	$(44,947)
Equity indexed life contracts	—	(8,624)	—	(8,624)
Guaranteed minimum accumulation benefits	—	—	(5,203)	(5,203)
Guaranteed minimum withdrawal benefits	—	—	(113)	(113)
Separate accounts liabilities	(1,266,912)	—	—	(1,266,912)

Total liabilities at fair value	$(1,266,912)	$(8,624)	$(50,263)	$(1,325,799)

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

December 31, 2017

Description for Each Class of Asset or Liability

	Level 1	Level 2	Level 3	Total
($ in thousands)
Assets at fair value
Fixed maturities, available for sale
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$156,959	$247,739	$4,897	$409,595
Obligations of U.S. States and Political Subdivisions	—	776,531	—	776,531
Foreign government	—	22,791	—	22,791
All other corporate securities	—	6,371,395	18,351	6,389,746
ABS	—	462,290	17,933	480,223
CMBS	—	187,825	—	187,825
RMBS	—	133,450	—	133,450
Redeemable preferred stock	—	14,800	—	14,800
Fixed maturities, trading		97,819		97,819
Fixed maturities, fair value option	—	12,095	—	12,095
Common stock	—	—	8,152	8,152
Short-term investments	190,376	—	—	190,376
Other invested assets
Equity options	21,045	—	—	21,045
Separate accounts assets	1,460,380	—	—	1,460,380

Total assets at fair value	$1,828,760	$8,326,735	$49,333	$10,204,828

Liabilities at fair value
Policyholders’ account balances
Equity indexed annuity contracts	$—	$—	$(57,531)	$(57,531)
Equity indexed life contracts	—	(29,911)	—	(29,911)
Guaranteed minimum accumulation benefits	—	—	(4,557)	(4,557)
Guaranteed minimum withdrawal benefits	—	—	(113)	(113)
Separate accounts liabilities	(1,460,380)	—	—	(1,460,380)

Total liabilities at fair value	$(1,460,380)	$(29,911)	$(62,201)	$(1,552,492)

Summary of significant valuation techniques for assets and liabilities measured at fair value on a recurring basis

Fixed Maturities, Fair Value Option and Trading Securities

The fair values of the Company’s public fixed maturity securities are generally based on prices obtained from independent pricing services. Prices for each security are generally sourced from multiple pricing vendors, and a vendor hierarchy is maintained by asset type based on historical pricing experience and vendor expertise. The Company ultimately uses the price from the pricing service highest in the vendor hierarchy based on the respective asset type. The pricing hierarchy is updated for new financial products and recent pricing experience with various vendors. Consistent with the fair value hierarchy described above,

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

securities with validated quotes from pricing services are generally reflected within Level 2, as they are primarily based on observable pricing for similar assets and/or other market observable inputs. U.S. Treasury securities are included within Level 1 due to the market activity. Typical inputs used by these pricing services include but are not limited to, reported trades, benchmark yields, issuer spreads, bids, offers, and/or estimated cash flow, prepayment speeds, and default rates. If the pricing information received from third party pricing services is deemed not reflective of market activity or other inputs observable in the market, the Company may challenge the price through a formal process with the pricing service or classify the securities as Level 3. If the pricing service updates the price to be more consistent with the presented market observations, the security remains within Level 2.

Indicative broker quotes are also used to determine fair value in circumstances where vendor pricing is not available, or where the Company ultimately concludes that pricing information received from independent pricing services is not reflective of market activity. If the Company concludes the values from both pricing services and brokers are not reflective of market activity, it may override the information with an internally-developed valuation. Pricing service overrides, internally-developed valuations and indicative broker quotes are generally included in Level 3 in the fair value hierarchy.

The fair value of private fixed maturities and redeemable preferred stock, which are comprised of investments in private placement securities, are primarily determined using discounted cash flow models. These models primarily use observable inputs that include Treasury or similar base rates plus estimated credit spreads to value each security. The credit spreads are obtained through a survey of private market intermediaries who are active in both primary and secondary transactions, and consider, among other factors, the credit quality and industry sector of the issuer and the reduced liquidity associated with private placements. Since most private placements are valued using standard market observable inputs and inputs derived from, or corroborated by, market observable data including observed prices and spreads for similar publicly traded or privately traded issues, they have been reflected within Level 2. For certain private fixed maturities, the discounted cash flow model may incorporate significant unobservable inputs, which reflect the Company’s own assumptions about the inputs that market participants would use in pricing the asset. To the extent management determines that such unobservable inputs are significant to the price of a security, a Level 3 classification is made. No private placement securities were classified as Level 3 as of December 31, 2018 or 2017.

Common Stock

The Company’s investment in common stock is not practicable to measure at fair value due to the redemption provisions. Therefore, carrying value approximates fair value.

Short-term Investments

Short-term investments are primarily money market securities valued using unadjusted quoted prices in active markets that are accessible for identical assets and classified as Level 1.

Other Invested Assets

The estimated fair value of derivatives is determined through the use of quoted market prices for exchange-traded derivatives.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Separate Account Assets and Liabilities

Separate account assets and liabilities consist principally of investments in mutual fund shares. The fair values are based on quoted market prices in active markets for identical assets and are classified within Level 1 in the fair value hierarchy.

Policyholders’ Account Balances

The liabilities for guarantees primarily associated with the optional living benefit features of certain variable annuity contracts and equity indexed annuity contracts are calculated as the present value of future expected benefit payments to contractholders less the present value of assessed rider fees attributable to the optional living benefit feature. This methodology could result in either a liability or contra-liability balance, given changing capital market conditions and various actuarial assumptions. Since there is no observable active market for the transfer of these obligations, the valuations are calculated using internally developed models with option pricing techniques. The models are based on a risk neutral valuation framework and incorporate premiums for risks inherent in valuation techniques, inputs, and the general uncertainty around the timing and amount of future cash flows. The determination of these risk premiums requires the use of management judgment.

The significant inputs to the valuation models for these embedded derivatives include capital market assumptions, such as interest rate levels and volatility assumptions, as well as actuarially determined assumptions, including contractholder behavior, such as lapse rates, benefit utilization rates, withdrawal rates, and mortality rates. Since many of these assumptions are unobservable and are considered to be significant inputs to the liability valuation, the liability included in future policy benefits has been reflected within Level 3 in the fair value hierarchy.

Actuarial assumptions, including contractholder behavior and mortality, are reviewed at least annually, and updated based upon emerging experience, future expectations and other data, including any observable market data. These assumptions are generally updated annually unless a material change that the Company feels is indicative of a long term trend is observed in an interim period.

The liabilities for guarantees primarily associated with the optional living benefit features of certain equity indexed life contracts are calculated based on the fair value of the underlying hedging instrument for these contracts.

Level 3 Fair Value Measurements

Quantitative information about the significant unobservable inputs used in Level 3 fair value measurements was as follows as of December 31, 2018 and 2017:

December 31, 2018

($ in thousands)	Fair Value	Valuation Technique	Unobservable Input	Range	Weighted Average
Equity indexed annuity contracts	$(44,947)	Option Pricing Technique	Projected Option Cost	1.40% - 1.63%	1.48%

December 31, 2017

($ in thousands)	Fair Value	Valuation Technique	Unobservable Input	Range	Weighted Average
Equity indexed annuity contracts	$(57,531)	Option Pricing Technique	Projected Option Cost	1.40% - 1.64%	1.42%

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Excluded from the table above at December 31, 2018 and 2017 are approximately $20.7 million and $49.3 million, respectively, Level 3 fair value measurements of investments for which the underlying quantitative inputs are not developed by the Company and are not reasonably available. These investments primarily consist of certain public debt securities with limited trading activity, including asset-backed instruments, and their fair values generally reflect unadjusted prices obtained from independent valuation service providers and indicative, non-binding quotes obtained from third-party broker-dealers recognized as market participants. Significant increases or decreases in the fair value amounts received from these pricing sources may result in the Company’s reporting significantly higher or lower fair value measurements for these Level 3 investments.

The table above also excludes underlying quantitative inputs related to liabilities held for the Company’s guaranteed minimum accumulation benefits and guaranteed withdrawal benefits. These liabilities are not developed by the Company as they are 100% ceded to external reinsurers. The development of these liabilities generally involve actuarially determined models and could result in the Company reporting significantly higher or lower fair value measurements for these Level 3 investments.

The rollforward of Level 3 assets and liabilities held at fair value on a recurring basis for the years ended December 31, 2018, 2017 and 2016 was as follows:

($ in thousands)	Balance, January 1, 2018	Net income (loss)	OCI	Transfers to Level 3	Transfers out of Level 3	Purchases	Sales	Issues	Settlements	Balance, December 31, 2018
Assets
Fixed income maturities
U.S Treasury Securities and Obligations of U.S. Government Authority and Agencies, available for sale	$4,897	$(1,297)	$211	$—	$(3,477)	$—	$—	$—	$—	$334
All other corporate securities	18,351	(27)	(26)	—	(965)	—	(2,077)	—	(2,647)	12,609
ABS	17,933	81	(632)	1,931	(16,157)	—	—	—	(2,371)	785
Common stock	8,152	—	—	—	—	110	(1,274)	—	—	6,988
Liabilities
Equity indexed annuity contracts	(57,531)	12,584	—	—	—	—	—	—	—	(44,947)
Guaranteed minimum accumulation benefits and guaranteed minimum withdrawal benefits (1)	(4,670)	(646)	—	—	—	—	—	—	—	(5,316)

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

($ in thousands)	Balance, January 1, 2017	Net income (loss)	OCI	Transfers to Level 3	Transfers out of Level 3	Purchases	Sales	Issues	Settlements	Balance, December 31, 2017
Assets
Fixed income maturities
U.S Treasury Securities and Obligations of U.S. Government Authority and Agencies, available for sale	$6,573	$(1,308)	$(368)	$—	$—	$—	$—	$—	$—	$4,897
All other corporate securities	19,351	(8)	121	—	—	—	—	—	(1,113)	18,351
ABS	26,135	1,509	873	—	(8,828)	16,817	—	—	(18,573)	17,933
Common stock	5,100	—	—	—	—	3,052	—	—	—	8,152
Liabilities
Equity indexed annuity contracts	(55,871)	(1,660)	—	—	—	—	—	—	—	(57,531)
Guaranteed minimum accumulation benefits and guaranteed minimum withdrawal benefits (1)	(6,835)	2,165	—	—	—	—	—	—	—	(4,670)

($ in thousands)	Balance, January 1, 2016	Net income (loss)	OCI	Transfers to Level 3	Transfers out of Level 3	Purchases	Sales	Issues	Settlements	Balance, December 31, 2016
Assets
Fixed income maturities
U.S Treasury Securities and Obligations of U.S. Government Authority and Agencies, available for sale	$—	$(491)	$187	$—	$—	$6,877	$—	$—	$—	$6,573
All other corporate securities	11,520	(123)	(246)	15,370	(4,483)	—	(955)	—	(1,732)	19,351
ABS	14,260	(53)	347	3,093	—	11,165	—	—	(2,677)	26,135
Common stock	—	—	—	—	—	5,100	—	—	—	5,100
Liabilities
Equity indexed annuity contracts	(64,138)	8,267	—	—	—	—	—	—	—	(55,871)
Guaranteed minimum accumulation benefits and guaranteed minimum withdrawal benefits (1)	(7,814)	979	—	—	—	—	—	—	—	(6,835)

(1)	These amounts are 100% ceded in accordance with the Company’s reinsurance agreements.

Transfers into Level 3 are generally the result of unobservable inputs utilized within the valuation methodologies and the use of indicative broker quotes for assets that were previously valued using observable inputs. Transfers out of Level 3 are generally due to the use of observable inputs in valuation methodologies as well as the availability of pricing service information for certain assets that the Company is able to validate.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Fair Values of Certain Other Investments

The financial instruments presented below are reported at carrying value on the Company’s Consolidated Balance Sheet. However, in some cases, the carrying amount equals or approximates fair value. The carrying amount and fair value by fair value hierarchy level of certain financial instruments not reported at fair value as of December 31, 2018 and 2017 were as follows:

December 31, 2018
	Level 1	Level 2	Level 3	Total
($ in thousands)
Assets
Commercial mortgage loans	$—	$—	$852,034	$852,034
Policy loans	—	—	176,782	176,782
Cash and cash equivalents	6,177	—	—	6,177
Vehicle note	—	—	763,570	763,570

Total assets at fair value	$6,177	$—	$1,792,386	$1,798,563

Liabilities at fair value
Policyholders’ account balances — investment contracts	$—	$—	$4,824,055	$4,824,055
Other long-term debt	—	—	763,570	763,570

	$—	$—	$5,587,625	$5,587,625

December 31, 2017
	Level 1	Level 2	Level 3	Total
($ in thousands)
Assets
Commercial mortgage loans	$—	$—	$1,044,531	$1,044,531
Policy loans	—	—	178,437	178,437
Cash and cash equivalents	78,801	—	—	78,801
Vehicle note	—	—	736,925	736,925

Total assets at fair value	$78,801	$—	$1,959,893	$2,038,694

Liabilities at fair value
Policyholders’ account balances — investment contracts	$—	$—	$5,439,621	$5,439,621
Other long-term debt	—	—	736,925	736,925

	$—	$—	$6,176,546	$6,176,546

The fair values presented above have been determined by using available market information and by applying market valuation methodologies, as described in more detail below.

Commercial Mortgage Loans

The fair value of most commercial mortgage loans is based upon the present value of the expected future cash flows discounted at the appropriate U.S. Treasury rate plus an appropriate credit spread for similar quality loans.

Policy Loans

The fair value of policy loans was determined by discounting expected cash flows at the current loan coupon rate. As a result, the carrying value of the policy loans approximates the fair value.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Cash and Cash Equivalents

The Company believes that due to the short-term nature of certain assets, including sweep account balances, the carrying value approximates fair value.

Vehicle Note and Other Long-Term Debt

The fair value of the Vehicle note and Other long-term debt is based upon the present value of the expected future cash flows discounted at the appropriate U.S. Treasury rate.

Policyholders’ Account Balances - Investment Contracts

Only the portion of policyholders’ account balances related to products that are investment contracts (those without significant mortality or morbidity risk) are reflected in the table above. For fixed deferred annuities fair values are derived using discounted projected cash flows based on interest rates that are representative of the Company’s financial strength ratings, and hence reflect the Company’s own nonperformance risk. For those balances that can be withdrawn by the customer at any time without prior notice or penalty, the fair value is the amount estimated to be payable to the customer as of the reporting date, which is generally the carrying value.

6.	Reinsurance

The Company has agreements that provide for reinsurance of certain policy-related risks. Under the agreements, premiums, contract charges, interest credited to policyholder funds, policy benefits and substantially all expenses are reinsured. The Company purchases reinsurance to limit aggregate and single losses on large risks. The Company cedes a portion of the mortality risk on certain life and long-term care policies under coinsurance agreements and yearly renewable term agreements. As of December 31, 2018 and December 31, 2017, approximately 88.2% and 99.8%, respectively, of the Company’s reinsurance recoverables are due from companies rated A- or better by S&P. ALIC represents approximately 73% of the Company’s reinsurance recoverables as of December 31, 2018 and 2017, respectively, and is supported by a comfort trust of approximately $5.9 billion as of December 31, 2018 and 2017.

The Company is party to an experience rated modified coinsurance and monthly renewal term reinsurance arrangement with an external reinsurer under which risk on certain universal life and fixed annuity products is transferred. No portion of the assets constituting the consideration has been transferred to the reinsurer. This agreement was structured to finance reserves on certain universal life and fixed annuity products, in exchange for a fee based on those reserves. The profit to the reinsurer expected on the modified coinsurance and monthly renewable term portions is returned through an experience refund. The Company has determined that this agreement does not fulfill the requirements of risk transfer under generally accepted accounting principles and is accounted for on a deposit method of accounting. As of December 31, 2018 and 2017, the Company had a deposit receivable and a modified coinsurance payable of $1.0 billion and $1.1 billion, respectively, related to this agreement.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

The effects of reinsurance on premiums earned and fee income from policyholders for the years ended December 31, 2018, 2017 and 2016 were as follows:

	2018	2017	2016
($ in thousands)
Direct	$1,246,952	$1,294,462	$1,328,917
Assumed	5,118	4,768	4,749
Ceded	(900,842)	(949,894)	(971,047)

Premiums and fee income, net of reinsurance	$351,228	$349,336	$362,619

The effects of reinsurance on return credited to policyholders’ account balances and policyholder benefits for the years ended December 31, 2018, 2017 and 2016 were as follows:

	2018	2017	2016
($ in thousands)
Direct	$1,519,057	$1,668,358	$1,643,710
Assumed	4,854	6,003	6,453
Ceded	(842,505)	(957,374)	(931,557)

Return credited to policyholders’ account balances and policyholders’ benefits, net of reinsurance	$681,406	$716,987	$718,606

7.	Income Taxes

The Company is party to a federal income tax allocation agreement (the “Tax Allocation Agreement”) with Lancaster Re. The Company and Lancaster Re file a separate life consolidated federal income tax return under Internal Revenue Code Section 1504 (c)(1).

The Company does not believe it has any uncertain tax positions for its federal income tax return that would be material to its financial condition, results of income, or cash flows. Therefore, the Company did not record a liability for unrecognized tax contingencies/benefits as of December 31, 2018 and 2017. As of December 31, 2018, there were no uncertain tax positions for which management believes it is reasonably possible that the total amounts of tax contingencies will significantly increase within 12 months of the reporting date. No amounts have been accrued for interest or penalties.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

The components of the deferred income tax assets and liabilities as of December 31, 2018 and 2017 were as follows:

	December 31, 2018	December 31, 2017
($ in thousands)
Deferred tax assets
Policyholder reserves	$1,319,161	$1,351,638
Deferred acquisition costs	64,394	50,739
Deferred financing costs	—	2,154
Investments	61,318	—
Other assets	7,611	3,800

Total deferred tax assets	$1,452,484	$1,408,331
Valuation allowance	(65,654)	—
Deferred tax assets, after valuation allowance	$1,386,830	$1,408,331

Deferred tax liabilities
Value of business acquired	$(32,397)	$(28,356)
Amounts recoverable from reinsurers	(1,383,677)	(1,347,620)
Intangibles	(1,092)	(1,092)
Investments	(533)	(54,605)
Other liabilities	(731)	(1,243)

Total deferred tax liabilities	$(1,418,430)	$(1,432,916)

Net deferred tax asset (liability)	$(31,600)	$(24,585)

The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance if necessary to reduce the deferred tax asset to an amount that is more likely than not expected to be realized. Considerable judgment is required in determining whether a valuation allowance is necessary, and if so, the amount of such valuation allowance. In evaluating the need for a valuation allowance the Company considers many factors, including: (1) the nature of the deferred tax assets and liabilities; (2) whether they are ordinary or capital; (3) in which tax jurisdictions they were generated and the timing of their reversal; (4) taxable income in prior carryback years as well as projected taxable earnings exclusive of reversing temporary differences and carryforwards; (5) the length of time that any tax attribute carryovers can be utilized in the various taxing jurisdictions; (6) any unique tax rules that would impact the utilization of the deferred tax assets; and (7) prudent and feasible tax planning strategies that the Company would employ to avoid a tax benefit from expiring unused. Management determined that as of December 31, 2018, the objective negative evidence represented by the Company’s recent losses outweighed the more subjective positive evidence and, as a result, recognized a full valuation allowance on its deferred tax assets relating to unrealized losses on fixed maturities. Adjustments to the valuation allowance will be made if there is a change in management’s assessment of the amount of deferred tax asset that is realizable. The Company had no valuation allowance as of December 31, 2017.

At December 31, 2018, the Company had $0.3 million of tax credit carryforwards and no net operating or capital loss carryforwards.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

A reconciliation of the statutory federal income tax rate to the effective income tax rate on income from operations for the years ended December 31, 2018, 2017 and 2016 were as follows:

	2018	2017	2016
($ in thousands)
Expected federal income tax expense (benefit)	$(15,662)	$(2,124)	$16,135
Dividends received deduction	(890)	(1,960)	(1,960)
Tax reform	—	(11,461)	—
Tax rate differential on capital loss carryback, etc.	(9,769)	—	—
Other	(523)	(268)	472

Total income tax expense	$(26,844)	$(15,813)	$14,647

On December 22, 2017, U.S. Tax Reform was enacted, which made significant changes to federal income tax laws, including, but not limited to: (1) reduction in the overall maximum corporate income tax rate from 35% to 21%; (2) changes to the computations for the dividends received deduction, tax reserves, and deferred acquisition costs; and (3) elimination of the net operating loss (“NOL”) carryback and limiting NOL carryforward deductions to 80% of taxable income for life insurance companies.

The SEC staff issued Staff Accounting Bulletin No. 118 (“SAB 118”) to address situations where a company does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting under ASC Topic 740 Income Taxes for certain income tax effects of Tax Reform for the reporting period of enactment. SAB 118 allows the Company to provide a provisional estimate of the impacts of Tax Reform during a measurement period similar to the measurement period used when accounting for business combinations. Adjustments to provisional estimates and additional impacts from Tax Reform must be recorded as they are identified during the measurement period as provided for in SAB 118. Because changes in tax laws are accounted for in the period of enactment, and in accordance with SAB 118, the Company provisionally remeasured its deferred tax assets and liabilities based on the 21% tax rate at which they are expected to reverse in the future and has recorded a tax benefit of $11.5 million as a discrete item in the prior year provision for income taxes. We do not anticipate any significant changes to the amounts recorded.

The Company does not yet know how these federal tax law changes may affect state and local income tax provisioning, but any such impacts are not considered material to the Company’s financial position or operating results.

The dividends received deduction (“DRD”) reduces the amount of dividend income subject to U.S. tax and is the primary component of the non-taxable investment income, and, as such, is a significant component of the difference between the Company’s effective tax rate and the federal statutory tax rate of 21%. Prior to U.S. Tax Reform, the DRD related to variable life insurance and annuity contracts was generally based on a company-specific percentage referred to as the company’s share. U.S. Tax Reform now specifies the calculation to a specific percentage subsequent to 2017. The actual current year DRD can vary from the estimate based on factors such as, but not limited to, changes in the amount of dividends received that are eligible for the DRD, changes in the amount of distributions received from mutual fund investments, changes in the account balances of variable life and annuity contracts, and the Company’s taxable income before the DRD.

The Company is subject to examination by U.S. federal, state, and local income tax authorities. While the Company is not currently under any examinations, tax years 2014 and forward are generally open and available for examination.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

8.	Future Policy Benefits and Other Policyholder Liabilities

Life insurance liabilities include reserves for death benefits and other policy benefits. As of December 31, 2018 and 2017, future policy benefits and other policyholder liabilities consisted of the following:

	December 31, 2018	December 31, 2017
($ in thousands)
Traditional life insurance	$1,612,347	$1,607,149
Immediate fixed annuities	411,410	466,723
Accident and health insurance	1,918,570	1,809,006
Equity indexed annuities	16,547	32,601
Other	1,501,239	1,594,571

Total	$5,460,113	$5,510,050

Future policy benefits are generally equal to the present value of future benefit payments and related expenses, less the present value of future net premiums. Assumptions as to mortality, morbidity and persistency are based on the Company’s experience, industry data, and/or other factors, when the basis of the reserve is established. Interest rates used in the determination of present values range from 2.5% to 6.0% for setting reserves.

Accident and health insurance future policy benefit reserves include gross unpaid claim reserves of $288.2 million and $256.7 million as of December 31, 2018 and 2017, respectively. These amounts are fully reinsured as of December 31, 2018 and 2017.

9.	Policyholder Account Balances

As of December 31, 2018 and 2017, policyholders’ account balances consisted of the following:

	December 31, 2018	December 31, 2017
($ in thousands)
Interest-sensitive life contracts	$5,559,712	$5,499,037
Individual annuities	4,240,012	4,761,155
Funding agreements	350,013	408,165
Other	8,170	8,554

Total policyholders’ account balances	$10,157,907	$10,676,911

Policyholders’ account balances represent an accumulation of account deposits plus credited interest less withdrawals, expenses and mortality charges, if applicable. These policyholders’ account balances also include provisions for benefits under non-life contingent payout annuities. Interest crediting rates range from 0.4% to 6.0% for interest sensitive contracts. Interest crediting rates for individual annuities range from 0.0% to 6.0%. Interest crediting rates for funding agreements range from 0.5% to 1.0%.

10.	Certain Nontraditional Long-Duration Contracts

The Company offered traditional variable annuity contracts through its separate accounts for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contractholder. The Company also offered variable annuity contracts with general and separate account options where the Company contractually guarantees to the contractholder a return of no less than total deposits made to the contract less any partial withdrawals (“return of net deposits”). In certain of these

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

variable annuity contracts, the Company also contractually guarantees to the contractholder a return of no less than (1) total deposits made to the contract less any partial withdrawals plus a minimum return (“minimum return”); and/or (2) the highest contract value on a specified date adjusted for any withdrawals (“contract value”). These guarantees include benefits that are payable in the event of death, annuitization or at specified dates during the accumulation period and withdrawal and income benefits payable during specified periods. The Company also issued annuity contracts with and without market value adjusted investment options (“MVAs”), which provide for a return of principal plus a fixed rate of return if held to maturity, or, alternatively, a “market adjusted value” if surrendered prior to maturity or if funds are allocated to other investment options. The market value adjustment may result in a gain or loss to the Company, depending on crediting rates or an indexed rate at surrender, as applicable. All of the risks associated with the Company’s variable annuity contracts are reinsured with external reinsurers.

In addition, the Company issued certain variable life, variable universal life and universal life contracts where the Company contractually guarantees to the contractholder a death benefit even when there is insufficient value to cover monthly mortality and expense charges, whereas otherwise the contract would typically lapse (“no lapse guarantee”). Variable life and variable universal life contracts are offered with general and separate account options similar to variable annuities.

The assets supporting the variable portion of both traditional variable annuities and certain variable contracts with guarantees are carried at fair value and reported as “Separate account assets” with an equivalent amount reported as “Separate account liabilities.” Amounts assessed against the contractholders for mortality, administration, and other services are included within revenue in fee income from policyholders and changes in liabilities for minimum guarantees are generally included in policyholder benefits in the Consolidated Statement of Operations and Comprehensive Income (Loss).

For those guarantees of benefits that are payable in the event of death, the net amount at risk is generally defined as the current guaranteed minimum death benefit in excess of the current account balance at the balance sheet date. The Company’s primary risk exposures for these contracts relates to actual deviations from, or changes to, the assumptions used in the original pricing of these products, including fixed income and equity market returns, contract lapses and contractholder mortality.

For guarantees of benefits that are payable at annuitization, the net amount at risk is generally defined as the present value of the minimum guaranteed annuity payments available to the contractholder determined in accordance with the terms of the contract in excess of the current account balance. The Company’s primary risk exposures for these contracts relates to actual deviations from, or changes to, the assumptions used in the original pricing of these products, including fixed income and equity market returns, benefit utilization, timing of annuitization, contract lapses and contractholder mortality.

For guarantees of benefits that are payable at withdrawal, the net amount at risk is generally defined as the present value of the minimum guaranteed withdrawal payments available to the contractholder determined in accordance with the terms of the contract in excess of the current account balance. For guarantees of accumulation balances, the net amount at risk is generally defined as the guaranteed minimum accumulation balance minus the current account balance. The Company’s primary risk exposures for these contracts relates to actual deviations from, or changes to, the assumptions used in the original pricing of these products, including equity market returns, interest rates, market volatility or contractholder behavior used in the original pricing of these products.

The Company’s contracts with guarantees may offer more than one type of guarantee in each contract; therefore, the amounts listed may not be mutually exclusive. The liabilities related to the net amount at risk are reflected within Future policy benefits and other policyholder liabilities or Policyholders’ account

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

balances. As of December 31, 2018 and 2017, the Company had the following guarantees associated with these contracts, by product and guarantee type:

	December 31, 2018
($ in millions)	In the Event of Death	At Annuitization/ Accumulation	For Cumulative Periodic Withdrawals	Accumulation at Specified Dates
Variable Annuity Contracts
Separate account value	$443.6	$98.2	$8.1	$40.4
Net amount at risk	$60.3	$14.8	$0.5	$6.3
Average attained age of contractholders	63 years	N/A	N/A	N/A
Weighted average waiting period until guarantee date	N/A	None	N/A	5 years
Variable Life, Variable Universal Life and Universal Life Contracts
No Lapse Guarantees
Separate account value	$320.3
General account value	$3,610.2
Net amount at risk	$64,931.8
Average attained age of contractholders	51 years

	December 31, 2017
($ in millions)	In the Event of Death	At Annuitization/ Accumulation	For Cumulative Periodic Withdrawals	Accumulation at Specified Dates
Variable Annuity Contracts
Separate account value	$543.4	$121.8	$9.9	$52.9
Net amount at risk	$44.1	$10.6	$0.1	$4.6
Average attained age of contractholders	62 years	N/A	N/A	N/A
Weighted average waiting period until guarantee date	N/A	None	N/A	5 years
Variable Life, Variable Universal Life and Universal Life Contracts
No Lapse Guarantees
Separate account value	$396.7
General account value	$3,687.9
Net amount at risk	$71,791.0
Average attained age of contractholders	50 years

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Liabilities for Guarantee Benefits

The liabilities for guaranteed minimum death benefits (“GMDB”) and secondary guarantees on interest-sensitive life and fixed annuities are included in Future policy benefits and other policyholder liabilities on the Consolidated Balance Sheet and the related changes in the liabilities are included in Policyholder benefits in the Consolidated Statements of Operations and Comprehensive Income (Loss) for the years ended December 31, 2018, 2017 and 2016. Guaranteed minimum income benefits (“GMIB”), guaranteed minimum withdrawal benefits (“GMWB”) and guaranteed minimum accumulation benefits (“GMAB”) features are accounted for as bifurcated embedded derivatives and are recorded at fair value within Policyholders’ account balances on the Consolidated Balance Sheet. The changes in general account liabilities for guarantees on variable contracts were as follows:

	GMDB	GMIB	GMWB/GMAB	Secondary Guarantees
($ in thousands)	Variable Annuity	Variable Annuity	Variable Annuity	Interest- Sensitive Life and Fixed Annuities	Total
Balance as of December 31, 2015	$8,844	$5,663	$7,814	$741,285	$763,606

Less: reinsurance recoverable	8,844	5,663	7,814	100,317	122,638

Net balance as of December 31, 2015	—	—	—	640,968	640,968
Incurred guarantee benefits	—	—	—	316,344	316,344
Paid guarantee benefits	—	—	—	(156,067)	(156,067)

Net change	—	—	—	160,277	160,277
Net balance as of December 31, 2016	—	—	—	801,245	801,245
Plus reinsurance recoverable	8,626	3,440	6,835	122,608	141,509

Balance as of December 31, 2016	$8,626	$3,440	$6,835	$923,853	$942,754

Less: reinsurance recoverable	8,626	3,440	6,835	122,608	141,509

Net balance as of December 31, 2016	—	—	—	801,245	801,245
Incurred guarantee benefits	—	—	—	309,455	309,455
Paid guarantee benefits	—	—	—	(151,946)	(151,946)

Net change	—	—	—	157,509	157,509
Net balance as of December 31, 2017	—	—	—	958,754	958,754
Plus reinsurance recoverable	7,516	2,248	4,670	149,618	164,052

Balance as of December 31, 2017	$7,516	$2,248	$4,670	$1,108,372	$1,122,806

Less: reinsurance recoverable	7,516	2,248	4,670	149,618	164,052

Net balance as of December 31, 2017	—	—	—	958,754	958,754
Incurred guarantee benefits	—	—	—	307,878	307,878
Paid guarantee benefits	—	—	—	(201,517)	(201,517)

Net change	—	—	—	106,361	106,361
Net balance as of December 31, 2018	—	—	—	1,065,115	1,065,115
Plus reinsurance recoverable	9,903	3,299	5,316	169,022	187,540

Balance as of December 31, 2018	$9,903	$3,299	$5,316	$1,234,137	$1,252,655

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

11.	Value of Business Acquired

The following changes to the VOBA asset occurred for the years ended December 31, 2018, 2017 and 2016:

($ in thousands)	2018	2017	2016
Balance at beginning of period	$135,031	$186,701	$247,702
Business acquired	—	—	—
Amortized to expense during the year (1)	(26,321)	(29,827)	(30,053)
Adjustment for unrealized investment losses during the year	45,560	(21,843)	(30,948)

Balance at end of year	$154,270	$135,031	$186,701

(1)	Amount is included in Operating and acquisition expenses on the Consolidated Statements of Operations and Other Comprehensive Income (Loss)

The estimated percentages of the VOBA balance to be amortized for the years indicated were as follows:

VOBA Amortization
2019	13%
2020	11%
2021	9%
2022	8%
2023 and thereafter	59%

12.	Commitments and Contingencies

Regulation and Compliance

The Company is subject to changing social, economic and regulatory conditions. From time to time, regulatory authorities or legislative bodies seek to impose additional regulations regarding agent and broker compensation, regulate the nature of and amount of investments, and otherwise expand overall regulation of insurance products and the insurance industry. The Company has established procedures and policies to facilitate compliance with laws and regulations, to foster prudent business operations, and to support financial reporting. The Company routinely reviews its practices to validate compliance with laws and regulations and with internal procedures and policies. As a result of these reviews, from time to time the Company may decide to modify some of its procedures and policies. Such modifications, and the reviews that led to them, may be accompanied by payments being made and costs being incurred. The ultimate changes and eventual effects of these actions on the Company’s business, if any, are uncertain.

The Company is currently being examined by certain states for compliance with unclaimed property laws, premium tax and market conduct compliance. It is possible that these examinations may result in additional payments to states and to changes in the Company’s practices and procedures, which could impact benefit payments, operating and acquisition expenses and reserves, among other consequences; however, it is not likely to have a material effect on the financial statements of the Company.

The Company is assessed amounts by the state guaranty funds to cover losses to policyholders of insolvent or rehabilitated insurance companies. Those mandatory assessments may be partially recovered through a reduction in future premium taxes in certain states. At December 31, 2018, the Company accrued $3.8 million for guaranty fund assessments which is expected to be offset by estimated future premium tax deductions of $3.4 million. At December 31, 2017, the Company accrued $3.3 million for guaranty fund assessments.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Litigation

The Company is involved from time to time in judicial, regulatory and arbitration proceedings concerning matters arising in connection with the conduct of its business. Management believes, based on currently available information, that the results of such proceedings, in the aggregate, will not have a material adverse effect on the Company’s financial condition. Given the inherent difficulty of predicting the outcome of the Company’s litigation and regulatory matters, particularly in cases or proceedings in which substantial or indeterminate damages or fines are sought, the Company cannot estimate losses or ranges of losses for cases or proceedings where there is only a reasonable possibility that a loss may be incurred. However, the Company believes that at the present time there are no pending or threatened lawsuits that are reasonably likely to have a material adverse effect on the consolidated financial position or results of operations.

In the normal course of its business, the Company has entered into agreements that include indemnities in favor of third parties, such as contracts with advisors and consultants, outsourcing agreements, information technology agreements and service agreements. The Company has also agreed to indemnify its directors, officers and employees in accordance with the Company’s by-laws. The Company believes any potential liability under these agreements is neither probable nor estimable. Therefore, the Company has not recorded any associated liability.

Pledged or Restricted Assets

The Company had the following restricted assets:

•	Certain bonds were on deposit with governmental authorities as required by law with market values of $8.4 million and $8.6 million at December 31, 2018 and 2017, respectively.

•	Derivative cash collateral received was reported as cash equivalents of $1.0 million and $0.3 million at December 31, 2018 and 2017, respectively.

•

Funds pledged on certain mortgage loans held in the investment portfolio to finance property improvements on underlying real estate totaling $4.8 million and $8.5 million at December 31, 2018 and 2017, respectively.

•

The Company is a member of the FHLB and is required to pledge collateral to back funding agreements issued to the FHLB. Assets with a market value of approximately $513.2 and $538.7 million were pledged as collateral to the FHLB as of December 31, 2018 and 2017, respectively.

13.	Regulatory Capital and Dividends

The Company prepares its statutory-basis financial statements in conformity with accounting practices prescribed or permitted by the State of Nebraska. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners (“NAIC”), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed.

The State of Nebraska requires insurance companies domiciled in its state to prepare statutory-basis financial statements in conformity with the NAIC Accounting Practices and Procedures Manual, subject to any deviations prescribed or permitted by the State of Nebraska Insurance Commissioner. Statutory accounting practices differ from GAAP primarily since they require establishing life insurance reserves based on different actuarial assumptions and valuing certain investments at amortized cost. Statutory accounting practices do not give recognition to purchase accounting adjustments.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Statutory net income was $36 million, $64 million, and $52 million for the years ended December 31, 2018, 2017 and 2016, respectively. Statutory capital and surplus was $380 million and $426 million as of December 31, 2018 and December 31, 2017, respectively.

Dividend Limitations

The ability of the Company to pay dividends is dependent on business conditions, income, cash requirements and other relevant factors. The payment of shareholder dividends by the Company without the prior approval of the Department of Insurance is limited to formula amounts based on net income and capital and surplus, determined in conformity with statutory accounting practices, as well as, the timing and amount of dividends paid in the preceding twelve months. In connection with HoldCo’s acquisition of Lincoln Benefit, prior approval of the Nebraska Director of Insurance is required for the Company for any dividend or distribution for five years subsequent to April 1, 2014. The Company paid dividends of $15.0 million, $70.0 million, and $42.0 million during the years ended December 31, 2018, 2017 and 2016, respectively.

Other

Under state insurance laws, insurance companies are required to maintain paid up capital of not less than the minimum capital requirement applicable to the types of insurance they are authorized to write. Insurance companies are also subject to risk-based capital (“RBC”) requirements adopted by state insurance regulators. A company’s “authorized control level RBC” is calculated using various factors applied to certain financial balances and activity. Companies that do not maintain statutory capital and surplus at a level in excess of the company action level RBC, which is two times authorized control level RBC, are required to take specified actions. Company action level RBC is significantly in excess of the minimum capital requirements.

14.	Leases

The Company has a lease agreement to lease office space under a non-cancellable operating lease agreement.

The minimum aggregate rental commitments as of December 31, 2018 were as follows:

($ in thousands)
2019	$230
2020	218
2021	224
2022	229
2023	235
All future years	529

Aggregate total	$1,665

15.	Related Parties

Under the management services agreement with HoldCo, HoldCo and Lincoln Benefit provide services to each other including but not limited to compliance, legal, risk management, accounting and reporting, treasury, tax and other management related services. Services are provided at cost. HoldCo provided $22.4 million, $18.9 million, and $14.1 million in services to Lincoln Benefit for the years ended December 31, 2018, 2017 and 2016, respectively.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

The Company has a Fee Letter (the “Fee Letter”) with Lanis LLC (“Lanis”) pursuant to which the Company will pay Lanis the risk spread due on the Vehicle Note issued by Lanis to Lancaster Re. The total expense related to this risk spread for the years ended December 31, 2018, 2017 and 2016 was approximately $8.3 million, 7.8 million, and $7.3 million, respectively.

The Company reported the following receivables/ (payables) to affiliates as of December 31, 2018 and 2017:

($ in thousands)	December 31, 2018	December 31, 2017
HoldCo	$(5,288)	$(4,715)
Lanis	$(2,131)	$(2,015)

Intercompany receivable and payable balances are evaluated on an individual company basis. Intercompany balances are generally settled quarterly.

The Company’s stock was pledged as collateral on HoldCo’s term loan agreement with a syndicate of lenders (“Term Loan”). The Term Loan was paid off in 2018.

On April 1, 2014, the Company and HoldCo entered into a Letter Agreement whereby from and after the fifth anniversary of the date of the agreement, if the Company makes any payment pursuant to the Fee Letter, within ten business days of such payment by the Company, HoldCo shall reimburse the Company in cash in an amount equal to such payment by the Company.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Schedule I Summary of Investments Other Than Investments in Related Parties

December 31, 2018	Amortized Cost	Fair Value	Amount at which shown in the Consolidated Balance Sheet
($ in thousands)
Type of Investment
Fixed maturities:
Available for sale
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$305,336	$301,926	$301,926
Obligations of U.S. States and Political Subdivisions	747,872	762,465	762,465
Foreign government	22,476	19,977	19,977
All other corporate bonds	5,830,098	5,524,406	5,524,406
ABS	404,935	392,045	392,045
CMBS	307,430	300,967	300,967
RMBS	83,965	87,688	87,688
Redeemable preferred stock	14,800	14,800	14,800

Total fixed maturities, available for sale	$7,716,912	$7,404,274	$7,404,274
Trading securities	194,785	197,651	197,651
Fair value option securities	10,603	10,028	10,028

Total fixed maturities	$7,922,300	$7,611,953	$7,611,953
Other securities:
Common stock	$6,988	$6,988	$6,988
Commercial mortgage loans	853,073	852,034	853,073
Derivatives	13,527	2,976	2,976
Policy loans	176,782	176,782	176,782
Short-term investments	269,016	269,016	269,016

Total other securities	$1,319,386	$1,307,796	$1,308,835

Total investments	$9,241,686	$8,919,749	$8,920,788

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Schedule IV – Reinsurance

($ in thousands)	Gross Amount	Ceded to Other Companies	Assumed from Other Companies	Net Amount	Percentage of Amount Assumed to Net
Year Ended December 31, 2018
Life insurance in force	$320,394,583	$315,936,427	$3,945,946	$8,404,102	47.0%

Premiums and contract charges:
Life and annuities	$1,189,749	$(845,346)	$5,118	$349,521	1.5%
Accident and health insurance	57,203	(55,496)	—	1,707	0.0%

	$1,246,952	$(900,842)	$5,118	$351,228	1.5%

Year Ended December 31, 2017
Life insurance in force	$343,103,636	$338,144,016	$4,049,125	$9,008,745	44.9%

Premiums and contract charges:
Life and annuities	$1,236,410	$(895,505)	$4,768	$345,673	1.4%
Accident and health insurance	58,052	(54,389)	—	3,663	0.0%

	$1,294,462	$(949,894)	$4,768	$349,336	1.4%

Year Ended December 31, 2016
Life insurance in force	$365,008,309	$359,316,014	$4,180,222	$9,872,516	42.3%

Premiums and contract charges:
Life and annuities	$1,270,770	$(918,414)	$4,749	$357,105	1.3%
Accident and health insurance	58,147	(52,633)	—	5,514	0.0%

	$1,328,917	$(971,047)	$4,749	$362,619	1.3%

No reinsurance or coinsurance income was netted against premiums ceded in the years ended December 31, 2018, 2017 and 2016.

Item 11(f).	Selected Financial Data

	5-YEAR SUMMARY OF SELECTED FINANCIAL DATA
	Successor Period*					Predecessor Period*
($ in millions)	2018	2017	2016	2015	For the period from April 1, 2014 through December 31, 2014	For the period from January 1, 2014 through March 31, 2014
Operating results
Net investment income	$380.8	$401.1	$397.1	$398.9	$288.6	$2.4
Realized capital gains and (losses)	(53.3)	38.1	73.7	113.5	46.1	0.3
Total Revenues	678.8	788.6	833.4	875.2	614.2	2.6
Net income (loss)	(47.7)	9.7	31.5	82.7	30.7	1.7
Financial position
Investments	$8,920.8	$9,966.2	$10,001.0	$9,845.1	$11,088.5	$—
Total assets	18,918.1	20,064.3	19,794.5	19,562.7	20,710.5	—
Future policy benefits, other policyholder liabilities and policyholders’ account balances	15,618.0	16,187.0	16,047.2	15,878.2	16,293.2	—
Shareholder’s equity	150.1	491.2	442.5	334.5	679.0	—

*

On April 1, 2014, all of the capital stock in Lincoln Benefit was acquired by LBL HoldCo II, Inc. (formerly Resolution Life, Inc.) (the “Acquisition”). Due to the Acquisition and the application of push-down accounting, different bases of accounting have been used to prepare the Predecessor and Successor financial statements. A black line separates the Predecessor and Successor financial statements above to highlight the lack of comparability between those two periods.

Item 11(h).	Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion reviews Lincoln Benefit’s financial condition and results of operations, including liquidity and capital resources, for the periods covered by the audited GAAP-basis financial statements included in this report. Historical information is presented and discussed and, where appropriate, factors that may affect future financial performance are also identified and discussed. The information included herein contains certain forward-looking statements with respect to the results of operations, businesses and financial condition of the Lincoln Benefit made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Whenever used in this report, words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “believe,” “project,” “target,” “will,” “shall,” “could,” “may” and other words of similar meaning are intended to identify such forward-looking statements. These forward-looking statements are based on current expectations and involve a number of risks and uncertainties that are difficult to predict.

Given these risks and uncertainties, you should not place undue reliance on management’s forward-looking statements as a prediction of actual results. Additionally, management’s forward-looking statements represent management’s views only as of the date of this report. Lincoln Benefit undertakes no commitment to revise or update any forward-looking statements as a result of new information, future events or developments, except as required by law. For a more complete description of the various risks, uncertainties, and other factors that could affect future results, see “ Risk Factors.”

OVERVIEW

The following discussion highlights significant factors influencing the financial position and results of operations of Lincoln Benefit. It should be read in conjunction with the financial statements and related notes found under Item 11(e) contained herein. We operate as a single segment entity, based on the manner in which we use financial information to evaluate business performance and to determine the allocation of resources.

The most important factors we monitor to evaluate the financial condition and performance of our Company include:

•

For operations: premiums, benefits paid, contract charges, amounts ceded to reinsurers and return on investments including exposure to market risk, credit quality/experience, net investment income, cash flows, realized capital gains and losses, unrealized capital gains and losses, stability of long-term returns, and asset/liability duration (“asset duration”).

•	For financial condition: risk based capital ratios and stress testing of overall capital position.

APPLICATION OF CRITICAL ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires the application of accounting policies that often involve a significant degree of judgment. Management, on an ongoing basis, reviews estimates and assumptions used in the preparation of financial statements. If management determines that modifications in assumptions and estimates are appropriate given current facts and circumstances, the Company’s results of operations and financial position as reported in the Consolidated Financial Statements could change significantly.

Management believes the critical accounting policies relating to the following areas are most dependent on the application of estimates, assumptions and judgments:

•	Future policy benefits and other policyholder liabilities

•	Value of business acquired (“VOBA”)

•	Investments — Impairments and Fair Value Measurements

•	Income Taxes

•	Reserves for Contingencies

Future Policy Benefits and Other Policyholder Liabilities

Policy liabilities are established for future policy benefits on certain annuity, life, and long term care policies. Such liabilities are established in amounts adequate to meet the estimated future obligations of policies in-force. Changes in policy and contract claims are recorded in policyholder benefits, in the Consolidated Statements of Operations and Comprehensive Income (Loss).

For ASC 944-20 products, benefit reserves are computed using the net level premium method for individual life, annuity and long-term care policies, and are based upon estimates as to future investment yield, mortality and lapse that include provisions for adverse deviation that were prevalent at the time the reserve was initially established. Mortality, morbidity and lapse assumptions for all policies are based on the Company’s own experience and industry developments.

Liabilities for outstanding claims and claims adjustment expenses are estimates of payments to be made on life and health insurance contracts for reported claims and claims adjustment expenses. A liability is also held for claims adjustment expenses incurred but not reported as of the balance sheet date. These liabilities are determined using case basis evaluations and statistical analyses and represent estimates of the ultimate cost of all claims incurred but not paid. These estimates are continually reviewed and adjusted as necessary; such adjustments are reflected in current operations.

Future policy benefit reserves for fixed indexed annuity policies with returns linked to the performance of a specified market index are equal to the excess of the sum of the fair value of the embedded derivative and the host (or guaranteed) component over the policyholder account balance. The change in the fair value of the embedded derivative is linked primarily to the performance of the equity option. The host value is established as of the date of acquisition and is equal to the total account value, plus the value of the unexpired options at the date of acquisition, less the embedded derivative, and accreted over the policy’s life at a constant rate of interest.

Future policy benefits reserves for the portion of fixed indexed annuities earning a fixed rate of interest and other deferred annuity products are computed under a retrospective deposit method and represent policyholders’ account balances before applicable surrender charges.

The Company holds additional liabilities for its no lapse guarantees (associated with universal life policies), its guaranteed minimum death benefits (“GMDB”) associated with its variable universal life business, and guaranteed minimum withdrawal benefits (“GMWB”) associated with fixed annuities, which are accounted for in accordance with ASC 944-20, Financial Services — Insurance Activities. The Company’s reserves related to guaranteed minimum income benefits (“GMIB”), guaranteed minimum accumulation benefits (“GMAB”), and GMWB associated with variable annuities are ceded to third party reinsurers with a small amount of retained GMWB coverage related to equity indexed annuities.

Policy liabilities and accruals are based on the various estimates discussed above. Although the adequacy of these amounts cannot be assured, the Company believes that policy liabilities and accruals will be sufficient to meet future obligations of policies in-force. The amount of liabilities and accruals, however, could be revised if the estimates discussed above are revised.

Sensitivity for Future Policy Benefit Reserves

The Company’s liability for future policy benefits also includes reserves based on the present value of estimated future payments to or on behalf of contractholders, where the timing and amount of payment depends on policyholder mortality. Expected mortality is generally based on the Company’s experience, industry data, and/or other factors. Interest rate assumptions are based on factors such as market conditions and expected investment returns. After the initial establishment of reserves, premium deficiency and loss recognition tests are performed using best estimate assumptions as of the testing date without provisions for adverse deviation. When the liabilities for future policy benefits plus the present value of expected future gross premiums at an acquisition deal level are insufficient to provide for expected future policy benefits and expenses for that line of business (i.e., reserves net of any VOBA asset), any provisions for adverse deviation (“PAD”), if material, would be released, then VOBA would be written off, and then, if required, a premium deficiency reserve would be established by a charge to earnings.

Value of Business Acquired

In conjunction with the acquisition of a block of insurance policies or investment contracts, a portion of the purchase price is allocated to the right to receive future gross profits from the acquired insurance policies or investment contracts. This intangible asset, called value of business acquired (“VOBA”), represents the estimated present value of future profits from the acquired policies. The estimated present value of future cash flows is based on certain assumptions, including mortality, persistency, expenses, and interest rates that the Company expects to experience in future years. For interest sensitive products, VOBA is amortized over the life of the policies in relation to the emergence of estimated gross profits (“EGP”) from margins on mortality, interest, expenses, and surrenders, all of which are net of reinsurance and include actual realized gains and losses on investments. For non-interest sensitive products, such as term life insurance, VOBA is amortized in relation to premium. VOBA is reviewed periodically for loss recognition to ensure that the unamortized balance is recoverable from future earnings from the business. For certain contracts, this evaluation is performed as part of our premium deficiency testing. The carrying amount of VOBA is adjusted for the effects of realized and unrealized gains and losses on debt securities classified as available-for-sale.

Annual assumptions review and quarterly adjustments

Annually, we perform a comprehensive review of the assumptions used in estimating gross profits for future periods. We perform our annual review of assumptions during the third quarter.

Updates to assumptions may cause significant variability in amortization expense in the future. The impact on our results of operations of changes in lapse experience, mortality and revisions to expected future rates of return on investments can be offsetting and therefore we are unable to predict their movement or offsetting impact over time.

The quarterly adjustments for current period experience reflect the impact of differences between actual gross profits for a given period and the previously estimated EGPs for that period. To the extent each period’s actual experience differs from the previous estimate for that period, the assumed level of total gross profits may change. In these cases, we recognize a cumulative adjustment to all previous periods’ amortization, also referred to as an experience true-up adjustment.

VOBA Sensitivities

For our equity-indexed annuity, variable life, and universal life policies, a significant portion of our gross profits is derived from interest and mortality margins. As a result, our estimates of future gross profits are significantly influenced by our interest and mortality assumptions. Our mortality assumptions are used to estimate future death claims over the life of these policies and may be developed based on Company experience, industry experience and other factors. Unless a material change in mortality experience that we feel is indicative of a long term trend is observed in an interim period, we generally update our mortality assumptions annually in the third quarter. Updates to our mortality assumptions in future periods could have a significant adverse or favorable effect on our results of operations.

The following table provides a demonstration of the sensitivity of the VOBA balance relative to our future interest and mortality assumptions by quantifying the adjustments that would be required, assuming both an increase and decrease in our future interest and mortality margin by 10%. The information below is for illustrative purposes only and reflects only the direct effect of changes in our interest and mortality margin on the VOBA balance as of December 31, 2018 and 2017, and net income for the years then ended:

	December 31, 2018	December 31, 2017
($ in millions)
Decrease in future interest and mortality margin by 10%	$(7.3)	$(6.4)
Increase in future interest and mortality margin by 10%	$6.5	$5.7

In addition to the impacts of interest and mortality experience relative to our assumptions, other factors may also drive variability in amortization expense, particularly when our annual assumption updates are performed. As noted above, however, the impact on our results of operations of changes in these assumptions can be offsetting and we are unable to predict their movement or offsetting impact over time.

Valuation of Investments, Including Derivatives, and the Recognition of Other-than-Temporary Impairments

Our investment portfolio consists of public and private fixed maturity securities, commercial mortgage and other loans, other invested assets and derivative financial instruments. Derivatives are financial instruments whose values are derived from interest rates, financial indices or the values of securities. The derivative financial instruments we generally use are futures and options. Management believes the following accounting policies related to investments, including derivatives, are most dependent on the application of estimates and assumptions. Each of these policies is discussed further within other relevant disclosures related to the investments and derivatives, as referenced below:

•	Valuation of investments, including derivatives;

•	Recognition of other-than-temporary impairments; and

•	Determination of the valuation allowance for losses on commercial mortgage and other loans.

We present at fair value in the statements of financial position our investments classified as available-for-sale, including fixed maturities, derivatives, and embedded derivatives. For additional information regarding the key estimates and assumptions surrounding the determination of fair value of fixed maturity and equity securities, as well as derivative instruments, embedded derivatives and other investments, see Notes 2 and 5 to the Consolidated Financial Statements.

For our investments classified as available-for-sale, the impact of changes in fair value is recorded as an unrealized gain or loss in Accumulated other comprehensive income (loss), net (“AOCI”), a separate component of equity. For a discussion of our policies regarding other-than-temporary declines in investment value and the related methodology for recording other-than-temporary impairments of fixed maturity and equity securities, see Note 2 to the Consolidated Financial Statements.

Commercial mortgage loans (“CMLs”) are carried at amortized cost using the effective interest rate method. CMLs held by the Company are diversified by property type and geographic area throughout the U.S. CMLs are considered impaired when it is probable that the Company will not collect amounts due according to the terms of the original loan agreement. The Company assesses the impairment of loans individually for all loans in the portfolio. The Company estimates the fair value of the underlying collateral using internal valuations generally based on discounted cash flow analyses. The Company estimates an allowance for losses representing potential credit losses embedded in the CML portfolio. The estimate is based on a consistently applied analysis of the loan portfolio and takes into consideration all available information, including industry, geographical, economic and political factors.

Income Taxes

Income taxes represent the net amount of income taxes that the Company expects to pay to or receive from various taxing jurisdictions in connection with its operations. The Company provides for Federal and state income taxes currently payable, as well as those deferred due to temporary differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured at the balance sheet date using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse. The realization of deferred tax assets depends upon the existence of sufficient taxable income within the carryforward periods under the tax law in the applicable jurisdiction. Valuation allowances are established when management determines, based on available information, that it is more likely than not that deferred tax assets will not be realized. Management considers all available evidence including past operating results, the existence of cumulative losses in the most recent years, forecasted earnings, future taxable income and prudent and feasible tax planning strategies. The Company’s accounting for income taxes represents management’s best estimate of the tax consequences of various events and transactions.

Significant management judgment is required in determining the provision for income taxes and deferred tax assets and liabilities, and in evaluating the Company’s tax positions including evaluating uncertainties under the guidance for Accounting for Uncertainty in Income taxes. Under the guidance, the Company determines whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. The Company’s liability for income taxes includes the liability for unrecognized tax benefits and interest that relate to tax years still subject to review by the Internal Revenue Service (“IRS”) or other taxing authorities. We do not anticipate any significant changes within the next 12 months to our total unrecognized tax benefits related to tax years for which the statute of limitations has not expired.

Reserves for Contingencies

A contingency is an existing condition that involves a degree of uncertainty that will ultimately be resolved upon the occurrence of future events. Under GAAP, reserves for contingencies are required to be established when the future event is probable and its impact can be reasonably estimated, such as in connection with an unresolved legal matter. The initial reserve reflects management’s best estimate of the probable cost of ultimate resolution of the matter and is revised accordingly as facts and circumstances change and, ultimately, when the matter is brought to closure.

OPERATIONS

Overview and strategy. Prior to July 18, 2013, we sold interest-sensitive, traditional and variable life insurance, and fixed annuities including deferred and immediate through independent master brokerage agencies. On April 1, 2014, all of the capital stock in Lincoln Benefit was acquired by LBL HoldCo II, Inc. from Allstate Life Insurance Company (“ALIC”) (the “Acquisition”). In July 2013, we ceased soliciting and selling new policies through our independent agent channel. In 2017, we ceased new policy issuances through the Allstate exclusive agency channel.

In connection with the Acquisition, LBL HoldCo II, Inc. and ALIC entered into a Transition Services Agreement (the “TSA”) and Administration Services Agreement (“ASA”), pursuant to which ALIC continues to provide certain administrative services to the Company. In 2015, the administration of our deferred annuity and life business was outsourced to unaffiliated third-party service providers, SE2, LLC and Alliance–One Services, Inc. ALIC continues to administer business sold through the Allstate exclusive agency channel and business sold through this channel is fully reinsured with ALIC.

In April 2014, Lincoln Benefit entered into two transactions with Hannover Re. The first transaction provided financing for a portion of our statutory reserves associated with our universal life business with no-lapse guarantees and our level premium term life business (the “AXXX/XXX Financing”). The second transaction involved a reinsurance agreement with Hannover Re, structured on a combined modified coinsurance and monthly renewable term reinsurance basis.

Financial Position

The following table outlines amounts reported in the Company’s Balance Sheet as of December 31, 2018 and 2017:

($ in millions)	December 31, 2018	December 31, 2017
Assets
Cash and invested assets	$8,927.0	$10,045.0
Reinsurance recoverables	6,659.9	6,501.7
Valuation of business acquired (“VOBA”)	154.3	135.0
Deposit receivable	1,029.7	1,111.6
Other assets	880.4	810.6
Separate account assets	1,266.9	1,460.4

Total Assets	$18,918.2	$20,064.3

Liabilities
Future policy benefits	5,460.1	5,510.1
Policyholders’ account balances	10,158.0	10,676.9
ModCo payable	1,029.7	1,111.6
Long-term debt	736.5	695.0
Other liabilities	116.9	119.1
Separate account liabilities	1,266.9	1,460.4

Total Liabilities	$18,768.1	$19,573.1

($ in millions)	December 31, 2018	December 31, 2017
Shareholder’s Equity
Common stock	2.5	2.5
Additional paid-in capital	593.6	593.6
Accumulated other comprehensive income	(196.0)	72.8
Retained earnings	(250.0)	(177.7)

Total Shareholder’s Equity	$150.1	$491.2

Total Liabilities and Shareholder’s Equity	$18,918.2	$20,064.3

December 31, 2018 vs. December 31, 2017

Assets

Total assets decreased by $1.1 billion, from $20.1 billion at December 31, 2017 to $18.9 billion at December 31, 2018. The decrease in total assets is a function of continued runoff of our closed block of business and a decline in fixed maturities and separate account assets, primarily related to the increase in interest rates and decline in equity markets in 2018. This decrease was offset by an increase in the Company’s reinsurance recoverables, primarily from the growth in account balances.

Significant variances are as follows:

Cash and invested assets decreased by $1.1 billion from $10.0 billion at December 31, 2017 to $8.9 billion at December 31, 2018. The significant components of this balance and related increase are described below.

The Company’s fixed maturities bond portfolio decreased by $0.9 billion from $8.5 billion at December 31, 2017 to $7.6 billion at December 31, 2018. The decrease is primarily a function of interest rate movements and the resulting increase in net unrealized losses in the current year. The fixed maturities bond portfolio is comprised of approximately 80% of publicly traded securities and approximately 20% in privately placed issuances.

Mortgage loans decreased by $190.1 million from $1.0 billion at December 31, 2017 to $0.9 billion at December 31, 2018. The decrease is related to maturing mortgage loans, paydowns and prepayments offset by new originations.

Policy loans decreased by $1.6 million from $178.4 million at December 31, 2017 to $176.8 million at December 31, 2018. These balances are expected to continue to decline over time in conjunction with the runoff of the retained policies.

Other invested assets primarily consist of derivative balances. Derivatives decreased by $18.0 million from $21.0 million at December 31, 2017 to $3.0 million at December 31, 2018. These balances are comprised primarily of options and futures that are used to economically hedge the market risk inherent in the Company’s equity-indexed products. These assets are carried at fair value with changes in fair value recognized as realized investment gains or losses for GAAP reporting purposes. The decrease in these balances is primarily related to the equity market movement in 2018.

Cash and short-term investments increased by $6.0 million from $269.2 million at December 31, 2017 to $275.2 million at December 31, 2018. The amount invested in cash and short-term investments fluctuates based on liquidity needs and the timing of investment decisions. Overall, short-term investments and cash range from 1% to 3% of overall invested assets.

Reinsurance recoverables arise under GAAP because reinsurance contracts do not relieve the ceding company of legal liability to contractholders, and therefore the ceding company is required to report reinsurance recoverables arising from these contracts separately as an asset while the policyholder liabilities ceded under these contracts are reported as future policyholder benefits or policyholder account balances.

Reinsurance recoverables increased by $158.2 million from $6.5 billion at December 31, 2017 to $6.7 billion as of December 31, 2018. This increase is primarily related to growth in long-term care reserves ceded to Employees Reinsurance Corporation and growth in policyholder account balances ceded to ALIC.

Additionally, the Company maintains reinsurance to limit aggregate and single losses on large risks. The Company cedes a portion of the mortality risk on certain life and long-term care policies under coinsurance and yearly renewable term agreements to non-affiliated reinsurers.

Valuation of Business Acquired (“VOBA”) arises because at the Acquisition date, the assets acquired and liabilities assumed generally are required to be measured at fair value. Fair value for financial reporting purposes is defined in ASC 820 (“Fair Value Measurements and Disclosures”). ASC 820 emphasizes that fair value is a market participant-based exit price measurement, and not an entity-specific measurement.

Once it has been determined that an asset exists, the VOBA as of the Acquisition date is a part of the business combination, and this asset is measured at fair value in accordance with ASC 820 (i.e., the price that would be received to sell the asset in an ordinary transaction between market participants).

The actuarial appraisal method was used to determine the VOBA by lines of business and resulted in a total VOBA of $290.8 million at the acquisition date. This was determined by projecting the present value of after tax statutory profits, discounted at a risk discount rate (“RDR”) of 12% and adjusted by projected cost of capital. This was compared to a fair deal RDR between 10% and 16% and determined to create a collar of reasonable values around this central value. This statutory value is then converted to VOBA by adjusting for GAAP to statutory accounting differences.

VOBA increased by $19.3 million from $135.0 million at December 31, 2017 to $154.3 million at December 31, 2018. The increase is a function of amortization of $26.3 million and the adjustment for net unrealized investment losses of $45.6 million during the year. VOBA balances before the impact of net unrealized gains were $151.0 million and $124.7 million at December 31, 2017 and December 31, 2018, respectively.

Deposit receivable and ModCo Payable decreased by $81.9 million from $1.1 billion at December 31, 2017 to $1.0 billion at December 31, 2018. The deposit receivable and ModCo payable arise from the modified coinsurance/monthly renewable term reinsurance agreement entered into with Hannover Re. For GAAP reporting purposes, a reinsurance transaction must pass significant risk to the reinsurer for a company to record a credit for liabilities ceded. The Company has determined that the reinsurance transaction with Hannover Re does not pass GAAP risk transfer requirements and therefore must account for the transaction under deposit accounting principles. Under deposit accounting, the Company is required to establish a Deposit Receivable asset on the balance sheet that represents the reinsurance recoverable with an offsetting ModCo Liability for the same amount. The decrease in the balance is consistent with the runoff of the reinsured blocks of business. We will continue to see these balances decline as the annuity blocks run off.

Other assets increased by $69.8 million from $810.6 million at December 31, 2017 to $880.4 million at December 31, 2018. The balance is primarily comprised of the intercompany note, or “Vehicle Note” that the Company entered into on April 1, 2014 with its affiliate Lanis LLC (“Lanis”) in the initial amount of $513.0 million. The Vehicle Note balance increased by $41.5 million from $695.0 million at December 31, 2017 to $736.5 million at December 31, 2018. Please see the discussion on the related Surplus Note in the Long Term Debt section below.

Separate Account assets and liabilities decreased by $193.5 million from $1.5 billion at December 31, 2017 to $1.3 billion at December 31, 2018. This decrease was primarily driven by variable annuity surrenders and benefits paid during the year and decreased investment income related to equity market depreciation in 2018.

The assets of Separate Accounts are carried at fair value for GAAP. Separate Accounts liabilities represent the contractholders’ claims to the related assets and are carried at the fair value of the assets. In the event the asset values of certain contractholder accounts are projected to be below the value guaranteed by the Company, a liability is established through a charge to earnings.

Lincoln Benefit’s variable annuity business and a portion of the Variable Life business are reinsured by ALIC under an existing reinsurance agreement between Lincoln Benefit and ALIC. As of December 31, 2018 and 2017, all assets of the Separate Accounts that support the variable annuity and variable life business were legally insulated.

Liabilities

Total liabilities decreased by $771.8 million, from $19.6 billion at December 31, 2017 to $18.8 billion at December 31, 2018. The decrease consists of the following components:

Future policy benefits decreased by $50.0 million from $5.5 billion at December 31, 2017 to $5.4 billion at December 31, 2018. Such liabilities are established to meet the estimated future obligations of policies in-force. The decrease in these liabilities is primarily related to the movement in the shadow reserve associated with secondary guarantees on universal life policies as a result of the rise in interest rates in 2018, offset by an increase in claim recoverables, long-term care reserves and for payout annuities due to new annuitizations. Also included here are the amounts ultimately ceded to ALIC and other third party reinsurers.

Policyholders’ Account Balances decreased by $518.9 million, from $10.7 billion at December 31, 2017 to $10.2 billion at December 31, 2018 as a result of policyholder maturities and surrenders. Policyholders’ account balances represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life insurance and fixed annuities, and are comprised of cumulative deposits received and interest credited to the contractholder less cumulative contract benefits, surrenders, withdrawals and contract charges for mortality or administrative expenses.

The Company holds additional liabilities for GMIB associated with variable annuities (and a small amount of GMDB associated with variable life business), which are accounted for in accordance with ASC 944-20, Financial Services — Insurance Activities. The reserves for certain living benefit features, including GMAB and GMWB are accounted for as embedded derivatives, with fair values calculated as the present value of expected future benefit payments to contractholders less the present value of assessed rider fees attributable to the embedded derivative feature. This methodology could result in either a liability or contra-liability balance, given changing capital market conditions and various actuarial assumptions. The Company’s GMIB, GMAB and GMWB reserves are ceded to external reinsurers (with a small amount of retained GMWB coverage related to equity indexed annuities). For additional information regarding the valuation of these optional living benefit features, see Note 10 to the Consolidated Financial Statements.

Long-Term Debt increased by $41.5 million from $695.0 million at December 31, 2017 to $736.5 million at December 31, 2018. This balance represents a surplus note that was initially issued on April 1, 2014 in the amount of $513.0 million. With the Department of Insurance approval, Lancaster Re issued a variable funding Surplus Note (the “Surplus Note”) to its affiliate, Lanis, for $513.0 million and acquired from Lanis a Vehicle Note (the “Vehicle Note”) for $513.0 million. The Vehicle Note is held to support a portion of Lancaster Re’s reinsurance obligations and has been authorized as an acceptable form of reinsurance collateral pursuant to Nebraska Statutes.

With Department of Insurance pre-approval, (i) the Surplus Note is increased each quarter with a corresponding increase in the Vehicle Note, and (ii) interest on the Surplus Note for the prior quarter is paid on the first day of each subsequent quarter at a rate consistent with the rate received on the Vehicle Note of 4%. The Surplus Note and Vehicle Note increased by $41.5 million in 2018, primarily related to the increase in statutory universal life secondary guarantee reserves and term reserves. The Surplus Note is unsecured and subordinated to all present and future indebtedness, policy claims and other creditor claims of Lancaster Re.

Other liabilities decreased by $2.2 million from $119.1 million at December 31, 2017 to $116.9 million at December 31, 2018. This balance consists of various policyholder related liabilities, other liability balances related to general expenses, the net deferred tax liability, unsettled trades, etc. The decrease in this balance is comprised of decrease in the net deferred tax liability and payable for securities offset by an increase in book overdrafts.

Results of Operations

The following table outlines amounts reported in Net Income (Loss):

($ in millions)	2018	2017	2016
Income (Loss) Before Federal Income Tax	$(74.6)	$(6.1)	$46.1
Federal Income Tax Expense (Benefit)	(26.8)	(15.8)	14.6

Net Income (Loss)	$(47.8)	$9.7	$31.5

Other Comprehensive Income (Loss) (“OCI”)	(278.3)	109.0	118.5

Comprehensive Income (Loss)	$(326.1)	$118.7	$150.0

Results of Operations

For the Year Ended December 31, 2018

Net loss of $47.8 million was primarily derived from product margins and net realized capital losses, offset by tax benefits resulting from these losses. Net realized capital losses resulted from asset-liability management initiatives and credit-related impairments. The loss before federal income tax of $74.6 million was derived from product margins and net realized capital losses. Product margins include investment margins earned on annuity and life products, mortality margins earned on life products, and minimal surrender and expense margins associated with all products. In 2018, the mortality margin decreased due to changes to future assumptions.

Other comprehensive loss of $278.3 million for the year ended December 31, 2018 was primarily related to the increase in net unrealized losses on fixed maturities of $566.0 resulting from higher interest rates, partially offset by shadow adjustments related to VOBA and SOP 03-01 liabilities of $296.8 million, and tax effect of $9.1 million. The Company established a deferred tax asset valuation allowance of $65.7 million relating to net unrealized losses in 2018.

For the Year Ended December 31, 2017

Net income of $9.7 million was primarily derived from the tax benefit resulting from the enactment of the new tax legislation in 2017. The loss before federal income tax of $6.1 million was derived from product margins offset by net realized capital gains. Product margins include investment margins earned on annuity and life products, mortality margins earned on life products, and minimal surrender and expense margins associated with all products. In 2017, the mortality margin decreased due to changes to future assumptions and net realized capital gains were lower than the prior year.

Other comprehensive income of $109.0 million for the year ended December 31, 2017 was primarily related to the increase in net unrealized gains on fixed maturities of $338.9 resulting from lower interest rates, partially offset by shadow adjustments related to VOBA and SOP 03-01 liabilities of $179.0 million, and tax effect of $50.9 million.

For the Year Ended December 31, 2016

Net income of $31.5 million was primarily derived from net realized capital gains and product margins. Net realized capital gains primarily arose from strategic reinvestment and our continued investment portfolio resegmentation to better align asset and liability cash flows. In 2016, the mortality margin decreased due to higher policyholder benefits, as well as, changes to future assumptions.

Other comprehensive income of $118.5 million for year ended December 31, 2016 was primarily related to the decrease in net unrealized losses on fixed maturities of $242.2 million due to a decrease in spreads particularly for corporates, partially offset by shadow adjustments related to VOBA and SOP 03-01 liabilities of $59.9 million, and tax effect of $63.8 million.

The significant components of income are summarized below:

($ in millions)	2018	2017	2016
Revenues
Premiums earned	$9.5	$3.2	$16.6
Fee income from policyholders	341.7	346.2	346.0
Net investment income	380.8	401.1	397.1
Realized investment gains (losses), net	(53.3)	38.1	73.7

Total revenues	$678.7	$788.6	$833.4
Expenses
Policyholder benefits	$412.5	$439.9	$449.1
Interest credited to policyholders	264.0	277.1	269.5
Other operating expenses	50.5	47.9	38.6
Amortization of VOBA	26.3	29.8	30.1

Total expenses	$753.3	$794.7	$787.3

Net Income (Loss) before Federal Income Taxes	$(74.6)	$(6.1)	$46.1

Premiums Earned and Fee Income

Premiums earned were $9.5 million, $3.2 million and $16.6 million for the years ended December 31, 2018, 2017 and 2016, respectively. These premiums relate primarily to traditional life and health insurance products and immediate annuities. Premiums from these products are recognized as revenue when received at the inception of the contract. Premiums earned are net of reinsurance premiums paid on the ceded business. Yearly Renewable Term (“YRT”) reinsurance premiums ceded on universal life products are shown here, while Cost of Insurance charges are included in fee income from policyholders. Therefore, the YRT premiums largely offset the direct premium from traditional products. The increase in premium in 2018 is primarily related to a premium refund resulting from a recoverable settlement in 2018. The decrease in premium in 2017 is a result of higher YRT premiums paid as our policyholders age and lower annuitization premium income.

Fee income from policyholders was $341.7 million, $346.2 million and $346.0 million for the years ended December 31, 2018, 2017 and 2016, respectively. The fee income from policyholders consists of fees assessed against the policyholder account balance for the cost of insurance (mortality risk), contract administration and surrender of the policy prior to contractually specified dates. These charges are recognized as revenue when assessed against the policyholder account balance. The decrease in fee income in 2018 is primarily driven from expense loads that grade down with policy duration.

Net investment income was $380.8 million, $401.1 million and $397.1 million for the years ended December 31, 2018, 2017 and 2016, respectively. Net investment income was attributable to the following asset types:

($ in millions)	2018	2017	2016
Fixed maturities	$338.3	$349.1	$330.7
Commercial mortgage loans	43.8	56.5	69.4
Cash & short-term investments	4.3	1.7	1.0
Other	8.9	8.6	8.8

Gross investment income	$395.3	$415.9	$409.9
Investment expenses	$14.5	$14.8	$12.8

Net investment income	$380.8	$401.1	$397.1

Overall, net investment income in 2018 was slightly lower when compared to 2017 and 2016. The driver of this is lower average asset balances resulting from the continued run-off of the portfolio in 2018. Net investment income in 2017 and 2016 remained consistent as a result of asset liability management initiatives, specifically the FHLB ALM initiative which offset the decline in assets associated with the run-off of the business.    The investment expense increase in 2017 is related to a specific investment initiative, with corresponding higher returns.

Realized investment gains (losses) were $(53.3) million, $38.1 million and $73.7 million for the years ended December 31, 2018, 2017 and 2016, respectively. The net realized losses in 2018 and the net realized gains in 2016 were related to asset liability management initiatives to improve yields and better match assets and liabilities. The net realized gains in 2017 were primarily derivative related.

Policyholder benefits were $412.5 million, $439.9 million and $449.1 million for the years ended December 31, 2018, 2017 and 2016. Policyholder benefits include both incurred claims and the change in liability for future policy benefits. The higher amounts in 2016 and 2017 are primarily due to unfavorable mortality experience and annual updates to assumptions (including changes in economic environment, interest and mortality). A significant portion of the increase in reserves in 2016 related to the recognition of realized capital gains of invested assets supporting the universal life secondary guarantee products. There was no similar increase in reserves in 2018.

Interest credited to policyholders was $264.0 million, $277.1 million and $269.5 million for the years ended December 31, 2018, 2017 and 2016, respectively. This line item represents interest credited to liabilities arising from interest-sensitive life insurance and annuity products. Interest credited to policyholders decreased in 2018 and 2016 due to lower account values resulting from runoff of business and lower amounts credited to the Company’s equity-indexed annuity products, resulting from lower equity market performance. Interest credited in 2017 increased as a result of higher interest credited to the Company’s equity-indexed annuity products resulting from the strong equity market performance and interest credited to the FHLB funding agreements.

Operating and acquisition expenses were $50.5 million, $47.9 million and $38.6 million for the years ended December 31, 2018, 2017 and 2016, respectively. These expenses are comprised of general operating expenses, premium taxes, and other fees associated with reinsurance. Operating and acquisition costs were higher in 2018 primarily as a result of lower commission and expense allowances on reinsurance ceded. This is primarily related to a refund of commissions and expense payable on the recoverable settlement discussed above. Operating and acquisition expenses were higher in 2017 as a result of higher reinsurance expense allowances, higher claim litigation expenses and higher compensation costs, resulting from the strategic review initiatives and related severance costs.

Amortization of VOBA was $26.3 million, $29.8 million and $30.1 million for the years ended December 31, 2018, 2017 and 2016, respectively. VOBA amortization is expected to decline over time as the unamortized balance is amortized with expected gross profits on specific product lines. The amortization in 2018 and 2017 were in line with expectations for those years, while 2016 amortization was higher than expected due to significant realized capital gains associated with those products lines.

Other Information Related to Successor Period

The following table presents surrender and withdrawal amounts and rates for major insurance product lines for the years ended December 31, 2018, 2017 and 2016:

	2018		2017		2016
($ in millions)	Amounts	Rate	Amounts	Rate	Amounts	Rate
Annuities	$539.3	12.6%	$561.4	11.7%	$605.2	11.3%
Variable and interest-senstive life	$79.2	2.5%	$82.1	2.5%	$88.7	2.7%

As both annuities and life business have been in runoff since 2014, it is generally expected that the amount of surrenders (in dollars) would decrease, even if the surrender rates were to remain the same. Regarding surrender rates, for variable and interest sensitive life, the reduction and steady-state in lapse rates is mostly attributable to current assumption universal life. For annuities, most products exhibit a slight increase in lapse rates in 2018 and 2017. Surrender rates for annuities decreased in 2016 as a result of lower equity-indexed annuity surrenders.

General Account Investment Portfolio

The General Account Investment Assets (“GAIA”) portfolio consists of a well-diversified portfolio of public and private fixed maturities, commercial mortgages and other loans and other invested assets. The General Account portfolios and investment results primarily support the insurance liabilities of Lincoln Benefit’s business operations. The following table reconciles the balance sheet asset amounts to GAIA:

	December 31, 2018	December 31, 2017
($ in millions)
Fixed maturities available for sale, at estimated fair value	$7,404.3	$8,414.9
Fixed maturities, trading, at estimated fair value	197.7	97.8
Fair value option	10.0	12.1
Common stock, at estimated fair value	6.9	8.2
Commercial mortgage loans	853.1	1,043.2
Policy loans	176.8	178.4
Cash and short-term investments	275.2	269.2
Other invested assets	3.0	21.2

Total Cash and Invested Assets	$8,927.0	$10,045.0

Assets listed in the “Other” category principally consist of derivative assets

Investment Results of General Account Investment Assets

The following table summarizes investment results by asset category for the years ended December 31, 2018, 2017 and 2016:

	2018			2017			2016
($ in millions)	Amount	Yield		Amount	Yield		Amount	Yield
Fixed maturities	$338.3	4.30	% (a)	$349.1	4.16	% (a)	$330.7	4.12	% (a)
Commercial mortgage loans	43.8	4.63%		56.5	3.95%		69.4	3.50%
Cash, cash equivalents and short-term investments	4.3	2.2%		1.7	1.10%		1.0	0.43%
Other investment (loss) income (b)	8.9			8.6			8.8

Gross investment income	$395.3			$415.9			$409.9

Investment Expense	14.5			14.8			12.8

Net Investment Income	$380.8			$401.1			$397.1

(a)	Includes all fixed maturities (available-for-sale, trading and fair value option)
(b)	Includes Derivatives, Other Invested Assets, Common Stock and Policy Loans

Fixed Maturities

The fixed maturity portfolio consists largely of investment grade corporate debt securities and includes significant amounts of U.S. government and agency obligations. At December 31, 2018 and 2017, GAIA held CMBS with an amortized cost of $307.4 million and $189.6 million, respectively.

Fixed Maturities by Industry

The General Account fixed maturities portfolios include publicly-traded and privately-placed corporate debt securities across an array of industry categories. The following tables set forth these fixed maturities by industry category as of December 31, 2018 and 2017 along with their associated gross unrealized gains and losses:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses
December 31, 2018 ($ in millions)
				Fair Value
Fixed maturities, available for sale
U.S. Treasury securities and Obligations of U.S. Government Authority and Agencies	$305.3	$5.4	$(8.8)	$301.9
Obligations of U.S. States and Political subdivisions	747.9	21.4	(6.8)	762.5
Foreign Governments	22.5	—	(2.5)	20.0
Corporate securities
Basic materials	279.9	2.8	(18.7)	264.0
Communications	636.8	2.7	(39.6)	599.9
Consumer, cyclical	422.2	1.0	(28.1)	395.1
Consumer, non-cyclical	704.2	3.9	(48.2)	659.9
Diversified	1.0	—	—	1.0
Energy	738.3	1.9	(46.1)	694.1
Financial	1,566.0	3.7	(73.2)	1,496.5
Industrial	471.4	1.7	(35.7)	437.4
Technology	309.7	2.2	(11.8)	300.1
Utilities	700.6	2.8	(27.0)	676.4

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses
December 31, 2018 ($ in millions)
				Fair Value
ABS	404.9	0.4	(13.3)	392.0
CMBS	307.4	1.5	(7.9)	301.0
RMBS	84.0	4.3	(0.6)	87.7
Redeemable preferred stock	14.8	—	—	14.8

Total fixed maturities, available for sale	$7,716.9	$55.7	$(368.3)	$7,404.3

December 31, 2017 ($ in millions)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses
				Fair Value
Fixed maturities, available for sale
U.S. Treasury securities and Obligations of U.S. Government Authority and Agencies	$416.6	$5.3	$(12.4)	$409.5
Obligations of U.S. States and Political subdivisions	741.3	37.9	(2.7)	776.5
Foreign Governments	24.2	0.2	(1.7)	22.7
Corporate securities
Basic materials	322.4	20.9	(3.0)	340.3
Communications	700.0	25.0	(4.6)	720.4
Consumer, cyclical	447.0	14.5	(4.6)	456.9
Consumer, non-cyclical	842.2	32.4	(6.8)	867.8
Diversified	1.0	—	—	1.0
Energy	655.5	28.3	(10.6)	673.2
Financial	1,733.8	76.9	(3.4)	1,807.3
Industrial	519.2	15.6	(1.8)	533.0
Technology	332.9	22.1	(0.8)	354.2
Utilities	615.3	22.8	(2.3)	635.8
ABS	478.3	5.3	(3.4)	480.2
CMBS	189.6	1.4	(3.1)	187.9
RMBS	127.4	6.5	(0.5)	133.4
Redeemable preferred stock	14.8	—	—	14.8

Total fixed maturities, available for sale	$8,161.5	$315.1	$(61.7)	$8,414.9

Gross unrealized losses increased by $306.6 million from $61.7 million at December 31, 2017 to $368.3 million at December 31, 2018. The increase in unrealized losses was primarily due to an increase in interest rates. The 10-year treasury yield curve rates at December 31, 2018 and 2017 were 2.69% and 2.41%, respectively. There was also a decrease in gross unrealized gains of $259.4 million, for a net change in net unrealized losses of $566.0 million.

Fixed Maturities by Credit Quality

The Securities Valuation Office (“SVO”) of the National Association of Insurance Commissioners (“NAIC”) evaluates the investments of insurers for regulatory reporting purposes and assigns fixed maturity securities to one of six categories (“NAIC Designations”). NAIC designations of “1” or “2” include fixed maturities considered investment grade, which include securities rated Baa3 or higher by Moody’s or BBB- or higher by Standard & Poor’s. NAIC Designations of “3” through “6” are referred to as below investment grade, which include securities rated Ba1 or lower by Moody’s and BB+ or lower by Standard & Poor’s. As a result of time lags between the funding of investments, the finalization of legal documents and the completion of the SVO filing process, the fixed maturity portfolio generally includes securities that have not yet been rated by the SVO as of each balance sheet date. Pending receipt of SVO ratings, the categorization of these securities by NAIC designation is based on the expected ratings indicated by internal analysis.

The following table sets forth the General Accounts’ fixed maturities by NAIC rating at the dates indicated:

December 31, 2018 ($ in millions)		Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
NAIC Rating
1	Aaa, Aa, A	$3,430.3	$33.9	$(114.9)	$3,349.3
2	Baa	3,167.3	10.9	(198.8)	2,979.4

	Investment grade	$6,597.6	$44.8	$(313.7)	$6,328.7
3	Ba	76.0	0.1	(13.3)	62.8
4	B	22.3	—	(5.2)	17.1
5	C and lower	14.3	—	(5.7)	8.6
6	In or near default	—	—	—	—

	Below investment grade	$112.6	$0.1	$(24.2)	$88.5

	Total before asset and mortgage-backed securities	$6,710.2	$44.9	$(337.9)	$6,417.2
	Asset and mortgage-backed securities	1,006.7	10.8	(30.4)	987.1

	Total fixed maturities	$7,716.9	$55.7	$(368.3)	$7,404.3

December 31, 2017 ($ in millions)		Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
NAIC Rating
1	Aaa, Aa, A	$3,657.9	$147.3	$(14.6)	$3,790.6
2	Baa	3,213.4	143.3	(20.4)	3,336.3

	Investment grade	$6,871.3	$290.6	$(35.0)	$7,126.9
3	Ba	209.5	6.7	(6.6)	209.6
4	B	29.3	—	(6.2)	23.1
5	C and lower	—	—	—	—
6	In or near default	—	—	—	—

	Below investment grade	$238.8	$6.7	$(12.8)	$232.7

	Total before asset and mortgage-backed securities	$7,110.1	$297.3	$(47.8)	$7,359.6
	Asset and mortgage-backed securities	1,051.4	17.8	(13.9)	1,055.3

	Total fixed maturities	$8,161.5	$315.1	$(61.7)	$8,414.9

Below investment grade fixed maturities represented 1.2% and 2.7% of the gross unrealized losses at December 31, 2018 and 2017, respectively.

Equity Securities

The equity securities of $7.0 million and $8.2 million as of December 31, 2018 and 2017, respectively, are entirely related to the ownership of FHLB stock.

Commercial Mortgage Loans

At December 31, 2018 and 2017, approximately 9.6% and 10.4% of GAIA were in commercial mortgage loans, respectively. At December 31, 2018 and 2017, the carrying value of commercial mortgage loans was $853.1 million and $1,043.2 million, respectively.

The investment strategy for the mortgage loan portfolio emphasizes diversification by property type and geographic location with a primary focus on asset quality. The table below shows the breakdown of the amortized cost of the General Account’s investments in mortgage loans by geographic region as of December 31, 2018 and 2017:

	December 31, 2018	December 31, 2017
($ in millions)
Alabama	$0.8	$1.1
Arizona	36.1	20.0
California	145.0	173.1
Colorado	61.2	57.3
Florida	54.6	103.9
Georgia	20.1	63.5
Hawaii	3.9	5.0
Illinois	86.9	88.0
Iowa	0.5	0.8
Kansas	9.2	9.2
Kentucky	—	6.5
Maryland	—	19.8
Massachusetts	29.9	53.6
Minnesota	23.6	116.9
Nevada	80.4	80.8
New Jersey	20.8	34.1
New York	48.4	50.7
North Carolina	33.4	34.0
Ohio	12.3	12.5
Pennsylvania	50.4	1.0
South Carolina	24.8	1.3
Texas	109.8	100.1
Utah	—	7.8
Virginia	0.2	1.0
Washington	—	0.1
Wisconsin	0.8	1.1
General allowance for loan loss	—	—

Total commercial mortgage loans	$853.1	$1,043.2

Commercial Mortgage Loan by Credit Quality

The values used in these ratio calculations were developed as part of the periodic review of the commercial mortgage loan portfolio, which includes an evaluation of the underlying collateral value as of December 31, 2018 and 2017.

	Recorded Investment
	Debt Service Coverage Ratios
December 31, 2018
($ in millions)	> 1.20x	1.00x-1.20x	< 1.00x	Total	% of Total	Estimated Fair Value	% of Total
Loan-to-value ratios:
Less than 65%	$628.3	$88.4	$37.4	$754.1	88.4%	$752.6	88.3%
65% to 75%	50.0	49.0	—	99.0	11.6%	99.4	11.7%
76% to 80%	—	—	—	—	0.0%	—	0.0%
Greater than 80%	—	—	—	—	0.0%	—	0.0%

Total	$678.3	$137.4	$37.4	$853.1	100.0%	$852.0	100.0%

	Recorded Investment
	Debt Service Coverage Ratios
December 31, 2017
($ in millions)	> 1.20x	1.00x-1.20x	< 1.00x	Total	% of Total	Estimated Fair Value	% of Total
Loan-to-value ratios:
Less than 65%	$731.6	$48.9	$—	$780.5	74.8%	$782.6	74.9%
65% to 75%	222.8	39.9	—	262.7	25.2%	261.9	25.1%
76% to 80%	—	—	—	—	0.0%	—	0.0%
Greater than 80%	—	—	—	—	0.0%	—	0.0%

Total	$954.4	$88.8	$—	$1,043.2	100.0%	$1,044.5	100.0%

All of our mortgage loans are performing under the original contractual loan terms at December 31, 2018. There is one mortgage loan that has a debt service coverage ratio of less than 1.0 at December 31, 2018. At December 31, 2018, there were no mortgage loans that were not current.

MARKET RISK

Market risk is the risk that we will incur losses due to adverse changes in interest rates or credit spreads. We also have certain exposures to changes in equity prices in our equity-indexed annuities and separate accounts liabilities.

Overview. In formulating and implementing guidelines for investing funds, we seek to earn returns that contribute to stable profits while also meeting the future cash flow requirements of our liabilities.

We use quantitative and qualitative market-based approaches to measure, monitor and manage market risk. We evaluate our exposure to market risk through the use of multiple measures including but not limited to duration, earnings- and capital-at-risk, scenario analysis and sensitivity analysis. Duration measures the price sensitivity of assets or liabilities to changes in interest rates. For example, if interest rates increase 100 basis points, the fair value of an asset with a duration of 5 is expected to decrease in value by 5%. Earnings- and capital-at-risk are estimates of the change in earnings or capital that might be expected to emerge over a given time horizon in various defined stress tests. Scenario analysis estimates the potential changes in the value of various financial parameters that could occur under different hypothetical market conditions defined by changes to the market risk factors of interest rates and credit spreads. Sensitivity analysis estimates the potential changes in the value of various financial parameters that could occur under different hypothetical shocks to a market risk factor. In general, we establish investment portfolio asset allocation and market risk limits based upon a combination of duration, earnings- and capital-at-risk, scenario analysis and sensitivity analysis as well as a consideration of liquidity needs and prudent diversification. Our asset allocation limits place restrictions on the total funds that may be invested within an asset class. Comprehensive day-to-day management of market risk within defined tolerance ranges occurs as our investment advisors buy and sell within their respective markets based upon the acceptable boundaries established by our investment and other risk policies, which are overseen by our board of directors, and our investment and asset-liability management team.

Interest rate risk is the risk that we will incur a loss due to adverse changes in interest rates. This risk arises when our investments are not fully matched to our liabilities, or when characteristics of the assets or liabilities change. Interest rate risk includes risks related to changes in U.S. Treasury yields and other key risk- free reference yields.

One of the measures used to quantify interest rate exposure is duration. To estimate asset durations, we project asset cash flows and calculate their net present value using a risk-free market interest rate adjusted for credit quality, sector attributes, liquidity and other specific risks. Duration is calculated by revaluing these cash flows at alternative interest rates and determining the percentage change in aggregate value. The asset projections include assumptions (based upon historical market experience and our experience) that are intended to reflect the effect of changing interest rates on the prepayment, leverage and/or option features of instruments, where applicable. The preceding assumptions relate primarily to mortgage-backed securities, and municipal and corporate obligations. Our asset duration was 8.5 years and 8.2 years as of December 31, 2018 and December 31, 2017, respectively. The increase in asset duration year over year was due to a concerted extension effort to continue to decrease the duration gap, improve cash flow matching, and reduce our exposure to interest rate risk. However, given the duration of our assets remains shorter than the duration of our liabilities, lower interest rates will result in lower investment income on assets purchased in the future.

Based upon the information and assumptions used in the duration calculation, and interest rates in effect as of December 31, 2018, we estimate that a 100 basis point immediate, parallel fall in interest rates (“rate shock”) would increase the net fair value of the assets by $740 million, compared to $810 million as of December 31, 2017. While the duration extended slightly over the year, the impact as at December 31, 2018 is lower due to a lower fair value year over year, which was driven by increases in treasury rates and credit spreads over that period. The increase in the fair value of assets would be partially offset by the increase in the fair value of the underlying liabilities. The selection of a 100 basis point immediate, parallel change in interest rates should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

To the extent that conditions differ from the assumptions we used in these calculations, duration and rate shock measures could be significantly impacted. Additionally, our calculations assume that the current relationship between short-term and long-term interest rates (the term structure of interest rates) will remain constant over time. As a result, these calculations may not fully capture the effect of non-parallel changes in the term structure of interest rates and/or large changes in interest rates.

Credit spread risk is the risk that we will incur a loss due to adverse changes in credit spreads (“spreads”). This risk arises from our investment in spread-sensitive fixed income assets.

We manage the spread risk in our assets by monitoring our spread duration. Spread duration measures the price sensitivity of the assets to changes in spreads. For example, if spreads increase 100 basis points, the fair value of an asset exhibiting a spread duration of 5 is expected to decrease in value by 5%. We manage this risk through a disciplined Asset-Liability Management process that endeavors to align expected liability cashflows with assets of a similar profile. Losses due to credit spread duration result only if there is a requirement to sell assets (for example, to pay claims) prior to maturity at a time when the fair market value of assets is low due to higher credit spreads.

Spread duration is calculated similarly to interest rate duration. For our portfolio, spread duration is close to the asset duration, and thus has a similar sensitivity. As of December 31, 2018, the spread duration of assets was 9.0 years, compared to 8.8 years as of December 31, 2017. Based upon the information and assumptions we use in this spread duration calculation, and spreads in effect as of December 31, 2018, we estimate that a 100 basis point immediate, parallel increase in spreads across all asset classes, industry sectors and credit ratings (“spread shock”) would decrease the net fair value of the assets by $790 million as of December 31, 2018 compared to $870 million as of December 31, 2017. While the spread duration extended slightly over the year, the impact as at December 31, 2018 is lower due to a lower fair value year over year, which was driven by increases in treasury rates and credit spreads over that period. The increase in the fair value offsets would be partially offset by the increase in the fair value of the underlying liabilities.

The selection of a 100 basis point immediate parallel change in spreads should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

Credit default risk is the risk that we will incur a loss due to non-payment of principal or interest by a borrower on a specific financial instrument we own. This risk arises primarily from our investments in fixed income securities (for example, corporate bonds) and commercial mortgage loans.

We manage credit default risk through monitoring of the creditworthiness of the underlying borrowers of the securities and loans we are invested in. We use diversification to reduce credit default risk by spreading the risk across different borrowers, different industries, and different geographical locations. Furthermore, we constrain credit default risk through limits on the amount of securities and loans we own with specific credit ratings. Credit defaults may be recognized by the Company in income prior to an actual default by the underlying borrower.

A credit default loss of 100 basis points on the portfolio would result in a loss of $91 million as of December 31, 2018, compared to $96 million as of December 31, 2017. The decrease is due to generally declining invested asset balances year-over-year. The selection of 100 basis points should not be construed as our prediction of future market events, but as an illustration of the potential effect of such an event.

Equity price risk is the risk that we will incur losses due to adverse changes in the general levels of the equity markets. Equity risk exists for contract charges based on account balances as well as for guarantees for living, death and/or income benefits provided by our variable and equity indexed products.

Our variable life products are partially reinsured to ALIC. For the products that are retained, there is equity exposure to contract charges and fees that are based on separate account values, but there is only small exposure to guarantees. The present value of a 20% decrease in equity values would result in a decline in the present value of future contract charges and fees of approximately $4 million as of December 31, 2018, compared to a decline of $7 million as of December 31, 2017. The selection of 20% should not be construed as our prediction of future market events, but as an illustration of the potential effect of such an event.

All variable annuity contract charges and fees, liabilities and benefits, including guarantees for death and/or income benefits, are ceded to ALIC in accordance with the reinsurance agreements, thereby limiting our equity risk exposure. In 2006, ALIC disposed of substantially all of its variable annuity business through reinsurance agreements with The Prudential Insurance Company of America, a subsidiary of Prudential Financial, Inc. and therefore mitigated this aspect of ALIC’s risk. The Company was not a direct participant of this agreement and its reinsurance agreements with ALIC remain unchanged. As of December 31, 2018 and 2017, we had Separate Accounts assets related to variable annuity and variable life contracts totaling $1.3 billion and $1.4 billion, respectively.

As of December 31, 2018 and 2017, we had $1.0 billion and $1.2 billion respectively in equity-indexed life and annuity liabilities that were not reinsured that provide customers with interest crediting rates primarily based on the performance of the S&P 500. We maintain a hedging program that aims to offset the impact of equity market performance on the value of these guarantees. As of December 31, 2018 and December 31, 2017, we had $3.0 million and $21.0 million in market value of S&P 500 options and futures under the hedging program, respectively.

Counterparty credit risk relates to the Company’s potential loss if a counterparty fails to perform under the terms of a contract. The Company manages its exposure to counterparty credit risk by utilizing highly rated counterparties, establishing risk control limits, executing legally enforceable master agreements and obtaining collateral where appropriate.

Lincoln Benefit’s counterparty risk consists of the following two types of exposures: (1) Derivative counterparty risk: The Company only holds future contracts and option contracts which are traded on organized exchanges, which require margin deposits and guarantee the execution of trades, thereby mitigating potential credit risk. Exchanges serve as a marketplace for the buyer and the seller. The associated clearing house sits between the two sides of the trade. The Company did not incur any losses on derivative financial instruments due to counterparty nonperformance in 2018 or 2017; and (2) Reinsurance counterparty risk. The reinsurance counterparty risk is the risk of the reinsurance counterparty failing to pay reinsurance recoveries in full to Lincoln Benefit in a timely manner (i.e., unwillingness to pay, not paying them in full or inability to pay.) We attempt to mitigate this risk by diversifying the risk with multiple reinsurers and monitoring their credit ratings.

CAPITAL RESOURCES AND LIQUIDITY

Capital resources consist of shareholder’s equity. The following table summarizes our capital resources as of December 31, 2018 and 2017:

($ in millions)	2018	2017
Common stock, retained earnings and additional paid-in capital	$346.1	$418.4
Accumulated other comprehensive income (loss)	(196.0)	72.8

	$150.1	$491.2

Shareholder’s equity decreased in 2018 primarily due to an increase in unrealized capital losses resulting from higher interest rates, the net loss generated during the year, and payments of dividends to our parent of $15.0 million. Shareholder’s equity increased in 2017 primarily due to a decrease in unrealized capital losses resulting from lower interest rates and net income generated during the year, offset by the payments of dividends to our parent of $70.0 million.

Financial strength ratings. With the announcement of the acquisition by SNH Acquisition, LLC in the prior year, A.M. Best (“AM Best”) and Standard & Poor’s Ratings Services (“S&P) placed the Company’s ratings under review. With the termination of the acquisition agreement by RL LP in October 2018, both agencies reviewed the Company’s ratings and as of December 31, 2018 the Company’s ratings were A- from AM Best and BBB from S&P, both with stable outlook. Our financial strength ratings as of December 31, 2017 were A- from AM Best and BBB+ from S&P, both with negative outlook reflecting uncertainty regarding the Company’s ability to grow the business through closed block transactions. These ratings reflect the rating agencies’ opinions of our relative financial strength and are not a recommendation to buy or hold any investment. Ratings may be revised or revoked at any time at the sole discretion of the issuing rating agency.

The NAIC has developed a set of financial relationships or tests known as the Insurance Regulatory Information System to assist state regulators in monitoring the financial condition of insurance companies and identifying companies that require special attention or actions by insurance regulatory authorities. The NAIC analyzes financial data provided by insurance companies using prescribed ratios, each with defined “usual ranges”. Generally, regulators will begin to monitor an insurance company if its ratios fall outside the usual ranges for four or more of the ratios. If we have insufficient capital, our regulator may act to reduce the amount of or deny the payment of, dividends. Our ratios are within these ranges.

Liquidity sources and uses. Our potential sources of funds principally include the following:

•	Receipt of insurance premiums

•	Contractholder fund deposits

•	Reinsurance recoveries

•	Receipts of principal and interest on investments

•	Maturity or sales of investments

Our potential uses of funds principally include the following.

•	Payment of contract benefits, surrenders and withdrawals

•	Reinsurance cessions and payments

•	Operating costs and expenses

•	Purchase of investments

•	Repayment of intercompany balances

•	Dividends to parent

•	Tax payments/settlements

Cash flows. As reflected in our Statements of Cash Flows, net cash provided by/(used in) operating activities was $126 million, $(87) million, and $(1) million for the years ended December 31, 2018, 2017 and 2016, respectively. Fluctuations in net cash provided by operating activities primarily occur as a result of changes in net investment income, differences in the timing of reinsurance payments and other operating activities (e.g., tax payments, expenses, etc.)

Notwithstanding any reinsurance arrangements, we continue to have primary liability as a direct insurer for risks reinsured. Our ability to meet liquidity demands is dependent on reinsurers’ ability to meet those obligations under the reinsurance programs.

Our ability to pay dividends is dependent on business conditions, income, cash requirements and other relevant factors. The payment of shareholder dividends without the prior approval of the state insurance regulator is limited by Nebraska law to formula amounts based on net income and capital and surplus, determined in conformity with statutory accounting practices, as well as the timing and amount of dividends paid in the preceding twelve months. Prior approval of the Nebraska Director of Insurance is required for the Company for any dividend or distribution paid for five years subsequent to April 1, 2014. After receiving approval from the Department of Insurance, the Company paid dividends of $15.0 million, $70.0 million and $42.0 million in the years ended December 31, 2018, 2017 and 2016, respectively.

Contractual obligations. Due to the reinsurance agreements that we have in place, certain contractual obligations are ceded to ALIC, Hannover and other non-affiliated reinsurers.

REGULATION AND LEGAL PROCEEDINGS

We are subject to extensive regulation and we are involved in various legal and regulatory actions, all of which have an effect on specific aspects of our business. For a detailed discussion of the legal and regulatory actions in which we are involved, see Note 12 of the financial statements.

PENDING ACCOUNTING STANDARDS

There are pending accounting standards that we have not implemented because the implementation date has not yet occurred. For a discussion of these pending standards, see Note 2 in the consolidated financial statements. The effect of implementing certain accounting standards on our financial results and financial condition is often based in part on market conditions at the time of implementation of the standard and other factors we are unable to determine prior to implementation. For this reason, we are sometimes unable to estimate the effect of certain pending accounting standards until the relevant authoritative body finalizes these standards or until we implement them.

Item 11(i).	Changes in or Disagreements with Accountants

a) On October 22, 2018, management of HoldCo, with the recommendation and approval by the Audit Committee (the “Committee”) of the Board of Directors of HoldCo, dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm.

The report of PwC on Lincoln Benefit’s financial statements as of December 31, 2017 and 2016 for each of the two years ended December 31, 2017 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2017 and December 31, 2016 and the subsequent interim period through October 22, 2018, there were: (i) no disagreements between Lincoln Benefit and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in connection with its report, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Lincoln Benefit provided PwC with a copy of this disclosure before its filing with the SEC and requested that PwC provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of this letter, dated April 1, 2019, is filed as Exhibit 16 to this registration form on Form S-1.

b) The Audit Committee recently conducted a competitive selection process to determine Lincoln Benefit’s independent registered public accounting firm for the fiscal year ending December 31, 2018. As a result of this process, the Committee recommended appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2018. The decision to change accountants was recommended by the Audit Committee to the Board, and approved by the Board, on October 22, 2018.

During the fiscal years ended December 31, 2017 and December 31, 2016 and through October 22, 2018, we did not consult with Deloitte regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Lincoln Benefit’s financial statements, and Deloitte did not provide either a written report or oral advice to Lincoln Benefit that was an important factor considered by Lincoln Benefit in reaching a decision as to any accounting, auditing, or financial reporting issue, or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 11(j).	Quantitative and Qualitative Disclosures About Market Risk

Information required for Item 11(j) is incorporated by reference to the material under the caption “Market Risk” in Item 11(h) of this report.

Item 11(k).	Directors and Executive Officers

The biographies of each of the directors and executive officers as of April 1, 2019 are included below.

Clive Cowdery, 55, has been a director since April 2014. Mr. Cowdery is also a director of both LBL HoldCo, Inc. and LBL HoldCo II, Inc. Mr. Cowdery was a director and President of RL GP Ltd. from December 2013 to September 2016, and a director of RL (Parallel) GP Ltd. from May 2014 to September 2016. Mr. Cowdery is the Founder and Chairman of The Resolution Group. Before founding Resolution in 2003, Mr. Cowdery served as Chairman and Chief Executive of GE Insurance Holdings. Mr. Cowdery is Chairman of Prospect Publishing Limited, and he is the Founder and Chairman of the Resolution Foundation, a charitable organization dedicated to improving living standards for the 15 million people in Britain on low and middle incomes.

Jon Hack, 51, has been a director since April 2014. Mr. Hack is also a director of LBL HoldCo, Inc. and a director of LBL HoldCo II, Inc. He currently serves as the Managing Director for The Resolution Group. Prior to joining Resolution in 2009, Mr. Hack was a Managing Director and Head of European Financial Institutions Group for Lazard. Mr. Hack qualified as a chartered accountant in 1992 and is a member of The Institute of Chartered Accountants in England & Wales.

Ann Frohman, 55, has been a director since April 2014. Ms. Frohman is also a director of LBL HoldCo, Inc. and a director of LBL HoldCo II, Inc. Ms. Frohman is currently self-employed at Frohman Law Office LLC, a law and government relations firm. From December 2010 to March 2012, Ms. Frohman served as Senior Vice President, Government and Industry for Physicians Mutual and Physicians Life Insurance Companies. Prior to that, Ms. Frohman held a number of leadership positions with the Nebraska Department of Insurance, including Director. Ms. Frohman currently serves on the board of directors of Farmers Mutual of Nebraska. Ms. Frohman is a licensed attorney with the Nebraska State Bar Association. Ms. Frohman has advised the Company and LBL HoldCo on issues of Nebraska law from time to time and expects to do so in the future.

Robert Stein, 70, has been a director since April 2014. Mr. Stein is also a director of LBL HoldCo, Inc. and a director of LBL HoldCo II, Inc. From November 1976 to September 2011, Mr. Stein held various positions at Ernst & Young, including Partner. He currently serves on the board of directors of Assurant, Inc. and Talcott Resolution.    From January 2013 to May 2017, Mr. Stein served on the board of directors of Aviva plc. Mr. Stein is an actuary and a Certified Public Accountant. He is a Fellow of the Society of Actuaries and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Grace Vandecruze, 55, has been a director since April 2014. Ms. Vandecruze is also a director of LBL HoldCo, Inc. and LBL HoldCo II, Inc. Since 2006, Ms. Vandecruze has been employed with Grace Global Capital LLC, where she currently serves as Managing Director. Prior to that, she served as a Managing Director at Swiss Reinsurance Company (formerly Fox-Pitt, Kelton) and Vice President at Head & Company LLC. Ms. Vandecruze is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Richard Carbone, 71, has been a director since April 2014. Mr. Carbone is also a director of LBL HoldCo, Inc. and a director of LBL HoldCo II, Inc. Prior to joining LBL HoldCo, Inc., Mr. Carbone served as Executive Vice President and Chief Financial Officer at Prudential Financial, Inc. and The Prudential Insurance Company of America. He also served as Senior Vice President and Chief Financial Officer of Prudential Financial, Inc. from November 2001 to January 2008 and Senior Vice President and Chief Financial Officer of The Prudential Insurance Company of America from July 1997 to January 2008. Prior to that, Mr. Carbone held various leadership roles at Salomon, Inc., Bankers Trust New York Corporation and Bankers Trust Company. Mr. Carbone is the Chairman of Talcott Resolution Life. He is also a member of the board of directors for E*Trade Financial Corporation and an advisor to Hudson Structured Capital Management. Mr. Carbone is a Certified Public Accountant (inactive).

Stephen Campbell, 52, has been a director since October 2015, and prior to that Mr. Campbell had been a director from May 2014 through May 2015. Mr. Campbell is also a director of LBL HoldCo, Inc. and a director of LBL HoldCo II, Inc. From June 2015 through September 2015, Mr. Campbell was a counselor in the domestic finance office of the U.S. Department of Treasury. Since July 2013, except while he was at the U.S. Department of Treasury, Mr. Campbell has been self-employed as a consultant and investor. Prior to that, he was an Investment Banker with Lazard Freres & Co. from 2002 to July 2013. Mr. Campbell currently serves as a member of the board of directors for Hardscuffle, Inc. and American Life & Accident Insurance Company of Kentucky.

W. Weldon Wilson, 58, has been a director and Chief Executive Officer since April 2014. Mr. Wilson also serves as a director and Chief Executive Officer for LBL HoldCo, Inc. and LBL HoldCo II, Inc. From 2010 to 2013, he was self-employed as a consultant. From July 1991 to December 2009, Mr. Wilson held various positions at Swiss Reinsurance Company, including Chief Executive Officer, President and Director of Swiss Re Life & Health America Inc. He is a licensed attorney with the State Bar of Texas.

Mary Ellen Luning, 55, was appointed President and Chief Risk Officer of LBL HoldCo, Inc. and LBL HoldCo II, Inc. in July 2018. She served as Vice President of Planning & Capital Management since 2014. From 1985 to 2014, Ms. Luning held various positions at Swiss Re Life & Health America, with most recent position of Managing Director and Appointed Actuary, and at Ernst & Young LLP as a senior consultant in the Actuarial Services division. Ms. Luning is a Fellow of the Society of Actuaries and Member of the American Academy of Actuaries.

Forozan Nasery, 42, was appointed Chief Financial Officer and Treasurer of LBL HoldCo, Inc. and LBL HoldCo II, Inc. in November 2018. She served as Vice President and Controller of Lincoln Benefit since 2014. From 1998 through 2014, Ms. Nasery held various positions at PricewaterhouseCoopers LLP and the Public Company Accounting Oversight Board. Ms. Nasery is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Joseph Rafson, 57, has been Vice President and Appointed Actuary since 2014. He was appointed Vice President of Investments in April 2018. Previously, Mr. Rafson held various positions at KPMG LLP and at Allstate Life Insurance Company. Mr. Rafson is a Chartered Financial Analyst, Fellow of the Society of Actuaries, and Member of the American Academy of Actuaries.

Martin Hahn, 52, has been Vice President of Tax since 2014. Previously, Mr. Hahn was a Tax Managing Director at KPMG LLP from 1994 to 2014. Mr. Hahn is a Certified Public Accountant, Certified Management Account, Certified Internal Auditor, and Certified Financial Services Auditor. Mr. Hahn is also a member of the Company Taxation, Federal Committee and Federal Product Tax Committee of the American Council of Life Insurers.

Item 11(l).	Executive Compensation

We do not have any employees, but rather are provided personnel, including our named executive officers, by our parent company, LBL HoldCo II, Inc. (“HoldCo”), pursuant to the Services Agreement between LBL HoldCo II, Inc. and Lincoln Benefit effective April 1, 2014. Executive officers of Lincoln Benefit also serve as officers of our indirect parent, LBL HoldCo, Inc. (“HoldCo Parent”) and other subsidiaries of HoldCo Parent. These executive officers received no compensation directly from Lincoln Benefit. As a result, we do not determine or pay any compensation to our named executive officers or additional personnel provided by HoldCo for our operations. HoldCo determines and pays the salaries, bonuses and other wages earned by our named executive officers and by additional personnel provided to us by HoldCo. HoldCo also determines whether and to what extent our named executive officers and additional personnel from HoldCo may participate in any employee benefit plans. We do not have any employment agreements with our named executive officers and do not provide pension or retirement benefits, perquisites or other personnel benefits to our named executive officers. We do not have arrangements to make payments to our named executive officers upon their termination or in the event of a change in control of the Company. See “Transactions with Related Parties” for more information about the Services Agreement between HoldCo and us.

Director compensation

Our independent directors receive an annual cash retainer fee for their services on the boards of directors of HoldCo Parent and its subsidiaries, including Lincoln Benefit, a portion of which is allocated to Lincoln Benefit pursuant to the Services Agreement. A non-employee director may also elect to defer receipt of all or a portion of his or her annual retainer fee into a notional percentage equity interest in RL LP and RL (Parallel) Partnership (together, the “Partnerships”). The elected percentage of the Board retainer for a calendar year of service is converted into a notional percentage interest in the Partnerships when the year-end valuation of the Partnerships for the immediately prior year is available. The notional interest will be unvested until December 31st of the relevant year of service, and, as a general rule, if the director’s Board service ends before December 31st, the unvested portion of the notional interest will be forfeited except that, in the case of a qualifying termination, a pro rata portion of the director’s unvested portion of the notional interest will vest. If a director is terminated, this will be considered a qualifying termination and such director’s notional interest will vest. If the Partnerships pay a distribution to their partners, the electing director will be paid, on a current basis, a distribution in cash based on notional interest (both vested and unvested) held by such director as of the record date of the distribution. Vested portions of notional interests will be settled in cash on the first to occur of (1) a liquidity event of the Partnerships and (2) termination of the director’s board service, in which case settlement would occur in the year following the year in which the director’s board service ends.

Compensation Committee Interlocks and Insider Participation

In February 2015, the Board of Directors of HoldCo Parent established a compensation committee, whose primary function is to assist the Board with its oversight role with respect to the compensation of HoldCo Parent’s and its subsidiaries’ executive officers and other employees. In February 2017, the HoldCo Parent compensation committee was re-established at HoldCo, the entity with which the majority of the employees are employed. No executive officer of Lincoln Benefit serves as a member of the compensation committee of another entity for which any executive officer served as a director for Lincoln Benefit.

Item 11(m).	Security Ownership of Certain Beneficial Owners and Management Security

Ownership of Certain Beneficial Owners

The following table shows the number of Lincoln Benefit shares owned by any beneficial owner who owns more than five percent of any class of Lincoln Benefit’s voting securities.

Title of Class (a)	Name and Address of Beneficial Owner (b)	Amount and Nature of Beneficial Ownership (c)	Percent of Class (d)
Capital Stock	LBL HoldCo II, Inc. 5600 N. River Road, Suite 300 Rosemont, IL 60018	25,000	100%
N/A	LBL HoldCo, Inc. 5600 N. River Road, Suite 300 Rosemont, IL 60018	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	RL LP Canon’s Court 22 Victoria Street Hamilton, HM 12 Bermuda	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	RL GP, Ltd. Canon’s Court 22 Victoria Street Hamilton, HM 12 Bermuda	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Resolution Capital Limited 2 Queen Anne’s Gate London SW1H 9AA United Kingdom	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Clive Cowdery 2 Queen Anne’s Gate London SW1H 9AA United Kingdom	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A

Security Ownership of Directors and Executive Officers

The following table shows the number of shares of stock in Lincoln Benefit or its parents beneficially owned by each director and named executive officer of Lincoln Benefit individually, and by all executive officers and directors of Lincoln Benefit as a group. Shares reported as beneficially owned include certain shares held indirectly, as well as shares subject to stock options exercisable on or prior to March 31, 2019 and restricted stock units for which restrictions expire on or prior to March 31, 2019. The following share amounts are as of March 31, 2019.

Entity	Title of Class of Equity Securities	Number of Shares	Statement Concerning Beneficial Ownership
Lincoln Benefit, LBL HoldCo II, Inc., LBL HoldCo, Inc., RL LP, RL GP Ltd., RL(Parallel) Partnership, R L (Parallel) GP Ltd.	n/a	n/a	Lincoln Benefit is an indirect wholly-owned subsidiary of (i) RL LP, which is controlled by its general partner RL GP Ltd. and (ii) RL (Parallel) Partnership, which is controlled by its managing partners, which includes RL (Parallel) GP Ltd. RL (Parallel) GP Ltd. is wholly-owned by RL GP Ltd. RL GP Ltd. is wholly- owned by Resolution Capital Limited, which is wholly-owned by Clive Cowdery.

RL LP	n/a	n/a	Clive Cowdery has indirectly invested $8.997 million in RL LP, which currently accounts for 1.768% of the current total $509 million of aggregate investment in RL LP and RL (Parallel) Partnership.

Changes in Control

On October 1, 2017, the indirect parents of the registrant (Lincoln Benefit), RL LP and RL (Parallel) Partnership, entered into an agreement with SNH Acquisition, LLC and Southland National Holdings, Inc. to sell HoldCo Parent and its subsidiaries, including Lincoln Benefit, to SNH Acquisition, LLC. On October 30, 2018, RL LP, provided notice to SNH Acquisition, LLC of the termination by RL LP of the agreement that had been entered into for the acquisition of HoldCo Parent and subsidiaries (including the Company) by SNH Acquisition, LLC.

Item 11(n).	Transactions with Related Persons, Promoters and Certain Control Persons

Transactions with Related Persons

Lincoln Benefit is a party to certain intercompany agreements involving amounts greater than $120,000 between Lincoln Benefit and the following companies:

•	LBL HoldCo II, Inc. (“HoldCo”), the direct parent of Lincoln Benefit.

•	LBL HoldCo, Inc. (“HoldCo Parent”), an indirect parent of Lincoln Benefit.

•	Lancaster Re Captive Insurance Company (“Lancaster Re”), a direct subsidiary of Lincoln Benefit

•	Lanis LLC, an affiliate of Lincoln Benefit

In April 2014, Lincoln Benefit entered into a Services Agreement with HoldCo whereby HoldCo has agreed to provide certain management and administrative services. These include legal counsel, data processing, office management and supply services, marketing, public relations, actuarial services, auditing and managerial services. Lincoln Benefit reimburses HoldCo at cost for services and facilities provided by HoldCo pursuant to this agreement.

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year			Approximate dollar value of the amount involved in the transaction, per fiscal year
		($)		HoldCo Parent	HoldCo	Lanis LLC
Services Agreement between LBL HoldCo II, Inc. and Lincoln Benefit effective April 1, 2014	2016 2017 2018	(14,147,918 (18,796,724 (22,366,496	)¹ )¹ )¹	N/A N/A N/A	14,147,918¹ 18,796,724¹ 22,366,496¹	N/A N/A N/A

[1]	Total expense amount reimbursed / (paid) under the transaction

The agreements listed in the table immediately below relate to a transaction that LBL HoldCo II, Inc., LBL HoldCo, Inc., Lancaster Re Captive Insurance Company, Lanis LLC and Lincoln Benefit have entered into with Hannover Life Reassurance Company of America, an unrelated party, in order to finance a portion of the insurance reserves held by Lincoln Benefit with respect to universal life insurance policies with secondary guarantees written by Lincoln Benefit.

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year			Approximate dollar value of the amount involved in the transaction, per fiscal year
		($)		HoldCo Parent	HoldCo	Lanis LLC
Surplus Note Purchase Agreement between Lancaster Re Captive Insurance Company and Lanis LLC effective April 1, 2014	2016	(25,069,000	)²	N/A	N/A	25,069,000	²
	2017	(26,875,000	)²	N/A	N/A	26,875,000	[2]
	2018	(28,407,000	)²	N/A	N/A	28,407,000	[2]
Vehicle Note Purchase Agreement between Lancaster Re Captive Insurance Company and Lanis LLC effective April 1, 2014	2016	25,069,000	²	N/A	N/A	(25,069,000	)²
	2017	26,875,000	²	N/A	N/A	(26,875,000)[2]
	2018	28,407,000	[2]	N/A	N/A	(28,407,000	)²
Fee Letter between Lincoln Benefit Life Company and Lanis LLC effective April 1, 2014	2016	(7,328,260)[3]		N/A	N/A	7,328,260	[3]
	2017	(7,834,870)[3]		N/A	N/A	7,834,870	[3]
	2018	(8,281,546)[3]		N/A	N/A	8,281,546	[3]

[2]	Surplus/Vehicle Note Interest received (paid)
[3]	Payment of risk spread fee

Review and Approval of Related Person Transactions

All intercompany agreements to which Lincoln Benefit is a party are approved by Lincoln Benefit’s Board of Directors as well as by the board of any other affiliate of Lincoln Benefit that is a party to the agreement. When required, intercompany agreements are submitted for approval to the Nebraska Department of Insurance, Lincoln Benefit’s domestic regulator, and any additional states in which Lincoln Benefit might be commercially domiciled pursuant to the applicable state’s insurance holding company systems act. This process is documented in an internal procedure that captures the review and approval process of all intercompany agreements. All approvals are maintained in Lincoln Benefit’s corporate records.

While there is no formal process for the review and approval of related person transactions between unaffiliated entities specific to Lincoln Benefit, all directors, officers and employees of Lincoln Benefit are subject to LBL HoldCo, Inc.’s Code of Conduct and its Conflict of Interest Guideline. LBL HoldCo’s Code of Conduct includes a written conflict of interest policy that was adopted by the Board of Directors of LBL HoldCo, Inc., the indirect parent company of Lincoln Benefit, and applies to all subsidiaries, including Lincoln Benefit. Any potential relationship or activity that could impair independent thinking and judgment, including holding a financial interest in a business venture that is similar to Lincoln Benefit and/or LBL HoldCo, Inc., or in a business that has a relationship with either entity, is required to be disclosed to Human Resources and Compliance. Human Resources works with representatives from the Law Department, including Compliance, and the Audit Committee, if necessary, to determine whether an actual conflict of interest existed. All directors, officers and employees are required to sign a Code of Conduct certification and complete a Conflict of Interest Questionnaire annually.

Independence Standards for Directors

Although not subject to the independence standards of the New York Stock Exchange, for purposes of this registration statement, Lincoln Benefit has applied the independence standards required for listed companies of the New York Stock Exchange to the Board of Directors. Applying these standards, Lincoln Benefit has determined that five of its directors are independent: Stephen Campbell, Richard Carbone, Ann Frohman, Robert Stein and Grace Vandecruze.

OTHER INFORMATION

A section entitled “Experts” is added to your prospectus as follows:

EXPERTS

The financial statements included in this Prospectus and the related financial statement schedules included elsewhere in the Registration Statement, as of and for the year then ended December 31, 2018 of Lincoln Benefit Life Company, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the Registration Statement. Such financial statements and financial statement schedules are included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

The financial statements of Lincoln Benefit Life Company as of December 31, 2017 and for each of the two years in the period ended December 31, 2017 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The following change is made to the prospectuses for the LBL Advantage, Consultant II and Premier Planner:

Under the “More Information” section, the subsection entitled “Legal Matters” is deleted and replaced with the following:

LEGAL MATTERS

Matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by Lamson Dugan & Murray LLP, Omaha, Nebraska.

PRINCIPAL UNDERWRITER

Allstate Distributors, L.L.C. (“ADLLC”) serves as distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering.

ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered.

ADMINISTRATION

We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with Allstate Life. Allstate Life entered into an administrative services agreement with The Prudential Insurance Company of America (“PICA”) pursuant to which PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with SE2, LLC, of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby SE2, LLC provides certain business process outsourcing services with respect to the Contracts. SE2, LLC may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2018, consisted of the following: NTT DATA, Inc. (administrative services) located at 100 City Square, Boston, MA 02129; RR Donnelley (compliance printing and mailing) located at 35 West Wacker Drive, Chicago, IL 60601; Iron Mountain Information Management, LLC (f/k/a Stacks LLC) (file storage and document destruction) located at 1 Federal Street, Boston, MA 02110; TierPoint, LLC (f/k/a Co-Sentry.net, LLC) (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; SOVOS Compliance (f/k/a Convey Compliance Systems, Inc.) (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; Venio LLC, d/b/a Keane (lost shareholder search) located at PO Box 1508, Southeastern, PA 19399-1508; DST Systems, Inc. (FAN mail, positions, prices) located at 333 West 11 Street, 5th Floor, Kansas City, MO 64105; Broadridge Output Solutions, Inc. (printing and mailing anniversary statements, financial confirmations, automated letters and quarterly statements) located at 2600 Southwest Blvd., Kansas City, MO 64108.

In administering the Contracts, the following services are provided, among others:

•	maintenance of Contract Owner records;

•	Contract Owner services;

•	calculation of unit values;

•	maintenance of the Variable Account; and

•	preparation of Contract Owner reports.

We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error. Correspondence you send by regular mail to our service center should be sent to P.O. Box 758566, Topeka, KS 66675-8566. Your correspondence will be picked up at this address and then delivered to our service center. Your correspondence is not considered received by us until it is received at our service center. Where this prospectus refers to the day when we receive a purchase payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our service center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our service center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

The Consultant Solutions Variable Annuities

(Classic, Plus, Elite, Select)

Lincoln Benefit Life Company

Street Address: 5801 SW 6th Ave. Topeka, KS 66636

Mailing Address: P.O. Box 758561, Topeka, KS 66675-8561

Telephone Number: 800-457-7617 / Fax Number: 1-785-228-4584

1940 Act file number: 811-07924

1933 Act file number: 333-109688

Prospectus dated April 29, 2019

Lincoln Benefit Life Company (“Lincoln Benefit”) is the issuer of the following individual and group flexible premium deferred variable annuity contracts (each, a “Contract”):

•	Consultant Solutions Classic

•	Consultant Solutions Plus

•	Consultant Solutions Elite

•	Consultant Solutions Select

Effective November 30, 2006, this product is no longer being offered for sale.

This prospectus contains information about each Contract that you should know before investing. Please keep it for future reference. Not all Contracts may be available in all states or through your sales representative. Please check with your sales representative for details.

This prospectus is being provided for informational or educational purposes only and does not take into account the investment objectives or financial situation of any client or prospective clients. The information is not intended as investment advice and is not a recommendation about managing or investing your retirement savings. Clients seeking information regarding their particular investment needs should contact a financial professional.

Each Contract currently offers several investment alternatives (“Investment Alternatives”). The Investment Alternatives include fixed account options (“Fixed Account Options”), depending on the Contract, and include various* variable sub-accounts (“Variable Sub-accounts”) of the Lincoln Benefit Life Variable Annuity Account (“Variable Account”). Each Variable Sub-account invests exclusively in shares of the following underlying funds (“Funds”):

AIM Variable Insurance Funds (Invesco Variable Insurance Funds)

Fidelity® Variable Insurance Products

Goldman Sachs Variable Insurance Trust

Janus Aspen Series

Legg Mason Partners Variable Equity Trust

Legg Mason Partners Variable Income Trust

MFS® Variable Insurance Trust

MFS® Variable Insurance Trust II

Morgan Stanley Variable Insurance Fund, Inc. (VIF)

Oppenheimer Variable Account Funds

PIMCO Variable Insurance Trust

Rydex Variable Trust

T. Rowe Price Equity Series, Inc.

The Alger Portfolios

VanEck VIP Trust

*

Certain Variable Sub-Accounts are closed to Contract owners not invested in the specified Variable Sub-Accounts by a designated date. Please see the “Investment Alternatives: the Variable Accounts” section of this prospectus for more information.

Each Fund has multiple investment Portfolios (“Portfolios”). Not all of the Funds and/or Portfolios, however, may be available with your Contract. You should check with your sales representative for further information on the availability of the Funds and/or Portfolios. Your annuity application will list all available Portfolios.

For Consultant Solutions Plus Contracts, each time you make a purchase payment, we will add to your Contract Value (“Contract Value”) a Credit Enhancement (“Credit Enhancement”) of up to 5% (depending on the issue age and your total purchase payments) of such purchase payment. Expenses for this Contract may be higher than a Contract without the Credit Enhancement. Over time, the amount of the Credit Enhancement may be more than offset by the fees associated with the Credit Enhancement.

We (Lincoln Benefit) have filed a Statement of Additional Information, dated April 29, 2019, with the Securities and Exchange Commission (“SEC”). It contains more information about each Contract and is incorporated herein by reference, which means that it is legally a part of this prospectus. The contents of the Statement of Additional Information are described below – see Table of Contents. For a free copy, please write or call us at the address or telephone number above or go to the SEC’s website (www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC’s website.

IMPORTANT INFORMATION

LBLCONSULTSOL

Beginning on January 1, 2021, as permitted by regulations adopted by the SEC, paper copies of the annual and semi-annual shareholder reports for portfolios available under your contract will no longer be sent by mail, unless you specifically request paper copies of the reports from us. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

You may elect to receive all future shareholder reports in paper free of charge by calling 1-800-457-7617. Your election to receive reports in paper will apply to all portfolios available under your contract.

IMPORTANT NOTICES

The SEC has not approved or disapproved the securities described in this prospectus, nor has it passed on the accuracy or the adequacy of this prospectus. Anyone who tells you otherwise is committing a federal crime.

The Contracts may be distributed through broker-dealers that have relationships with banks or other financial institutions or by employees of such banks. However, the Contracts are not deposits in, or obligations of, or guaranteed or endorsed by, such institutions or any federal regulatory agency. Investment in the Contracts involves investment risks, including possible loss of principal.

The Contracts are not FDIC insured.

(i)

Glossary of Terms

Please refer to this list for the meaning of the following terms:

AB Factor- Is used to calculate the Accumulation benefit and is determined by the Rider Period and Guarantee Option you selected as of the Rider Date.

Accumulation Benefit- Is equal to the Benefit Base multiplied by the AB Factor.

TrueReturn Accumulation Benefit Option- An option that guarantees a minimum Contract Value on the “Rider Maturity Date.”

Accumulation Phase- The period that begins on the date we issue your Contract (“Issue Date”) and continues until the Payout Start Date, which is the date we apply your money to provide income payments.

Accumulation Unit- A unit of measurement used to measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase. To determine the number of Accumulation Units of each Variable Sub-account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-account by (ii) the Accumulation Unit Value of that Variable Sub-account next computed after we receive your payment or transfer.

Accumulation Unit Value- Each Variable Sub-Account has a separate value for its Accumulation Units (this is analogous to, but not the same as, the share price of a mutual fund).

Annual Increase Death Benefit Option- An option that, for an increased mortality and expense risk charge, provides for an increasing death benefit of 5% per year, subject to a cap.

Annuitant- The individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plan 3). The maximum age of the Annuitant on the date we receive the completed application for each Contract is 90.

Automatic Additions Program- A program that permits subsequent purchase payments of $100 or more per month by automatically transferring money from your bank account. Please consult with your sales representative for detailed information. The Automatic Additions Program is not available for making purchase payments into the Dollar Cost Averaging Fixed Account Option.

Automatic Portfolio Rebalancing Program- A program that provides for the automatic rebalancing of the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations after the performance of each Sub-Account causes a shift in the percentage you allocated to each Sub-Account.

Beneficiary(ies)- The person(s) or entity(ies), who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, or, if the Contract Owner is a non-living person, an Annuitant dies. You may name one or more Primary and Contingent Beneficiaries when you apply for a Contract.

•

Primary Beneficiary- the person who may, in accordance with the terms of the Contract, elect to receive the death settlement (“Death Proceeds”) or become the new Contract Owner pursuant to the Contract if the sole surviving Contract Owner dies before the Payout Start Date. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

•

Contingent Beneficiary- the person selected by the Contract Owner who will exercise the rights of the Primary Beneficiary if all named Primary Beneficiaries die before the death of the sole surviving Contract Owner.

Benefit Base- An amount used solely for purposes of determining the Rider Fee and the Accumulation Benefit. The Benefit Base is not available as a Contract Value, Settlement Value, or Death Proceeds. On the Rider Date, the “Benefit Base” is equal to the Contract Value. The Benefit Base will never be less than zero.

Benefit Payment- The amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment.

Benefit Payment Remaining- The amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years.

Benefit Year- The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year will coincide with (the same as) the Contract Year.

1

Code - The Internal Revenue Code of 1986, as amended

Co-Annuitant- An individual who will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered an Annuitant for purposes of determining the Payout Start Date. In addition, the “Death of Annuitant” provision of your Contract does not apply upon the death of the Co-Annuitant.

Contract*- Is an agreement between you, the Contract Owner, and Lincoln Benefit, a life insurance company.

Contract Anniversary- Each twelve-month period from the date of your contract’s issue date.

Contract Owner (“you”) - The person(s) having the privileges of ownership defined in the Contract.

Contract Value- During the Accumulation Phase, your contract value is equal to the sum of the value of your Accumulation Units in the Variable Sub-accounts you have selected, plus your value in the Fixed Account Option(s) offered by your Contract.

Contract Year- The annual period of time measured from the date we issue your Contract or a Contract Anniversary.

Credit Enhancement- For Consultant Solutions Plus Contracts, an amount added to your Contract Value each time you make a purchase payment, equal to 4% of the purchase payment if the oldest Contract Owner, or, if the Contract Owner is a non-living person, the oldest Annuitant, is age 85 or younger on the date we receive the completed application for the Contract (“Application Date”). If the oldest Contract Owner or, if the Owner is a non-living person, the oldest Annuitant is age 86 or older and 90 or younger on the Application Date, we will add to your Contract Value a Credit Enhancement equal to 2% of the purchase payment.

Dollar Cost Averaging Program- A program that, during the Accumulation Phase, automatically transfers a fixed dollar amount on a regular basis from any Variable Sub-Account or any Fixed Account Option to any of the other Variable Sub-Accounts.

Due Proof of Death- Documentation needed when there is a request for payment of the death benefit. We will accept the following documentation as Due Proof of Death: a certified copy of death certificate, a certified copy of decree of a court of competent jurisdiction as to the finding of death, or any other proof acceptable to us.

Enhanced Earnings Death Benefit Option- An option available for an increased mortality and expense risk charge that provides a death benefit based on In-Force Premiums or In-Force Earnings.

Excess of Earnings Withdrawal- An amount equal to the excess, if any, of the amount of the withdrawal over the amount of the In-Force Earnings immediately prior to the withdrawal.

Fixed Account Options – Investment options offered through our general account, including the Dollar Cost Averaging Fixed Account Option, the Standard Fixed Account Option, and the Market Value Adjusted Fixed Account Option.

Free Withdrawal Amount- An amount equal to 15% of all purchase payments (excluding Credit Enhancements for Consultant Solutions Plus Contracts) that are subject to a withdrawal charge as of the beginning of that Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. You can withdraw up to the Free Withdrawal Amount each Contract Year without paying the withdrawal charge.

Funds: Refers to the mutual funds in which each Variable Sub-Account invests.

Good Order: Good Order is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our service center: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and complies with all relevant laws and regulations; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or (c) with any signatures and dates as we may require. We will notify you if an instruction is not in Good Order.

Guarantee Period Account- An allocation that establishes a “Guarantee Period Account” within the Standard Fixed Account Option (“Standard Fixed Guarantee Period Account”) and provides a specific effective annual interest rate.

Guarantee Options- Options that, subject to specific investment requirements, provide an Accumulation Benefit. We currently offer two “Guarantee Options,” Guarantee Option 1 and Guarantee Option 2. The Guarantee Option you select has specific investment requirements, which are described in the “Investment Requirements” section and may depend upon the Rider Date.

* In certain states a Contract may be available only as a group Contract. If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to “Contract” in this prospectus include certificates, unless the context requires otherwise. References to “Contract” also include all four Contracts listed on the cover page of this prospectus, unless otherwise noted. However, we administer each Contract separately.

Income Plan- A series of payments made on a scheduled basis to you or to another person designated by you.

Income Protection Benefit Option- An option, which may be added to your Contract on the Payout Start Date for an additional mortality and expense risk charge if you have selected variable income payments, that guarantees your variable income payments under each of the Income Plans to which the option is applied will never be less than 85% of the initial variable amount income value (“Income Protection Benefit”), as calculated on the Payout Start Date under such Income Plans, unless you have elected a reduced survivor payment plan under Income Plan 2.

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In-Force Earnings- An amount equal to the current Contract Value less In-Force Premium. If this quantity is negative, then In-Force Earnings are equal to zero.

In-force Premium- An amount equal to the Contract Value on the Rider Date, plus the sum of all purchase payments, including any associated credit enhancements, made after the Rider Date, less the sum of all “Excess-of-Earnings Withdrawals” made after the Rider Date.

Investment Alternatives- Variable Sub-Accounts that invest in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. For more complete information about each Portfolio, including the investment objective(s), expenses and risks associated with the Portfolio; please refer to the prospectuses for the Funds.

IRA Contract- A form of the Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the Contract. We use the term “Qualified Contract” to refer to a Contract issued as an IRA, 403(b), or with a Qualified Plan.

Issue Date- The date we issue your Contract.

Lincoln Benefit (“We”)- Lincoln Benefit is the issuer of the Contract and a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 1221 N Street, Suite 200, Lincoln, NE 68508.

Market Value Adjustment- A calculation we apply to reflect changes in interest rates from the time you first allocate money to a Market Value Adjusted Fixed Guarantee Period Account to the time the money is taken out of that Market Value Adjusted Fixed Guarantee Period Account under specified circumstances. The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates.

Maximum Anniversary Value (MAV) Death Benefit Option- An option available only if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 79 or younger on the Rider Application Date that provides the opportunity for an increased death benefit. On the date we issue the rider for this benefit (“Rider Date”), the MAV Death Benefit is equal to the Contract Value.

Payout Phase- The period of time that begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select.

Payout Start Date- The date we apply your money to provide income payments.

Payout Withdrawal- Your written request to terminate all or a portion of the income payments being made under Income Plan 3 at any time and withdraw their present value (“Withdrawal Value”), subject to a Payout Withdrawal Charge. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

Portfolios- The underlying funds in which the Sub- Accounts invest. Each Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.

Qualified Contracts- Contracts held in a plan which provides that the income on tax sheltered is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA.

Return of Premium (“ROP”) Death Benefit- A benefit that provides a death benefit equal to the sum of all purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts), reduced by a proportional withdrawal adjustment for each withdrawal.

Rider Date- The date the TrueReturn Accumulation Benefit Option was made a part of your Contract.

Rider Fee- An additional annual fee that you may pay if you elect certain optional benefits.

Rider Maturity Date- The date determined by the length of the Rider Period which you select, which must occur before the latest Payout Start Date (the later of the youngest Annuitant’s 99th birthday or the 10th Contract Anniversary).

Rider Period- The period of time that begins on the Rider Date and ends on the Rider Maturity Date.

Rider Trade-In Option- An option that allows you to cancel your SureIncome Option and immediately add a new Withdrawal Benefit Option (“New SureIncome Option”).

Right to Cancel- Your ability to cancel the Contract during the Trial Examination Period, and receive a refund (not including any Credit Enhancement).

Settlement Value - The amount paid in the event of a full withdrawal of the Contract Value.

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Spousal Protection Benefit (Co-Annuitant) Option- An option that provides that the Co-Annuitant will be considered an Annuitant under the Contract during the Accumulation Phase except that the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date. In addition, the “Death of Annuitant” provision of your Contract does not apply on the death of the Co-Annuitant.

Standard Fixed Account Option- An option that, if you have selected the Consultant Solutions Classic Contract, allows you to allocate purchase payments or transfer amounts into the Standard Fixed Account Option. Each such allocation establishes a “Guarantee Period Account” within the Standard Fixed Account Option (“Standard Fixed Guarantee Period Account”), which is defined by the date of the allocation.

SureIncome Withdrawal Benefit Option- An option that provides a guaranteed withdrawal benefit and gives you the right to take limited partial withdrawals that total an amount equal to your purchase payments plus any applicable credit enhancements (subject to certain restrictions). Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted.

Systematic Withdrawal Program- A program that permits you to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date.

Tax Qualified Contracts- Contracts held in a plan which provides that the income on tax sheltered is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA.

Transfer Period Account- Each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Account according to the percentage allocation for the model portfolio you selected.

Trial Examination Period- The period during which you may cancel your Contract by providing us with written notice within the Trial Examination Period, which is the 20-day period after you receive the Contract, or such longer period that your state may require.

TrueBalanceSM Asset Allocation Program- A program that spreads Contract Value across a range of asset classes but is no longer offered for new enrollments.

Valuation Date- The term used to indicate a “business day,” which means each day Monday through Friday that the New York Stock Exchange is open for business. Our business day closes when the New York Stock Exchange closes for regular trading, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time).

Variable Account- An account for which the income, gains, and losses are determined separately from the results of our other operations. The Variable Account consists of multiple Variable Sub- Accounts, each of which is available under the Contract.

Variable Sub-Account- An investment in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies.

Withdrawal Benefit Factor- A factor used to determine the “Benefit Payment” and Benefit Payment Remaining, which currently equals 8%.

Withdrawal Benefit Payout Phase- The period of time during which the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase. The “Withdrawal Benefit Payout Start Date” is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends. During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the Payout Start Date. Once all scheduled payments have been paid, the Contract will terminate.

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Overview of Contracts

The Contracts offer many of the same basic features and benefits. They differ primarily with respect to the charges imposed, as follows:

•

The Consultant Solutions Classic Contract has a mortality and expense risk charge of 1.25%, an administrative expense charge of 0.10%*, and a withdrawal charge of up to 7% with a 7-year withdrawal charge period;

•

The Consultant Solutions Plus Contract offers a Credit Enhancement of up to 5% on purchase payments, a mortality and expense risk charge of 1.45%, an administrative expense charge of 0.10%*, and a withdrawal charge of up to 8.5% with an 8-year withdrawal charge period;

•

The Consultant Solutions Elite Contract has a mortality and expense risk charge of 1.60%, an administrative expense charge of 0.10%*, and a withdrawal charge of up to 7% with a 3-year withdrawal charge period; and

•	The Consultant Solutions Select Contract has a mortality and expense risk charge of 1.70%, an administrative expense charge of 0.10%*, and no withdrawal charges.

Other differences among the Contracts relate to available Fixed Account Options. For a side-by-side comparison of these differences, please refer to Appendix A of this prospectus.

*	The administrative expense charge may be increased, but will never exceed 0.25%. Once your Contract is issued, we will not increase the administrative expense charge for your Contract.

The Contracts at a Glance

The following is a snapshot of the Contracts. Please read the remainder of this prospectus for more information. Please note that these Contracts are no longer available for new sales. The information provided in this section is for informational purposes only.

Flexible Payments	We are no longer offering new Contracts. You can add to your Contract as often and as much as you like, but each subsequent payment must be at least $1,000 ($100 for automatic payments).

We reserve the right to accept a lesser initial purchase payment amount for each Contract. We may limit the cumulative amount of purchase payments to a maximum of $1,000,000 in any Contract. You must maintain a minimum Contract Value of $1,000.

For Consultant Solutions Plus Contracts, each time you make a purchase payment, we will add to your Contract Value a Credit Enhancement of up to 5% of such purchase payment.

Trial Examination Period	You may cancel your Contract within 20 days of receipt or any longer period as your state may require (“Trial Examination Period”). Upon cancellation, we will return your purchase payments adjusted, to the extent federal or state law permits, to reflect the investment experience of any amounts allocated to the Variable Account, including the deduction of mortality and expense risk charges and administrative expense charges. If you cancel your Contract during the Trial Examination Period, the amount we refund to you will not include any Credit Enhancement. The amount you receive will be less applicable federal and state income tax withholding. See “Trial Examination Period” for details.

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Expenses	Each Portfolio pays expenses that you will bear indirectly if you invest in a Variable Sub-account. You also will bear the following expenses:

Consultant Solutions Classic Contracts

• Annual mortality and expense risk charge equal to 1.25% of daily net assets.

• Withdrawal charges ranging from 0% to 7% of purchase payments withdrawn.

Consultant Solutions Plus Contracts

• Annual mortality and expense risk charge equal to 1.45% of daily net assets.

• Withdrawal charges ranging from 0% to 8.5% of purchase payments withdrawn.

Consultant Solutions Elite Contracts

• Annual mortality and expense risk charge equal to 1.60% of daily net assets.

• Withdrawal charges ranging from 0% to 7% of purchase payments withdrawn.

Consultant Solutions Select Contracts

• Annual mortality and expense risk charge equal to 1.70% of daily net assets.

• No withdrawal charges.

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All Contracts

•   Annual administrative expense charge of 0.10% daily net assets (up to 0.25% for future Contracts).

•   Annual contract maintenance charge of $40 (reduced to $30 if Contract Value is at least $2000 and waived in certain cases).

•   If you select the Maximum Anniversary Value (MAV) Enhanced Death Benefit Option (“MAV Death Benefit Option”), you will pay an additional mortality and expense risk charge of 0.20% (up to 0.50% for Options added in the future).

•   If you select the Annual Increase Enhanced Death Benefit Option (“Annual Increase Death Benefit Option”), you will pay an additional mortality and expense risk charge of 0.30% (up to 0.50% for options added in the future).

•   If you select the Enhanced Earnings Death Benefit Option, you will pay an additional mortality and expense risk charge of 0.25% or 0.40% (up to 0.35% or 0.50% for Options added in the future) depending on the age of the oldest Owner, the Co-Annuitant, and/or oldest Annuitant on the date we receive the completed application or request to add the benefit, whichever is later (“Rider Application Date”).

•   If you select the TrueReturn Accumulation Benefit Option, you would pay an additional annual fee (“Rider Fee”) of 0.50% (up to 1.25% for Options added in the future) of the Benefit Base in effect on each Contract anniversary (“Contract Anniversary”) during the Rider Period. You may not select the TrueReturn Accumulation Benefit Option together with the SureIncome Withdrawal Benefit Option.

•   If you select the SureIncome Withdrawal Benefit Option (“SureIncome Option”), you would pay an additional annual fee (“SureIncome Option Fee”) of 0.50% (up to 1.25% for Options added in the future) of the Benefit Base on each Contract Anniversary (See the SureIncome Option Fee section). You may not select the SureIncome Option together with the TrueReturn Accumulation Benefit Option.

•   If you select the Income Protection Benefit Option, you will pay an additional mortality and expense risk charge of 0.50% (up to 0.75% for Options added in the future) during the Payout Phase of your Contract.

•   If you select the Spousal Protection Benefit (Co-Annuitant) Option, you would pay an additional annual fee (“Rider Fee”) of 0.10% (up to 0.15% for Options added in the future) of the Contract Value (“Contract Value”) on each Contract Anniversary. This Option is available only for Individual Retirement Annuity (“IRA”) Contracts qualified under Section 408 of the Code. For Contracts purchased on or after May 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option at any time. No Rider Fee is charged for the Spousal Protection Benefit (Co-Annuitant) Option for Contract Owners who added the Option prior to May 1, 2005.

•   Transfer fee equal to 1.00% (subject to increase to up to 2.00%) of the amount transferred after the 12th transfer in any Contract Year (“Contract Year”), but not more than $25. A Contract Year is measured from the date we issue your Contract or a Contract Anniversary.

•   State premium tax (if your state imposes one)

•   Not all Options are available in all states

•   We may discontinue offering any of these Options at any time.

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Investment Alternatives

Each Contract offers several investment alternatives including:

•   Fixed Account Options that credit interest at rates we guarantee, and

•   Variable Sub-accounts investing in Portfolios offering professional money management by these investment advisers:

•  Fidelity® Management & Research Company (FMR)

•  Fred Alger Management, Inc.

•  Goldman Sachs Asset Management, L.P.

•  Guggenheim Investments

•  Invesco Advisers, Inc.

•  Janus Capital Management LLC

•  Legg Mason Partners Fund Advisor, LLC

•  MFS® Investment Management

•  Morgan Stanley Investment Management Inc.

•  OppenheimerFunds, Inc.

•  Pacific Investment Management Company LLC

•  T. Rowe Price Associates, Inc.

•  Van Eck Associates Corporation

Not all Fixed Account Options are available in all states or with all Contracts.

To find out current rates being paid on the Fixed Account Option(s), or to find out how the Variable Sub-accounts have performed, please call us at 800-457-7617.

Special Services

For your convenience, we offer these special services:

•   Automatic Portfolio Rebalancing Program

•   Automatic Additions Program

•   Dollar Cost Averaging Program

•   Systematic Withdrawal Program

•   TrueBalanceSM Asset Allocation Program

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Income Payments

You can choose fixed income payments, variable income payments, or a combination of the two. You can receive your income payments in one of the following ways (you may select more than one income plan):

•   life income with guaranteed number of payments

•   joint and survivor life income with guaranteed number of payments

•   guaranteed number of payments for a specified period

•   life income with cash refund

•   joint life income with cash refund

•   life income with installment refund

•   joint life income with installment refund

In addition, we offer an Income Protection Benefit Option that guarantees that your variable income payments will not fall below a certain level.

Death Benefits	If you die before the Payout Start Date, we will pay a death benefit subject to the conditions described in the Contract. In addition to the death benefit included in your Contract (“ROP Death Benefit”), the death benefit options we currently offer include:

• MAV Death Benefit Option;

• Annual Increase Death Benefit Option; and

• Enhanced Earnings Death Benefit Option.
Transfers	Before the Payout Start Date, you may transfer your Contract Value among the investment alternatives, with certain restrictions. The minimum amount you may transfer is $100 or the amount remaining in the investment alternative, if less. The minimum amount that can be transferred into the Standard Fixed Account or Market Value Adjusted Account Options is $100.

A charge may apply after the 12th transfer in each Contract Year.
Withdrawals

You may withdraw some or all of your Contract Value at any time during the Accumulation Phase and during the Payout Phase in certain cases. In general, you must withdraw at least $50 at a time. If any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value, unless the SureIncome Withdrawal Benefit Option is in effect under your Contract. Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge and a Market Value Adjustment may also apply.

How the Contracts Work

Each Contract basically works in two ways.

First, each Contract can help you (we assume you are the “Contract Owner”) save for retirement because you can invest in your Contract’s investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the “Accumulation Phase” of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the “Issue Date”) and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in a Fixed Account Option, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

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Second, each Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these “Income Plans”) described in the “Income Payments” section of this prospectus. You receive income payments during what we call the “Payout Phase” of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Other income payment options are also available. See “Income Payments.”

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if there is none, the Beneficiary will exercise the rights and privileges provided by the Contract. See “The Contracts.” In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if there is none, to your Beneficiary. See “Death Benefits.”

Please call us at 800-457-7617 if you have any question about how the Contracts work.

Expense Tables

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes that may be imposed by the state where you reside. For more information about Variable Account expenses, see “Expenses,” below. For more information about Portfolio expenses, please refer to the prospectuses for the Portfolios.

Contract Owner Transaction Expenses

Withdrawal Charge (as a percentage of purchase payments withdrawn)*

	Number of Complete Years Since We Received the Purchase Payment Being Withdrawn/Applicable Charge:

Contract:	0	1	2	3	4	5	6	7	8+

Consultant Solutions Classic	7%	7%	6%	5%	4%	3%	2%	0%	0%

Consultant Solutions Plus	8.5%	8.5%	8.5%	7.5%	6.5%	5.5%	4%	2.5%	0%

Consultant Solutions Elite:	7%	6%	5%	0%	0%	0%	0%	0%	0%

Consultant Solutions Select:	None

All Contracts:

Annual Contract Maintenance Charge	$40**

Transfer Fee	up to 2.00% of the amount transferred, but not more than $25***

Premium Taxes	0% to 3.50% of Purchase Payment****

Loan Interest Rate	7.25%*****

* Each Contract Year, you may withdraw a portion of your purchase payments (and/or your earnings, in the case of Charitable Remainder Trusts) without incurring a withdrawal charge (“Free Withdrawal Amount”). See “Withdrawal Charges” for more information.

** Reduced to $30 if Contract Value is not less than $2000, and waived in certain cases. See “Expenses.”

*** Applies solely to the 13th and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing. We are currently assessing a transfer fee of 1.00% of the amount transferred, however, we reserve the right to raise the transfer fee to up to 2.00% of the amount transferred. The transfer fee will never be greater than $25.

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**** Some States charge premium taxes that generally range from 0 to 3.5%. We are responsible for paying these taxes and will deduct them from your Contract Value. Our current practice is to not charge for these taxes until the Payout Start Date or surrender of the Contract. See “Premium Taxes” for more information.

***** For more information, see “Contract Loans for 403(b) Contracts.” The loan interest rate is subject to change.

Variable Account Annual Expenses (as a percentage of daily net asset value deducted from each Variable Sub-account)

If you select the basic Contract without any optional benefits, your Variable Account expenses would be as follows:

Basic Contract (without any optional benefit)	Mortality and Expense Risk Charge	Administrative Expense Charge*	Total Variable Account Annual Expense
Consultant Solutions Classic	1.25%	0.10%	1.35%
Consultant Solutions Plus	1.45%	0.10%	1.55%
Consultant Solutions Elite	1.60%	0.10%	1.70%
Consultant Solutions Select	1.70%	0.10%	1.80%

* We reserve the right to raise the administrative expense charge to 0.25%. If we increase this charge, we will amend the prospectus, accordingly. However, we will not increase the charge once we issue your Contract.

Each Contract also offers optional riders that may be added to the Contract. For each optional rider you select, you would pay the following additional mortality and expense risk charge associated with each rider.

MAV Death Benefit Option

Annual Increase Death Benefit Option

Enhanced Earnings Death Benefit Option (issue age 0-70)

Enhanced Earnings Death Benefit Option (issue age 71-79)

Currently 0.20%, up to a maximum of 0.50% for Options added in the future *

Currently 0.30%, up to a maximum of 0.50% for Options added in the future *

Currently 0.25%, up to a maximum of 0.35% for Options added in the future *

Currently 0.40%, up to a maximum of 0.50% for Options added in the future *

If you select the Options with the highest possible combination of mortality and expense risk charges during the Accumulation Phase, your Variable Account expenses would be as follows, assuming current expenses:

Contract with the MAV Death Benefit Option, Annual Increase Death Benefit Option, and Enhanced Earnings Death Benefit Option (issue age 71-79)	Mortality and Expense Risk Charge*	Administrative Expense Charge*	Total Variable Account Annual Expense
Consultant Solutions Classic	2.15%	0.10%	2.25%
Consultant Solutions Plus	2.35%	0.10%	2.45%
Consultant Solutions Elite	2.50%	0.10%	2.60%
Consultant Solutions Select	2.60%	0.10%	2.70%

* As described above the administrative expense charge and the mortality and expense charge for certain Options may be higher in the future if you add this Option to your Contract. However, we will not increase the administrative expense charge once we issue your Contract, and we will not increase the charge for an Option once we add the Option to your Contract. If we increase any of these charges, we will amend the prospectus, accordingly.

TrueReturn Accumulation Benefit Option Annual Fee

(annual rate as a percentage of Benefit Base on a Contract Anniversary)

TrueReturn Accumulation Benefit Option	Currently 0.50%, up to a maximum of 1.25% for Options added in the future. *

* If we increase this charge, we will amend the prospectus, accordingly. See “TrueReturn Accumulation Benefit Option” for details.

Spousal Protection Benefit (Co-Annuitant) Option Annual Fee

(annual rate as a percentage of Contract Value on a Contract Anniversary)

Spousal Protection Benefit (Co-Annuitant) Option	Currently 0.10%, up to a maximum of 0.15% for Options added in the future *

* For Options added on or after 5/1/2005. If we increase this charge, we will amend the prospectus, accordingly. See “Spousal Protection Benefit (Co-Annuitant) Option” for details.

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SureIncome Option Fee

(annual rate as a percentage of Benefit Base on a Contract Anniversary)

SureIncome Withdrawal Benefit Option	Currently 0.50%, up to a maximum of 1.25% for SureIncome Options added in the future *

* If we increase this charge, we will amend the prospectus, accordingly. See “SureIncome Withdrawal Benefit Option” for details.

Income Protection Benefit Option Fee (Payout Phase only)*

(as a percentage of daily net assets)

Income Protection Benefit Option	Currently 0.50%, up to a maximum of 0.75% for Options added in the future*

* See “Income Payments – Income Protection Benefit Option,” below, for a description of the Income Protection Benefit Option. You may add this Option when you elect to receive annuity benefits. We begin to deduct the charge for this Option on the Payout Start Date. Currently, the charge for this Option is 0.50% of the daily net Variable Account assets supporting the variable income payments to which the Income Protection Benefit Option applies. We will charge you the Option charge in effect when you choose to apply this Option to your Contract. We reserve the right to raise the Income Protection Benefit Option charge to up to 0.75%. If we increase this charge, we will amend the prospectus accordingly. Once your Income Protection Benefit Option is in effect, however, we will not change the option charge you will pay for this Option. See “Expenses – Mortality and Expense Risk Charge,” below, for details.

Portfolio Annual Expenses – Minimum and Maximum

The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. Advisors and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios’ expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio’s fees and expenses appears in the second table below and in the prospectus for each Portfolio.

	Minimum	Maximum
Total Annual Portfolio Operating Expenses(1) (expenses that are deducted from Portfolio assets, which may include management fees, distribution and/or services (12b-1) fees, and other expenses)	0.35%	1.62%

(1)	Expenses are shown as a percentage of Portfolio average daily net assets (before any waiver or reimbursement) as of December 31, 2018.

EXPENSE EXAMPLES

These examples are intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable Account annual expenses, and Portfolio fees and expenses.

The example shows the dollar amount of expenses that you would bear directly or indirectly if you:

•	invested $10,000 in the Contract for the time periods indicated;

•	earned a 5% annual return on your investment;

•	allocate all of your Account Value to the sub-Account with the Maximum Total Annual Portfolio Operating Expenses as listed in the Expense Table, and these remain the same each year*

•

elected the MAV Death Benefit Option and the Annual Increase Death Benefit Option; the Enhanced Earnings Death Benefit Option (assuming issue age 71-79); the Spousal Protection Benefit (Co-Annuitant) Option; and the TrueReturn Accumulation Benefit Option or SureIncome Withdrawal Benefit Option.**

The examples also assume:

•	No tax charge applies.

•	For each charge, we deduct the maximum charge rather than current charge.

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•	You make no transfers, or other transactions for which we charge a fee.

Amounts shown in the examples are rounded to the nearest dollar.

*               Note: Not all Portfolios offered as Sub-accounts may be available depending on optional benefit selection, the applicable jurisdiction and selling firm.

**             Note: The combination of optional benefits represents the maximum optional benefit charge.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING PORTFOLIOS. ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

	CONSULTANT SOLUTIONS CLASSIC
	Assuming Maximum Total Annual Portfolio Operating Expenses
	1 Year	3 Years	5 Years	10 Years
If you surrender your annuity at the end of the applicable time period:	$1,324	$2,454	$3,458	$5,956
If you annuitize your annuity at the end of the applicable time period: [1]	$624	$1,854	$3,058	$5,956
If you do not surrender your annuity:	$624	$1,854	$3,058	$5,956

	CONSULTANT SOLUTIONS PLUS
	Assuming Maximum Total Annual Portfolio Operating Expenses
	1 Year	3 Years	5 Years	10 Years
If you surrender your annuity at the end of the applicable time period:	$1,494	$2,760	$3,796	$6,102
If you annuitize your annuity at the end of the applicable time period: [1]	$644	$1,910	$3,146	$6,102
If you do not surrender your annuity:	$644	$1,910	$3,146	$6,102

	CONSULTANT SOLUTIONS ELITE
	Assuming Maximum Total Annual Portfolio Operating Expenses
	1 Year	3 Years	5 Years	10 Years
If you surrender your annuity at the end of the applicable time period:	$1,359	$2,453	$3,211	$6,209
If you annuitize your annuity at the end of the applicable time period: [1]	$659	$1,953	$3,211	$6,209
If you do not surrender your annuity:	$659	$1,953	$3,211	$6,209

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	CONSULTANT SOLUTIONS SELECT
	Assuming Maximum Total Annual Portfolio Operating Expenses
	1 Year	3 Years	5 Years	10 Years
If you surrender your annuity at the end of the applicable time period:	$670	$1,981	$3,255	$6,280
If you annuitize your annuity at the end of the applicable time period: [1]	$670	$1,981	$3,255	$6,280
If you do not surrender your annuity:	$670	$1,981	$3,255	$6,280

[1]	Your ability to annuitize within the first 30 days of the first Annuity Year may be limited.

Financial Information

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the “Accumulation Unit.” Each Variable Sub-Account has a separate value for its Accumulation Units we call “Accumulation Unit Value.”Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Accumulation Unit Values for the lowest and highest available combinations of Contract charges that affect Accumulation Unit Values for each Contract are shown in Appendix H of this prospectus. The Statement of Additional Information contains the Accumulation Unit Values for all other available combinations of Contract charges that affect Accumulation Unit Values for each Contract. The financial statements of Lincoln Benefit and the financial statements of the Variable Account, which are comprised of the financial statements of the underlying sub-accounts, appear in the Statement of Additional Information.

The Contracts

Please note that these Contracts are no longer available for new sales. The information provided in this section is for informational purposes only.

CONTRACT OWNER

Each Contract is an agreement between you, the Contract Owner, and Lincoln Benefit, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

•	the investment alternatives during the Accumulation and Payout Phases,

•	the amount and timing of your purchase payments and withdrawals,

•	the programs you want to use to invest or withdraw money,

•	the income payment plan(s) you want to use to receive retirement income,

•	the Annuitant (either yourself or someone else) on whose life the income payments will be based,

•

the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, or, if the Contract Owner is a non-living person, an Annuitant dies, and

•	any other rights that the Contract provides, including restricting income payments to Beneficiaries.

If you die prior to the Payout Start Date, any surviving joint Contract Owner, or, if none, the Beneficiary, may exercise the rights and privileges provided to them by the Contract. If the sole surviving Contract Owner dies after the Payout Start Date, the Primary Beneficiary will receive any guaranteed income payments scheduled to continue.

If the Annuitant dies prior to the Payout Start Date and the Contract Owner is a non-living person, we will pay the death benefit to the current Contract Owner.

The Contract cannot be jointly owned by both a living and a non-living person. The Consultant Solutions Select is not available for purchase by non-living persons. The maximum age of any Contract Owner on the date we receive the completed application for each Contract is 90.

If you select the MAV Death Benefit Option, the Annual Increase Death Benefit Option, or the Enhanced Earnings Death Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is currently 79. If you select the Spousal Protection

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Benefit (Co-Annuitant) Option, the maximum age of any Contract Owner on the Rider Application Date is currently age 90. If you select the SureIncome Withdrawal Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is currently age 85.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the Contract. We use the term “Qualified Contract” to refer to a Contract issued as an IRA, 403(b), or with a Qualified Plan.

Except for certain Qualified Contracts, you may change the Contract Owner at any time by written notice in a form satisfactory to us. Until we receive your written notice to change the Contract Owner, we are entitled to rely on the most recent information in our files. We will provide a change of ownership form to be signed by you and filed with us. Once we accept the change, the change will take effect as of the date you signed the request. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change the Contract Owner, you should deliver your written notice to us promptly. Each change is subject to any payment we make or other action we take before we accept it. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under Qualified Contracts. Please consult with a tax advisor prior to making a request for a change of Contract Owner.

ANNUITANT

The Annuitant is the individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plan 3). If the Contract is a Non-Qualified Contract, you also may designate a joint Annuitant, who is a second person on whose life income payments depend. Additional restrictions may apply in the case of Qualified Plans. The maximum age of the Annuitant on the date we receive the completed application for each Contract is 90.

If the Owner is a living person, the Owner may change the Annuitant before the Payout Start Date by written request in a form satisfactory to us. Once we accept a change, it takes effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.

If you select the MAV Death Benefit Option, Annual Increase Death Benefit Option, or Enhanced Earnings Death Benefit Option, the maximum age of any Annuitant on the Rider Application Date is 79.

If you select the Spousal Protection Benefit (Co-Annuitant) Option, the maximum age of any Annuitant on the Rider Application date is age 90. If you select the Income Protection Benefit Option, the oldest Annuitant and joint Annuitant (if applicable) must be age 75 or younger on the Payout Start Date. If you select the SureIncome Withdrawal Benefit Option, the maximum age of any Annuitant on the Rider Application Date is currently age 85.

If you select an Income Plan that depends on the Annuitant or a joint Annuitant’s life, we may require proof of age and sex before income payments begin and proof that the Annuitant or joint Annuitant is still alive before we make each payment.

CO-ANNUITANT

Contract Owners of IRA Contracts that meet the following conditions and that elect the Spousal Protection Benefit Option must name their spouse as a Co-Annuitant:

•	the individually owned Contract must be either a traditional, Roth or Simplified Employee Pension IRA;

•	the Contract Owner must be age 90 or younger on the Rider Application Date;

•	and the Co-Annuitant must be age 79 or younger on the Rider Application Date; and

•	the Co-Annuitant must be the sole Primary Beneficiary under the Contract.

Under the Spousal Protection Benefit Option, the Co-Annuitant will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date and the “Death of Annuitant” provision of your Contract does not apply upon the death of the Co-Annuitant. If you are single when you purchase this Contract, and are married later, you may add the Spousal Protection Benefit Option within six months of your marriage only if you provide proof of marriage in a form satisfactory to us. You may change the Co-Annuitant to a new spouse within six months of re-marriage only if you provide proof of remarriage in a form satisfactory to us. At any time, there may only be one Co-Annuitant under your Contract. The Co-Annuitant will be considered an Owner for the purposes of determining the age or birthday of the Owners under the MAV Death Benefit Option, the Annual Increase Death Benefit Option and the Enhanced Earnings Death Benefit Option. See “Spousal Protection Benefit Option and Death of Co-Annuitant” for more information.

BENEFICIARY

You may name one or more Primary and Contingent Beneficiaries when you apply for a Contract. The Primary Beneficiary is the person who may, in accordance with the terms of the Contract, elect to receive the death settlement (“Death Proceeds”) or become the new Contract Owner pursuant to the Contract if the sole surviving Contract Owner dies before the Payout Start Date. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to

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continue. A Contingent Beneficiary is the person selected by the Contract Owner who will exercise the rights of the Primary Beneficiary if all named Primary Beneficiaries die before the death of the sole surviving Contract Owner.

You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed by you and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form. Until we accept your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each Beneficiary change is subject to any payment made by us or any other action we take before we accept the change.

You may restrict income payments to Beneficiaries. We will provide a form to be signed by you and filed with us. Once we accept the form, the restriction will take effect as of the date you signed the request. Any restriction is subject to any payment made by us or any other action we take before we accept the request.

If you did not name a Beneficiary or, unless otherwise provided in the Beneficiary designation, if a named Beneficiary is no longer living and there are no other surviving Primary or Contingent Beneficiaries when the sole surviving Contract Owner dies, the new Beneficiary will be:

•	your spouse or, if he or she is no longer living,

•	your surviving children equally, or if you have no surviving children,

•	your estate.

If more than one Beneficiary survives you, we will divide the death benefit among the surviving Beneficiaries according to your most recent written instructions. If you have not given us written instructions in a form satisfactory to us, we will pay the death benefit in equal amounts to the surviving Beneficiaries. If there is more than one Beneficiary in a class (e.g., more than one Primary Beneficiary) and one of the Beneficiaries predeceases the Contract Owner (the Annuitant if the Contract owner is not a living person), the remaining Beneficiaries in that class will divide the deceased Beneficiary’s share in proportion to the original share of the remaining Beneficiaries.

For purposes of this Contract, in determining whether a living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant (“Living Person A”) has survived another living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant (“Living Person B”), Living Person A must survive Living Person B by at least 24 hours. Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.

Where there are multiple Beneficiaries, we will only value the death proceeds at the time the first Beneficiary submits the necessary documentation in good order. Any death proceed amounts attributable to any Beneficiary which remain in the Variable Sub-accounts are subject to investment risk. If there is more than one Beneficiary taking shares of the death proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share of the death proceeds. Each Beneficiary will exercise all rights related to his or her share of the death proceeds, including the sole right to select a death settlement option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the death settlement option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation, trust or other non-living person, all Beneficiaries will be considered to be non-living persons.

MODIFICATION OF THE CONTRACT

Only a Lincoln Benefit officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

You may not assign an interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. You should consult with an attorney before trying to assign periodic income payments under your Contract.

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Purchases

MINIMUM PURCHASE PAYMENTS

The minimum initial purchase payment for Classic Contracts is $1,200 (Qualified or Non-Qualified Contracts); the minimum initial purchase payment for all other Non-Qualified Contracts is $10,000 ($2,000 for Qualified Contracts). All subsequent purchase payments under a Contract must be $1,000 or more ($100 for automatic payments). For Consultant Solutions Plus Contracts, purchase payments do not include any Credit Enhancements. You may make purchase payments at any time prior to the Payout Start Date; however, any additional payments after the initial purchase payment may be limited in some states. Please consult with your representative for details. The total amount of purchase payments we will accept for each Contract without our prior approval is $1,000,000. We reserve the right to accept a lesser initial purchase payment amount or lesser subsequent purchase payment amounts. We reserve the right to limit the availability of the investment alternatives for additional investments. We also reserve the right to reject any application. We may apply certain limitations, restrictions, and/or underwriting standards as a condition of our issuance of a Contract and/or acceptance of purchase payments.

AUTOMATIC ADDITIONS PROGRAM

You may make subsequent purchase payments of $100 or more per month by automatically transferring money from your bank account. Please consult with your sales representative for detailed information. The Automatic Additions Program is not available for making purchase payments into the Dollar Cost Averaging Fixed Account Option.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your purchase payment among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percent that total 100% or in whole dollars. You can change your allocations by calling 1-800-457-7617.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will affect any change in allocation instructions at the time we receive written notice of the change in good order.

For Consultant Solutions Select Contracts, the maximum amount that can be allocated during any single day to certain selected funds is $25,000. Please see the current list of funds affected by this restriction in the “Transfers During The Accumulation Phase” section of this prospectus.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our home office. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our home office in Good Order.

We use the term “business day” to refer to each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as “Valuation Dates.” Our business day closes when the New York Stock Exchange closes for regular trading, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 3:00 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed for the next Valuation Date.

There may be circumstances where the New York Stock Exchange is open, however, due to inclement weather, natural disaster or other circumstances beyond our control, our offices may be closed or our business processing capabilities may be restricted. Under those circumstances, your Contract Value may fluctuate based on changes in the Accumulation Unit Values, but you may not be able to transfer Contract Value or make a purchase or redemption request.

With respect to both your initial purchase payment and any subsequent purchase payment that is pending investment in our Variable Account, we may hold the amount temporarily in a suspense account and may earn interest on amounts held in that suspense account. You will not be credited with any interest on amounts held in that suspense account.

CREDIT ENHANCEMENT

For Consultant Solutions Plus Contracts, each time you make a purchase payment, we will add to your Contract Value a Credit Enhancement equal to 4% of the purchase payment if the oldest Contract Owner, or, if the Contract Owner is a non-living person, the oldest Annuitant, is age 85 or younger on the date we receive the completed application for the Contract (“Application Date”). If the oldest Contract Owner or, if the Owner is a non-living person, the oldest Annuitant is age 86 or older and 90 or younger on the

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Application Date, we will add to your Contract Value a Credit Enhancement equal to 2% of the purchase payment. The thresholds apply individually to each Consultant Solutions Plus Contract you own. The additional Credit Enhancements and their corresponding thresholds are as follows:

Additional Credit Enhancement for Large Contracts	Cumulative Purchase Payments less Cumulative Withdrawals must exceed:
0.50% of the purchase payment	$ 500,000
1.00% of the purchase payment	$ 1,000,000

If, during the first Contract Year only, the cumulative purchase payments less cumulative withdrawals exceed the thresholds, the additional credit enhancement will apply to prior purchase payments, less cumulative withdrawals, and will be added to the Contract Value as of the date of the most recent purchase payment. The additional credit enhancement will be applied only once to any given purchase payment, current or prior.

If you exercise your right to cancel the Contract during the Trial Examination Period, the amount we refund to you will not include any Credit Enhancement. See “Trial Examination Period” below for details. The Consultant Solutions Plus Contract may not be available in all states.

We will allocate any Credit Enhancements to the investment alternatives according to the allocation instructions you have on file with us at the time we receive your purchase payment. We will allocate each Credit Enhancement among the investment alternatives in the same proportions as the most recent purchase payment. We do not consider Credit Enhancements to be investments in the Contract for income tax purposes.

We use a portion of the withdrawal charge and mortality and expense risk charge to help recover the cost of providing the Credit Enhancement under the Contract. See “Expenses.” Under certain circumstances (such as a period of poor Sub-account performance) the cost associated with the Credit Enhancement may exceed the sum of the Credit Enhancement and any related earnings. You should consider this possibility before purchasing the Contract.

TRIAL EXAMINATION PERIOD

You may cancel your Contract by providing us with written notice within the Trial Examination Period, which is the 20 day period after you receive the Contract, or such longer period that your state may require. If you exercise this “Right to Cancel,” the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss, including the deduction of mortality and expense risk charges and administrative expense charges that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Code Section 408(b), we will refund the greater of any purchase payments or the Contract Value. The amount you receive will be less applicable federal and state income tax withholding.

For Consultant Solutions Plus Contracts, we have received regulatory relief to enable us to recover the amount of any Credit Enhancement applied to Contracts that are cancelled during the Trial Examination Period. The amount we return to you upon exercise of this Right to Cancel will not include any Credit Enhancement. In states where required, we will return the amount of your purchase payments. In other states, we will return the amount of your purchase payments, reduced by the amount of any mortality and expense risk charges and administrative expense charges deducted prior to cancellation, and adjusted by any investment gain or loss associated with:

•	your Variable Account purchase payments; and

•	any portion of the Credit Enhancement assigned to the Variable Sub-accounts.

We reserve the right to allocate your purchase payments to the Fidelity® VIP Government Money Market Portfolio - Service Class 2 Sub-Account during the Trial Examination Period. For Contracts purchased in California by persons age 60 and older, you may elect to defer until the end of the Trial Examination Period allocation of your purchase payment to the Variable Sub-accounts. Unless you instruct otherwise, upon making this election, your purchase payment will be allocated to the Fidelity® VIP Government Money Market Portfolio - Service Class 2 Sub-Account. On the next Valuation Date 40 day after the issue date, your Contract Value will then be reallocated in accordance with your most recent investment allocation instructions.

State laws vary and may require a different period, other variations or adjustments. Please refer to your Contract for any state specific information.

Contract Loans for 403(b) Contracts

Subject to the restrictions described below, we will make loans to the Contract Owner of a Contract used in connection with a Tax-Sheltered Annuity Plan (“TSA Plan”) under Section 403(b) of the Code. Such loans may not be available in all states. Loans are not available under non-qualified Contracts. We will only make loans after the right to cancel period and before the Payout Start Date. All loans are subject to the terms of the Contract, the relevant qualified plan, and the Code, which impose restrictions on loans. Loans may not be available with all rider options.

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We will not make a loan to you if the total of the requested loan and your unpaid outstanding loans will be greater than the amount available for full withdrawal, including any applicable Market Value Adjustment, under your Contract on the date of the loan. In addition, you may not borrow a loan if the total of the requested loan and all of your loans under TSA Plans with the same employer is more than the lesser of (a) or (b) where:

(a)	equals $50,000 minus the excess of the highest outstanding loan balance during the prior 12 months over the current outstanding loan balance; and

(b)	equals the greater of $10,000 or half of the amount available for full withdrawal.

The minimum loan amount is $1,000.

To request a Contract loan, write to us at the address given on the first page of the prospectus. You alone are responsible for ensuring that your loan and repayments comply with tax requirements. Some of these requirements are stated in Section 72 of the Code. Please seek advice from your plan administrator or tax advisor.

When we make a loan, we will transfer an amount equal to the loan amount from the Variable Account and/or the Fixed Account Options to the Loan Account as collateral for the loan. The Loan Account is an account established for amounts transferred from the Variable Sub-accounts or Fixed Account Options as security for an outstanding Contract loan. We will transfer to the Loan Account amounts from each Variable Sub-account in proportion to the total assets in all Variable Sub-accounts. If your loan amount is greater than your Contract Value in the Variable Sub-accounts, we will transfer the remaining required collateral from the Market Value Adjusted or Standard Fixed Account Option. If your loan amount is greater than your contract value in the Variable Sub-accounts and the Market Value Adjusted or Standard Fixed Account Option, we will transfer the remaining required collateral from the Dollar Cost Averaging Fixed Account Options.

We will not charge a Withdrawal Charge on the loan or on the transfer from the Variable Sub-accounts or any of the Fixed Account Options. We may, however, apply a Market Value Adjustment to a transfer from the Market Value Adjusted Fixed Account to the Loan Account. If we do, we will increase or decrease the amount remaining in the Market Value Adjusted Fixed Account by the amount of the Market Value Adjustment, so that the net amount transferred to the Loan Account will equal the desired loan amount. We will charge a Withdrawal Charge and apply a Market Value Adjustment, if applicable, on a distribution to repay the loan in full, in the event of loan default.

We will credit interest to the amounts in the Loan Account. The annual interest rate credited to the Loan Account will be the greater of: (a) an annual effective rate of 3%; or (b) the loan interest rate minus 2.25%. The value of the amounts in the Loan Account are not affected by the changes in the value of the Variable Sub-accounts.

When you take out a loan, we will set the loan interest rate. That rate will apply to your loan until it is repaid. From time to time, we may change the loan interest rate applicable to new loans. We also reserve the right to change the terms of new loans.

We will subtract the outstanding Contract loan balance, including accrued but unpaid interest, from:

(1)	the Death Proceeds;

(2)	full withdrawal proceeds;

(3)	the amount available for partial withdrawal; and

(4)	the amount applied on the Payout Start Date to provide income payments.

If a New Owner elects to continue the Contract under Death of Owner Option D, the new Contract Value will be reduced by the amount of the loan outstanding plus accrued interest and the loan will be canceled.

Usually you must repay a Contract loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. We may permit a repayment period of 15 or 30 years if the loan proceeds are used to acquire your principal residence. We may also permit other repayment periods.

You must mark your loan repayments as such. We will assume that any payment received from you is a Purchase Payment, unless you tell us otherwise. Generally, loan payments are allocated to the Variable Sub-account(s) in the proportion that you have selected for your most recent Purchase Payment. Allocations of loan payments are not permitted to the Fixed Accounts (Standard Fixed Account, Market Value Adjusted Account, and Dollar Cost Averaging Fixed Account Option). If your Purchase Payment allocation includes any of the Fixed Accounts, the percentages allocated to the Fixed Accounts will be allocated instead to the Fidelity® VIP Government Money Market, Service Class 2 Sub-account.

If you do not make a loan payment when due, we will continue to charge interest on your loan. We also will declare the entire loan in default. We will subtract the defaulted loan balance plus accrued interest from any future distribution under the Contract and keep it in payment of your loan. Any defaulted amount plus interest will be treated as a distribution for tax purposes (as permitted by law). As a result, you may be required to pay taxes on the defaulted amount and incur the early withdrawal tax penalty. Until we are permitted by law to extinguish a defaulted loan, we will continue to charge interest and add unpaid interest to your outstanding loan balance.

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Any outstanding loan balance not paid back under plan rules after termination of employment becomes taxable in the year of default. Under the Tax Cuts and Jobs Act, for defaults related to termination of employment after 2017, an individual has until the due date of that year’s return (including extensions) to roll over the outstanding loan amount to an IRA or qualified employer plan.

If the total loan balance exceeds the amount available for full withdrawal, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If we do not receive payment of this amount within 31 days after we mail this notice, we will terminate your Contract.

We may defer making any loan for 6 months after you ask us for a loan, unless the loan is to pay a premium to us.

Contract Value

On the Issue Date, the Contract Value is equal to your initial purchase payment (for Consultant Solutions Plus Contracts, your initial purchase payment plus the Credit Enhancement).

Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-accounts you have selected, plus your value in the Fixed Account Option(s) offered by your Contract.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-account by (ii) the Accumulation Unit Value of that Variable Sub-account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-account when the Accumulation Unit Value for the Sub-account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-account to your Contract. For Consultant Solutions Plus Contracts, we would credit your Contract additional Accumulation Units of the Variable Sub-account to reflect the Credit Enhancement paid on your purchase payment. See “Credit Enhancement.” Withdrawals and transfers from a Variable Sub-account would, of course, reduce the number of Accumulation Units of that Sub-account allocated to your Contract.

ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Sub-Account for each Contract will rise or fall to reflect:

•	changes in the share price of the Portfolio in which the Variable Sub-Account invests, and

•

the deduction of amounts reflecting the mortality and expense risk charge and, administrative expense charge, and the cost of each optional benefit since we last calculated the Accumulation Unit Value.

We determine any applicable withdrawal charges, Rider Fees (if applicable), transfer fees, and contract maintenance charges separately for each Contract. They do not affect the Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we compute Accumulation Unit Values, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account for each Contract on each Valuation Date. We also determine a separate set of Accumulation Unit Values that reflect the cost of each optional benefit, or available combination thereof, offered under the Contract.

You should refer to the prospectuses for the Funds for a description of how the assets of each Portfolio are valued, since that determination directly bears on the Accumulation Unit Value of the corresponding Variable Sub-Account and, therefore, your Contract Value.

TRUERETURN ACCUMULATION BENEFIT OPTION

We offer the TrueReturn Accumulation Benefit Option, which is available for an additional fee. The TrueReturn Accumulation Benefit Option guarantees a minimum Contract Value on the “Rider Maturity Date.” The Rider Maturity Date is determined by the length of the Rider Period which you select. The Option provides no minimum Contract Value if the Option terminates before the Rider Maturity Date. See “Termination of the TrueReturn Accumulation Benefit Option” below for details on termination.

The TrueReturn Accumulation Benefit Option is available at time of application for the Contract, or the date we receive a written request to add the option, whichever is later, subject to availability and issue requirements. Currently, you may not add the TrueReturn Option to your Contract after Contract issue without prior approval if your Contract Value is greater than $1,000,000 at the time you try to add the TrueReturn Option. Currently, you may have only one TrueReturn Accumulation Benefit Option in effect on your Contract at one time. You may have only either the TrueReturn Accumulation Benefit Option or the SureIncome Option in effect on your Contract at one time. The TrueReturn Accumulation Benefit Option has no maximum issue age, however the Rider

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Maturity Date must occur before the latest Payout Start Date, which is the later of the youngest Annuitant’s 99th birthday or the 10th Contract Anniversary. Once added to your Contract, the TrueReturn Accumulation Benefit Option may be cancelled at any time on or after the 5th Rider Anniversary by:

•	notifying us in writing in a form satisfactory to us; or

•

changing your investment allocations or making other changes so that that the allocation of investment alternatives no longer adheres to the investment requirements for the TrueReturn Accumulation Benefit Option. For more information regarding investment requirements for this Option, see the “Investment Requirements” section below.

The “Rider Anniversary” is the anniversary of the Rider Date. We reserve the right to extend the date on which the TrueReturn Accumulation Benefit Option may be cancelled to up to the 10th Rider Anniversary at any time in our sole discretion. Any change we make will not apply to a TrueReturn Accumulation Benefit Option that was added to your Contract prior to the implementation date of the change.

When you add the TrueReturn Accumulation Benefit Option to your Contract, you must select a Rider Period and a Guarantee Option. The Rider Period and Guarantee Option you select determine the AB Factor, which is used to determine the Accumulation Benefit, described below. The “Rider Period” begins on the Rider Date and ends on the Rider Maturity Date. The “Rider Date” is the date the TrueReturn Accumulation Benefit Option was made a part of your Contract. We currently offer Rider Periods ranging from 8 to 20 years depending on the Guarantee Option you select. You may select any Rider Period from among those we currently offer, provided the Rider Maturity Date occurs prior to the latest Payout Start Date. We reserve the right to offer additional Rider Periods in the future, and to discontinue offering any of the Rider Periods at any time. We currently offer two “Guarantee Options,” Guarantee Option 1 and Guarantee Option 2. The Guarantee Option you select has specific investment requirements, which are described in the “Investment Requirements” section below and may depend upon the Rider Date. We reserve the right to offer additional Guarantee Options in the future, and to discontinue offering any of the Guarantee Options at any time. After the Rider Date, the Rider Period and Guarantee Option may not be changed.

The TrueReturn Accumulation Benefit Option may not be available in all states. We may discontinue offering the TrueReturn Accumulation Benefit Option at any time.

Accumulation Benefit.

On the Rider Maturity Date, if the Accumulation Benefit is greater than the Contract Value, the Contract Value will be increased to equal the Accumulation Benefit. The excess amount of any such increase will be allocated to the Fidelity® VIP Government Money Market - Service Class II Variable Sub-account. You may transfer the excess amount out of the Fidelity® VIP Government Money Market - Service Class II Variable Sub-account and into another investment alternative at any time thereafter. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee. Prior to the Rider Maturity Date, the Accumulation Benefit will not be available as a Contract Value, Settlement Value, or Death Proceeds. Additionally, we will not pay an Accumulation Benefit if the TrueReturn Accumulation Benefit Option is terminated for any reason prior to the Rider Maturity Date. After the Rider Maturity Date, the TrueReturn Accumulation Benefit Option provides no additional benefit.

The “Accumulation Benefit” is equal to the Benefit Base multiplied by the AB Factor. The “AB Factor” is determined by the Rider Period and Guarantee Option you selected as of the Rider Date. The following table shows the AB Factors available for the Rider Periods and Guarantee Options we currently offer.

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	AB Factors

Rider Period (number of years)	Guarantee Option 1	Guarantee Option 2
8	100.0%	NA
9	112.5%	NA
10	125.0%	100.0%
11	137.5%	110.0%
12	150.0%	120.0%
13	162.5%	130.0%
14	175.0%	140.0%
15	187.5%	150.0%
16	200.0%	160.0%
17	212.5%	170.0%
18	225.0%	180.0%
19	237.5%	190.0%
20	250.0%	200.0%

The following examples illustrate the Accumulation Benefit calculations under Guarantee Options 1 and 2 on the Rider Maturity Date. For the purpose of illustrating the Accumulation Benefit calculation, the examples assume the Benefit Base is the same on the Rider Date and the Rider Maturity Date.

Example 1: Guarantee Option 1

Guarantee Option:	1
Rider Period:	15
AB Factor:	187.5%
Rider Date:	1/2/04
Rider Maturity Date:	1/2/19
Benefit Base on Rider Date:	$50,000
Benefit Base on rider Maturity Date:	$50,000

On the Rider Maturity Date (1/2/19):
Accumulation Benefit	= Benefit Base on Rider Maturity Date × AB Factor
= $50,000 × 187.5%
= $93,750

Example 2: Guarantee Option 2

Guarantee Option:	2
Rider Period:	15
AB Factor:	150.0%
Rider Date:	1/2/04
Rider Maturity Date:	1/2/19
Benefit Base on Rider Date:	$50,000
Benefit Base on rider Maturity Date:	$50,000

On the Rider Maturity Date (1/2/19):
Accumulation Benefit	= Benefit Base on Rider Maturity Date × AB Factor

= $50,000 × 150.0%

= $75,000

Guarantee Option 1 offers a higher AB Factor and more rider periods than Guarantee Option 2. Guarantee Option 1 and Guarantee Option 2 have different investment restrictions. See “Investment Requirements” below for more information.

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Benefit Base.

The Benefit Base is used solely for purposes of determining the Rider Fee and the Accumulation Benefit. The Benefit Base is not available as a Contract Value, Settlement Value, or Death Proceeds. On the Rider Date, the “Benefit Base” is equal to the Contract Value. After the Rider Date, the Benefit Base will be recalculated for purchase payments and withdrawals as follows:

•

The Benefit Base will be increased by purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made prior to or on the first Contract Anniversary following the Rider Date. Subject to the terms and conditions of your Contract, you may add purchase payments after this date, but they will not be included in the calculation of the Benefit Base. Therefore, if you plan to make purchase payments after the first Contract Anniversary following the Rider Date, you should consider carefully whether this Option is appropriate for your needs.

•	The Benefit Base will be decreased by a Withdrawal Adjustment for each withdrawal you make. The Withdrawal Adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately prior to the withdrawal; and

(c) = the Benefit Base immediately prior to the withdrawal.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge also may apply. See Appendix G for numerical examples that illustrate how the Withdrawal Adjustment is applied.

The Benefit Base will never be less than zero.

Investment Requirements.

If you add the TrueReturn Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest during the Rider Period. The specific requirements will depend on the model portfolio option (“Model Portfolio Option”) you have selected and the effective date of your TrueReturn Option. These requirements are described below in more detail. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-accounts, and restrictions on transfers to or from certain investment alternatives.

We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable to a Guarantee Option or a Model Portfolio Option available under a Guarantee Option at any time in our sole discretion. Any changes we make will not apply to a TrueReturn Option that was made part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. Any changes we make will not apply to a new TrueReturn Option elected subsequent to the change pursuant to the Rider Trade-In Option.

If you have an outstanding loan balance, you may not elect the TrueReturn Option until the outstanding balance has been repaid. If you elect the TrueReturn Option, we will not make a policy loan to you until the TrueReturn Option matures or is cancelled.

When you add the TrueReturn Option to your Contract, you must allocate your entire Contract Value as follows:

1)	to a model portfolio option (“Model Portfolio Option”) available with the Guarantee Option you selected, as defined below; or

2)

to the DCA Fixed Account Option and then transfer all purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) and interest according to a Model Portfolio Option available for use with the Guarantee Option you selected; or

3)	to a combination of (1) and (2) above.

For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the “Dollar Cost Averaging Fixed Account Option” section of this prospectus for more information.

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On the Rider Date, you must select only one of the Model Portfolio Options in which to allocate your Contract Value. After the Rider Date, you may transfer your entire Contract Value to any of the other Model Portfolio Options available with your Guarantee Option. We currently offer several Model Portfolio Options with each of the available Guarantee Options. The Model Portfolio Options that are available under Guarantee Options may differ depending upon the effective date of your TrueReturn Option. Please refer to the Model Portfolio Option 1, Model Portfolio Option 2 and TrueBalanceSM Model Portfolio Options sections below for more details. We may add other Model Portfolio Options in the future. We also may remove Model Portfolio Options in the future anytime prior to the date you select such Model Portfolio Option. In addition, if the investment alternatives available under the Contract change, we may revise the Model Portfolio Options. The following table summarizes the Model Portfolio Options currently available for use with each Guarantee Option under the TrueReturn Option:

Guarantee Option 1	Guarantee Option 2
* Model Portfolio Option 1	* Model Portfolio Option 2
* TrueBalance Conservative Model Portfolio Option	* TrueBalance Conservative Model Portfolio Option
* TrueBalance Moderately Conservative Model Portfolio Option	* TrueBalance Moderately Conservative Model Portfolio Option
* TrueBalance Moderate Model Portfolio Option
* TrueBalance Moderately Aggressive Model Portfolio Option
* TrueBalance Aggressive Model Portfolio Option

You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the MVA Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the MVA Fixed Account Option to the Variable Sub-accounts prior to adding the TrueReturn Option to your Contract. Transfers from the MVA Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the “Dollar Cost Averaging Fixed Account Option” section of this prospectus for more information. We use the term “Transfer Period Account” to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to the percentage allocations for the Model Portfolio Option you selected.

Any subsequent purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made to your Contract will be allocated to the Variable Sub-Accounts according to your most recent instructions on file with us. You must comply with any required percentage allocations for the Model Portfolio Option you have selected. You may also request that purchase payments (and Credit Enhancement for Consultant Solutions Plus Contracts) be allocated to the DCA Fixed Account Option.

Model Portfolio Option 1.

If you choose Model Portfolio Option 1 or transfer your entire Contract Value into Model Portfolio Option 1, you must allocate a certain percentage of your Contract Value into each of three asset categories. Please note that certain investment alternatives are not available under Model Portfolio Option 1. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

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Effective May 1, 2005, certain Variable Sub-Accounts under Model Portfolio 1 have been reclassified into different asset categories. These changes apply to TrueReturn Accumulation Benefit Options effective both prior to and on or after May 1, 2005. The following table describes the percentage allocation requirements for Model Portfolio Option 1 and Variable Sub-Accounts available under each category:

Model Portfolio Option 1

20% Category A

50% Category B

30% Category C

0% Category D

Category A

Fidelity® VIP Government Money Market – Service Class 2 Sub-Account (10)

Category B

Fidelity® VIP Investment Grade Bond – Service Class 2 Sub-Account

Western Asset Variable Global High Yield Bond Portfolio – Class II Sub-Account

MFS® High Yield Portfolio – Service Class Sub-Account

PIMCO International Bond Portfolio (U.S. Dollar-Hedged) – Administrative Shares Sub-Account (11)

PIMCO Real Return Portfolio – Administrative Shares Sub-Account

PIMCO Total Return Portfolio - Administrative Shares Sub-Account (5)

Morgan Stanley VIF U.S. Real Estate Portfolio, Class II Sub-Account (8)

Invesco V.I. Government Securities Fund, Series II Sub-Account

Category C

Invesco V.I. Value Opportunities Fund – Series II Sub-Account (2)

Invesco V.I. Core Equity Fund – Series II Sub-Account (9)

Invesco V.I. Mid Cap Core Equity Fund – Series II Sub-Account (7)

Fidelity® VIP ContrafundSM Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Equity-Income PortfolioSM – Service Class 2 Sub-Account

Fidelity® VIP Index 500 Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Overseas Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Asset Manager Portfolio – Service Class 2 Sub-Account

Janus Henderson Overseas Portfolio – Service Shares Sub-Account

Janus Henderson Forty Portfolio – Service Shares Sub-Account

Janus Henderson Mid Cap Value Portfolio – Service Shares Sub-Account (6)

Janus Henderson Balanced Portfolio – Service Shares Sub-Account

ClearBridge Variable Large Cap Value Portfolio – Class I Sub-Account

MFS® Investors Trust Series – Service Class Sub-Account

MFS® Total Return Series – Service Class Sub-Account

MFS® Massachusetts Investors Growth Stock Portfolio – Service Class Sub-Account (4)

MFS® Value Series – Service Class Sub-Account

Oppenheimer Discovery Mid Cap Growth Fund/VA – Service Sub-Account (1)

Oppenheimer Main Street Small Cap Fund – Class 2 Shares Sub-Account

Guggenheim VIF Long Short Equity Sub-Account

T. Rowe Price Equity Income Portfolio – II Sub-Account

T. Rowe Price Blue Chip Growth Portfolio – II Sub-Account

Invesco V.I. Growth and Income Fund, Series II Sub-Account

Category D (Variable Sub-Accounts not available under Model Portfolio Option 1)

Invesco V.I. American Franchise Fund – Series II Sub-Account

Alger Large Cap Growth Portfolio – Class S Sub-Account

Alger Capital Appreciation Portfolio – Class S Sub-Account

Alger Mid Cap Growth Portfolio – Class S Sub-Account (3)

Fidelity® VIP Growth Portfolio – Service Class 2 Sub-Account

MFS® New Discovery Series – Service Class Sub-Account

Oppenheimer Global Fund/VA – Service Shares Sub-Account

Morgan Stanley VIF Growth Portfolio, Class II Sub-Account

VanEck VIP Emerging Markets Fund Sub-Account

VanEck VIP Global Hard Assets Fund Sub-Account

Invesco V.I. Mid Cap Growth Fund – Series II Sub-Account

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1)

Effective as of August 30, 2010, the following Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date:

Oppenheimer Discovery Mid Cap Growth/VA – Service Sub-Account

Contract Owners who had contract value invested in this Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in this Variable Sub-Account as of the specified closure date may not invest in the Variable Sub-Account.

2)

Effective August 19, 2011, the Invesco V.I. Value Opportunities – Series II Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date may not invest in the Variable Sub-Account.

3)

Effective as of January 31, 2014, the Alger Mid-Cap Growth – Class S Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.

4)

On or about March 27, 2015, the MFS® Massachusetts Investors Growth Stock Portfolio – Service Class, a portfolio of MFS® Variable Insurance Trust II, acquired the MFS® Investors Growth Stock Series – Service Class, a series of MFS® Variable Insurance Trust.

5)

We previously notified you that, effective May 1, 2015, the PIMCO Total Return - Administrative Shares sub-account was closed to all contract owners except those contract owners who had Account Value invested in the variable sub-account, and that we had intended to remove it as an investment option and substitute a new investment option under your Variable Annuity contract. However, we are no longer planning to remove this sub-account or substitute a new investment option. As a result, effective February 5, 2018, the PIMCO Total Return - Administrative Shares sub-account is available to all contract owners.

6)

Effective April 13, 2015, the Janus Henderson Mid Cap Value Portfolio – Service Shares sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

7)

Effective September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

8)

Effective February 23, 2016, the VIF U.S. Real Estate Portfolio, Class II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

9)

Effective December 23, 2016, the Invesco V.I. Core Equity Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

10)

Effective September 23, 2016, the PIMCO Money Market Portfolio - Administrative Shares sub-account was liquidated and any contract value remaining in the sub-account was transferred to the Fidelity® VIP Government Money Market Portfolio - Service Class 2.

11)

Effective on or about July 30, 2018, the PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares sub-account changed its name to the PIMCO International Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares.

Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocation requirements for Model Portfolio Option 1. We will use the percentage allocations as of your most recent instructions.

Model Portfolio Option 2.

The investment requirements under Model Portfolio Option 2 depend on the effective date of your TrueReturn Accumulation Benefit Option.

Rider Date prior to May 1, 2005

If your TrueReturn Accumulation Benefit Option Rider Date is prior to May 1, 2005, and you choose Model Portfolio Option 2 or transfer your entire Contract Value into Model Portfolio Option 2 under Guarantee Option 2, you must allocate your Contract Value among four asset categories in accordance with the percentage allocation requirements set out in the table below. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

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The following table describes the percentage allocation requirements for Model Portfolio Option 2 (Rider Date prior to May 1, 2005) and the Variable Sub-Accounts available under each category:

Model Portfolio Option 2

(Rider Date Prior to May 1, 2005)

10% Category A

20% Category B

50% Category C

20% Category D

Category A

Fidelity® VIP Government Money Market – Service Class 2 Sub-Account (10)

Category B

Fidelity® VIP Investment Grade Bond – Service Class 2 Sub-Account

Western Asset Variable Global High Yield Bond Portfolio– Class II Sub-Account

MFS® High Yield Portfolio– Service Class Sub-Account

PIMCO International Bond Portfolio (U.S. Dollar-Hedged) – Administrative Shares Sub-Account (11)

PIMCO Real Return – Administrative Shares Sub-Account

PIMCO Total Return - Administrative Shares Sub Account (4)

Morgan Stanley VIF U.S. Real Estate Portfolio, Class II Sub-Account (7)

Invesco V.I. Government Securities Fund, Series II Sub-Account

Category C

Invesco V.I. Value Opportunities Fund – Series II Sub-Account (9)

Invesco V.I. Mid Cap Core Equity Fund – Series II Sub-Account (6)

Fidelity® VIP Equity-Income PortfolioSM – Service Class 2 Sub-Account

Fidelity® VIP Index 500 Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Asset Manager Portfolio – Service Class 2 Sub-Account

Janus Henderson Mid Cap Value Portfolio – Service Shares Sub-Account (5)

Janus Henderson Balanced Portfolio– Service Shares Sub-Account

ClearBridge Variable Large Cap Value Portfolio – Class I Sub-Account

MFS® Investors Trust Series– Service Class Sub-Account

MFS® Total Return Series – Service Class Sub-Account

MFS® Value Series – Service Class Sub-Account

Oppenheimer Discovery Mid Cap Growth Fund/VA – Service Sub-Account (1)

T. Rowe Price Equity Income Portfolio – II Sub-Account

Invesco V.I. Growth and Income Fund, Series II Sub-Account

Category D

Invesco V.I. American Franchise Fund – Series II Sub-Account

Invesco V.I. Core Equity – Series II Sub-Account (8)

Alger Large Cap Growth Portfolio – Class S Sub-Account

Alger Capital Appreciation Portfolio– Class S Sub-Account

Alger Mid Cap Growth Portfolio – Class S Sub-Account (2)

Fidelity® VIP ContrafundSM Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Growth Portfolio– Service Class 2 Sub-Account

Fidelity® VIP Overseas Portfolio– Service Class 2 Sub-Account

Janus Henderson Overseas Portfolio – Service Shares Sub-Account

Janus Henderson Forty Portfolio– Service Shares Sub-Account

MFS® New Discovery Series– Service Class Sub-Account

MFS® Massachusetts Investors Growth Stock Portfolio– Service Class Sub-Account (3)

Oppenheimer Global Fund/VA – Service Shares Sub-Account

Oppenheimer Main Street Small Cap Fund – Class 2 Shares Sub-Account

Guggenheim VIF Long Short Equity Sub-Account

T. Rowe Price Blue Chip Growth Portfolio – II Sub-Account

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Morgan Stanley VIF Growth Portfolio, Class II Sub-Account

VanEck VIP Emerging Markets Sub-Account

VanEck VIP Global Hard Assets Sub-Account

Invesco V.I. Mid Cap Growth Fund, Series II Sub-Account

1)

Effective as of August 30, 2010, the following Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date:

Oppenheimer Discovery Mid Cap Growth/VA – Service Sub-Account. Contract Owners who had contract value invested in this Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in this Variable Sub-Account as of the specified closure date may not invest in the Variable Sub-Account.

2)

Effective as of January 31, 2014, the Alger Mid-Cap Growth – Class S Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.

3)

On or about March 27, 2015, the MFS® Massachusetts Investors Growth Stock Portfolio – Service Class, a portfolio of MFS® Variable Insurance Trust II, acquired the MFS® Investors Growth Stock Series – Service Class, a series of MFS® Variable Insurance Trust.

4)

We previously notified you that, effective May 1, 2015, the PIMCO Total Return - Administrative Shares sub-account was closed to all contract owners except those contract owners who had Account Value invested in the variable sub-account, and that we had intended to remove it as an investment option and substitute a new investment option under your Variable Annuity contract. However, we are no longer planning to remove this sub-account or substitute a new investment option. As a result, effective February 5, 2018, the PIMCO Total Return - Administrative Shares sub-account is available to all contract owners.

5)

Effective April 13, 2015, the Janus Henderson Mid Cap Value Portfolio– Service Shares sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

6)

Effective September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

7)

Effective February 23, 2016, the VIF U.S. Real Estate Portfolio, Class II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

8)

Effective December 23, 2016, the Invesco V.I. Core Equity Fund – Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

9)

Effective August 19, 2011, the Invesco V.I. Value Opportunities – Series II Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date may not invest in the Variable Sub-Account.

10)

Effective September 23, 2016, the PIMCO Money Market Portfolio - Administrative Shares sub-account was liquidated and any contract value remaining in the sub-account was transferred to the Fidelity® VIP Government Money Market Portfolio - Service Class 2.

11)

Effective on or about July 30, 2018, the PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares sub-account changed its name to the PIMCO International Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares.

Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocation requirements for Model Portfolio Option 2 (Rider Date prior to May 1, 2005). We will use the percentage allocations as of your most recent instructions.

Rider Date on or after May 1, 2005

If your TrueReturn Accumulation Benefit Option Rider Date is on or after May 1, 2005, and you choose Model Portfolio Option 2 or transfer your entire Contract Value into Model Portfolio Option 2 under Guarantee Option 2, you may allocate your Contract Value among any of a selected group of available Variable Sub-Accounts listed below. However, you may not allocate your Contract Value among any of the excluded Variable Sub-Accounts listed below. You may choose to invest in or transfer among any of the available Variable Sub-Accounts, however, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

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The following table lists the available and excluded Variable Sub-Accounts under Model Portfolio Option 2 (Rider Date on or after May 1, 2005):

Model Portfolio Option 2

(Rider Date on or after May 1, 2005)

Available

Invesco V.I. Value Opportunities Fund – Series II Sub-Account (2)

Invesco V.I. Core Equity – Series II Sub-Account (9)

Invesco V.I. Mid Cap Core Equity Fund – Series II Sub-Account (7)

Fidelity® VIP ContrafundSM Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Equity-Income PortfolioSM – Service Class 2 Sub-Account

Fidelity® VIP Index 500 Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Investment Grade Bond Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Overseas Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Asset Manager Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Government Money Market Portfolio – Service Class 2 Sub-Account (10)

Janus Henderson Overseas Portfolio – Service Shares Sub-Account

Janus Henderson Forty Portfolio– Service Shares Sub-Account

Janus Henderson Mid Cap Value Portfolio – Service Shares Sub-Account (5)

Janus Henderson Balanced Portfolio– Service Shares Sub-Account

Western Asset Variable Global High Yield Bond – Class II Sub-Account

ClearBridge Variable Large Cap Value Portfolio– Class I Sub-Account

MFS® Investors Trust Series– Service Class Sub-Account

MFS® High Yield Portfolio– Service Class Sub-Account

MFS® MA Investors Growth Stock Series – Service Class Sub-Account (4)

MFS® Total Return Series – Service Class Sub-Account

MFS® Value Series– Service Class Sub-Account

PIMCO International Bond Portfolio (U.S. Dollar-Hedged) – Administrative Shares Sub-Account (11)

PIMCO Real Return – Administrative Shares Sub-Account

PIMCO Total Return – Administrative Shares Sub Account (6)

Oppenheimer Discovery Mid Cap Growth Fund/VA –Service Sub-Account (1)

Oppenheimer Main Street Small Cap Fund – Class 2 Shares

Guggenheim VIF Long Short Equity Sub-Account

T. Rowe Price Equity Income Portfolio – II Sub-Account

T. Rowe Price Blue Chip Growth Portfolio– II Sub-Account

Morgan Stanley VIF U.S. Real Estate Portfolio, Class II Sub-Account (8)

Invesco V.I. Growth and Income Fund, Series II Sub-Account

Invesco V.I. Government Securities Fund, Series II Sub-Account

Model Portfolio Option 2

(Rider Date on or after May 1, 2005)

Excluded

Invesco V.I. American Franchise Fund – Series II Sub-Account

Alger Large Cap Growth Portfolio – Class S Sub-Account

Alger Capital Appreciation Portfolio – Class S Sub-Account

Alger Mid Cap Growth Portfolio– Class S Sub-Account (3)

Fidelity® VIP Growth Portfolio– Service Class 2 Sub-Account

MFS® New Discovery – Service Class Sub-Account

Oppenheimer Global Fund/VA – Service Shares Sub-Account

Morgan Stanley VIF U.S. Real Estate Portfolio, Class II Sub-Account (8)

VanEck VIP Emerging Markets Sub-Account

VanEck VIP Global Hard Assets Sub-Account

Invesco V.I. Mid Cap Growth Fund, Series II Sub-Account

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(1)

Effective as of August 30, 2010, the following Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date: Oppenheimer Discovery Mid Cap Growth/VA – Service Sub-Account

Contract Owners who had contract value invested in this Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in this Variable Sub-Account as of the specified closure date may not invest in the Variable Sub-Account.

(2)

Effective August 19, 2011, the Invesco V.I. Value Opportunities – Series II Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date may not invest in the Variable Sub-Account.

(3)

Effective as of January 31, 2014, the Alger Mid-Cap Growth – Class S Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.

(4)

On or about March 27, 2015, the MFS® Massachusetts Investors Growth Stock Portfolio – Service Class, a portfolio of MFS® Variable Insurance Trust II, acquired the MFS® Investors Growth Stock Series – Service Class, a series of MFS® Variable Insurance Trust.

(5)

Effective April 13, 2015, the Janus Henderson Mid Cap Value Portfolio – Service Shares sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(6)

We previously notified you that, effective May 1, 2015, the PIMCO Total Return - Administrative Shares sub-account was closed to all contract owners except those contract owners who had Account Value invested in the variable sub-account, and that we had intended to remove it as an investment option and substitute a new investment option under your Variable Annuity contract. However, we are no longer planning to remove this sub-account or substitute a new investment option. As a result, effective February 5, 2018, the PIMCO Total Return - Administrative Shares sub-account is available to all contract owners.

(7)

Effective September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(8)

Effective February 23, 2016, the VIF U.S. Real Estate Portfolio, Class II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(9)

Effective December 23, 2016, the Invesco V.I. Core Equity Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(10)

Effective September 23, 2016, the PIMCO Money Market Portfolio - Administrative Shares sub-account was liquidated and any contract value remaining in the sub-account was transferred to the Fidelity® VIP Government Money Market Portfolio - Service Class 2.

(11)

Effective on or about July 30, 2018, the PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares sub-account changed its name to the PIMCO International Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares.

TrueBalanceSM Model Portfolio Options.

If you choose one of the TrueBalanceSM Model Portfolio Options or transfer your entire Contract Value into one of the TrueBalanceSM Model Portfolio Options, you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts in the TrueBalance Model Portfolio Option. Each TrueBalance Model Portfolio involves an allocation of assets among a group of pre-selected Variable Sub-Accounts. You cannot make transfers among the Variable Sub-Accounts nor vary the Variable Sub-Accounts that comprise a TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you have selected currently. For more information regarding the TrueBalance program, see the “TrueBalanceSM Asset Allocation Program” section of this prospectus. However, note that the restrictions described in this section, specifically the restrictions on transfers and the requirement that all of your Contract Value be allocated to a TrueBalance Model Portfolio Option, apply to the TrueBalance program only if you have added the TrueReturn Option to your Contract.

Please note only certain TrueBalance Model Portfolio Options are available with your TrueReturn Option as summarized in the table under Investment Requirements above.

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Cancellation of the TrueReturn Option.

You may not cancel the TrueReturn Option or make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model Portfolio Option prior to the 5th Rider Anniversary. Failure to comply with the investment requirements for any reason may result in the cancellation of the TrueReturn Option. On or after the 5th Rider Anniversary, we will cancel the TrueReturn Option if you make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment requirements applicable to your Guarantee Option and/or Model Portfolio Option. We will not cancel the TrueReturn Option or make any changes to your investment allocations or to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option until we receive notice from you that you wish to cancel the TrueReturn Option. No Accumulation Benefit will be paid if you cancel the Option prior to the Rider Maturity Date.

Death of Owner or Annuitant.

If the Contract Owner or Annuitant dies before the Rider Maturity Date and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provision as described in the “Death Benefit Payments” section of this prospectus, then the TrueReturn Option will continue, unless the new Contract Owner elects to cancel this Option. If the TrueReturn Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the TrueReturn Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.

If an Annuitant dies before the Payout Start Date, and the Contract is continued under Category 1 of the Death of Annuitant provision of the Contract, the TrueReturn Accumulation Benefit Option will remain in effect until terminated. If the Contract is not continued under Category 1, then the TrueReturn Accumulation Benefit Option will terminate on the date we receive a complete request for settlement of the Death Proceeds.

Rider Trade-In Option.

We offer a “Rider Trade-In Option” that allows you to cancel your TrueReturn Accumulation Benefit Option and immediately add a new TrueReturn Accumulation Benefit Option (“New Option”), provided all of the following conditions are met:

•	The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date.

•

The New Option will be made a part of your Contract on the date the existing TrueReturn Accumulation Benefit Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

•	The New Option must be a TrueReturn Accumulation Benefit Option that we make available for use with the Rider Trade-In Option.

•	The issue requirements and terms and conditions of the New Option must be met as of the date the New Option is made a part of your Contract.

For example, if you trade-in your TrueReturn Accumulation Benefit Option:

•	the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Accumulation Benefit Option at the time of trade-in;

•	the Benefit Base for the New Option will be based on the Contract Value as of the new Rider Date;

•	the AB Factor will be determined by the Rider Periods and Guarantee Options available with the New Option;

•	the Model Portfolio Options will be determined by the Model Portfolio Options offered with the Guarantee Options available with the New Option;

•	any waiting period for canceling the New Option will start again on the new Rider Date;

•	any waiting period for exercising the Rider Trade-In Option will start again on the new Rider Date; and

•	the terms and conditions of the Rider Trade-In Option will be according to the requirements of the New Option.

Currently, we are also making the SureIncome Option available at the time of your first utilization of this TrueReturn Accumulation Benefit Option Rider Trade-In Option. We may discontinue offering the SureIncome Option under the Rider Trade-In Option for new TrueReturn Accumulation Benefit Options added in the future at any time at our discretion. If we do so, TrueReturn Options issued prior to this time will continue to have the SureIncome Option available at the time of the first utilization of this TrueReturn Rider Trade-In Option. You may cancel your TrueReturn Accumulation Benefit Option and immediately add a new SureIncome Option, provided all of the following conditions are met:

•

The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a TrueReturn Accumulation Benefit Option that was added to your Contract prior to the implementation date of the change.

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•

The new SureIncome Option will be made a part of your Contract on the date the existing TrueReturn Accumulation Benefit Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

•	The new SureIncome Option must be a SureIncome Option that we make available for use with this Rider Trade-In Option.

•	The issue requirements and terms and conditions of the new SureIncome Option must be met as of the date the new SureIncome Option is made a part of your Contract.

You should consult with your sales representative before trading in your TrueReturn Accumulation Benefit Option.

Termination of the TrueReturn Option.

The TrueReturn Option will terminate on the earliest of the following to occur:

•	on the Rider Maturity Date;

•	on the Payout Start Date;

•	on the date your Contract is terminated;

•	on the date the Option is cancelled;

•	on the date we receive a Complete Request for Settlement of the Death Proceeds; or

•	on the date the Option is replaced with a New Option under the Rider Trade-In Option.

We will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date.

SUREINCOME WITHDRAWAL BENEFIT OPTION

We offer the SureIncome Withdrawal Benefit Option, which is available for an additional fee. The SureIncome Option provides a guaranteed withdrawal benefit that gives you the right to take limited partial withdrawals that total an amount equal to your purchase payments plus any applicable credit enhancements (subject to certain restrictions). Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted (terms defined below).

The SureIncome Option guarantees an amount up to the “Benefit Payment Remaining” which will be available for withdrawal from the Contract each “Benefit Year” until the “Benefit Base” (defined below) is reduced to zero. If the Contract Value is reduced to zero and the Benefit Base is still greater than zero, we will distribute an amount equal to the Benefit Base to the Contract Owner as described below under the “Withdrawal Benefit Payout Phase”.

For purposes of the SureIncome Option, “withdrawal” means the gross amount of a withdrawal before any applicable charges such as withdrawal charges, fees, taxes or adjustments including any applicable Market Value Adjustments and surrender charges. Under the SureIncome Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value.

The “Rider Date” is the date the SureIncome Option was made a part of your Contract. The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year will coincide with (the same as) the Contract Year.

The SureIncome Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the SureIncome Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you try to add the SureIncome Option. You may have only one SureIncome Option in effect on your Contract at one time. You may only have either the TrueReturn Accumulation Benefit Option, or the SureIncome Option in effect on your Contract at the same time. The SureIncome Option is only available if the oldest Contract Owner and oldest Annuitant are age 85 or younger on the effective date of the Rider (the “Rider Application Date”) (The maximum age may depend on your state). The SureIncome Option is not available to be added to a Contract categorized as a Tax Sheltered Annuity as defined under Code Section 403(b) at this time. We reserve the right to make the SureIncome Option available to such Contracts on a nondiscriminatory basis in the future at our discretion. Once added to your Contract, the SureIncome Option may be cancelled at any time on or after the 5th calendar year anniversary of the Rider Date by notifying us in writing in a form satisfactory to us.

The SureIncome Option may not be available in all states. We may discontinue offering the SureIncome Option at any time to new Contract Owners and to existing Contract Owners who did not elect the SureIncome Option prior to the date of discontinuance.

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Withdrawal Benefit Factor

The “Withdrawal Benefit Factor” is used to determine the “Benefit Payment” and Benefit Payment Remaining. We currently offer a Withdrawal Benefit Factor equal to 8%. We reserve the right to make other Withdrawal Benefit Factors available in the future for new SureIncome Options and/or to eliminate the current Withdrawal Benefit Factor. Once a Withdrawal Benefit Factor has been established for a SureIncome Option, it cannot be changed after the Rider Date unless that SureIncome Option is terminated.

Benefit Payment and Benefit Payment Remaining

The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment. The Benefit Payment Remaining is the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years. Please note that any premiums or withdrawals made on a Contract Anniversary would be applied to the Benefit Year that just ended on that Contract Anniversary.

At the beginning of each Benefit Year, the Benefit Payment Remaining is equal to the Benefit Payment.

During each Benefit Year the Benefit Payment Remaining will be increased by purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Options) and reduced by the amount of each withdrawal. The Benefit Payment Remaining will never be less than zero.

On the Rider Date, the Benefit Payment is equal to the greater of:

•	The Contract Value multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Options); or

•

The value of the Benefit Payment of the previous Withdrawal Benefit Option (attached to your Contract) that is being terminated under a rider trade-in option (see “Rider Trade-In Option” below for more information), if applicable.

After the Rider Date, the Benefit Payment will be increased by purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) multiplied by the Withdrawal Benefit Factor and affected by withdrawals as follows:

•	If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.

•	If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:

•	The Benefit Payment immediately prior to the withdrawal; or

•	The Contract Value immediately prior to withdrawal less the amount of the withdrawal, multiplied by the Withdrawal Benefit Factor.

At our discretion, the Benefit Payment available during a Benefit Year may be increased on a nondiscriminatory basis and without prior notice in order to satisfy IRS minimum distribution requirements on the Contract under which this Option has been elected. We are currently not increasing the Benefit Payment available to satisfy IRS minimum distribution requirements, which may result in a withdrawal greater than the Benefit Payment Remaining.

Benefit Base

The Benefit Base is not available as a Contract Value or Settlement Value. The Benefit Base is used solely to help calculate the Rider Fee, the amount that may be withdrawn and payments that may be received under the SureIncome Option. On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) and decreased by withdrawals as follows:

•	If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.

•	If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:

•	The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

•	The Benefit Base immediately prior to withdrawal less the amount of the withdrawal.

The Benefit Base may also be reduced in other situations as detailed in the “Owner and Assignment of Payments or Interest” section below.

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If the Benefit Base is reduced to zero, this SureIncome Option will terminate.

For numerical examples that illustrate how the values defined under the SureIncome Option are calculated, see Appendix G.

Contract Owner and Assignment of Payments or Interest

If you change the Contract Owner or assign any payments or interest under this Contract, as allowed, to any living or non-living person other than your spouse on or after the first calendar year anniversary of the Rider Date, the Benefit Base will be recalculated to be the lesser of the Contract Value and the Benefit Base at the time of assignment.

Contract Value

If your Contract Value is reduced to zero due to fees or withdrawals and your Benefit Base is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase. Under the SureIncome Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.

Withdrawal Benefit Payout Phase

Under the Withdrawal Benefit Payout Phase, the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase subject to the following:

•	The “Withdrawal Benefit Payout Start Date” is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends.

•	No further withdrawals, purchase payments or any other actions associated with the Accumulation Phase can be made after the Withdrawal Benefit Payout Start Date.

•

The Payout Start Date is the first day of the next Benefit Year after the Withdrawal Benefit Payout Start Date. We reserve the right to allow other Payout Start Dates to be requested on a nondiscriminatory basis without prior notice.

•

During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the Payout Start Date. The amount of each payment will be equal to the Benefit Payment divided by 12, unless a payment frequency other than monthly is requested in a form acceptable to us and received by us before the first payment is made (the amount of each payment will be adjusted accordingly; i.e. if the payment frequency requested is quarterly, the amount of each payment will be equal to the Benefit Payment divided by 4). Payments will be made over a period certain such that total payments made will equal the Benefit Base on the Payout Start Date; therefore, the final payment may be reduced. If your Contract is a qualified contract, meaning an individual retirement annuity qualified as defined under Code Section 408(b) or a Tax-Sheltered Annuity as defined under Code Section 403(b), the period certain cannot exceed that which is required by Code Section 401(a)(9) and regulations promulgated thereunder. Therefore, the amount of each payment under this Option may be larger so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date. Additionally, if your Contract is a qualified contract, we will not permit a change in the payment frequency or level.

•

If your Contract is a non-qualified contract, we reserve the right to allow other payment frequencies or levels to be requested on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.

•	If the Contract Owner dies before all payments have been made, the remaining payments will continue to be made to the new Contract Owner as scheduled.

•	Once all scheduled payments have been paid, the Contract will terminate.

Generally, you may not make withdrawals, purchase payments or any other actions associated with the Accumulation Phase after the Withdrawal Benefit Payout Start Date.

EXAMPLE

Beginning of Benefit Year 1*

Contract Value = $100,000

Benefit Base = $100,000

Benefit Payment = $8,000

Benefit Payment Remaining = $8,000

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In this example, you can take a Benefit Payment of up to $8,000 in Benefit Year 1. If a withdrawal of $6,000 is taken then the following values would apply:

Contract Value = $94,000 (Assuming that your Contract Value has not been affected by any other factors)

Benefit Base = $94,000

Benefit Payment = $8,000

Benefit Payment Remaining = $2,000

Beginning of Benefit Year 2

Contract Value = $70,000 (Assuming that your contract value has declined due to poor performance)

Benefit Base = $94,000

Benefit Payment = $8,000

Benefit Payment Remaining = $8,000 (resets at the beginning of each Benefit Year)

In Benefit Year 2 you have the right to a Benefit Payment of $8,000 and since you have not taken any withdrawals yet in Benefit Year 2, the Benefit Payment Remaining would also be $8,000 at the beginning of Benefit Year 2.

* This example assumes an initial Contract Value of $100,000, no additional purchase payments, a withdrawal benefit factor of 8% and does not take into account fees or charges.

Investment Requirements

If you add the SureIncome Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. The specific requirements are described below in more detail and will depend on your currently selected Model Portfolio Option and your Withdrawal Benefit Factor. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable at any time in our sole discretion. Any changes we make will not apply to a SureIncome Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. This restriction does not apply to a new Option elected pursuant to the Rider Trade-In Option. We reserve the right to have requirements unique to specific Withdrawal Benefit Factors if we make other Withdrawal Benefit Factors available in the future, including specific model portfolio options (“Model Portfolio Options”) as described below, available only to certain Withdrawal Benefit Factors.

When you add the SureIncome Option to your Contract, you must allocate your entire Contract Value as follows:

1)	to a Model Portfolio Option available as described below;

2)	to the DCA Fixed Account Option and then transfer all purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) and interest to the Variable Sub-Accounts; or

3)	to a combination of (1) and (2) above.

For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the “Dollar Cost Averaging Fixed Account Option” section of this prospectus for more information.

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On the Rider Date, you must select only one of the Model Portfolio Options in which to allocate your Contract Value. After the Rider Date, you may transfer your entire Contract Value to any of the other available Model Portfolio Options. We currently offer several Model Portfolio Options. The Model Portfolio Options that are available may differ depending upon the effective date of your Withdrawal Benefit Option and your Withdrawal Benefit Factor. Please refer to the Model Portfolio Option and TrueBalanceSM Model Portfolio Options sections for more details. We may add other Model Portfolio Options in the future. We also may remove Model Portfolio Options in the future anytime prior to the date you select such Model Portfolio Option. In addition, if the investment alternatives available under the Contract change, we may revise the Model Portfolio Options. The following table summarizes the Model Portfolio Options currently available for use:

*Model Portfolio Option 1

*TrueBalance Conservative Model Portfolio Option

*TrueBalance Moderately Conservative Model Portfolio Option

*TrueBalance Moderate Model Portfolio Option

*TrueBalance Moderately Aggressive Model Portfolio Option

*TrueBalance Aggressive Model Portfolio Option

You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the Market Value Adjusted Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the Market Value Adjusted Fixed Account Option to the Variable Sub-Accounts prior to adding the SureIncome Option to your Contract. Transfers from the Market Value Adjusted Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the “Dollar Cost Averaging Fixed Account Option” section of this prospectus for more information. We use the term “Transfer Period Account” to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to your most recent percentage allocation selections.

Any subsequent purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made to your Contract will be allocated to the Variable Sub-Accounts according to your specific instructions or your allocation for the previous purchase payment, unless you request that the purchase payment (and Credit Enhancement for Consultant Solutions Plus Contracts) be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $500 or more. Any withdrawals you request will reduce your Contract Value invested in each of the investment alternatives on a pro rata basis in the proportion that your Contract Value in each bears to your total Contract Value in all Variable Sub-Accounts, unless you request otherwise.

Model Portfolio Option 1.

If you choose Model Portfolio Option 1 or transfer your entire Contract Value into Model Portfolio Option 1, you currently may allocate up to 100% of your Contract Value in any manner you choose to the Available Variable Sub-Accounts shown in the table below. You may not allocate ANY PORTION of your Contract Value to the Excluded Variable Sub-Accounts. You may make transfers among any of the Available Variable Sub-Accounts. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

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Currently the Available Variable Sub-Accounts and the Excluded Variable Sub-Accounts are as follows:

Available

Invesco V.I. Value Opportunities Fund – Series II Sub-Account (2)

Invesco V.I. Core Equity Fund – Series II Sub-Account (9)

Invesco V.I. Mid Cap Core Equity Fund – Series II Sub-Account (7)

Fidelity® VIP ContrafundSM Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Equity-Income PortfolioSM – Service Class 2 Sub-Account

Fidelity® VIP Index 500 Portfolio– Service Class 2 Sub-Account

Fidelity® VIP Investment Grade Bond Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Overseas Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Asset Manager Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Government Money Market Portfolio – Service Class 2 Sub-Account (10)

Janus Henderson Overseas Portfolio – Service Shares Sub-Account

Janus Henderson Forty Portfolio – Service Shares Sub-Account

Janus Henderson Mid Cap Value Portfolio – Service Shares Sub-Account (5)

Janus Henderson Balanced Portfolio – Service Shares Sub-Account

Western Asset Variable Global High Yield Bond – Class II Sub-Account

ClearBridge Variable Large Cap Value – Class I Sub-Account

MFS® Investors Trust Series – Service Class Sub-Account

MFS® High Yield Portfolio- Service Class Sub-Account

MFS® Massachusetts Investors Growth Stock Portfolio – Service Class Sub-Account (4)

MFS® Total Return Series – Service Class Sub-Account

MFS® Value Series– Service Class Sub-Account

Oppenheimer Discovery Mid Cap Growth Fund/VA – Service Sub-Account (1)

Oppenheimer Main Street Small Cap Fund – Class 2 Shares Sub-Account

PIMCO International Bond Portfolio (U.S. Dollar-Hedged) – Administrative Shares Sub-Account (11)

Fidelity® VIP Government Money Market Portfolio – Service Class 2 Sub-Account

PIMCO Real Return – Administrative Shares Sub-Account

PIMCO Total Return – Administrative Shares Sub Account (6)

Guggenheim VIF Long Short Equity Fund Sub-Account

T. Rowe Price Equity Income Portfolio – II Sub-Account

T. Rowe Price Blue Chip Growth Portfolio – II Sub-Account

Morgan Stanley VIF U.S. Real Estate, Class II Sub-Account (8)

Invesco V.I. Growth and Income Fund, Series II Sub-Account

Invesco V.I. Government Securities Fund, Series II Sub-Account

Excluded

Invesco V.I. American Franchise Fund– Series II Sub-Account

Alger Large Cap Growth Portfolio – Class S Sub-Account

Alger Capital Appreciation Portfolio – Class S Sub-Account

Alger Mid Cap Growth Portfolio – Class S Sub-Account (3)

Fidelity® VIP Growth Portfolio – Service Class 2 Sub-Account

MFS® New Discovery Series – Service Class Sub-Account

Oppenheimer Global Fund/VA – Service Shares

Morgan Stanley VIF Growth Portfolio - Class II Sub-Account

VanEck VIP Emerging Markets Fund - Initial Class Sub-Account

VanEck VIP Global Hard Assets Fund - Initial Class Sub-Account

Invesco V.I. Mid Cap Growth Fund, Series II Sub-Account

(1)

Effective as of August 30, 2010, the following Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date: Oppenheimer Discovery Mid Cap Growth Fund/VA – Service Sub-Account

Contract Owners who had contract value invested in this Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in this Variable Sub-Account as of the specified closure date may not invest in the Variable Sub-Account.

(2)

Effective August 19, 2011, the Invesco V.I. Value Opportunities – Series II Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date may not invest in the Variable Sub-Account.

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(3)

Effective as of January 31, 2014, the Alger Mid-Cap Growth – Class S Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.

(4)

On or about March 27, 2015, the MFS® Massachusetts Investors Growth Stock Portfolio – Service Class, a portfolio of MFS® Variable Insurance Trust II, acquired the MFS® Investors Growth Stock Series – Service Class, a series of MFS® Variable Insurance Trust.

(5)

Effective April 13, 2015, the Janus Henderson Mid Cap Value Portfolio– Service Shares sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(6)

We previously notified you that, effective May 1, 2015, the PIMCO Total Return - Administrative Shares sub-account was closed to all contract owners except those contract owners who had Account Value invested in the variable sub-account, and that we had intended to remove it as an investment option and substitute a new investment option under your Variable Annuity contract. However, we are no longer planning to remove this sub-account or substitute a new investment option. As a result, effective February 5, 2018, the PIMCO Total Return - Administrative Shares sub-account is available to all contract owners.

(7)

Effective September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(8)

Effective February 23, 2016, the VIF U.S. Real Estate Portfolio, Class II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(9)

Effective December 23, 2016, the Invesco V.I. Core Equity Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(10)

Effective September 23, 2016, the PIMCO Money Market Portfolio - Administrative Shares sub-account was liquidated and any contract value remaining in the sub-account was transferred to the Fidelity® VIP Government Money Market Portfolio - Service Class 2.

(11)

Effective on or about July 30, 2018, the PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares sub-account changed its name to the PIMCO International Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares.

TrueBalanceSM Model Portfolio Options.

If you choose one of the TrueBalanceSM Model Portfolio Options or transfer your entire Contract Value into one of the TrueBalanceSM Model Portfolio Options, you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts in the TrueBalance Model Portfolio Option. Each TrueBalance Model Portfolio involves an allocation of assets among a group of pre-selected Variable Sub-Accounts. You cannot make transfers among the Variable Sub-Accounts nor vary the Variable Sub-Accounts that comprise a TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you have selected currently. For more information regarding the TrueBalance program, see the “TrueBalanceSM Asset Allocation Program” section of this prospectus. However, note that the restrictions described in this section, specifically the restrictions on transfers and the requirement that all of your Contract Value be allocated to a TrueBalance Model Portfolio Option, apply to the TrueBalance program only if you have added the SureIncome Option to your Contract.

Cancellation of the SureIncome Option

You may not cancel the SureIncome Option prior to the 5th calendar year anniversary of the Rider Date. On or after the 5th calendar year anniversary of the Rider Date you may cancel the rider by notifying us in writing in a form satisfactory to us. We reserve the right to extend the date at which time the cancellation may occur to up to the 10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.

Rider Trade-In Option

We offer a “Rider Trade-In Option” that allows you to cancel your SureIncome Option and immediately add a new Withdrawal Benefit Option (“New SureIncome Option”). We may also offer other Options (“Other New Options”) under the Rider Trade-In Option. However, you may only select one Option under this Rider Trade-In Option at the time you cancel your SureIncome Option. Currently, we are also making the TrueReturn Accumulation Benefit Option available at the time of your first utilization of this Rider Trade-In Option so that you have the ability to switch from the SureIncome Option to the TrueReturn Accumulation Benefit

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Option. We may discontinue offering the TrueReturn Option under the Rider Trade-In Option for New SureIncome Options added in the future at any time at our discretion.

This Rider Trade-in Option is available provided all of the following conditions are met:

•

The trade-in must occur on or after the 5th calendar year anniversary of the Rider Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.

•	The New Option will be made a part of your Contract on the date the existing Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

•	The New Option must be an Option that we make available for use with this Rider Trade-In Option.

•	The issue requirements and terms and conditions of the New Option must be met as of the date the New Option is made a part of your Contract.

If the New Option is a SureIncome Option, the New Option must provide that the new Benefit Payment be greater than or equal to your current Benefit Payment as of the date the Rider Trade-In Option is exercised, if applicable.

You should consult with your sales representative before trading in your SureIncome Option.

Death of Owner or Annuitant.

If the Contract Owner dies before the Rider Maturity Date and the Contract is continued under Option D of the Death of Owner provision of your Contract, as described in the “Death Benefit Payments” section of this prospectus, then the SureIncome Option will continue, unless the new Contract Owner elects to cancel this Option. If the SureIncome Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the SureIncome Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.

If an Annuitant dies before the Payout Start Date, and the Contract is continued under Category 1 of the Death of Annuitant provision of the Contract, the SureIncome Option will remain in effect until terminated. If the Contract is not continued under Category 1, then the SureIncome Option will terminate on the date we receive a complete request for settlement of the Death Proceeds.

Termination of the SureIncome Option

This SureIncome Option will terminate on the earliest of the following to occur:

•	The Benefit Base is reduced to zero;

•	On the Payout Start Date (except if the Contract enters the Withdrawal Benefit Payout Phase as defined under the Withdrawal Benefit Payout Phase section);

•	On the date the Contract is terminated;

•	On the date the SureIncome Option is cancelled;

•	On the date we receive a Complete Request for Settlement of the Death Proceeds; or

•	On the date the SureIncome Option is replaced with a New Option under the Rider Trade-In Option.

Investment Alternatives: The Variable Sub-accounts

You may allocate your purchase payments to various Variable Sub-accounts. Each Variable Sub-account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with each Portfolio, please refer to the prospectuses for the Funds. We will mail to you a prospectus for each Portfolio related to the Variable Sub-Accounts to which you allocate your purchase payment.

The Variable Sub-Accounts that you select are your choice - we do not provide investment advice, nor do we recommend any particular Variable Sub-Account. Please consult with a qualified investment professional if you wish to obtain investment advice.

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You should carefully consider the investment objectives, risks, charges and expenses of the investment alternatives when making an allocation to the Variable Sub-Accounts. To obtain any or all of the underlying Fund prospectuses, please contact us at 800-457-7617.

Portfolio:	Investment Objective:	Investment Adviser:
The Alger Portfolios
Alger Capital Appreciation Portfolio – Class S	Long-term capital appreciation.	Fred Alger Management, Inc.
Alger Large Cap Growth Portfolio – Class S	Long-term capital appreciation.
Alger Mid Cap Growth Portfolio – Class S(3)	Long-term capital appreciation.
Fidelity® Variable Insurance Products
Fidelity® VIP Asset Manager Portfolio – Service Class 2	The fund seeks to obtain high total return with reduced risk over the long term by allocating its assets among stocks, bonds, and short-term instruments.	Fidelity® Management & Research Company (FMR)
Fidelity® VIP ContrafundSM Portfolio – Service Class 2	The fund seeks long-term capital appreciation.
Fidelity® VIP Equity-Income PortfolioSM – Service Class 2	The fund seeks reasonable income. The fund will also consider the potential for capital appreciation. The fund’s goal is to achieve a yield which exceeds the composite yield on the securities comprising the S&P 500® Index.
Fidelity® VIP Government Money Market Portfolio – Service Class 2(10)	The fund seeks as high a level of current income as is consistent with preservation of capital and liquidity.
Fidelity® VIP Growth Portfolio – Service Class 2	The fund seeks to achieve capital appreciation.
Fidelity® VIP Index 500 Portfolio – Service Class 2	The fund seeks investment results that correspond to the total return of common stocks publicly traded in the United States, as represented by the S&P 500® Index.
Fidelity® VIP Investment Grade Bond Portfolio – Service Class 2	The fund seeks as high a level of current income as is consistent with the preservation of capital.
Fidelity® VIP Overseas Portfolio – Service Class 2	The fund seeks long-term growth of capital.
Goldman Sachs Variable Insurance Trust
Goldman Sachs VIT Mid Cap Value Fund – Institutional(12)	Seeks long-term capital appreciation.	Goldman Sachs Asset Management, L. P.
AIM Variable Insurance Funds (Invesco Variable Insurance Funds)
Invesco V.I. American Franchise Fund – Series II	Seek capital growth	Invesco Advisers, Inc.
Invesco V.I. Core Equity Fund - Series II(9)	Long-term growth of capital
Invesco V.I. Government Securities Fund – Series II	Total return, comprised of current income and capital appreciation
Invesco V.I. Growth and Income Fund, Series II	Seek long-term growth of capital and income
Invesco V.I. Mid Cap Core Equity Fund – Series II(7)	Long-term growth of capital
Invesco V.I. Mid Cap Growth Fund, Series II	To seek capital growth
Invesco V.I. Value Opportunities Fund – Series II(2)	Long-term growth of capital
Janus Aspen Series
Janus Henderson Balanced Portfolio – Service Shares	Seeks long-term capital growth, consistent with preservation of capital and balanced by current income.	Janus Capital Management LLC
Janus Henderson Forty Portfolio – Service Shares	Seeks long-term growth of capital.
Janus Henderson Overseas Portfolio – Service Shares	Seeks long-term growth of capital.
Janus Henderson Mid Cap Value Portfolio – Service Shares(5)	Seeks capital appreciation.
Legg Mason Partners Variable Equity Trust
ClearBridge Variable Large Cap Value Portfolio – Class I	Long-term growth of capital as its primary objective. Current income is a secondary objective.	Legg Mason Partners Fund Advisor, LLC
Legg Mason Partners Variable Income Trust
Western Asset Variable Global High Yield Bond Portfolio – Class II	Seeks to maximize total return.	Legg Mason Partners Fund Advisor, LLC
MFS® Variable Insurance Trust
MFS® Investors Trust Series - Service Class	Seeks capital appreciation.	MFS® Investment Management
MFS® New Discovery Series - Service Class	Seeks capital appreciation.
MFS® Total Return Series - Service Class	Seeks total return.
MFS® Value Series - Service Class	Seeks capital appreciation.

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Portfolio:	Investment Objective:	Investment Adviser:
MFS® Variable Insurance Trust II
MFS® High Yield Portfolio - Service Class	Seeks total return with an emphasis on high current income, but also considering capital appreciation.	MFS® Investment Management
MFS® Massachusetts Investors Growth Stock Portfolio - Service Class(4)	Seeks capital appreciation.
Morgan Stanley Variable Insurance Fund, Inc. (VIF)
Morgan Stanley VIF Growth Portfolio - Class II	The Fund seeks long-term capital appreciation by investing primarily in growth-oriented equity securities of large capitalization companies.	Morgan Stanley Investment Management Inc.
Morgan Stanley VIF U.S. Real Estate Portfolio - Class II(8)	The Fund seeks to provide above average current income and long-term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry, including real estate investment trusts.
Oppenheimer Variable Account Funds
Oppenheimer Discovery Mid Cap Growth Fund/VA – Service(1)	The fund seeks capital appreciation.	OppenheimerFunds, Inc.
Oppenheimer Global Fund/VA – Service	The fund seeks capital appreciation.
Oppenheimer Main Street Small Cap Fund, Class 2	The fund seeks capital appreciation.
PIMCO Variable Insurance Trust
PIMCO International Bond Portfolio (U.S. Dollar-Hedged) – Administrative Shares (formerly PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) – Administrative Shares)(11)	The Portfolio seeks maximum total return, consistent with preservation of capital and prudent investment management.	Pacific Investment Management Company LLC
PIMCO Real Return Portfolio – Administrative Shares	The Portfolio seeks maximum real return, consistent with preservation of real capital and prudent investment management.
PIMCO Total Return Portfolio – Administrative Shares(6)	The Portfolio seeks maximum total return, consistent with preservation of capital and prudent investment management.
Rydex Variable Trust
Guggenheim VIF Long Short Equity Fund	Seeks to provide long-term capital appreciation.	Guggenheim Investments
T. Rowe Price Equity Series, Inc.
T. Rowe Price Blue Chip Growth Portfolio – II	The fund seeks to provide long-term capital growth. Income is a secondary objective.	T. Rowe Price Associates, Inc.
T. Rowe Price Equity Income Portfolio – II	The fund seeks a high level of dividend income and long-term capital growth primarily through investments in stocks.
VanEck VIP Trust
VanEck VIP Emerging Markets Fund – Initial Class	Seeks long-term capital appreciation by investing primarily in equity securities in emerging markets around the world.	Van Eck Associates Corporation
VanEck VIP Global Hard Assets Fund – Initial Class	Seeks long-term capital appreciation by investing primarily in hard asset securities. Income is a secondary consideration.

(1)

Effective as of August 30, 2010, the following Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date: Oppenheimer Discovery Mid Cap Growth Fund/VA – Service Sub-Account

Contract Owners who had contract value invested in this Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in this Variable Sub-Account as of the specified closure date may not invest in the Variable Sub-Account.

(2)

Effective August 19, 2011, the Invesco V.I. Value Opportunities – Series II Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date may not invest in the Variable Sub-Account.

(3)

Effective as of January 31, 2014, the Alger Mid-Cap Growth – Class S Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.

(4)

On or about March 27, 2015, the MFS® Massachusetts Investors Growth Stock Portfolio – Service Class, a portfolio of MFS® Variable Insurance Trust II, acquired the MFS® Investors Growth Stock Series – Service Class, a series of MFS® Variable Insurance Trust.

(5)

Effective April 13, 2015, the Janus Henderson Mid Cap Value Portfolio– Service Shares sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(6)

We previously notified you that, effective May 1, 2015, the PIMCO Total Return - Administrative Shares sub-account was closed to all contract owners except those contract owners who had Account Value invested in the variable sub-account, and that we had intended to remove it as an investment option and substitute a new investment option under your Variable Annuity contract. However, we are no longer planning to remove this sub-account or substitute a new investment option. As a result, effective February 5, 2018, the PIMCO Total Return - Administrative Shares sub-account is available to all contract owners.

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(7)

Effective September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(8)

Effective February 23, 2016, the VIF U.S. Real Estate Portfolio, Class II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(9)

Effective December 23, 2016, the Invesco V.I. Core Equity Fund - Series I and Series II sub-accounts were was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(10)

Effective September 23, 2016, the PIMCO Money Market Portfolio - Administrative Shares sub-account was liquidated and any contract value remaining in the sub-account was transferred to the Fidelity® VIP Government Money Market Portfolio - Service Class 2.

(11)

Effective on or about July 30, 2018, the PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares sub-account changed its name to the PIMCO International Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares.

(12)

Effective June 3, 2019, the Goldman Sachs VIT Mid Cap Value Fund - Institutional Sub-Account will be closed to all Contract Owners except those Contract Owners who have contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who have contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who do not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.

Amounts you allocate to Variable Sub-accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Variable Sub-accounts invest. You bear the investment risk that the Portfolios might not meet their investment objectives. Shares of the Portfolios are not deposits in, or obligations of, or guaranteed or endorsed by, any bank and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency.

TRUEBALANCESM ASSET ALLOCATION PROGRAM

The TrueBalance asset allocation program (“TrueBalance program”) is no longer offered for new enrollments. If you enrolled in the TrueBalance program prior to January 31, 2008, you may remain in the program. If you terminate your enrollment or otherwise transfer your Contract Value out of the program, you may not re-enroll.

There is no additional charge for the TrueBalance program. Participation in the TrueBalance program may be limited if you have elected certain Contract Options that impose restrictions on the investment alternatives which you may invest, such as the Income Protection Benefit Option, the TrueReturn Accumulation Benefit Option or a Withdrawal Benefit Option. See the sections of this prospectus discussing these Options for more information.

Asset allocation is the process by which your Contract Value is invested in different asset classes in a way that matches your risk tolerance, time horizon, and investment goals. Theoretically, different asset classes tend to behave differently under various economic and market conditions. By spreading your Contract Value across a range of asset classes, you may, over time, be able to reduce the risk of investment volatility and potentially enhance returns. Asset allocation does not guarantee a profit or protect against loss in a declining market.

Your sales representative helps you determine whether participating in an asset allocation program is appropriate for you. You complete a questionnaire to identify your investment style. Based on your investment style, you select one asset allocation model portfolio among the available model portfolios which may range from conservative to aggressive. Your Contract Value is allocated among the Variable Sub-Accounts according to your selected model portfolio. Not all Variable Sub-Accounts are available in any one model portfolio, and you must only allocate your Contract Value to the limited number of Variable Sub-Accounts available in the model portfolio you select. You should not select a model portfolio without first consulting with your sales representative.

Lincoln Benefit and the principal underwriter of the Contracts, Allstate Distributors, L.L.C., Inc., do not intend to provide any personalized investment advice in connection with the TrueBalance program and you should not rely on this program as providing individualized investment recommendations to you.

Lincoln Benefit retained an independent investment management firm (“investment management firm”) to construct the TrueBalance model portfolios. The investment management firm does not provide advice to Lincoln Benefit’s Contract Owners. Neither Lincoln Benefit nor the investment management firm is acting for any Contract Owner as a “fiduciary” or as an “investment manager,” as such terms are defined under applicable laws and regulations relating to the Employee Retirement Income Security Act of 1974 (ERISA).

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The investment management firm does not take into account any information about any Contract Owner or any Contract Owner’s assets when creating, providing or maintaining any TrueBalance model portfolio. Individual Contract Owners should ultimately rely on their own judgment and/or the judgment of a financial advisor in making their investment decisions. Neither Lincoln Benefit nor the investment management firm is responsible for determining the suitability of the TrueBalance model portfolios for the Contract Owners’ purposes.

Each of the five model portfolios specifies an allocation among a mix of Variable Sub-Accounts that considers the investment goals of the applicable investment style. On the business day we accept your participation in the TrueBalance program, we will automatically reallocate any existing Contract Value in the Variable Sub-Accounts according to the model portfolio you selected. If any portion of your existing Contract Value is allocated to the Standard Fixed Account or MVA Fixed Account Options and you wish to allocate any portion of it to the model portfolio, you must transfer that portion to the Variable Sub-Accounts. In addition, as long as you participate in the TrueBalance program, you must allocate all of your purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) to the Fixed Account Options and/or the Variable Sub-Accounts currently offered in your model portfolio. Any purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) you allocate to the DCA Fixed Account Option will be automatically transferred, along with interest, in equal monthly installments to the Variable Sub-Accounts according to the model portfolio you selected.

We use the term “Transfer Period Account” to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Account according to the percentage allocation for the model portfolio you selected.

Lincoln Benefit may offer new or revised TrueBalance model portfolios at any time, and may retain a different investment management firm to create any such new or revised TrueBalance model portfolios. Lincoln Benefit will not automatically reallocate your Contract Value allocated to the Variable Sub-Accounts to match any new or revised model portfolios that are offered. If you are invested in the TrueBalance model portfolio, your registered representative or the selling broker-dealer will notify you of any new or revised TrueBalance model portfolios that may be made available. If you wish to invest in accordance with a new or revised TrueBalance model portfolio, you must submit a transfer request to transfer your Contract Value in your existing TrueBalance model portfolio to the new TrueBalance model portfolio. If you do not request a transfer to a new TrueBalance model portfolio, we will continue to rebalance your Contract Value in accordance with your existing TrueBalance model portfolio. At any given time, you may only elect a TrueBalance model portfolio that is available at the time of election.

You may select only one model portfolio at a time. However, you may change your selection of model portfolio at any time, provided you select only a currently available model portfolio. Each change you make in your model portfolio selection will count against the 12 transfers you can make each Contract Year without paying a transfer fee. You should consult with your sales representative before making a change to your model portfolio selection to determine whether the new model portfolio is appropriate for your needs.

Since the performance of each Variable Sub-Account may cause a shift in the percentage allocated to each Variable Sub-Account, at least once every calendar quarter we will automatically rebalance all of your Contract Value in the Variable Sub-Accounts according to your currently selected model portfolio.

Unless you notify us otherwise, any purchase payments you make after electing the TrueBalance program will be allocated to your model portfolio and/or to the Fixed Account Options according to your most recent instructions on file with us. Once you elect to participate in the TrueBalance program, you may allocate subsequent purchase payments to any of the Fixed Account Options available with your Contract and/or to any of the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specifications of that model portfolio. You may not allocate subsequent purchase payments to a Variable Sub-Account that is not included in your model portfolio. Subsequent purchase payments allocated to the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the allocation percentages for your currently selected model portfolio.

You may not make transfers from the Variable Sub-Accounts to any of the other Variable Sub-Accounts. You may make transfers, as allowed under the contract, from the Fixed Account Options to other Fixed Account Options or to the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specifications of that model portfolio. You may make transfers from the Variable Sub-Accounts to any of the Fixed Account Options, except the DCA Fixed Account Option. Transfers to Fixed Account Options may be inconsistent with the investment style you selected and with the purpose of the TrueBalance program. However, all of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the percentage allocations for your currently selected model portfolio. You should consult with your sales representative before making transfers.

If you own the TrueReturn Accumulation Benefit Option, on the Rider Maturity Date the Contract Value may be increased due to the TrueReturn Accumulation Benefit Option. Any increase will be allocated to the Fidelity® VIP Government Money Market Portfolio - Service Class 2 Sub-Account. You may make transfers from this Variable Sub-Account to the Fixed Account Options (as allowed) or the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specification of that model portfolio. All of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the percentage allocations for your currently selected model portfolio.

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If you make a partial withdrawal from any of the Variable Sub-Accounts, your remaining Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the percentage allocations for your currently selected model portfolio. If you are participating in the Systematic Withdrawal Program when you add the TrueBalance program or change your selection of model portfolios, you may need to update your withdrawal instructions. If you have any questions, please consult your sales representative.

Your participation in the TrueBalance program is subject to the program’s terms and conditions, and you may change model portfolios or terminate your participation in the TrueBalance program at any time by notifying us in a form satisfactory to us. We reserve the right to modify or terminate the TrueBalance program at any time.

Investment Alternatives: The Fixed Account Options

You may allocate all or a portion of your purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) to the Fixed Account Options. The Fixed Account Options we offer include the Dollar Cost Averaging Fixed Account Option, the Standard Fixed Account Option, and the Market Value Adjusted Fixed Account Option. We may offer additional Fixed Account Options in the future. Some Options are not available in all states. In addition, Lincoln Benefit may limit the availability of some Fixed Account Options. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account does not entitle you to share in the investment experience of the Fixed Account.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTION

The Dollar Cost Averaging Fixed Account Option (“DCA Fixed Account Option”) is one of the investment alternatives that you can use to establish a Dollar Cost Averaging Program, as described in the “Dollar Cost Averaging Program” section of this prospectus.

This option allows you to allocate purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) to the Fixed Account that will then automatically be transferred, along with interest, in equal monthly installments to the investment alternatives that you have selected. In the future, we may offer other installment frequencies in our discretion. Each purchase payment allocated to the DCA Fixed Account Option must be at least $100.

At the time you allocate a purchase payment to the DCA Fixed Account Option, you must specify the term length over which the transfers are to take place. We use the term “Transfer Period Account” to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. You establish a new Transfer Period Account each time you allocate a purchase payment to the DCA Fixed Account Option. We currently offer term lengths from which you may select for your Transfer Period Account(s), ranging from 3 to 12 months. We may modify or eliminate the term lengths we offer in the future. Refer to Appendix A for more information.

Your purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) will earn interest while in the DCA Fixed Account Option at the interest rate in effect at the time of the allocation, depending on the term length chosen for the Transfer Period Account and the type of Contract you have. The interest rates may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the DCA Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. This minimum interest rate will not change after Contract issue.

You must transfer all of your money, plus accumulated interest, out of a Transfer Period Account to other investment alternatives in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the investment alternatives available for transfers from any Transfer Period Account. You may not transfer money from the Transfer Period Accounts to any of the Fixed Account Options available under your Contract. The first transfer will occur on the 25th day after you establish a Transfer Period Account and monthly thereafter. If we do not receive an allocation instruction from you when we receive the purchase payment, we will transfer each installment to the money market Variable Sub-account until we receive a different allocation instruction. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Fidelity® VIP Government Money Market Portfolio - Service Class 2 Sub-Account unless you request a different investment alternative. Transferring Contract Value to the Fidelity® VIP Government Money Market Portfolio - Service Class 2 Sub-Account in this manner may not be consistent with the theory of dollar cost averaging as described in the “Dollar Cost Averaging Program” section of this prospectus.

If you discontinue the DCA Fixed Account Option before the expiration of a Transfer Period Account, we will transfer any remaining amount in the Transfer Period Account to the Fidelity® VIP Government Money Market Portfolio - Service Class 2 Sub-Account unless you request a different investment alternative.

If you have a TrueReturn Option or SureIncome Option, at the expiration of a Transfer Period Account or if you discontinue the DCA Fixed Account Option any amounts remaining in the Transfer Period Account will be transferred according to the investment requirements applicable to the Option you selected.

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You may not transfer money into the DCA Fixed Account Option or add to an existing Transfer Period Account. You may not use the Automatic Additions Program to allocate purchase payments to the DCA Fixed Account Option.

The DCA Fixed Account Option currently is not available if you have selected the Consultant Solutions Select Contract.

The DCA Fixed Account Option may not be available in your state. Please check with your representative for availability.

STANDARD FIXED ACCOUNT OPTION

If you have selected the Consultant Solutions Classic Contract, you may allocate purchase payments or transfer amounts into the Standard Fixed Account Option. Each such allocation establishes a “Guarantee Period Account” within the Standard Fixed Account Option (“Standard Fixed Guarantee Period Account”), which is defined by the date of the allocation. You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Standard Fixed Guarantee Period Account must be at least $100.

The Standard Fixed Account Option is not available in all states.

At the time you allocate a purchase payment or transfer amount to the Standard Fixed Account Option, you must select the Guarantee Period for that allocation from among the available Standard Fixed Guarantee Periods. We currently offer Standard Fixed Guarantee Periods of 1 year in length for Consultant Solutions Classic. For Consultant Solutions Plus, Select and Elite Contracts, we currently are not offering the Standard Fixed Account Option. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Standard Fixed Account Option, but do not select a Standard Fixed Guarantee Period for the new Standard Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the same Standard Fixed Guarantee Period as the Standard Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Standard Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account of the shortest Standard Fixed Guarantee Period we are offering at that time.

Some Standard Fixed Guarantee Periods are not available in all states. Please check with your representative for availability.

The amount you allocate to a Standard Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Standard Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the Standard Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. This minimum interest rate will not change after Contract issue.

In any Contract Year, the combined amount of withdrawals and transfers from a Standard Fixed Guarantee Period Account may not exceed 30% of the amount used to establish that Standard Fixed Guarantee Period Account. This limitation is waived if you withdraw your entire Contract Value. It is also waived for amounts in a Standard Fixed Guarantee Period Account during the 30 days following its renewal date (“30-Day Window”), described below, and for a single withdrawal made by your surviving spouse within one year of continuing the Contract after your death.

Amounts under the 30% limit that are not withdrawn in a Contract Year do not carry over to subsequent Contract Years.

At the end of a Standard Fixed Guarantee Period and each year thereafter, we will declare a renewal interest rate that will be guaranteed for 1 year. Subsequent renewal dates will be on the anniversaries of the first renewal date. Prior to a renewal date, we will send you a notice that will outline the options available to you. During the 30-Day Window following the expiration of a Standard Fixed Guarantee Period Account, the 30% limit for transfers and withdrawals from that Guarantee Period Account is waived and you may elect to:

•	transfer all or part of the money from the Standard Fixed Guarantee Period Account to establish a new Guarantee Period Account within the Standard Fixed Account Option; or

•	transfer all or part of the money from the Standard Fixed Guarantee Period Account to other investment alternatives available at the time; or

•	withdraw all or part of the money from the Standard Fixed Guarantee Period Account. Withdrawal charges and taxes may apply.

Withdrawals taken to satisfy IRS minimum distribution rules will count against the 30% limit. The 30% limit will be waived for a Contract Year to the extent that:

•	you have already exceeded the 30% limit and you must still make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules; or

•	you have not yet exceeded the 30% limit but you must make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules, and such withdrawal will put you over the 30% limit.

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The money in the Standard Fixed Guarantee Period Account will earn interest at the declared renewal rate from the renewal date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from a renewing Standard Fixed Guarantee Period Account on or before the renewal date, the transfer or withdrawal will be deemed to have occurred on the renewal date. If we receive notification of your election to make a transfer or withdrawal from the renewing Standard Fixed Guarantee Period Account after the renewal date, but before the expiration of the 30-Day Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred from the renewing Standard Fixed Guarantee Period Account will continue to earn interest until the next renewal date at the declared renewal rate. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to renew the Standard Fixed Guarantee Period Account and the amount in the renewing Standard Fixed Guarantee Period Account will continue to earn interest at the declared renewal rate until the next renewal date, and will be subject to all restrictions of the Standard Fixed Account Option.

The Standard Fixed Account Option currently is available only with the Consultant Solutions Classic Contract.

MARKET VALUE ADJUSTED FIXED ACCOUNT OPTION

You may allocate purchase payments or transfer amounts into the Market Value Adjusted Fixed Account Option. Each such allocation establishes a Guarantee Period Account within the Market Value Adjusted Fixed Account Option (“Market Value Adjusted Fixed Guarantee Period Account”), which is defined by the date of the allocation and the length of the initial interest rate guarantee period (“Market Value Adjusted Fixed Guarantee Period”). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Market Value Adjusted Fixed Guarantee Period Account must be at least $100.

At the time you allocate a purchase payment or transfer amount to the Market Value Adjusted Fixed Account Option, you must select the Guarantee Period for that allocation from among the Guarantee Periods available for the Market Value Adjusted Fixed Account Option. We currently offer Market Value Adjusted Fixed Guarantee Periods of 1, 3, 5, 7, and 10 years. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Market Value Adjusted Fixed Account Option, but do not select a Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period as the Market Value Adjusted Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Market Value Adjusted Fixed Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account of the shortest Market Value Adjusted Fixed Guarantee Period we are offering at that time. The Market Value Adjusted Fixed Account Option is not available in all states. Please check with your representative for availability.

The amount you allocate to a Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Market Value Adjusted Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options.

Withdrawals and transfers from a Market Value Adjusted Fixed Guarantee Period Account may be subject to a Market Value Adjustment. A Market Value Adjustment may also apply to amounts in the Market Value Adjusted Fixed Account Option if we pay Death Proceeds or if the Payout Start Date begins on a day other than during the 30-day period after such Market Value Adjusted Fixed Guarantee Period Account expires (“30-Day MVA Window”). We will not make a Market Value Adjustment if you make a transfer or withdrawal during the 30-Day MVA Window.

We apply a Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Market Value Adjusted Fixed Guarantee Period Account to the time the money is taken out of that Market Value Adjusted Fixed Guarantee Period Account under the circumstances described above. We use the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Statistical Release H.15 (“Treasury Rate”) to calculate the Market Value Adjustment. We do so by comparing the Treasury Rate for a maturity equal to the Market Value Adjusted Fixed Guarantee Period at the time the Market Value Adjusted Fixed Guarantee Period Account is established with the Treasury Rate for the same maturity at the time the money is taken from the Market Value Adjusted Fixed Guarantee Period Account.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates have increased since the establishment of a Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment, together with any applicable withdrawal charges, premium taxes, and income tax withholdings could reduce the amount you receive upon full withdrawal from a Market Value Adjusted Fixed Guarantee Period Account to an amount less than the purchase payment used to establish that Market Value Adjusted Fixed Guarantee Period Account.

Generally, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the Treasury Rate for a maturity equal to that Market Value Adjusted Fixed Guarantee Period is higher than the applicable Treasury Rate at the time money is to be

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taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be positive. Conversely, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the applicable Treasury Rate is lower than the applicable Treasury Rate at the time the money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be negative.

For example, assume that you purchase a Contract and allocate part of the initial purchase payment (and Credit Enhancements for Consultant Solutions Plus Contracts) to the Market Value Adjusted Fixed Account Option to establish a 5-year Market Value Adjusted Fixed Guarantee Period Account. Assume that the 5-year Treasury Rate at that time is 4.50%. Next, assume that at the end of the 3rd year, you withdraw money from the Market Value Adjusted Fixed Guarantee Period Account. If, at that time, the 5-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive. Conversely, if the 5-year Treasury Rate at that time is 4.80%, then the Market Value Adjustment will be negative.

The formula used to calculate the Market Value Adjustment and numerical examples illustrating its application are shown in Appendix B of this prospectus.

At the end of a Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period Account expires and we will automatically transfer the money from such Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, unless you notify us otherwise. The new Market Value Adjusted Fixed Guarantee Period Account will be established as of the day immediately following the expiration date of the expiring Market Value Adjusted Guarantee Period Account (“New Account Start Date.”) If the Market Value Adjusted Fixed Guarantee Period is no longer being offered, we will establish a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest Market Value Adjusted Fixed Guarantee Period available. Prior to the expiration date, we will send you a notice, which will outline the options available to you. During the 30-Day MVA Window a Market Value Adjustment will not be applied to transfers and withdrawals from the expiring Market Value Adjusted Fixed Guarantee Period Account and you may elect to:

•	transfer all or part of the money from the Market Value Adjusted Fixed Guarantee Period Account to establish a new Guarantee Period Account within the Market Value Adjusted Fixed Account Option; or

•	transfer all or part of the money from the Market Value Adjusted Fixed Guarantee Period Account to other investment alternatives available at the time; or

•	withdraw all or part of the money from the Market Value Adjusted Fixed Guarantee Period Account. Withdrawal charges and taxes may apply.

The money in the Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account from the New Account Start Date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from an expiring Market Value Adjusted Fixed Guarantee Period Account on or before the New Account Start Date, the transfer or withdrawal will be deemed to have occurred on the New Account Start Date. If we receive notification of your election to make a transfer or withdrawal from the expiring Market Value Adjusted Fixed Guarantee Period Account after the New Account Start Date, but before the expiration of the 30-Day MVA Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred will earn interest for the term of the new Market Value Adjusted Fixed Guarantee Period Account, at the interest rate declared for such Account. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to transfer the amount in the expiring Market Value Adjusted Fixed Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, and the amount in the new Market Value Adjusted Fixed Guarantee Period Account will continue to earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account, and will be subject to all restrictions of the Market Value Adjusted Fixed Account Option. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account will be the next shortest term length we offer for the Market Value Adjusted Fixed Account Option at that time, and the interest rate will be the rate declared by us at that time for such term.

Investment Alternatives: Transfers

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value to the DCA Fixed Account Option or add to an existing Transfer Period Account. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below.

You may make up to 12 transfers per Contract Year without charge. Currently, a transfer fee equal to 1.00% of the amount transferred applies to each transfer after the 12th transfer in any Contract Year. This fee may be changed, but in no event will it exceed 2.00% of the amount transferred. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee. If you added the TrueReturn Accumulation Benefit Option or SureIncome Option to your Contract, certain restrictions on transfers apply. See the “TrueReturn Accumulation Benefit Option” and “SureIncome Withdrawal Benefit Option” sections of this prospectus for more information. In any event, the transfer fee will never be greater than $25.

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The minimum amount that you may transfer from the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or a Variable Sub-account is $100 or the total remaining balance in the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or the Variable Sub-account, if less. These limitations do not apply to the DCA Fixed Account Option. The total amount that you may transfer or withdraw from a Standard Fixed Guarantee Period Account in a Contract Year is 30% of the amount used to establish that Guarantee Period Account. See “Standard Fixed Account Option”. The minimum amount that can be transferred to the Standard Fixed Account Option and the Market Value Adjusted Fixed Account Option is $100.

We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account Options for up to 6 months from the date we receive your request. If we decide to postpone transfers from any Fixed Account Option for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

For Consultant Solutions Select Contracts, the maximum amount that may be allocated during any single day to certain selected funds by telephone, fax, Internet, overnight or express mail services, same day messenger, or in person is $25,000. All trades exceeding this daily limit must be made by first class US Mail. The funds currently affected by this restriction are:

Fidelity® VIP Overseas – Service Class 2 Sub-Account

Janus Henderson Overseas Portfolio – Service Shares Sub-Account

Oppenheimer Global Fund/VA – Service Shares Sub-Account

VanEck VIP Emerging Markets Fund - Initial Class Sub-Account

Western Asset Variable Global High Yield Bond Portfolio – Class II Sub-Account

We reserve the right to waive any transfer restrictions.

TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Sub-Accounts so as to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. You may make up to 12 transfers per Contract Year within each Income Plan. You may not convert any portion of your fixed income payments into variable income payments. You may not make transfers among Income Plans. You may make transfers from the variable income payments to the fixed income payments to increase the proportion of your income payments consisting of fixed income payments, unless you have selected the Income Protection Benefit Option.

TELEPHONE OR ELECTRONIC TRANSFERS

You may make transfers by telephone by calling 800-457-7617. The cut-off time for telephone transfer requests is 3:00 p.m. Central Time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received from you at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange. If you own the Contract with a joint Contract Owner, unless we receive contrary instructions, we will accept instructions from either you or the other Contract Owner.

We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING

The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance and adversely affect your Contract Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing

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strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under “Trading Limitations.” Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS

We reserve the right to limit transfers among the investment alternatives in any Contract year, require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery, or to refuse any transfer request, if:

•

we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

•

we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

•	the total dollar amount being transferred, both in the aggregate and in the transfer request;

•

the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable Sub-Account in a short period of time can constitute market timing);

•

whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Variable Sub-Account underlying Portfolios that we have identified as being susceptible to market timing activities (e.g., International, High Yield, and Small Cap Variable Sub-Accounts);

•	whether the manager of the underlying Portfolio has indicated that the transfers interfere with Portfolio management or otherwise adversely impact the Portfolio; and

•	the investment objectives and/or size of the Variable Sub-Account underlying Portfolio.

We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

If we determine that a Contract Owner has engaged in market timing or excessive trading activity, we will require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. If we determine that a Contract Owner continues to engage in a pattern of market timing or excessive trading activity we will restrict that Contract Owner from making future additions or transfers into the impacted Variable Sub-Account(s) or will restrict that Contract Owner from making future additions or transfers into the class of Variable Sub-Account (s) if the Variable Sub-Accounts(s) involved are vulnerable to arbitrage market timing trading activity (e.g., International, High Yield, and Small Cap Variable Sub-Accounts).

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

SHORT TERM TRADING FEES

The underlying Portfolios are authorized by SEC regulation to adopt and impose redemption fees if a Portfolio’s Board of Directors determines that such fees are necessary to minimize or eliminate short-term transfer activity that can reduce or dilute the value of outstanding shares issued by the Portfolio. The Portfolio will set the parameters relating to the redemption fee and such parameters may vary by Portfolio. If a Portfolio elects to adopt and charge redemption fees, these fees will be passed on to the Contract Owner(s) responsible for the short-term transfer activity generating the fee.

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We will administer and collect redemption fees in connection with transfers between the Variable Sub-Accounts and forward these fees to the Portfolio. Please consult the Portfolio’s prospectus for more complete information regarding the fees and charges associated with each Portfolio.

DOLLAR COST AVERAGING PROGRAM

Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount on a regular basis from any Variable Sub-Account or any Fixed Account Option to any of the other Variable Sub-Accounts. You may not use the Dollar Cost Averaging Program to transfer amounts to the Fixed Account Options. This program is available only during the Accumulation Phase.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.

By investing amounts on a regular basis instead of investing the total amount at one time, Dollar Cost Averaging may decrease the effect of market fluctuations on the investment of your Purchase Payment. This may result in a lower average cost of units over time. However, there is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market. We do not deduct a charge for participating in a Dollar Cost Averaging program. Call or write us for instructions on how to enroll.

AUTOMATIC PORTFOLIO REBALANCING PROGRAM

Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account quarterly, semi-annually, or annually. We will measure these periods according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your written or telephone request. We are not responsible for rebalancing that occurs prior to receipt of proper notice of your request.

Example:

Assume that you want your initial purchase payment split among 2 Variable Sub-accounts. You want 40% to be in the PIMCO International Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares Sub-Account Variable Sub-account and 60% to be in the Fidelity® VIP Index 500 – Service Class 2 Sub-Account Variable Sub-account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the PIMCO International Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares Sub-Account Variable Sub-account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings in a Contract or Contracts rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the PIMCO International Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares Sub-Account Variable Sub-account for the appropriate Contract(s) and use the money to buy more units in the Fidelity® VIP Index 500 – Service Class 2 Sub-Account Variable Sub-account so that the percentage allocations would again be 40% and 60% respectively.

The transfers made under the program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the Variable Sub-Accounts that performed better during the previous time period.

Expenses

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, on each Contract Anniversary, we will deduct a $40 contract maintenance charge from your assets invested in the Fidelity® VIP Government Money Market, Service Class 2 Variable Sub-account ($30 if the Contract value is equal to or greater than $2,000.) If there are insufficient assets in that Variable Sub-account, we will deduct the balance of the charge proportionally from the other Variable Sub-accounts. We also will deduct this charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver. During the Payout Phase, we will deduct the charge proportionately from each income payment.

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The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. We will waive this charge for a Contract Anniversary if, on that date:

•	your Contract Value is equal to or greater than $50,000; or

•	your entire Contract Value is allocated to the Fixed Account Options or, after the Payout Start Date, if all income payments are fixed income payments.

We also reserve the right to waive this charge if you own more than one Contract and the Contracts meet certain minimum dollar amount requirements. In addition, we reserve the right to waive this charge for all Contracts.

ADMINISTRATIVE EXPENSE CHARGE

We currently deduct an administrative expense charge daily at an annual rate of 0.10% of the daily net assets you have invested in the Variable Sub-accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We may increase this charge for Contracts issued in the future, but in no event will it exceed 0.25%. We guarantee that after your Contract is issued we will not increase this charge for your Contract.

MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily from the net assets you have invested in the Variable Sub-Accounts. We assess mortality and expense risk charges during the Accumulation and Payout Phases of the Contract, except as noted below. The annual mortality and expense risk charge for the Contracts without any optional benefit are as follows:

Consultant Solutions Classic	1.25%
Consultant Solutions Plus	1.45%
Consultant Solutions Elite	1.60%
Consultant Solutions Select	1.70%

The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will not be sufficient in the future to cover the cost of administering the Contract. The mortality and expense risk charge also helps pay for the cost of the Credit Enhancement under the Consultant Solutions Plus Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional amount for the optional benefits to compensate us for the additional risk that we accept by providing these options.

You will pay additional mortality and expense risk charges if you add any optional benefits to your Contract. The additional mortality and expense risk charge you pay will depend upon which of the options you select:

•

MAV Death Benefit Option: The current mortality and expense risk charge for this option is 0.20%. This charge may be increased but will never exceed 0.50%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

•

Annual Increase Death Benefit Option: The current mortality and expense risk charge for this option is 0.30%. This charge may be increased but will never exceed 0.50%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

•	Enhanced Earnings Death Benefit Option: The current mortality and expense risk charge for this option is:

•

0.25% (maximum of 0.35%) if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 70 or younger on the Rider Application Date; or

•

0.40% (maximum of 0.50%) if the oldest Contract Owner or, if older, the Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, is age 71 or older and age 79 or younger on the Rider Application Date.

•

The charges may be increased but they will never exceed the maximum charges shown above. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Enhanced Earnings Death Benefit Option, the charge will be based on the age of the new Contract Owner at the time the Contract is continued. Refer to the Death Benefit Payments provision in this prospectus for more information. We deduct the charge for this option only during the Accumulation Phase.

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•

Income Protection Benefit Option: The current mortality and expense risk charge for this option is 0.50%. This charge may be increased but will never exceed 0.75%. We guarantee that we will not increase the mortality and expense risk for this option after you have added it to your Contract. This option may be added to your Contract on the Payout Start Date. The charge will be deducted only during the Payout Phase.

TRUERETURN ACCUMULATION BENEFIT OPTION FEE

We charge a separate annual Rider Fee for the TrueReturn Accumulation Benefit Option. The current annual Rider Fee is 0.50% of the Benefit Base. We deduct the Rider Fee on each Contract Anniversary during the Rider Period or until you terminate the Option, if earlier. We reserve the right to increase the Rider Fee to up to 1.25%. We currently charge the same Rider Fee regardless of the Rider Period and Guarantee Option you select, however we reserve the right to charge different fees for different Rider Periods and Guarantee Options in the future. However, once we issue your Option, we cannot change the Rider Fee that applies to your Contract. If you elect to exercise the Rider Trade-In Option, the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Accumulation Benefit Option at the time of trade-in.

The Rider Fee is deducted only from the Variable Sub-account(s) on a pro rata basis in the proportion that your value in each Variable Sub-account bears to your total value in all Variable Sub-accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-account. If you terminate the Option, or terminate the Contract by a total withdrawal, prior to the Rider Maturity Date on a date other than the Contract Anniversary, we will deduct a Rider Fee that is prorated based on the number of full months between the Contract Anniversary immediately prior to the termination and the date of the termination. However, if the Option is terminated due to death of the Contract Owner or Annuitant, we will not charge a Rider Fee unless the date we receive a Complete Request for Settlement of the Death Proceeds is also a Contract Anniversary. If the Option is terminated on the Payout Start Date, we will not charge a Rider Fee unless the Payout Start Date is also a Contract Anniversary. Additionally, if you elect to exercise the Rider Trade-In Option and cancel the Option on a date other than a Contract Anniversary, we will not deduct a Rider Fee on the date the Option is terminated. Refer to the “TrueReturn Accumulation Benefit Option” section of this prospectus for more information.

SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION FEE

We charge a separate annual Rider Fee for the Spousal Protection Benefit (Co-Annuitant) Option. The current annual Rider Fee is 0.10% of the Contract Value. This fee applies to Options added on or after May 1, 2005. For Options added prior to May 1, 2005, there is no charge associated with the Options. We deduct the Rider Fee on each Contract Anniversary and in certain circumstances on the date you terminate the Option. We reserve the right to increase the annual Rider Fee on newly issued Options to up to 0.15% of the Contract Value. We also reserve the right to charge different Rider Fees for new Spousal Protection Benefit (Co-Annuitant) Options we offer in the future. However, once we issue your Option, we cannot change the Rider Fee that applies to your Contract.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If, at the time the Rider Fee is deducted, the Rider Fee exceeds the total value in all Variable Sub-Accounts, the excess of the Rider Fee over the total value in all Variable Sub-Accounts will be waived.

The first Rider Fee will be deducted on the first Contract Anniversary following the Rider Date. A Rider Fee will be deducted on each subsequent Contract Anniversary while the Rider is in force.

For the first Contract Anniversary following the Rider Date, the Rider Fee is equal to the number of full months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.10%, with the result multiplied by the Contract Value as of the first Contract Anniversary. For subsequent Contract Anniversaries, the Rider Fee is equal to 0.10% multiplied by the Contract Value as of that Contract Anniversary.

If the Rider is terminated for any reason on a Contract Anniversary, we will deduct a full Rider Fee. If the Option is terminated on a date other than a Contract Anniversary, we will deduct a pro rata Rider Fee, except we will not charge any Rider Fee if the Option is terminated on the Payout Start Date or due to the death of the Contract Owner or Annuitant. If we charge a Rider Fee on the termination of the Option, the Rider Fee will be reduced pro rata, so that you are only charged for the number of full months this Option was in effect.

SUREINCOME WITHDRAWAL BENEFIT OPTION FEE

We charge a separate annual Rider Fee for the SureIncome Option (“SureIncome Option Fee” or “Rider Fee”). The current annual Rider Fee is 0.50% of the Benefit Base. We deduct the Rider Fee on each Contract Anniversary up to and including the date you terminate the Option. We reserve the right to increase the Rider Fee to up to 1.25% of the Benefit Base. We also reserve the right to charge different Rider Fees for different Withdrawal Benefit Factors we may offer in the future. However, once we issue your SureIncome Option, we cannot change the Rider Fee that applies to your Option. If you elect to exercise the Rider Trade-In Option, the new Rider Fee will be based on the Rider Fee percentage applicable to a new SureIncome Option at the time of trade-in.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your Contract Value in each Variable Sub-Account bears to your total Contract Value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If, at the time the Rider Fee is deducted, the Rider Fee exceeds the total Contract

Value in all Variable Sub-Accounts, the excess of the Rider Fee over the total Contract Value in all Variable Sub-Accounts will be waived.

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The first Rider Fee will be deducted on the first Contract Anniversary following the Rider Date. A Rider Fee will be deducted on each subsequent Contract Anniversary the SureIncome Option is in force.

For the first Contract Anniversary following the Rider Date, the Rider Fee is equal to the number of full months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.50%, with the result multiplied by the Benefit Base as of the first Contract Anniversary. For subsequent Contract Anniversaries, the Rider Fee is equal to the 0.50% multiplied by the Benefit Base as of that Contract Anniversary.

If the SureIncome Option is terminated for any reason on a Contract Anniversary, we will deduct a full Rider Fee. If the SureIncome Option is terminated on a date other than a Contract Anniversary, we will deduct a pro rata Rider Fee, except we will not charge any Rider Fee if the SureIncome Option is terminated on the Payout Start Date or due to the death of the Contract Owner or Annuitant. If we charge a Rider Fee on the termination of the SureIncome Option, the Rider Fee will be reduced pro rata, so that you are only charged for the number of full months the SureIncome Option was in effect.

TRANSFER FEE

We impose a fee upon transfers in excess of 12 during any Contract Year. The current fee is equal to 1.00% of the dollar amount transferred. This fee may be increased, but in no event will it exceed 2.00% of the dollar amount transferred. In any event, the transfer fee will never be greater than $25. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program.

WITHDRAWAL CHARGE

For all of the contracts except the Consultant Solutions Select, we may assess a withdrawal charge from the purchase payment(s) you withdraw. The amount of the charge will depend on the number of years that have elapsed since we received the purchase payment being withdrawn. A schedule showing the withdrawal charges applicable to each Contract appears in the “Expense Tables” section of this prospectus. If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.

Withdrawals also may be subject to tax penalties or income tax. You should consult with your tax counsel or other tax advisor regarding any withdrawals.

Withdrawals from the Market Value Adjusted Fixed Account Option may be subject to a market value adjustment. Refer to the “Market Value Adjusted Fixed Account Option” section of this prospectus for more information on market value adjustments.

FREE WITHDRAWAL AMOUNT

You can withdraw up to the Free Withdrawal Amount each Contract Year without paying the withdrawal charge. The Free Withdrawal Amount for a Contract Year is equal to 15% of all purchase payments (excluding Credit Enhancements for Consultant Solutions Plus Contracts) that are subject to a withdrawal charge as of the beginning of that Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. The withdrawal charge applicable to Contracts owned by Charitable Remainder Trusts is described below.

Purchase payments no longer subject to a withdrawal charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a withdrawal charge, if withdrawn. The Free Withdrawal Amount is not available in the Payout Phase.

You may withdraw up to the Free Withdrawal Amount in each Contract Year it is available without paying a withdrawal charge; however, the amount withdrawn may be subject to a Market Value Adjustment or applicable taxes. If you do not withdraw the entire Free Withdrawal Amount in a Contract Year, any remaining portion may not be carried forward to increase the Free Withdrawal Amount in a later Contract Year.

For purposes of assessing the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first as follows:

1)	Purchase payments that no longer are subject to withdrawal charges;

2)	Free Withdrawal Amount (if available);

3)	Remaining purchase payments subject to withdrawal charges, beginning with the oldest purchase payment;

4)	Any earnings not previously withdrawn.

However, for federal income tax purposes, earnings are considered to come out first, which means that you will pay taxes on the earnings portion of your withdrawal.

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If the Contract Owner is a Charitable Remainder Trust, the Free Withdrawal Amount in a Contract Year is equal to the greater of:

•	The Free Withdrawal Amount described above; or

•	Earnings as of the beginning of the Contract Year that have not been previously withdrawn.

For purposes of assessing the withdrawal charge for a Charitable Remainder Trust-Owned Contract, we will treat withdrawals as coming from the earnings first and then the oldest purchase payments as follows:

1)	Earnings not previously withdrawn;

2)	Purchase payments that are no longer subject to withdrawal charges;

3)	Free Withdrawal Amount in excess of earnings;

4)	Purchase payments subject to withdrawal charges, beginning with the oldest purchase payment.

If you have selected the Consultant Solutions Select Contract, there are no withdrawal charges applicable and, therefore, no Free Withdrawal Amount. Amounts withdrawn may be subject to a Market Value Adjustment or applicable taxes.

All Contracts

We do not apply a withdrawal charge in the following situations:

•	the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

•	withdrawals taken to satisfy IRS minimum distribution rules for the Contract; or

•	withdrawals that qualify for one of the waivers described below.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts, and to help defray the cost of the Credit Enhancement for the Consultant Solutions Plus Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, or the cost of the Credit Enhancement, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

Confinement Waiver. We will waive the withdrawal charge on all withdrawals taken under your Contract if the following conditions are satisfied:

1.

you, or, if the Contract Owner is not a living person, the Annuitant, are first confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must first enter the long term care facility or hospital at least 30 days after the Issue Date,

2.	we receive your request for withdrawal and written proof of the stay no later than 90 days following the end of your or the Annuitant’s stay at the long term care facility or hospital, and

3.	Due proof of confinement is received by us prior to or at the time of, a request for a withdrawal.

“Due Proof”includes, but is not limited to, a letter signed by a physician stating the dates the Owner or Annuitant was confined, the name and location of the Long Term Care Facility or Hospital, a statement that the confinement was medically necessary, and, if released, the date the Owner or Annuitant was released from the Long Term Care Facility or Hospital.

Terminal Illness Waiver. We will waive the withdrawal charge on all withdrawals under your Contract if:

1.	you or the Annuitant, if the Contract Owner is not a living person, are diagnosed by a physician as having a terminal illness (as defined in the Contract) at least 30 days after the Issue Date, and

2.	you provide Due Proof of diagnosis to us before or at the time you request the withdrawal.

“Due Proof”includes, but is not limited to, a letter signed by a physician stating that the Owner or Annuitant has a Terminal Illness and the date the Terminal Illness was first diagnosed.

Unemployment Waiver. We will waive the withdrawal charge on one partial or a full withdrawal taken under your Contract, if you meet the following requirements:

1.	you or the Annuitant, if the Contract Owner is not a living person, become unemployed at least one year after the Issue Date,

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2.	you or the Annuitant receive unemployment compensation (as defined in the Contract) for at least 30 days as a result of that unemployment, and

3.

you or the Annuitant claim this benefit within 180 days of your or the Annuitant’s initial receipt of unemployment compensation, and we receive due proof that you are or have been unemployed and that unemployment compensation has been received for at least thirty consecutive days prior to or at the time of the request for withdrawal.

“Unemployment Compensation”means unemployment compensation received from a unit of state or federal government in the U.S. “Due Proof”includes, but is not limited to, a legible photocopy of an unemployment compensation payment that meets the above described criteria with regard to dates and a signed letter from you stating that you or the Annuitant meet the above described criteria.

You may exercise this benefit once over the term of the Contract. Amounts withdrawn may be subject to Market Value Adjustments.

These waivers do not apply under the Consultant Solutions Select.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not pay a withdrawal charge because of these waivers, a Market Value Adjustment may apply and you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax advisor to determine the effect of a withdrawal on your taxes.

PREMIUM TAXES

Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs including payment upon death. We may sometime in the future discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 3.5%, depending on the state.

At the Payout Start Date, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract Value in the investment alternative bears to the total Contract Value.

DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES

We may assess a charge against the Sub-accounts and the Fixed Rate Options equal to any taxes which may be imposed upon the Variable Account. We will pay company income taxes on the taxable corporate earnings created by this Variable Account product. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the Tax Charge you pay under the contract. We will periodically review the issue of charging for these taxes and may impose a charge in the future. In calculating our corporate income tax liability, we derive certain corporate income tax benefits associated with the investment of company assets, including Variable Account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. Under current law, such benefits may include foreign tax credits and corporate dividends received deductions. We do not pass these tax benefits through to holders of the Variable Account annuity contracts because (i) the contract owners are not the owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the Tax Charge you pay under the contract. We reserve the right to change these tax practices.

Our status under the Code is briefly described in the “Taxes” section of this prospectus.

OTHER EXPENSES

Each Portfolio deducts management fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-accounts. These fees and expenses are described in the prospectuses for the Portfolios. For a summary of Portfolio annual expenses, see the “Expense Tables” section of this prospectus. We receive compensation from the investment advisers, administrators or distributors, or their affiliates, of the Portfolios in connection with the administrative services we provide to the Portfolios. We collect this compensation under agreement between us and the Portfolio’s investment adviser, administrators or distributors, and is calculated based on a percentage of the average assets allocated to the Portfolio.

Access to Your Money

WITHDRAWALS

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See the “Income Plans” section of this prospectus.

The amount payable upon withdrawal is the Contract Value (or portion thereof) next computed after we receive the request for a withdrawal at our home office, adjusted by any applicable Market Value Adjustment, less any applicable withdrawal charges, income

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tax withholding, penalty tax, contract maintenance charge, Rider Fee, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances. You can withdraw money from the Variable Account or the Fixed Account Option(s) available under your Contract. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable charges, fees and taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time.

Withdrawals from the Standard Fixed Account Option may be subject to a restriction. See the “Standard Fixed Account Option” section of this prospectus.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal penalty tax. If any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value, unless the SureIncome Withdrawal Benefit Option is currently attached to your Contract. If you request a total withdrawal, we may require that you return your Contract to us. Your Contract will terminate if you withdraw all of your Contract Value, subject to certain exceptions if the SureIncome Withdrawal Benefit Option is currently attached to your Contract. See “SureIncome Withdrawal Benefit Option” for more details. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and taxes.

WRITTEN REQUESTS AND FORMS IN GOOD ORDER. Written requests must include sufficient information and/or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Customer Service Center to learn what information we require for your particular request to be in “good order.” Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.

POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1.	The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted,

2.	An emergency exists as defined by the SEC, or

3.	The SEC permits delay for your protection.

We may delay payments or transfers from the Fixed Account Option(s) available under your Contract for up to 6 months or shorter period if required by law. If we delay payment or transfer for 30 days or more, we will pay interest as required by law.

SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. Please consult your sales representative or call us at 800-457-7617 for more information.

Depending on fluctuations in the value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. At our discretion, we may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value, unless the SureIncome Withdrawal Benefit Option is currently attached to your Contract. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.

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Income Payments

PAYOUT START DATE

The Payout Start Date is the day that we apply your Contract Value, adjusted by any applicable Market Value Adjustment and less applicable taxes, to an Income Plan. The first income payment may occur no sooner than 30 days after the Issue Date. The Payout Start Date must occur on or before the later of:

•	the youngest Annuitant’s 99th birthday, or

•	the 10th Contract Anniversary.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An “Income Plan” is a series of payments made on a scheduled basis to you or to another person designated by you. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated to the Income Plan you selected If you choose to add the Income Protection Benefit Option, certain restrictions may apply as described under “Income Protection Benefit Option,” below.

If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with a Guaranteed Payment Period of 10 years. On the Payout Start Date, the portion of the Contract Value in any Fixed Account Option, adjusted by any applicable Market Value Adjustment and less any applicable taxes, will be used to derive fixed income payments; the portion of the Contract Value in any Variable Sub-account, less any applicable taxes, will be used to derive variable income payments.

If any Contract Owner dies during the Payout Phase, the new Contract Owner will be the surviving Contract Owner. If there is no surviving Contract Owner, the new Contract Owner will be the Beneficiary(ies) as described in the “Beneficiary” section of this prospectus. Any remaining income payments will be paid to the new Contract Owner as scheduled. Income payments to Beneficiaries may be subject to restrictions established by the Contract Owner. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Depending on the Income Plan(s) you choose, you may receive:

•	fixed income payments; or

•	variable income payments;

Partial annuitizations are not allowed. Your total Contract Value, adjusted by any applicable Market Value Adjustment, and less any applicable taxes, must be applied to your Income Plan on the Payout Start Date.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the “basis”. Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2 may be subject to an additional 10% federal tax penalty.

The seven Income Plans are:

Income Plan 1 – Life Income with Guaranteed Number of Payments. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments has been paid. The number of months guaranteed (“Guaranteed Payment Period”) may be 0 months, or range from 60 to 360 months. If the Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 2 – Joint and Survivor Life Income with Guaranteed Number of Payments. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant, named at the time the Income Plan was selected, lives. If both the Annuitant and joint Annuitant die in the Payout Phase, we will continue to pay the income payments until the guaranteed number of payments has been paid. The Guaranteed Payment Period may be 0 months, or range from 60 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months. You may elect a reduced survivor plan of 50%, 66% or 75% of the payment amount. If you do not elect a reduced survivor amount, the payments will remain at 100%. If you elect a reduced survivor payment plan, the amount of each income payment initially will be higher but a reduction will take place at the later of 1) the death of an Annuitant; or 2) at the end of the guaranteed payment period.

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Income Plan 3 – Guaranteed Number of Payments. Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant’s life. The shortest number of months guaranteed is 60 (120 if the Payout Start Date occurs prior to the third Contract Anniversary). The longest number of months guaranteed is 360 or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the number of months guaranteed exceed 600. We will deduct the mortality and expense risk charge from the assets of the Variable Sub-account supporting this Income Plan even though we may not bear any mortality risk. You may make withdrawals, change the length of the guaranteed payment period, or change the frequency of income payments under Income Plan 3. See “Payout Withdrawals” below for more details.

Income Plan 4 – Life Income with Cash Refund. Under this plan, we make periodic income payments until the death of the Annuitant. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Payments under this plan are available only as fixed income payments.

Income Plan 5 – Joint Life Income with Cash Refund. Under this plan, we make periodic income payments until the deaths of both the Annuitant and joint Annuitant. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.

Income Plan 6 – Life Income with Installment Refund. Under this plan, we make periodic income payments until the later of

(1) the death of the Annuitant, or (2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Payments under this plan are available only as fixed income payments.

Income Plan 7 – Joint Life Income with Installment Refund. Under this plan, we make periodic income payments until the later of (1) the deaths of both the Annuitant and joint Annuitant, or (2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.

If you choose an Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under Income Plans 1 and 2, if you do not select a Guaranteed Payment Period, it is possible that the payee could receive only one income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only two income payments if they die before the third income payment, and so on.

The length of any Guaranteed Payment Period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer Guarantee Payment Periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a specified Guaranteed Payment Period.

Payout Withdrawal

You may terminate all or a portion of the income payments being made under Income Plan 3 at any time and withdraw their present value (“Withdrawal Value”), subject to a Payout Withdrawal Charge, by requesting a withdrawal (“Payout Withdrawal”) in writing. For variable income payments, the withdrawal value is equal to the present value of the variable income payments being terminated, calculated using a discount rate equal to the assumed investment rate that was used in determining the initial variable payment. For fixed income payments, the withdrawal value is equal to the present value of the fixed income payments being terminated, calculated using a discount rate equal to the applicable current interest rate (this may be the initial interest rate in some states.) The applicable current interest rate is the rate we are using on the date we receive your Payout Withdrawal request to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated.

A Payout Withdrawal must be a least $50. If any Payout Withdrawal reduces the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

You must specify the Investment Alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately.

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Payout Withdrawal Charge

To determine the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When an amount equal to all purchase payments have been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge.

Payout Withdrawals will be subject to a Payout Withdrawal Charge for each Contract as follows:

	Number of Complete Years Since We Received the Purchase Payment Being Withdrawn/Applicable Charge:
Contract:	0	1	2	3	4	5	6	7	8+
Consultant Solutions Classic	7%	7%	6%	5%	4%	3%	2%	0%	0%

Consultant Solutions Plus	8.5%	8.5%	8.5%	7.5%	6.5%	5.5%	4%	2.5%	0%

Consultant Solutions Elite	7%	6%	5%	0%	0%	0%	0%	0%	0%

Consultant Solutions Select	None

Additional Information. We may make other Income Plans available. You may obtain information about them by writing or calling us. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to variable income payments and the portion to be applied to fixed income payments. For the portion of your Contract Value to be applied to variable income payments, you must also specify the Variable Sub-Accounts on which to base the variable income payments as well as the allocation among those Variable Sub-Accounts. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. We can make income payments in monthly, quarterly, semi-annual or annual installments, as you select. If the Contract Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

•

terminate the Contract and pay you the Contract Value, adjusted by any applicable Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

•	reduce the frequency of your payments so that each payment will be at least $20.

VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Sub-accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) company mortality experience or (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments, which may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios; and (b) under some of the Income Plans, we make income payments only so long as an Annuitant is alive or any applicable Guaranteed Payment Period has not yet expired.

In calculating the amount of the periodic payments in the annuity tables in the Contracts, we used an assumed investment rate (“AIR”, also known as benchmark rate) of 3%. Currently, you may choose either a 6%, 5%, or 3% AIR per year. If you select the Income Protection Benefit Option, however, the 3% AIR must apply. The 6% and 5% AIR may not be available in all states (check with your representative for availability). Currently, if you do not choose one, the 3% AIR will automatically apply. We reserve the right to offer other assumed investment rates. If the actual net investment return of the Variable Sub-accounts you choose is less than the AIR, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the AIR. The dollar amount of the variable income payments stays level if the net investment return equals the AIR. With a higher AIR, your initial income payment will be larger than with a lower AIR. While income payments continue to be made, however, this disparity will become smaller and, if the payments have continued long enough, each payment will be smaller than if you had initially chosen a lower AIR.

Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

You may also elect a variable income payment stream consisting of level monthly, quarterly or semi-annual payments. If you elect to receive level monthly, quarterly or semi-annual payments, the payments must be recalculated annually. You may only elect to receive level payments at or before the Payout Start Date. If you have elected level payments for an Income Plan(s), you may not make any variable to fixed payment transfers within such Income Plan(s). We will determine the amount of each annual payment as described above, place this amount in our general account, and then distribute it in level monthly, quarterly or semi-annual payments. The sum of the level payments will exceed the annual calculated amount because of an interest rate factor we use, which

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may vary from year to year, but will not be less than 2% per year. If the Annuitant dies while you are receiving level payments, you will not be entitled to receive any remaining level payments for that year (unless the Annuitant dies before the end of the Guaranteed Payment Period). For example, if you have selected Income Plan 1 with no Guaranteed Payment Period and the Annuitant dies during the year, the Beneficiary will not be entitled to receive the remaining level payments for that year.

INCOME PROTECTION BENEFIT OPTION

We offer an Income Protection Benefit Option, which may be added to your Contract on the Payout Start Date for an additional mortality and expense risk charge if you have selected variable income payments subject to the following conditions:

•	The Annuitant and joint Annuitant, if applicable, must be age 75 or younger on the Payout Start Date.

•	You must choose Income Plan 1 or 2 and the Guaranteed Payment Period must be for at least 120 months, unless the Internal Revenue Service requires a different payment period.

•	You may apply the Income Protection Benefit Option

•	The AIR must be 3% for the Income Plan that you wish to apply this benefit to.

•	You may only add the Income Protection Benefit Option on the Payout Start Date and, once added, the option cannot be cancelled.

•	You may not add the Income Protection Benefit Option without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the Income Protection Benefit Option.

•	You may not convert variable income payments to fixed income payments.

If you select the Income Protection Benefit Option, we guarantee that your variable income payments under each of the Income Plans to which the option is applied will never be less that 85% of the initial variable amount income value (“Income Protection Benefit”), as calculated on the Payout Start Date under such Income Plans, unless you have elected a reduced survivor payment plan under Income Plan 2. If you have elected a reduced survivor payment plan, we guarantee that your variable income payments to which the option is applied will never be less than 85% of the initial variable amount income value prior to the later of 1) the death of an Annuitant; or 2) the end of the guaranteed payment period. On or after the later of these events, we guarantee that your variable income payments will never be less than 85% of the initial variable amount income value multiplied by the percentage you elected for your reduced survivor plan. See Appendix C for numerical examples that illustrate how the Income Protection Benefit is calculated.

If you add the Income Protection Benefit Option to your Contract, the mortality and expense risk charge during the Payout Phase will be increased. Currently, the charge for this option is 0.50%. We may change the amount we charge, but it will not exceed 0.75%. Once the option is issued, we will not increase what we charge you for the benefit.

Investment Requirements.

If you add the Income Protection Benefit Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest during the Payout Phase with respect to the assets supporting the variable income payments to which the Income Protection Benefit Option applies. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts, exclusion of certain Variable Sub-accounts, required minimum allocations to certain Variable Sub-accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable at any time in our sole discretion. Any changes we make will not apply to the Income Protection Benefit Option if it was added to your Contract prior to the implementation date of the change, except for changes made due to a change in Variable Sub-accounts available under the Contract.

When you add the Income Protection Benefit Option to your Contract, you must allocate to a model portfolio option the entire portion of your Contract Value allocated to the Variable Sub-accounts.

We currently offer one Model Portfolio Option; however, we may add more Model Portfolio Options in the future. Transfers made for purposes of adhering to your Model Portfolio Option will not count towards the number of free transfers you may make each Contract Year.

The following table summarizes the Model Portfolio Option currently available for use with the Income Protection Benefit Option:

*	Model Portfolio Option 1

Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-account and return it to the percentage allocations for your Model Portfolio Option, using the percentage allocations as of your most recent instructions.

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Model Portfolio Option 1

You must allocate a certain percentage of the portion of your Contract Value allocated to the Variable Sub-accounts into each of three asset categories. You may choose the Variable Sub-accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The following table describes the percentage allocation requirements for Model Portfolio Options 1 and Variable Sub-accounts available under each category:

Model Portfolio Option 1

20% Category A

50% Category B

30% Category C

CATEGORY A

Fidelity® VIP Government Money Market Portfolio – Service Class 2 Sub-Account(8)

Model Portfolio Option 1

CATEGORY B

Fidelity® VIP Investment Grade Bond Portfolio – Service Class 2 Sub-Account

Western Asset Variable Global High Yield Bond Portfolio– Class II Sub-Account

MFS® High Yield Portfolio- Service Class Sub-Account

PIMCO International Bond Portfolio (U.S. Dollar-Hedged) – Administrative Shares Sub-Account (9)

PIMCO Real Return – Administrative Shares Sub-Account

PIMCO Total Return – Administrative Shares Sub-Account(3)

Morgan Stanley VIF U.S. Real Estate, Class II (6)
Invesco V.I. Government Securities Fund, Series II Sub-Account

CATEGORY C

Invesco V.I. Value Opportunities Fund – Series II Sub-Account

Invesco V.I. Core Equity Fund– Series II Sub-Account(7)

Invesco V.I. Mid Cap Core Equity Fund– Series II Sub-Account(5)

Fidelity® VIP ContrafundSM Portfolio – Service Class 2 Sub-Account

Fidelity® VIP Equity-Income PortfolioSM – Service Class 2 Sub-Account

Fidelity® VIP Index 500 Portfolio– Service Class 2 Sub-Account

Fidelity® VIP Overseas Portfolio– Service Class 2 Sub-Account

Fidelity® VIP Asset Manager Portfolio – Service Class 2 Sub-Account

Janus Henderson Overseas Portfolio – Service Shares Sub-Account

Janus Henderson Forty Portfolio– Service Shares Sub-Account

Janus Henderson Mid Cap Value Portfolio – Service Shares Sub-Account(4)

Janus Henderson Balanced Portfolio– Service Shares Sub-Account

ClearBridge Variable Large Cap Value – Class II Sub-Account

MFS® Investors Trust Portfolio – Service Class Sub-Account

MFS® Massachusetts Investors Growth Stock Portfolio – Service Class Sub-Account(2)

MFS® Total Return Portfolio – Service Class Sub-Account

MFS® Value Portfolio – Service Class Sub-Account

Oppenheimer Discovery Mid Cap Growth Fund/VA Service Sub-Account(1)

Oppenheimer Main Street Small Cap Fund/VA – Service Shares Sub-Account

Guggenheim VIF Long Short Equity Fund Sub-Account

T. Rowe Price Equity Income Portfolio – II Sub-Account

T. Rowe Price Blue Chip Growth Portfolio – II Sub-Account

Invesco V.I. Growth and Income Fund, Series II Sub-Account

(1)

Effective as of August 30, 2010, the following Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date:

Oppenheimer Discovery Mid Cap Growth Fund/VA Service Sub-Account

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Contract Owners who had contract value invested in this Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in this Variable Sub-Account as of the specified closure date may not invest in the Variable Sub-Account.

(2)

On or about March 27, 2015, the MFS® Massachusetts Investors Growth Stock Portfolio – Service Class, a portfolio of MFS® Variable Insurance Trust II, acquired the MFS® Investors Growth Stock Series – Service Class, a series of MFS® Variable Insurance Trust.

(3)

We previously notified you that, effective May 1, 2015, the PIMCO Total Return - Administrative Shares sub-account was closed to all contract owners except those contract owners who had Account Value invested in the variable sub-account, and that we had intended to remove it as an investment option and substitute a new investment option under your Variable Annuity contract. However, we are no longer planning to remove this sub-account or substitute a new investment option. As a result, effective February 5, 2018, the PIMCO Total Return - Administrative Shares sub-account is available to all contract owners.

(4)

Effective April 13, 2015, the Janus Henderson Mid Cap Value Portfolio – Service Shares sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(5)

Effective September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(6)

Effective February 23, 2016, the VIF U.S. Real Estate Portfolio, Class II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(7)

Effective December 23, 2016, the Invesco V.I. Core Equity – Series II Sub-Account sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(8)

Effective September 23, 2016, the PIMCO Money Market Portfolio - Administrative Shares sub-account was liquidated and any contract value remaining in the sub-account was transferred to the Fidelity® VIP Government Money Market Portfolio - Service Class 2.

(9)

Effective on or about July 30, 2018, the PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares sub-account changed its name to the PIMCO International Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares.

FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. The guaranteed income payment amounts will change if the frequency of payments or the length of the payment period changes.

We calculate the fixed income payments by:

•	adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

•	deducting any applicable taxes; and

•

applying the resulting amount to the greater of: (a) the appropriate income payment factor for the selected Income Plan from the Income Payment Table in your Contract; or (b) such other income payment factor as we are offering on the Payout Start Date.

We may defer your request to make a withdrawal from fixed income payments for a period of up to 6 months or whatever shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts covered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the Contract is appropriate.

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Death Benefits

DEATH PROCEEDS

Under certain conditions, described below, we will pay a death settlement (“Death Proceeds”) for this Contract on the death of the Contract Owner, Annuitant, or Co-Annuitant if the death occurs prior to the Payout Start Date. The Death Proceeds will not exceed the Contract Value plus $1 million. If the Owner or Annuitant dies after the Payout Start Date, we will pay remaining income payments as described in the “Payout Phase” section of your Contract. See the “Income Payments” section of this prospectus for more information.

We will determine the value of the Death Proceeds as of the end of the Valuation Date during which we receive the first Complete Request for Settlement (the next Valuation Date, if we receive the request after 3:00 p.m. Central Time). In order to be considered a “Complete Request for Settlement,”a claim for distribution of the Death Proceeds must include “Due Proof of Death”in any of the following forms of documentation:

•	A certified copy of the death certificate;

•	A certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

•	Any other proof acceptable to us.

“Death Proceeds”are determined based on when we receive a Complete Request for Settlement:

•	If we receive a Complete Request for Settlement within 180 days of the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds are equal to the “Death Benefit.”

•

If we receive a Complete Request for Settlement more than 180 days after the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds are equal to the greater of the Contract Value or Settlement Value. We reserve the right to waive or extend, in a nondiscriminatory manner, the 180-day period in which the Death Proceeds will equal the Death Benefit.

Where there are multiple Beneficiaries, we will only value the Death Proceeds at the time the first Beneficiary submits the necessary documentation in good order. Any Death Proceeds amounts attributable to any Beneficiary which remain in the Variable Sub-accounts are subject to investment risk.

DEATH BENEFIT OPTIONS

In addition to the ROP Death Benefit included in your Contract, we offer the following death benefit options which may be added to your Contract:

•	MAV Death Benefit Option

•	Annual Increase Death Benefit Option

•	Enhanced Earnings Death Benefit Option

The amount of the Death Benefit depends on which death benefit option(s) you select. Not all death benefit options are available in all states.

You may select any combination of death benefit options on the issue date of your Contract or at a later date, subject to state availability and issue age restrictions. You may not add any of the death benefit options to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you want to add an option.

The “Death Benefit” is equal to the Enhanced Earnings Death Benefit (if selected) plus the greatest of:

•	The Contract Value;

•	The Settlement Value;

•	The ROP Death Benefit;

•	The MAV Death Benefit Option (if selected); or

•	The Annual Increase Death Benefit Option (if selected).

The “Settlement Value” is the amount that would be paid in the event of a full withdrawal of the Contract Value.

The “ROP Death Benefit” is equal to the sum of all purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts), reduced by a proportional withdrawal adjustment for each withdrawal. The withdrawal adjustment is equal to the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result is multiplied by:

The sum of all purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made prior to the withdrawal, less any prior withdrawal adjustments.

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Maximum Anniversary Value Death Benefit Option.

The MAV Death Benefit Option is available only if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.20%. We may change what we charge for this death benefit option, but it will never exceed 0.50%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.

On the date we issue the rider for this benefit (“Rider Date”), the MAV Death Benefit is equal to the Contract Value. After the Rider Date and prior to the date we determine the Death Proceeds (see the “Death Proceeds” section above), the MAV Death Benefit is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

•	Each time a purchase payment is made, the MAV Death Benefit is increased by the amount of the purchase payment (and Credit Enhancement for Consultant Solutions Plus Contracts).

•

Each time a withdrawal is made, the MAV Death Benefit is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated MAV Death Benefit.

•

On each Contract Anniversary until the first Contract Anniversary following the 80th birthday of the oldest Contract Owner or Co-Annuitant, whichever occurs first, or, if the Contract is owned by a non-living person, the oldest Annuitant, the MAV Death Benefit is recalculated as the greater of the Contract Value on that date or the most recently calculated MAV Death Benefit.

If no purchase payments or withdrawals are made after the Rider Date, the MAV Death Benefit will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary after the Rider Date through the first Contract Anniversary following the 80th birthday of the oldest Contract Owner or Co-Annuitant, whichever occurs first, or, if the Contract is owned by a non-living person, the oldest Annuitant, but before the date we determine the Death Proceeds. If, upon death of the Contract Owner, the Contract is continued under Option D as described in the “Death Benefit Payments” section of this prospectus, and if the New Contract Owner is age 80 or younger on the date we determine the Death Proceeds, then the MAV Death Benefit Option will continue. The MAV Death Benefit will continue to be recalculated for purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts), withdrawals, and on each Contract Anniversary after the date we determine the Death Proceeds until the earlier of:

•

The first Contract Anniversary following the 80th birthday of either the oldest Contract Owner or the Co-Annuitant, whichever is earlier, or, if the Contract is owned by a non-living person, the oldest Annuitant. (After the 80th birthday of either the oldest Contract Owner or the Co-Annuitant, whichever is earlier, or, if the Contract is owned by a non-living person, the oldest Annuitant, the MAV Death Benefit will be recalculated only for purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) and withdrawals); or

•	The date we next determine the Death Proceeds.

Annual Increase Death Benefit Option.

The Annual Increase Death Benefit Option is only available if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.30%. We may change what we charge for this death benefit option, but it will never exceed 0.50%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.

On the date we issue the rider for this benefit (“Rider Date”), the Annual Increase Death Benefit is equal to the Contract Value. The Annual Increase Death Benefit, plus purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made after the Rider Date and less withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year (may be 3% in certain states), subject to the “Cap” defined below. This accumulation will continue until the earlier of:

(a)

the first Contract Anniversary following the 80th birthday of the oldest Contract Owner or Co-Annuitant, whichever occurs first, or, if the Contract is owned by a non-living person, the oldest Annuitant; or

(b)	the date we determine the Death Proceeds.

After the 5% interest accumulation (may be 3% in certain states) ends, the Annual Increase Death Benefit will continue to be increased by purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) and reduced by withdrawal adjustments for withdrawals until the death benefit option terminates. The withdrawal adjustment is a proportional adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the amount of the Annual Increase Death Benefit immediately prior to the withdrawal.

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The Annual Increase Death Benefit Cap is equal to:

•	200% of the Contract Value as of the Rider Date; plus

•

200% of purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made after the Rider Date, but excluding any purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made in the 12-month period immediately prior to the death of a Contract Owner or the Co-Annuitant, or, if the Contract is owned by a non-living person, an Annuitant; minus

•	Withdrawal adjustments for any withdrawals made after the Rider Date. Refer to Appendix E for withdrawal adjustment examples.

If, upon death of the Contract Owner, the Contract is continued under Option D as described in the “Death Benefit Payments” section of this prospectus, and if the New Contract Owner is age 80 or younger on the date we determine the Death Proceeds, then the Annual Increase Death Benefit Option will continue. The amount of the Annual Increase Death Benefit as of the date we determine the Death Proceeds, plus subsequent purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts), less withdrawal adjustments for any subsequent withdrawals, will accumulate daily at a rate equivalent to 5% per year (may be 3% in certain states) from the date we determine the Death Proceeds, until the earlier of:

•

The first Contract Anniversary following the 80th birthday of either the oldest Contract Owner or the Co-Annuitant, whichever is earlier, or, if the Contract is owned by a non-living person, the oldest Annuitant. (After the 80th birthday of either the oldest Contract Owner or the Co-Annuitant, whichever is earlier, or, if the Contract is owned by a non-living person, the oldest Annuitant, the Annual Increase Death Benefit will be recalculated only for purchase payments and withdrawals (and Credit Enhancements for Consultant Solutions Plus Contracts)); or

•	The date we next determine the Death Proceeds.

Enhanced Earnings Death Benefit Option.

The “Enhanced Earnings Death Benefit Option” is only available if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to:

•	0.25%, if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 70 or younger on the Rider Application Date; and

•

0.40%, if the oldest Contract Owner or, if older, the Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, is age 71 or older and age 79 or younger on the Rider Application Date.

We may change what we charge for this death benefit option, but it will never exceed 0.35% for issue ages 0-70 and 0.50% for issue ages 71-79. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Enhanced Earnings Death Benefit Option, the mortality and expense risk charge for the death benefit option will be based on the ages of the oldest new Contract Owner and the Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, at the time the Contract is continued.

If the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 70 or younger on the Rider Application Date, the Enhanced Earnings Death Benefit is equal to the lesser of:

•

100% of “In-Force Premium” (excluding purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made after the date we issue the rider for this benefit (“Rider Date”) and during the twelve-month period immediately prior to the death of a Contract Owner or Co-Annuitant, or, if the Contract is owned by a non-living person, an Annuitant); or

•	40% of “In-Force Earnings”

calculated as of the date we determine the Death Proceeds.

If the oldest Contract Owner or, if older, the Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, is age 71 or older and age 79 or younger on the Rider Application Date, the Enhanced Earnings Death Benefit is equal to the lesser of:

•

50% of “In-Force Premium” (excluding purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made after the Rider Date and during the twelve-month period immediately prior to the death of a Contract Owner or Co-Annuitant, or, if the Contract is owned by a non-living person, an Annuitant); or

•	25% of “In-Force Earnings”

calculated as of the date we determine the Death Proceeds.

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In-Force Earnings are equal to the current Contract Value less In-Force Premium. If this quantity is negative, then In-Force Earnings are equal to zero.

In-Force Premium is equal to the Contract Value on the Rider Date, plus the sum of all purchase payments, including any associated credit enhancements, made after the Rider Date, less the sum of all “Excess-of-Earnings Withdrawals” made after the Rider Date.

An Excess-of-Earnings Withdrawal is equal to the excess, if any, of the amount of the withdrawal over the amount of the In-Force Earnings immediately prior to the withdrawal.

Refer to Appendix E for numerical examples that illustrate how the Enhanced Earnings Death Benefit Option is calculated.

If, upon death of the Contract Owner, the Contract is continued under Option D as described in the “Death Benefit Payments” section of this prospectus, and if the New Contract Owner is younger than age 80 on the date we determine the Death Proceeds, then this death benefit option will continue unless the New Contract Owner elects to terminate the death benefit option. If the death benefit option is continued, the following will apply as of the date we determine the Death Proceeds upon continuation:

•	The Rider Date will be changed to the date we determine the Death Proceeds;

•

The In-Force Premium is equal to the Contract Value as of the new Rider Date plus all purchase payments, including any associated credit enhancements, made after the Rider Date, less the sum of all the Excess-of-Earnings Withdrawals made after the Rider Date;

•

The Enhanced Earnings Death Benefit after the new Rider Date will be determined as described above, but using the ages of the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, as of the new Rider Date.

•

The mortality and expense risk charge, for this rider, will be determined as described above, but using the ages of the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, as of the new Rider Date.

If the Contract Owner’s, Co-Annuitant’s or Annuitant’s age is misstated, the Enhanced Earnings Death Benefit and the mortality and expense risk charge for this death benefit option will be calculated according to the corrected age as of the Rider Date. Your Contract Value will be adjusted to reflect the mortality and expense risk charge for this death benefit option that should have been assessed based on the corrected age.

ALL OPTIONS

We reserve the right to impose limitations on the Investment Alternatives in which you may invest as a condition of these options. These restrictions may include, but are not limited to, maximum investment limits on certain investment alternatives, exclusion of certain investment alternatives, required minimum allocations to certain investment alternatives, restrictions on transfers to and from certain investment alternatives, and/or the required use of Automatic Portfolio Rebalancing. Currently, no such restrictions are being imposed.

These death benefit options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:

•	the date the Contract is terminated;

•

if, upon the death of the Contract Owner, the Contract is continued under Option D as described in the “Death Benefit Payments” section of this prospectus, and the New Owner is older than age 80 (age 80 or older for the Enhanced Earnings Death Benefit Option) on the date we determine the Death Proceeds. The death benefit option will terminate on the date we determine the Death Proceeds;

•

if the Contract is not continued in the Accumulation Phase under either the Death of Owner or Death of Annuitant provisions of the Contract. The death benefit option will terminate on the date we determine the Death Proceeds;

•

on the date the Contract Owner (if the current Contract Owner is a living person) is changed for any reason other than death unless the New Contract Owner is a trust and the Annuitant is a current Contract Owner;

•	on the date the Contract Owner (if the current Contract Owner is a non-living person) is changed for any reason unless the New Contract Owner is a non-living person or is a current Annuitant; or

•	the Payout Start Date.

Notwithstanding the preceding, in the event of the Contract Owner’s death, if the Contract Owner’s spouse elects to continue the Contract (as permitted in the Death of Owner provision below) he or she may terminate the Enhanced Earnings Death Benefit at that time.

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DEATH BENEFIT PAYMENTS

Death of Contract Owner

If a Contract Owner dies prior to the Payout Start Date, then the surviving Contract Owners will be the “New Contract Owners”. If there are no surviving Contract Owners, then subject to any restrictions previously placed upon them, the Beneficiaries will be the New Contract Owners.

If there is more than one New Contract Owner taking a share of the Death Proceeds, each New Contract Owner will be treated as a separate and independent Contract Owner of his or her respective share of the Death Proceeds. Each New Contract Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below, subject to any restrictions previously placed upon the New Contract Owner. Each New Contract Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original New Contract Owner.

The Options available to each New Contract Owner will be determined by the applicable following Category in which the New Contract Owner is defined. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us. If we do not receive instructions on where to send the payment within 5 years of the date of death, the funds will be escheated.

New Contract Owner Categories

Category 1. If your spouse (or Annuitant’s spouse in the case of a grantor trust-owned Contract) is the sole New Contract Owner of the entire Contract, your spouse must choose from among the death settlement Options A, B, C, D, or E described below. If he or she does not choose one of these Options, then Option D will apply.

Category 2. If the New Contract Owner is a living person who is not your spouse (or Annuitant’s spouse in the case of a grantor trust-owned Contract), or there is more than one New Contract Owner, all of whom are living persons, each New Contract Owner must choose from among the death settlement Options A, B, C, or E described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.

Category 3. If there are one or more New Contract Owner(s) and at least one of the New Contract Owners is a non-living person such as a corporation or a trust, all New Contract Owners are considered to be non-living persons for purposes of the death settlement options. Each New Contract Owner must choose death settlement Option A or C described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.

The death settlement options we currently offer are:

Option A. The New Contract Owner may elect to receive the Death Proceeds in a lump sum.

Option B. The New Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death and must be payable:

•	Over the life of the New Contract Owner; or

•	For a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner; or

•	Over the life of the New Contract Owner with a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner.

Option C. The New Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Fidelity® VIP Government Money Market, Service Class 2 Variable Sub-account unless the New Contract Owner provides other allocation instructions.

The New Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The New Contract Owner may exercise all rights set forth in the Transfers provision.

If the New Contract Owner dies before the Contract Value is completely withdrawn, the New Contract Owner’s Beneficiary(ies) will receive the greater of the remaining Settlement Value or the remaining Contract Value within 5 years of the date of the original Contract Owner’s death.

Option D. The New Contract Owner may elect to continue the Contract in the Accumulation Phase. If the Contract Owner was also the Annuitant, then the New Contract Owner will be the new Annuitant. This Option may only be exercised once per Contract. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Note that if you elected to receive required minimum distributions under a Minimum Distribution Option, the program will be discontinued upon receipt of notification of death. The final required minimum distribution must be distributed prior to establishing a beneficiary payment option for the balance of the Contract.

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Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Sub-accounts as of the end of the Valuation Date that we receive the complete request for settlement except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Fidelity® VIP Government Money Market, Service Class 2 Variable Sub-account.

Within 30 days after the date we determine the Death Proceeds, the New Contract Owner may transfer all or a portion of the excess of the Death Proceeds, if any, into any combination of Variable Sub-accounts, the Standard Fixed Account and the Market Value Adjusted Fixed Account without incurring a transfer fee. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.

The New Contract Owner may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment and a 10% tax penalty if the New Contract Owner is under age 59 1/2.

Option E. For Nonqualified Contracts, the New Contract Owner may elect to make withdrawals at least annually of amounts equal to the “Annual Required Distribution” calculated for each calendar year. The first such withdrawal must occur within:

•	One year of the date of death;

•	The same calendar year as the date we receive the first Complete Request for Settlement; and

•	One withdrawal frequency.

The New Contract Owner must select the withdrawal frequency (monthly, quarterly, semi-annual, or annual). Once this option is elected and frequency of withdrawals is chosen, they cannot be changed by the New Contract Owner and become irrevocable.

In the calendar year in which the Death Proceeds are determined, the Annual Required Distribution is equal to the Contract Value on the date of the first distribution divided by the “Life Expectancy” of the New Contract Owner and the result multiplied by a fraction that represents the portion of the calendar year remaining after the date of the first distribution. (The Contract Value, as of the date we receive the Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. The Contract Value on the date of the first distribution may be more or less than the Contract Value as of the date we receive the Complete Request for Settlement.) The Life Expectancy in that calendar year is equal to the life expectancy value from IRS Tables based on the age of the New Contract Owner as of his or her birthday in the same calendar year.

In any subsequent calendar year, the Annual Required Distribution is equal to the Contract Value as of December 31 of the prior year divided by the remaining Life Expectancy of the New Contract Owner. In each calendar year after the calendar year in which the first distribution occurred, the Life Expectancy of the New Contract Owner is the Life Expectancy calculated in the previous calendar year minus one (1) year. If the Life Expectancy is less than one (1), the Annual Required Distribution is equal to the Contract Value.

If the New Contract Owner dies before the Contract Value is completely withdrawn, the scheduled withdrawals will continue to be paid to the New Contract Owner’s Beneficiary(ies). The Contract Value invested in the Variable Sub-Accounts will be subject to investment risk until it is withdrawn.

We reserve the right to offer additional death settlement options.

Death of Annuitant

If the Annuitant dies prior to the Payout Start Date, then the surviving Contract Owners will have the Options available to the New Contract Owner, determined by the applicable following category in which the New Contract Owner is defined, unless:

•	The Annuitant was also the Contract Owner, in which case the Death of Owner provisions above apply; or

•

The Contract Owner is a grantor trust established by a living person, in which case the Beneficiary(ies) will be deemed the New Contract Owners and the Death of Contract Owner provisions above will apply.

Surviving Contract Owner Categories

Category 1. If the Owner is a living person, the Contract will continue in the Accumulation Phase with a new Annuitant. The Contract Value will not be increased by any excess of the Death Proceeds over the Contract Value as of the date that we determine the value of the Death Proceeds.

The new Annuitant will be:

•	A person you name by written request, subject to the conditions described in the Annuitant section of this Contract; otherwise,

•	The youngest Owner; otherwise,

•	The youngest Beneficiary.

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Category 2. If the Owner is a corporation, trust, or other non-living person, the Owner must choose between the following two options:

Option A. The Owner may elect to receive the Death Proceeds in a lump sum.

Option B. The Owner may elect to receive the Contract Value payable within 5 years of the Annuitant’s date of death. Under this Option, the excess, if any, of the Death Proceeds over the Contract Value, as of the date that we determine the value of the Death Proceeds, will be added to the Contract Value. Unless otherwise instructed by the Owner, this excess will be allocated to the Fidelity® VIP Government Money Market -Service Class 2 Variable Sub-account. During the 5-year period that follows the Annuitant’s date of death, the Owner may exercise all rights as set forth in the Transfers section. Withdrawal Charges will be waived for any withdrawals made during this 5-year period, however, the amount withdrawal may be subject to a Market Value Adjustment.

No additional purchase payments may be added to the Contract under this section. Withdrawal Charges will be waived for any withdrawals made during this 5-year period.

We reserve the right to offer additional death settlement options.

Qualified Contracts

The death settlement options for Qualified Plans, including IRAs, may be different to conform with the individual tax requirements of each type of Qualified Plan. Please refer to your Endorsement for IRA plans, if applicable, for additional information on your death settlement options. In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

Spousal Protection Benefit (Co-Annuitant) Option and Death of Co-Annuitant

We offer a Spousal Protection Benefit (Co-Annuitant) Option that may be added to your Contract subject to the following conditions:

•	The individually owned Contract must be either a traditional, Roth, or Simplified Employee Pension IRA.

•	The Contract Owner’s spouse must be the sole Primary Beneficiary of the Contract and will be the named Co-Annuitant.

•	The Contract Owner must be age 90 or younger on the Rider Application Date; and the Co-Annuitant must be age 79 or younger on the Rider Application Date.

•

The option may only be added when we issue the Contract or within 6 months of the Contract Owner’s marriage. We may require proof of marriage in a form satisfactory to us. Currently, you may not add the option to your Contract without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the Option.

Under the Spousal Protection Benefit Option, the Co-Annuitant will be considered to be an Annuitant under the Contract during the Accumulation Phase except that the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date and the “Death of Annuitant” provision of your Contract does not apply on the death of the Co-Annuitant.

You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may only be one Co-Annuitant under your Contract.

There is an annual Rider Fee of 0.10% of the Contract Value for Options added on or after May 1, 2005. For Options added prior to this date, there is no charge for this Option. We reserve the right to assess an annual Rider Fee not to exceed 0.15% for Options added in the future. Once this Option is added to your Contract, we guarantee that we will not increase what we charge you for this Option. For Contracts purchased on or after May 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option at any time.

The option will terminate upon the date your written termination request is accepted by us or will terminate on the earliest of the following occurrences:

•	upon the death of the Co-Annuitant (as of the date we determine the Death Proceeds);

•	upon the death of the Contract Owner (as of the date we determine the Death Proceeds);

•	on the date the Contract is terminated;

•	on the Payout Start Date; or

•	on the date you change the beneficiary of the Contract and the change is accepted by us;

•

for options added on or after May 1, 2005, the Contract Owner may terminate the option upon the divorce of the Contract Owner and the Co-Annuitant by providing written notice and proof of divorce in a form satisfactory to us;

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•	for options added prior to May 1, 2005, the Owner may terminate this option at any time by written notice in a form satisfactory to us.

Once the Option is terminated, a new Spousal Protection Benefit (Co-Annuitant) Option cannot be added to the Contract unless the last Option attached to the Contract was terminated due to divorce or a change of beneficiary.

Death of Co-Annuitant. If the Co-Annuitant dies prior to the Payout Start Date, subject to the following conditions, the Contract will be continued according to Option D under the “Death of Owner” provision of your Contract:

•	The Co-Annuitant must have been your legal spouse on the date of his or her death; and

•	Option D of the “Death of Owner” provision of your Contract has not previously been exercised.

The Contract may only be continued once under Option D under the “Death of Owner” provision. For a description of Option D, see the “Death of Owner” section of this prospectus.

Description of Lincoln Benefit Life Company and the Variable Account

LINCOLN BENEFIT LIFE COMPANY

Lincoln Benefit is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 1221 N Street, Suite 200, Lincoln, NE 68508. Lincoln Benefit is a wholly-owned subsidiary of LBL HoldCo II, Inc., a Delaware corporation, which is a wholly-owned, indirect subsidiary of RL LP, a Bermuda limited partnership, and RL (Parallel) LP, a Bermuda-based partnership.

We are authorized to conduct life insurance and annuity business in the District of Columbia, U.S. Virgin Islands and all states except New York. We will market the Contract everywhere we conduct variable annuity business. The Contracts offered by this prospectus are issued by us and will be funded in the Variable Account and/or the Fixed Account.

Lincoln Benefit has reinsurance agreements whereby certain premiums, contract charges, interest credited to contract holder funds, benefits and expenses are ceded to Allstate Life Insurance Company (“Allstate Life”) and other non-affiliated reinsurers. The benefits and provisions of the Contracts have not been changed by these transactions and agreements. None of these transactions or agreements has changed the fact that we are primarily liable to you for your Contract.

State Regulation of Lincoln Benefit. We are subject to the laws of Nebraska and regulated by the Nebraska Department of Insurance. Every year we file an annual statement with the Department of Insurance covering our operations for the previous year and our financial condition as of the end of the year. We are inspected periodically by the Department of Insurance to verify our contract liabilities and reserves. Our books and records are subject to review by the Department of Insurance at all times. We are also subject to regulation under the insurance laws of every jurisdiction in which we operate.

Financial Statements. The financial statements and related financial statement schedules of Lincoln Benefit and the financial statements of the Variable Account, which are comprised of the financial statements of the underlying Sub-Accounts, are set forth in the Statement of Additional Information.

VARIABLE ACCOUNT

Lincoln Benefit Life Variable Annuity Account was originally established in 1992, as a segregated asset account of Lincoln Benefit. The Variable Account meets the definition of a “separate account” under the federal securities laws and is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise the management of the Variable Account or Lincoln Benefit.

We own the assets of the Variable Account, but we hold them separate from our other assets. To the extent that these assets are attributable to the Contract Value of the Contracts offered by this prospectus, these assets are not chargeable with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, from assets allocated to the Variable Account are credited to or charged against the Variable Account without regard to our other income, gains, or losses. Our obligations arising under the Contracts are general corporate obligations of Lincoln Benefit.

The Variable Account is divided into Sub-Accounts. The assets of each Sub-Account are invested in the shares of one of the Portfolios. We do not guarantee the investment performance of any Variable Account, its Sub-Accounts or the Portfolios. Values allocated to the Variable Account and the amount of Variable Annuity payments will rise and fall with the values of shares of the Portfolios and are also reduced by Contract charges. We may also use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

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We have included additional information about the Variable Account in the Statement of Additional Information. You may obtain a copy of the Statement of Additional Information by writing to us or calling us at 1-800-457-7617. See also the “Table of Contents of the Statement of Additional Information” section of this prospectus.

THE PORTFOLIOS

Dividends and Capital Gain Distributions. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolios at their net asset value.

Voting Privileges. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date the person receiving income payments has the voting interest. The payee’s number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

Changes in Portfolios. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in additional underlying funds. We will notify you in advance of any change.

Conflicts of Interest. Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The board of directors/trustees of these Portfolios monitors for possible conflicts among separate accounts buying shares of the Portfolios. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, the Portfolio’s board of directors/trustees may require a separate account to withdraw its participation in a Portfolio. A Portfolio’s net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.

THE CONTRACTS

Distribution. Allstate Distributors, L.L.C. (“ADLLC”), located at 3075 Sanders Road, Northbrook, IL 60062-7154 serves as distributor of the Contracts. ADLLC is a wholly owned subsidiary of Allstate Life. ADLLC is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority (“FINRA”).

ADLLC does not sell Contracts directly to purchasers. ADLLC enters into selling agreements with affiliated and unaffiliated broker-dealers and banks to sell the Contracts through their registered representatives. The broker-dealers are registered with the SEC and are FINRA member firms. Their registered representatives are licensed as insurance agents by applicable state insurance authorities and appointed as agents of Lincoln Benefit in order to sell the Contracts. Contracts also may be sold by representatives or employees of banks that may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.

We will pay commissions to broker-dealers and banks which sell the Contracts. Commissions paid vary, but we may pay up to a maximum sales commission of 7.5% of total purchase payments. In addition, we may pay ongoing annual compensation of up to 1.25% of Contract Value. Individual representatives receive a portion of compensation paid to the broker-dealer or bank with which they are associated in accordance with the broker-dealer’s or bank’s practices. We estimate that commissions and annual compensation, when combined, will not exceed 8.5% of total purchase payments. However, commissions and annual compensation could exceed that amount because ongoing annual compensation is related to Contract Value and the number of years the Contract is held.

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From time to time, we pay asset-based compensation and/or marketing allowances to banks and broker-dealers. These payments vary among individual banks and broker dealers, and the asset-based payments may be up to 0.25% of Contract Value annually. These payments are intended to contribute to the promotion and marketing of the Contracts, and they vary among banks and broker-dealers. The marketing and distribution support services include but are not limited to: (1) placement of the Contracts on a list of preferred or recommended products in the bank’s or broker-dealer’s distribution system; (2) sales promotions with regard to the Contracts; (3) participation in sales conferences; and (4) helping to defray the costs of sales conferences and educational seminars for the bank or broker-dealer’s registered representatives. A list of broker-dealers and banks that ADLLC paid pursuant to such arrangements is provided in the Statement of Additional Information, which is available upon request. For a free copy, please write or call us at the address or telephone number listed on the front page of this prospectus, or go to the SEC’s website (www.sec.gov).

To the extent permitted by FINRA rules and other applicable laws and regulations, we may pay or allow other promotional incentives or payments in the form of cash or non-cash compensation. We may not offer the arrangements to all broker-dealers and banks and the terms of the arrangement may differ among broker-dealers and banks.

Individual registered representatives, broker-dealers, banks, and branch managers within some broker-dealers and banks participating in one of these compensation arrangements may receive greater compensation for selling the contract than for selling a different contact that is not eligible for the compensation arrangement. While we take the compensation into account when establishing contract charges, any such compensation will be paid by us or ADLLC and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply to the sale of the contract.

Lincoln Benefit does not pay ADLLC a commission for distribution of the Contracts. ADLLC compensates its representatives who act as wholesalers, and their sales management personnel, for Contract sales. This compensation is based on a percentage of premium payments and/or a percentage of Contract values. The underwriting agreement with ADLLC provides that we will reimburse ADLLC for expenses incurred in distributing the Contracts, including any liability to Contract Owners arising out of services rendered or Contracts issued.

Lincoln Benefit and ADLLC have also entered into wholesaling agreements with certain independent contractors and their broker-dealers. Under these agreements, compensation based on a percentage of premium payments and/or Contract values is paid to the wholesaling broker-dealer for the wholesaling activities of their registered representative.

Administration. We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with Allstate Life. Allstate Life entered into an administrative services agreement with The Prudential Insurance Company of America (“PICA”) pursuant to which PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with SE2, LLC, of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby SE2, LLC provides certain business process outsourcing services with respect to the Contracts. SE2, LLC may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2018, consisted of the following: NTT DATA, Inc. (administrative services) located at 100 City Square, Boston, MA 02129; RR Donnelley (compliance printing and mailing) located at 35 West Wacker Drive, Chicago, IL 60601; Iron Mountain Information Management, LLC (f/k/a Stacks LLC) (file storage and document destruction) located at 1 Federal Street, Boston, MA 02110; TierPoint, LLC (f/k/a Co-Sentry.net, LLC) (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; SOVOS Compliance (f/k/a Convey Compliance Systems, Inc.) (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; Venio LLC, d/b/a Keane (lost shareholder search) located at PO Box 1508, Southeastern, PA 19399-1508; DST Systems, Inc. (FAN mail, positions, prices) located at 333 West 11 Street, 5th Floor, Kansas City, MO 64105; Broadridge Output Solutions, Inc. (printing and mailing anniversary statements, financial confirmations, automated letters and quarterly statements) located at 2600 Southwest Blvd., Kansas City, MO 64108.

In administering the Contracts, the following services are provided, among others:

•	maintenance of Contract Owner records;

•	Contract Owner services;

•	calculation of unit values;

•	maintenance of the Variable Account; and

•	preparation of Contract Owner reports.

We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error. Correspondence you send by regular mail to our service center should be sent to P.O. Box 758566, Topeka, KS 66675-8566. Your

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correspondence will be picked up at this address and then delivered to our service center. Your correspondence is not considered received by us until it is received at our service center. Where this prospectus refers to the day when we receive a purchase payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our service center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our service center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

We are at risk for cyber security failures or breaches of our information and processing systems and the systems of our business partners that could have negative impacts on you. These impacts include, but are not limited to, potential financial losses under your Contract, your inability to conduct transactions under your Contract, our inability to calculate your Contract’s values, and the disclosure of your personal or confidential information. For more information about these cyber security risks, see the Statement of Additional Information.

ANNUITIES HELD WITHIN A QUALIFIED PLAN

If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Lincoln Benefit no longer issues deferred annuities to employer sponsored qualified retirement plans.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. Lincoln Benefit is engaged in routine lawsuits which, in our management’s judgment, are not of material importance to their respective total assets or material with respect to the Variable Account.

LEGAL MATTERS

Matters of Nebraska law pertaining to the Contract, including the validity of the Contract and Lincoln Benefit’s right to issue the Contract under Nebraska law, have been passed upon by Lamson Dugan & Murray LLP, Omaha, Nebraska.

Taxes

The following discussion is general and is not intended as tax advice. Lincoln Benefit makes no guarantee regarding the tax treatment of any Contract or transaction involving a Contract.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a tax adviser.

TAXATION OF LINCOLN BENEFIT LIFE COMPANY

Lincoln Benefit is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable Account is not an entity separate from Lincoln Benefit, and its operations form a part of Lincoln Benefit, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Lincoln Benefit believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Lincoln Benefit does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Lincoln Benefit does not intend to make provisions for any such taxes. Lincoln Benefit will periodically review the issue of charging for taxes on investment income or capital gains of the Variable Account and may impose a charge against the Variable Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

Tax Deferral. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

•	the Contract Owner is a natural person,

•	the investments of the Variable Account are “adequately diversified” according to Treasury Department regulations, and

•	Lincoln Benefit is considered the owner of the Variable Account assets for federal income tax purposes.

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Non-Natural Owners. Non-natural owners are also referred to as Non-Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

Exceptions to the Non-Natural Owner Rule. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain Qualified Plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

Trusts are required to complete and submit a Certificate of Entity form, and we will tax report based on the information provided on this form.

Grantor Trust Owned Annuity. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.

Diversification Requirements. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be “adequately diversified” consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Lincoln Benefit does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

Ownership Treatment. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Lincoln Benefit does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

Taxation of Partial and Full Withdrawals. If you make a partial withdrawal under a Non-Qualified Contract, the amount you receive will be taxed as ordinary income, rather than as return of cost basis, until all gain has been withdrawn. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds your cost basis in the Contract. An exception to this treatment exists for contracts purchased prior to August 14, 1982. Withdrawals are treated as a return of cost basis in the Annuity first until Purchase Payments made before August 14, 1982, are withdrawn. Moreover, income allocable to Purchase Payments made before August 14, 1982, is not subject to the 10% tax penalty.

Taxation of Annuity Payments. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your cost basis in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the cost basis in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the cost basis in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the cost basis in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a tax advisor to determine how to report any unrecovered investment. The federal tax treatment

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of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount may be allowed as a deduction for your last taxable year. Under the Tax Cuts and Jobs Act of 2017, this deduction is suspended until after 2025.

Maximum Annuity Date. You must commence annuity payments no later than the first day of the calendar month following the maximum Annuity Date for your Annuity. Upon reaching the maximum Annuity Date you can no longer surrender, exchange, or transfer your contract. The maximum Annuity Date may be the same as the Latest Annuity Date as described elsewhere in this prospectus. For some of our Annuities, you can choose to defer the Annuity Date beyond the default or Latest Annuity Date, as applicable, described in your Annuity. However, the IRS may not then consider your Annuity to be an Annuity under the tax law.

Partial Annuitization

An individual may partially annuitize their non-qualified annuity if the contract so permits. The tax law allows for a portion of a non-qualified annuity, endowment or life insurance contract to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one or more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under Section 72 of the Code. We do not currently permit partial annuitization.

Taxation of Level Monthly Variable Annuity Payments. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.

Withdrawals After the Payout Start Date. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

Distribution at Death Rules. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

•

if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner’s death;

•

if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner’s death. These requirements are satisfied if any portion of the Contract Owner’s interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner’s death. If the Contract Owner’s designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

•

if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

Please consult with your tax or legal advisor for more information.

Taxation of Annuity Death Benefits. Death Benefit amounts are included in income as follows:

•	if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

•	if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

Medicare Tax on Net Investment Income. The Patient Protection and Affordable Care Act, enacted in 2010, included a Medicare tax on investment income. This tax assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of “modified adjusted gross income” over a threshold amount. The “threshold amount” is $250,000 for married taxpayers filing jointly, $125,000 for married taxpayers filing separately, $200,000 for single taxpayers, and approximately $12,500 for trusts. The taxable portion of payments received as a withdrawal, surrender, annuity payment, death benefit payment or any other actual or deemed distribution under the contract will be considered investment income for purposes of this surtax.

Penalty Tax on Premature Distributions. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

•	made on or after the date the Contract Owner attains age 59 1/2,

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•	made as a result of the Contract Owner’s death or becoming totally disabled,

•

made in substantially equal periodic payments (as defined by the Code) over the Contract Owner’s life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

•	made under an immediate annuity and the annuity start date is no more than one year from the date of purchase (the first annuity payment must commence within 13 months of the date of purchase), or

•	attributable to investment in the Contract before August 14, 1982.

You should consult a tax advisor to determine how these exceptions may apply to your situation.

Substantially Equal Periodic Payments. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner’s attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a tax advisor prior to creating or modifying a substantially equal periodic payment stream.

Special Rules in Relation to Tax-free Exchanges Under Section 1035. Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity, including tax-free exchanges of annuity death benefits for a Beneficiary Annuity. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them. After you elect an Income Plan, as described in the Income Payments section earlier in the prospectus, you are not eligible for a tax-free exchange under Section 1035.

Partial Exchanges. The IRS has issued rulings that permit partial exchanges of annuity contracts. Effective for exchanges on or after October 24, 2011, where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 180 days of the date on which the partial exchange was completed, the IRS will apply general tax rules to determine the substance and treatment of the original transfer.

If a partial exchange is retroactively negated, the amount originally transferred to the recipient contract is treated as a withdrawal from the source contract, taxable to the extent of any gain in that contract on the date of the exchange. An additional 10% tax penalty may also apply if the Contract Owner is under age 59 1/2. Your Contract may not permit partial exchanges.

Taxation of Ownership Changes. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

Aggregation of Annuity Contracts. The Code requires that all non-Qualified deferred annuity contracts issued by Lincoln Benefit (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made or no U.S. taxpayer identification number is provided we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Lincoln Benefit is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer requests payment be made to a U.S. address and provides a taxpayer identification number.

Generally, Code Section 1441 provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners’ foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien’s country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8(BEN,BEN-E,EXP,ECI,IMY) (Generally a Form W-8BEN is the appropriate form). A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number (“ITIN”). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

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Certain payees may be subject to the Foreign Accounts Tax Compliance Act (FATCA) which may require 30% mandatory withholding for certain entities. Please consult with your tax advisor for additional information regarding FATCA.

TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

•	Individual Retirement Annuities (IRAs) under Code Section 408(b);

•	Roth IRAs under Code Section 408A;

•	Simplified Employee Pension (SEP IRA) under Code Section 408(k);

•	Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section 408(p);

•	Tax Sheltered Annuities under Code Section 403(b);

•	Corporate and Self-Employed Pension and Profit Sharing Plans under Code Section 401; and

•	State and Local Government and Tax-Exempt Organization Deferred Compensation Plans under Code Section 457.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Lincoln Benefit no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Lincoln Benefit can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent’s IRA, TSA, or employer sponsored retirement plan under which the decedent’s surviving spouse is the beneficiary. Lincoln Benefit does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent’s IRA, TSA, or employer sponsored qualified retirement plan. Note that in 2014, the U.S. Supreme Court ruled that Inherited IRAs, other than IRAs inherited by the owner’s spouse, do not qualify as retirement assets for purposes of protection under the federal bankruptcy laws.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

Taxation of Withdrawals from an Individually Owned Tax Qualified Contract. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

“Qualified distributions” from Roth IRAs are not included in gross income. “Qualified distributions” are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

•	made on or after the date the Contract Owner attains age 59 1/2,

•	made to a beneficiary after the Contract Owner’s death,

•	attributable to the Contract Owner being disabled, or

•	made for a first-time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

“Nonqualified distributions” from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

Required Minimum Distributions. Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Effective December 31, 2005, the IRS requires annuity contracts to include the actuarial present value of other benefits for purposes of calculating the required minimum distribution amount. These other benefits may include

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accumulation, income, or death benefits. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a tax advisor.

The Death Benefit and Tax Qualified Contracts. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under Qualified Plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above.

Penalty Tax on Premature Distributions from Tax Qualified Contracts. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

•	made on or after the date the Contract Owner attains age 59 1/2,

•	made as a result of the Contract Owner’s death or total disability,

•

made in substantially equal periodic payments (as defined by the Code) over the Contract Owner’s life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

•	made after separation from service after age 55 (does not apply to IRAs),

•	made pursuant to an IRS levy,

•	made for certain medical expenses,

•	made to pay for health insurance premiums while unemployed (applies only for IRAs),

•	made for qualified higher education expenses (applies only for IRAs),

•	made for a first-time home purchase (up to a $10,000 lifetime limit and applies only for IRAs), and

•

from an IRA or attributable to elective deferrals under a 401(k) plan, 403(b) annuity, or certain similar arrangements made to individuals who (because of their being members of a reserve component) are ordered or called to active duty after Sept. 11, 2001, for a period of more than 179 days or for an indefinite period; and made during the period beginning on the date of the order or call to duty and ending at the close of the active duty period.

During the first 2 years of the individual’s participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a tax advisor to determine how these exceptions may apply to your situation.

Substantially Equal Periodic Payments on Tax Qualified Contracts. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer’s attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a tax advisor prior to creating or modifying a substantially equal periodic payment stream.

Income Tax Withholding on Tax Qualified Contracts. Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered “eligible rollover distributions.” The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, or if no U.S. taxpayer identification number is provided, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Lincoln Benefit is required to withhold federal income tax at a rate of 20% on all “eligible rollover distributions” unless you elect to make a “direct rollover” of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

•	required minimum distributions, or,

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•	a series of substantially equal periodic payments made over a period of at least 10 years, or,

•	a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

•	hardship distributions.

With respect to any Contract held under a Section 457 plan or by the trustee of a Section 401 Pension or Profit Sharing Plan, we will not issue payments directly to a plan participant or beneficiary. Consequently, the obligation to comply with the withholding requirements described above will be the responsibility of the plan.

For all annuitized distributions that are not subject to the 20% withholding requirement, Lincoln Benefit is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer requests payment be made to a U.S. address and provides a taxpayer identification number.

Generally, Code Section 1441 provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8 at issue to certify the owners’ foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien’s country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8(BEN,BEN-E,EXP,ECI,IMY) (Generally a Form W-8BEN is the appropriate form). A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number (“ITIN”). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

Certain payees may be subject to the Foreign Accounts Tax Compliance Act (FATCA) which may require 30% mandatory withholding for certain entities. Please consult with your tax advisor for additional information regarding FATCA.

Charitable IRA Distributions. Certain qualified IRA distributions for charitable purposes are eligible for an exclusion from gross income, up to $100,000 for otherwise taxable IRA distributions from a traditional or Roth IRA. A qualified charitable distribution is a distribution that is made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual’s deductions, if any, for charitable contributions.

The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements of the charitable giving incentive. Consistent with the applicable IRS instructions, we report these distributions as normal IRA distributions on Form 1099-R. Individuals are responsible for reflecting the distributions as charitable IRA distributions on their personal tax returns.

Individual Retirement Annuities. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and when distributions may commence. Certain distributions from other types of qualified retirement plans may be “rolled over” on a tax-deferred basis into an Individual Retirement Annuity. For IRA rollovers, an individual can only make an IRA to IRA rollover if the individual has not made a rollover involving any IRAs owned by the individual in the prior 12 months. An IRA transfer is a tax-free trustee-to-trustee “transfer” from one IRA account to another. IRA transfers are not subject to this 12-month rule.

Roth Individual Retirement Annuities. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and when distributions may commence.

A traditional Individual Retirement Account or Annuity may be converted or “rolled over” to a Roth Individual Retirement Annuity. The tax law allows distributions from qualified retirement plans including tax sheltered annuities and governmental Section 457 plans to be rolled over directly into a Roth IRA, subject to the usual rules that apply to conversions from a traditional IRA into a Roth IRA. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions. Effective January 1, 2005, the IRS requires conversions of annuity contracts to include the actuarial present value of other benefits for purposes of valuing the taxable amount of the conversion.

Under the Tax Cuts and Jobs Act of 2017, you may no longer recharacterize a conversion to a Roth IRA. It is still permissible to recharacterize a contribution made to a Roth IRA as a traditional IRA contribution, or a contribution to a traditional IRA as a Roth IRA contribution. Such recharacterization must be completed by the applicable tax return due date (with extensions).

Annuities Held by Individual Retirement Accounts (commonly known as Custodial IRAs). Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement

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Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

If you have a contract issued as an IRA under Code Section 408(b) and request to change the ownership to an IRA custodian permitted under Section 408, we will treat a request to change ownership from an individual to a custodian as an indirect rollover. We will send a Form 1099-R to report the distribution and the custodian should issue a Form 5498 for the contract value contribution.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant’s surviving spouse as the new Annuitant, if the following conditions are met:

1)	The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2)	The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3)	We receive a complete request for settlement for the death of the Annuitant; and

4)	The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a)	The Annuitant’s surviving spouse is the sole beneficiary of the Individual Retirement Account;

(b)	The Annuitant’s surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

(c)	The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse’s election.

Simplified Employee Pension IRA (SEP IRA). Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek tax advice.

Savings Incentive Match Plans for Employees (SIMPLE IRA). Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or non-elective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek tax and legal advice. SIMPLE IRA plans must include the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2007 (EGTRRA) to avoid adverse tax consequences. If your current SIMPLE IRA plan uses IRS Model Form 5304-SIMPLE with a revision date of March 2012 or later, then your plan is up to date. If your plan has a revision date prior to March 2012, please consult with your tax or legal advisor to determine the action you need to take in order to comply with this requirement.

To determine if you are eligible to contribute to any of the above listed IRAs (traditional, Roth, SEP, or SIMPLE), please refer to IRS Publication 590-A and your tax advisor.

Tax Sheltered Annuities. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

•	attains age 59 1/2,

•	severs employment,

•	dies,

•	becomes disabled, or

•	incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Lincoln Benefit is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).

Caution: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its plan administrator. Unless your contract is grandfathered from certain provisions in these regulations, we will only process certain transactions (e.g., transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in good order, and will not therefore process the transaction, until we receive the employer’s approval in written or electronic form.

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Corporate and Self-Employed Pension and Profit Sharing Plans.

Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees (commonly referred to as “H.R.10” or “Keogh”). Such retirement plans may permit the purchase of annuity contracts. Lincoln Benefit no longer issues annuity contracts to employer sponsored qualified retirement plans.

There are two owner types for contracts intended to qualify under Section 401(a): a qualified plan fiduciary or an annuitant owner.

•

A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

•

An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owned by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant’s spouse (if applicable), which is consistent with the required IRS language for qualified plans under Section 401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.

State and Local Government and Tax-Exempt Organization Deferred Compensation Plans. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees’ gross income until distributed from the plan. Lincoln Benefit no longer issues annuity contracts to 457 plans.

Late Rollover Self-Certification. You may be able to apply a rollover contribution to your IRA or qualified retirement plan after the 60-day deadline through a self-certification procedure established by the IRS. Please consult your tax or legal adviser regarding your eligibility to use this self-certification procedure. As indicated in this IRS guidance, we, as a financial institution, are not required to accept your self-certification for waiver of the 60-day deadline.

ERISA Requirements

ERISA (the “Employee Retirement Income Security Act of 1974”) and the Code prevent a fiduciary and other “parties in interest” with respect to a plan (and, for these purposes, an IRA would also constitute a “plan”) from receiving any benefit from any party dealing with the plan, as a result of the sale of the Annuity. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the Annuity. This information has to do primarily with the fees, charges, discounts and other costs related to the Annuity, as well as any commissions paid to any agent selling the Annuity. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this prospectus. Information about sales representatives and commissions may be found in the sections of this prospectus addressing distribution of the Annuities.

Other relevant information required by the exemptions is contained in the contract and accompanying documentation.

Please consult with your tax adviser if you have any questions about ERISA and these disclosure requirements.

Spousal Consent Rules for Retirement Plans - Qualified Annuities

If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your Beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a “qualified joint and survivor annuity” (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an Annuity for your spouse’s lifetime and is called a “qualified pre-retirement survivor annuity” (QPSA). If the plan pays Death Benefits

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to other Beneficiaries, you may elect to have a Beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate Beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your Beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an Annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated Beneficiary.

ADDITIONAL CONSIDERATIONS

Reporting and Withholding for Escheated Amounts

In 2018, the Internal Revenue Service issued Revenue Ruling 2018-17, which provides that an amount transferred from an IRA to a state’s unclaimed property fund is subject to federal withholding at the time of transfer. The amount transferred is also subject to federal reporting. Consistent with this Ruling, beginning in 2019, we will withhold federal and state income taxes and report to the applicable Owner or Beneficiary as required by law when amounts are transferred to a state’s unclaimed property fund.

Gifts and Generation-skipping Transfers

The transfer of the contract or designation of a beneficiary may have federal, state, and/or local transfer and inheritance tax consequences, including the imposition of gift, estate, and generation-skipping transfer taxes. For example, the transfer of the contract to, or the designation as a beneficiary of, or the payment of proceeds to, a person who is assigned to a generation which is two or more generations below the generation assignment of the owner may have generation skipping transfer tax consequences under federal tax law. The individual situation of each contract owner or beneficiary will determine the extent, if any, to which federal, state, and local transfer and inheritance taxes may be imposed and how ownership or receipt of contract proceeds will be treated for purposes of federal, state and local estate, inheritance, generation skipping and other taxes. Under certain circumstances, the Code may impose a generation-skipping transfer (“GST”) tax when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the owner. Regulations issued under the Code may require us to deduct the tax from your contract, or from any applicable payment, and pay it directly to the IRS. Additionally, if you transfer your Annuity to another person for less than adequate consideration, there may be federal or state income tax consequences. The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

Same Sex Marriages, Civil Unions and Domestic Partnerships

Prior to a 2013 Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing a valid same sex marriage for federal law purposes. On June 26, 2015, the Supreme Court ruled in Obergefell v. Hodges that same-sex couples have a constitutional right to marry, thus requiring all states to allow same-sex marriage. The Windsor and Obergefell decisions mean that the federal and state tax law provisions applicable to an opposite sex spouse will also apply to a same sex spouse. Please note that a civil union or registered domestic partnership is generally not recognized as a marriage.

Please consult with your tax or legal advisor for more information.

About Lincoln Benefit Life Company

Rule 12h-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. The variable annuities described in this prospectus fall within the exemption provided under rule 12h-7. We rely on the exemption provided under rule 12h-7 and do not file reports under the Exchange Act.

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Statement of Additional Information

Table of Contents

Additions, Deletions, or Substitutions of Investments
The Contracts
Calculation of Accumulation Unit Values
Net Investment Factor
Calculation of Variable Income Payments
General Matters
Cyber Security Risk
Experts
Financial Statements
Accumulation Unit Values

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

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Appendix A

Contract Comparison Chart

Feature	Classic	Plus	Elite	Select
Credit Enhancement	None	up to 5% depending on issue age and amount of purchase payments	None	None
Mortality and Expense Risk Charge (Base Contract)	1.25%	1.45%	1.60%	1.70%
Withdrawal Charge (% of purchase payment)	7/ 7/ 6/ 5/ 4/ 3/ 2	8.5/ 8.5/ 8.5/ 7.5/ 6.5/ 5.5/ 4/2.5	7/ 6/ 5	None
Withdrawal Charge Waivers	Confinement, Terminal Illness, Unemployment	Confinement, Terminal Illness, Unemployment	Confinement, Terminal Illness, Unemployment	N/A

The Fixed Account Options available depend on the type of Contract you have purchased and the state in which your Contract was issued. The following tables summarize the availability of the Fixed Account Options in general. Please check with your representative for specific details for your state.

DCA Fixed Account Option*

	Classic	Plus	Elite	Select
Transfer Periods	6-month	6-month	6-month	N/A
	12-month	12-month	12-month	N/A

Standard Fixed Account Option (not available in all states)**

	Classic	Plus	Elite	Select
Guarantee Periods	1-year	N/A	N/A	N/A
	N/A	N/A	N/A	N/A
	N/A	N/A	N/A	N/A
	N/A	N/A	N/A	N/A

MVA Fixed Account Option (not available in all states)***

	Classic	Plus	Elite	Select
Guarantee Periods	1-year	1-year	1-year	1-year
	3-year	3-year	3-year	3-year
	5-year	5-year	5-year	5-year
	7-year	7-year	7-year	7-year
	10-year	10-year	10-year	10-year

* At the time you allocate a purchase payment to the DCA Fixed Account Option, if you do not specify the term length over which the transfers are to take place, the default transfer period will be 6 months for the 6-month option and 12 months for the 12 month option.

** May be available only in states where the MVA Fixed Account Option is not offered.

*** Not available in states where the Standard Fixed Account Options are offered.

A-1

Appendix B – Market Value Adjustment

The Market Value Adjustment is based on the following:

I	=	the Treasury Rate for a maturity equal to the term length of the Guarantee Period for the week preceding the establishment of the Market Value Adjusted Fixed Guarantee Period Account;

J	=	the Treasury Rate for a maturity equal to the term length of the Market Value Adjusted Fixed Guarantee Period Account for the week preceding the date amounts are transferred or withdrawn from the Market Value Adjusted Fixed Guarantee Period Account, the date we determine the Death Proceeds, or the Payout Start Date, as the case may be (“Market Value Adjustment Date”).

N	=	the number of whole and partial years from the Market Value Adjustment Date to the expiration of the term length of the Market Value Adjusted Fixed Guarantee Period Account.

Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Board Statistical Release H.15. If such yields cease to be available in Federal Reserve Board Statistical Release H.15, then we will use an alternate source for such information in our discretion.

The Market Value Adjustment factor is determined from the following formula:

.9 × [I-(J + .0025)] × N

The denominator of the MVA formula includes a factor, currently equal to 0.0025 or 25 basis points. The factor is an adjustment that is applied when an MVA is assessed (regardless of whether the MVA is positive or negative) and, relative to when no factor is applied, will reduce the amount being surrendered or transferred from the MVA Fixed Guarantee Period Account.

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn, paid as Death Proceeds, or applied to an Income Plan from a Market Value Adjusted Fixed Guarantee Period Account at any time other than during the 30-day period after such Guarantee Period Account expires. NOTE: These examples assume that premium taxes are not applicable.

Examples of Market Value Adjustment
Purchase Payment:	$10,000 allocated to a Market Value Adjusted Fixed Guarantee Period Account

Guarantee Period:	5 years

Interest Rate:	4.50%

Full Withdrawal:	End of Contract Year 3

Contract:	Consultant Solutions Classic*

Example 1: (Assumes Declining Interest Rates)

Step 1: Calculate Contract Value at End of Contract Year 3:	=	$10,000.00 × (1.045)[3] = $11,411.66

Step 2: Calculate the Free Withdrawal Amount:	=	.15 × $10,000 = $1,500

Step 3: Calculate the Withdrawal Charge:	=	.06 × ($10,000 – $1,500) = $510

Step 4: Calculate the Market Value Adjustment:	I	=	4.50%

	J	=	4.20%

	N	= 730 DAYS	= 2
365

Market Value Adjustment Factor: .9 × [I – (J + .0025)] × N
	=	.9 × [.045 - (.042 + .0025)] × 2 = .0009

Market Value Adjustment = Market Value Adjustment Factor × Amount Subject to Market Value Adjustment:

	=	.0009 × $11,411.66 = $10.27

Step 5: Calculate the amount received by Contract	=	$11,411.66 - $510 + $10.27 = $10,911.93
owner as a result of full withdrawal at the end of Contract Year 3:

B-1

Example 2: (Assumes Rising Interest Rates)

Step 1: Calculate Contract Value at End of Contract Year 3:	=	$10,000.00 × (1.045)[3] = $11,411.66

Step 2: Calculate the Free Withdrawal Amount:	=	.15 × $10,000 = $1,500

Step 3: Calculate the Withdrawal Charge:	=	.06 × ($10,000 – $1,500) = $510

Step 4: Calculate the Market Value Adjustment:	I	=	4.50%

	J	=	4.80%

	N	= 730 DAYS	= 2
365

Market Value Adjustment Factor: .9 × [I – (J + .0025)] × N

	=	.9 × [(.045 - (.048 + .0025)] × (2) = –.0099

Market Value Adjustment = Market Value Adjustment Factor × Amount Subject to Market Value Adjustment:

	=	–.0099 × $11,411.66 = –($112.98)

Step 5: Calculate the amount received by Contract owner as a result of full withdrawal at the end of Contract Year 3:	=	$11,411.66 - $510 – $112.98 = $10,788.68

*

These examples assume the election of the Consultant Solutions Classic Contract for the purpose of illustrating the Market Value Adjustment calculation. The amounts would be different under Consultant Solutions Plus, Consultant Solutions Elite Contracts, and Consultant Solutions Select Contracts which have different expenses and withdrawal charges.

B-2

Appendix C

Example of Calculation of Income Protection Benefit

Appendix C illustrates how we calculate the amount guaranteed under the Income Protection Benefit Option. Please remember that you are looking at an example only. Please also remember that the Income Protection Benefit Option may only be added to Income Plans 1 and/or 2, and only to those Income Plans for which you have selected variable income payments.

To illustrate the calculation of the amount guaranteed under the Income Protection Benefit Option, we assume the following:

Adjusted age of Annuitant on the Payout Start Date:	65
Sex of Annuitant:	male
Income Plan selected:	1
Payment frequency:	monthly
Amount applied to variable income payments under the Income Plan:	$100,000.00

The example assumes that the withdrawal charge period has expired for all purchase payments. In accordance with the terms of the Contract, the following additional assumptions apply:

Assumed investment rate:	3%
Guaranteed minimum variable income payment:	85% of the initial variable amount income value

Step 1 – Calculation of the initial variable amount income value:

Using the assumptions stated above, the initial monthly income payment is $5.49 per $1,000 applied to variable income payments under Income Plan 1. Therefore, the initial variable amount income value = $100,000 × $5.49/1000 = $549.00.

Step 2 – Calculation of the amount guaranteed under the Income Protection Benefit Option:

guaranteed minimum variable income payment = 85% × initial variable amount income value = 85% × $549.00 = $466.65.

Step 3 – Illustration of the effect of the minimum payment guarantee under the Income Protection Benefit Option:

If in any month your variable income payments would fall below the amount guaranteed under the Income Protection Benefit Option, your payment for that month will equal the guaranteed minimum variable income payment. For example, you would receive $466.65 even if the amount of your monthly income payment would have been less than that as a result of declining investment experience. On the other hand, if your monthly income payment is greater than the minimum guaranteed $466.65, you would receive the greater amount.

C-1

Appendix D

Withdrawal Adjustment Example – Death Benefits*

Issue Date: January 1, 2005

Initial Purchase Payment: $50,000 (For Consultant Solutions Plus Contracts, assume a $2,000 Credit Enhancement would apply assuming issue age 85 or younger (a $1,000 Credit Enhancement would apply assuming issue age 86-90)).

					Death Benefit Amount
					ROP Value			Annual Increase Value**
Date	Type of Occurrence	Beginning Contract Value	Transaction Amount	Contract Value After Occurrence	Classic, Elite And Select	Plus	Maximum Anniversary Value	Classic, Elite And Select	Plus
1/1/06	Contract Anniversary	$55,000	–	$55,000	$50,000	$52,000	$55,000	$52,500	$54,600
7/1/06	Partial Withdrawal	$60,000	$15,000	$45,000	$37,500	$39,000	$41,250	$40,339	$41,953

The following shows how we compute the adjusted death benefits in the example above. Please note that the withdrawal reduces the Purchase Payment Value, the Maximum Anniversary Value, and the Enhanced Beneficiary Value by the same proportion as the withdrawal reduces the Contract Value.

		Classic, Elite and Select	Plus
ROP Death Benefit
Partial Withdrawal Amount	(a)	$15,000	$15,000
Contract Value Immediately Prior to Partial Withdrawal	(b)	$60,000	$60,000
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal	(c)	$50,000	$52,000
Withdrawal Adjustment	[(a)/(b)]*(c)	$12,500	$13,000
Adjusted Death Benefit		$37,500	$39,000
MAV Death Benefit
Partial Withdrawal Amount	(a)	$15,000	$15,000
Contract Value Immediately Prior to Partial Withdrawal	(b)	$60,000	$60,000
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal	(c)	$55,000	$55,000
Withdrawal Adjustment	[(a)/(b)]*(c)	$13,750	$13,750
Adjusted Death Benefit		$41,250	$41,250
Annual Increase Death Benefit**
Partial Withdrawal Amount	(a)	$15,000	$15,000
Contract Value Immediately Prior to Partial Withdrawal	(b)	$60,000	$60,000
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal (assumes 181 days worth of interest on $52,500 and $54,600, respectively)	(c)	$53,786	$55,937
Withdrawal Adjustment	[(a)/(b)]*(c)	$13,446	$13,984
Adjusted Death Benefit		$40,339	$41,953

*

For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Consultant Solutions Plus Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

**

Calculations for the Annual Increase Death Benefit assume that interest accumulates on a daily basis at a rate equivalent to 5% per year. There may be certain states in which the Benefit provides for interest that accumulates at a rate of 3% per year. If calculations assumed an interest rate of 3% per year, the adjusted death benefit would be lower.

D-1

Appendix E

Calculation of Enhanced Earnings Death Benefit*

The following are examples of the Enhanced Earnings Death Benefit Option. For illustrative purposes, the examples assume Earnings in each case. Please remember that you are looking at examples and that your investment performance may be greater or lower than the figures shown.

Example 1: Elected When Contract Was Issued Without Any Subsequent Additions or Withdrawals

In this example, assume that the oldest Contract Owner is age 55 on the Rider Application Date and elects the Enhanced Earnings Death Benefit Option when the Contract is issued. The Contract Owner makes an initial purchase payment of $100,000. After four years, the Contract Owner dies. On the date Lincoln Benefit receives a Complete Request for Settlement, the Contract Value is $125,000. Prior to his death, the Contract Owner did not make any additional purchase payments or take any withdrawals.

Excess of Earnings Withdrawals	=	$0

Purchase Payments in the 12 months prior to death	=	$0

In-Force Premium	=	$100,000 ($100,000 + $0 - $0)
In-Force Earnings	=	$25,000 ($125,000 - $100,000)
Enhanced Earnings Death Benefit**	=	40%*$25,000 = $10,000

Since In-Force Earnings are less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death Benefit amount.

*

For purposes of illustrating the calculation of Enhanced Earnings Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Consultant Solutions Plus Contract.

**

If the oldest Contract Owner or Co-Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Enhanced Earnings Death Benefit would be 25% of the In-Force Earnings ($6,250.00).

Example 2: Elected When Contract Was Issued With Subsequent Withdrawals

In this example, assume the same facts as above, except that the Contract Owner has taken a withdrawal of $10,000 during the second year of the Contract. Immediately prior to the withdrawal, the Contract Value is $105,000. Here, $5,000 of the withdrawal is in excess of the In-Force Earnings at the time of the withdrawal. The Contract Value on the date Lincoln Benefit receives a Complete Request for Settlement will be assumed to be $114,000.

Excess of Earnings Withdrawals	=	$5,000 ($10,000 - $5,000)
Purchase Payments in the 12 months prior to death	=	$0
In-Force Premium	=	$95,000 ($100,000 + $0 - $5,000)
In-Force Earnings	=	$19,000 ($114,000 - $95,000)
Enhanced Earnings Death Benefit**	=	40%*$19,000 = $7,600

Since In-Force Earnings are less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death Benefit amount.

*

For purposes of illustrating the calculation of Enhanced Earnings Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Consultant Solutions Plus Contract.

**

If the oldest Contract Owner or Co-Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Enhanced Earnings Death Benefit would be 25% of the In-Force Earnings ($4,750.00).

Example 3: Elected After Contract Was Issued With Subsequent Additions and Withdrawals

This example is intended to illustrate the effect of adding the Enhanced Earnings Death Benefit Option after the Contract has been issued and the effect of later purchase payments. In this example, assume there is no Co-Annuitant and that the oldest Contract Owner is age 72 on the Rider Application Date. At the time the Contract is issued, the Contract Owner makes a purchase payment of $100,000. After two years pass, the Contract Owner elects to add the Enhanced Earnings Death Benefit Option. On the date this Rider is added, the Contract Value is $110,000. Two years later, the Contract Owner withdraws $50,000. Immediately prior to the withdrawal, the Contract Value is $130,000. Another two years later, the Contract Owner makes an additional purchase payment of $40,000. Immediately after the additional purchase payment, the Contract Value is $130,000. Two years later, the Contract Owner dies with a Contract Value of $140,000 on the date Lincoln Benefit receives a Complete Request for Settlement.

E-1

Excess of Earnings Withdrawals	=	$30,000 ($50,000 - $20,000)
Purchase Payments in the 12 months prior to death	=	$0
In-Force Premium	=	$120,000 ($110,000 + $40,000 - $30,000)
In-Force Earnings	=	$20,000 ($140,000 - $120,000)
Enhanced Earnings Death Benefit**	=	25%*$20,000 = $5,000

In this example, In-Force Premium is equal to the Contract Value on Rider Application Date plus the additional purchase payment and minus the Excess-of-Earnings Withdrawal.

Since In-Force Earnings are less than 50% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death Benefit amount.

*

For purposes of illustrating the calculation of Enhanced Earnings Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Consultant Solutions Plus Contract.

**	If the oldest Contract Owner had been age 70 or younger on the Rider Application Date, the Enhanced Earnings Death Benefit would be 40% of the In-Force Earnings ($8,000.00).

Example 4: Spousal Continuation:

This example is intended to illustrate the effect of a surviving spouse electing to continue the Contract upon the death of the Contract Owner on a Contract with the Enhanced Earnings Death Benefit Option and MAV Death Benefit Option. In this example, assume that there is no Co-Annuitant and that the oldest Contract Owner is age 60 at the time the Contract is purchased (with the Enhanced Earnings Death Benefit Option but without any other option) with a $100,000 purchase payment. Five years later the Contract Owner dies and the surviving spouse elects to continue the Contract. The Contract Value and Maximum Anniversary Value at this time are $150,000 and $160,000, respectively.

Excess of Earnings Withdrawals	=	$0
Purchase Payments in the 12 months prior to death	=	$0
In-Force Premium	=	$100,000 ($100,000 + $0 - $0)
In-Force Earnings	=	$50,000 ($150,000 - $100,000)
Enhanced Earnings Death Benefit**	=	40%*$50,000 = $20,000
Contract Value	=	$150,000
Death Benefit	=	$160,000
Enhanced Earnings Death Benefit	=	$20,000
Continuing Contract Value	=	$180,000 ($160,000 + $20,000)

Since In-Force Earnings are less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death Benefit amount.

Assume the surviving spouse is age 72 when the Contract is continued. At this time, the surviving spouse has the option to continue the Enhanced Earnings Death Benefit Option at an additional mortality and expense risk charge of 0.40% and with an In-Force Premium amount equal to the Contract Value and the Rider Date reset to the date the Contract is continued. If this selection is made, the Enhanced Earnings Death Benefit will be equal to the lesser of 25% of the In-Force Earnings and 50% of In-Force Premium. Otherwise, the surviving spouse may elect to terminate the Enhanced Earnings Death Benefit Option at the time of continuation.

*

For purposes of illustrating the calculation of Enhanced Earnings Death Benefit Option, the example assumes the same hypothetical Contract Values and Maximum Anniversary Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Consultant Solutions Plus Contract.

**

If the oldest Contract Owner had been over age 70 , and both were age 79 or younger on the Rider Application Date, the Enhanced Earnings Death Benefit would be 25% of the In-Force Earnings ($12,500.00).

E-2

Appendix F

Withdrawal Adjustment Example – Accumulation Benefit*

Rider Date: January 1, 2007

Initial Purchase Payment: $50,000 (For Consultant Solutions Plus Contracts, assume a $2,000 Credit Enhancement would apply assuming issue age 85 or younger (a $1,000 Credit Enhancement would apply assuming issue age 86-90))

Initial Benefit Base: $50,000 for Consultant Solutions Classic, Elite and Select Contracts, $52,000 for Consultant Solutions Plus Contracts (assuming issue age 85 or younger)

					Benefit Base
Date	Type of Occurrence	Beginning Contract Value	Transaction Amount	Contract Value After Occurrence	Classic, Elite and Select	Plus
1/1/2008	Contract Anniversary	$55,000	—	$55,000	$50,000	$52,000
7/1/2008	Partial Withdrawal	$60,000	$15,000	$45,000	$37,500	$39,000

The following shows how we compute the adjusted Benefit Bases in the example above. Please note the withdrawal reduces the Benefit Base by the same proportion as the withdrawal reduces the Contract Value.

		Classic, Elite and Select	Plus
Benefit Base
Partial Withdrawal Amount	(a)	$ 15,000	$ 15,000
Contract Value Immediately Prior to Partial Withdrawal	(b)	$ 60,000	$ 60,000
Value of Benefit Base Immediately Prior to Partial Withdrawal	(c)	$ 50,000	$ 52,000
Withdrawal Adjustment	[(a)/(b)]*(c)	$ 12,500	$ 13,000
Adjusted Benefit Base		$ 37,500	$ 39,000

*

For the purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values, net of applicable fees and charges. Actual Contract Values will differ due to the different fees and charges under each Contract and the Credit Enhancement available under Consultant Solutions Plus Contracts. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

F-1

Appendix G – SureIncome Withdrawal Benefit Option

Calculation Examples

Example 1: Assume you purchase a Consultant Solutions contract with a $100,000 initial purchase payment and add the SureIncome Option at issue.

Your Benefit Base is $100,000, which is your initial purchase payment of $100,000.

Your Benefit Payment is $8,000, which is 8% of your initial purchase payment.

Your Benefit Payment Remaining for this Benefit Year is $8,000, which is equal to your Benefit Payment at the beginning of this Benefit Year.

Example 2: Assume Example 1 is continued and an additional purchase payment of $40,000 is made in the first Benefit Year.

The Benefit Base is increased to $140,000, which is your prior Benefit Base ($100,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $11,200, which is your prior Benefit Payment ($8,000) plus 8% of your additional purchase payment ($40,000).

The Benefit Payment Remaining is increased to $11,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($8,000) plus 8% of your additional purchase payment ($40,000).

Example 3: Assume Example 1 is continued and a withdrawal of $8,000 is made during the first Benefit Year.

The Benefit Base is reduced to $92,000, which is your prior Benefit Base ($100,000) less your withdrawal ($8,000).

The Benefit Payment is unchanged and remains $8,000.

The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($8,000) less your withdrawal ($8,000).

Example 4: Assume example 1 is continued and a withdrawal of $25,000 is made during the first Benefit Year. Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 – $25,000) and ($100,000 – $25,000) = $75,000.

The Benefit Payment remains $8,000, determined by the following calculation: the lesser of ($8,000) and (8% x ($130,000 – $25,000)) = $8,000.

There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.

Example 5: Assume example 3 is continued and an additional withdrawal of $5,000 is taken in the same year (the first Benefit Year). Assume the Contract Value prior to the additional withdrawal was $60,000. Because the $5,000 withdrawal is larger than the Benefit Payment Remaining ($0), the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 – $5,000) and ($92,000 – $5,000) = $55,000.

The Benefit Payment is reduced to $4,400, determined by the following formula: the lesser of ($8,000) and ((8% x ($60,000 – $5,000)) = $4,400.

The Benefit Payment Remaining is unchanged at $0.

Example 6: Assume example 5 is continued and an additional Purchase Payment of $40,000 is made in the same year (the first Benefit Year).

The Benefit Base is increased to $95,000, which is your prior Benefit Base ($55,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $7,600, which is your prior Benefit Payment ($4,400) plus 8% of your additional purchase payment ($40,000).

The Benefit Payment Remaining is increased to $3,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($0) plus 8% of your additional purchase payment ($40,000).

G-1

Example 7: Assume example 6 is continued and an additional withdrawal of $3,200 is taken in the same year (the first Benefit Year).

The Benefit Base is reduced to $91,800, which is your prior Benefit Base ($95,000) less your withdrawal ($3,200).

The Benefit Payment is unchanged and remains $7,600.

The Benefit Payment Remaining is reduced to $0, which is your Benefit Payment Remaining prior to your withdrawal ($3,200) less your withdrawal ($3,200).

G-2

APPENDIX H – ACCUMULATION UNIT VALUES

Appendix H presents the Accumulation Unit Values and number of Accumulation Units outstanding for each Variable Sub-Account since the Variable Sub-Accounts were first offered under the Contracts; for a maximum of 10 years. This Appendix includes Accumulation Unit Values representing the highest and lowest available combinations of Contract charges that affect Accumulation Unit Values for each Contract; as well as outstanding units for each such sub-accounts, which may include other variable annuities offered, as of the dates shown. The Statement of Additional Information, which is available upon request without charge, contains the Accumulation Unit Values for all other available combinations of Contract charges that affect Accumulation Unit values for each Contract. Please contract us at 800-457-7617 to obtain a copy of the Statement of Additional Information.

CONSULTANT SOLUTIONS VARIABLE ANNUITIES: LBL Consultant Solution Classic Contracts - PROSPECTUS ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE

SUB-ACCOUNT*

Low

Mortality & Expense = 1.25

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Alger Capital Appreciation Portfolio - Class S
2009	$9.58198	$14.24397	103,782
2010	$14.24397	$15.96659	81,615
2011	$15.96659	$15.65271	71,835
2012	$15.65271	$18.20353	91,871
2013	$18.20353	$24.20541	40,645
2014	$24.20541	$27.08944	41,065
2015	$27.08944	$28.30419	36,266
2016	$28.30419	$27.98472	32,713
2017	$27.98472	$36.09437	29,103
2018	$36.09437	$35.47344	24,234
Alger Large Cap Growth Portfolio - Class S
2009	$7.20418	$10.46492	192,485
2010	$10.46492	$11.65612	149,608
2011	$11.65612	$11.41139	129,818
2012	$11.41139	$12.31266	101,373
2013	$12.31266	$16.34620	79,784
2014	$16.34620	$17.82843	164,785
2015	$17.82843	$17.82571	155,888
2016	$17.82571	$17.37409	148,660
2017	$17.37409	$21.93202	41,315
2018	$21.93202	$22.00807	77,451
Alger Mid Cap Growth Portfolio - Class S
2009	$6.60472	$9.85888	287,119
2010	$9.85888	$11.56242	207,809
2011	$11.56242	$10.42672	178,217
2012	$10.42672	$11.89960	145,851
2013	$11.89960	$15.89496	114,252
2014	$15.89496	$16.86946	94,587
2015	$16.86946	$16.32650	81,563
2016	$16.32650	$16.18444	67,135
2017	$16.18444	$20.62623	56,365
2018	$20.62623	$18.76204	42,749
ClearBridge Variable Large Cap Value Portfolio-Class I
2009	$6.19105	$7.60383	79,400
2010	$7.60383	$8.21116	60,894
2011	$8.21116	$8.50172	48,053
2012	$8.50172	$9.77091	43,691
2013	$9.77091	$12.75917	23,351
2014	$12.75917	$14.06066	37,777
2015	$14.06066	$13.47305	25,876
2016	$13.47305	$15.01970	24,739
2017	$15.01970	$17.01598	23,640
2018	$17.01598	$15.29561	16,419

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Fidelity® VIP Asset Manager Portfolio - Service Class 2
2009	$8.80910	$11.18959	119,875
2010	$11.18959	$12.57995	112,596
2011	$12.57995	$12.06101	77,639
2012	$12.06101	$13.35356	57,021
2013	$13.35356	$15.19401	50,790
2014	$15.19401	$15.81905	46,043
2015	$15.81905	$15.59610	39,779
2016	$15.59610	$15.82303	35,856
2017	$15.82303	$17.75547	34,515
2018	$17.75547	$16.53130	34,325
Fidelity® VIP Contrafund® Portfolio - Service Class 2
2009	$9.42525	$12.59585	702,455
2010	$12.59585	$14.52923	608,058
2011	$14.52923	$13.93442	502,184
2012	$13.93442	$15.96457	366,709
2013	$15.96457	$20.62396	282,865
2014	$20.62396	$22.71672	232,099
2015	$22.71672	$22.50314	186,712
2016	$22.50314	$23.91630	162,021
2017	$23.91630	$28.68806	143,215
2018	$28.68806	$26.41988	123,473
Fidelity® VIP Equity-Income Portfolio - Service Class 2
2009	$7.52800	$9.64565	556,829
2010	$9.64565	$10.93498	507,555
2011	$10.93498	$10.85831	393,828
2012	$10.85831	$12.53823	304,289
2013	$12.53823	$15.81100	211,218
2014	$15.81100	$16.92017	158,397
2015	$16.92017	$15.98427	136,197
2016	$15.98427	$18.56166	111,803
2017	$18.56166	$20.62845	94,283
2018	$20.62845	$18.61141	75,778
Fidelity® VIP Government Money Market Portfolio - Initial Class
2016	$10.00000	$9.96382	164,902
2017	$9.96382	$9.89609	146,660
2018	$9.89609	$9.92315	123,695
Fidelity® VIP Government Money Market Portfolio - Service Class 2
2009	$10.94612	$10.84959	1,408,990
2010	$10.84959	$10.71093	1,056,049
2011	$10.71093	$10.56779	995,591
2012	$10.56779	$10.42578	767,257
2013	$10.42578	$10.28606	618,987
2014	$10.28606	$10.14822	472,894
2015	$10.14822	$10.01222	381,361
2016	$10.01222	$9.87878	335,490
2017	$9.87878	$9.78727	300,760
2018	$9.78727	$9.78948	246,277

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Fidelity® VIP Growth Portfolio - Service Class 2
2009	$6.97073	$8.79969	268,644
2010	$8.79969	$10.75243	234,521
2011	$10.75243	$10.60413	183,811
2012	$10.60413	$11.96727	111,743
2013	$11.96727	$16.05591	87,560
2014	$16.05591	$17.58353	67,893
2015	$17.58353	$18.54379	51,691
2016	$18.54379	$18.39474	48,347
2017	$18.39474	$24.46560	85,247
2018	$24.46560	$24.02947	37,072
Fidelity® VIP Index 500 Portfolio - Service Class 2
2009	$8.06012	$10.04258	981,330
2010	$10.04258	$11.36632	794,035
2011	$11.36632	$11.41325	670,286
2012	$11.41325	$13.01876	525,991
2013	$13.01876	$16.94117	379,644
2014	$16.94117	$18.93329	326,211
2015	$18.93329	$18.87987	265,767
2016	$18.87987	$20.78289	212,877
2017	$20.78289	$24.89248	186,411
2018	$24.89248	$23.39325	164,163
Fidelity® VIP Investment Grade Bond Portfolio - Service Class 2
2009	$10.31524	$11.75015	550,819
2010	$11.75015	$12.46645	526,200
2011	$12.46645	$13.16385	567,827
2012	$13.16385	$13.71342	328,111
2013	$13.71342	$13.24855	239,889
2014	$13.24855	$13.80393	196,159
2015	$13.80393	$13.50187	175,007
2016	$13.50187	$13.91655	145,247
2017	$13.91655	$14.27737	135,683
2018	$14.27737	$13.97290	110,385
Fidelity® VIP Overseas Portfolio - Service Class 2
2009	$9.50003	$11.82910	694,356
2010	$11.82910	$13.16664	617,998
2011	$13.16664	$10.73684	562,383
2012	$10.73684	$12.74996	414,825
2013	$12.74996	$16.37223	309,349
2014	$16.37223	$14.81114	266,449
2015	$14.81114	$15.09285	215,156
2016	$15.09285	$14.10521	198,292
2017	$14.10521	$18.08844	163,773
2018	$18.08844	$15.15641	122,175
Goldman Sachs VIT Mid Cap Value Fund - Institutional
2015	$10.00000	$8.73795	72,245
2016	$8.73795	$9.78670	60,245
2017	$9.78670	$10.72379	59,442
2018	$10.72379	$9.47195	48,617

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Guggenheim VIF Long Short Equity Fund
2009	$9.24851	$11.61387	80,586
2010	$11.61387	$12.74135	74,184
2011	$12.74135	$11.74480	56,732
2012	$11.74480	$12.09927	44,489
2013	$12.09927	$14.01972	32,853
2014	$14.01972	$14.21700	25,371
2015	$14.21700	$14.20181	20,367
2016	$14.20181	$14.10238	11,730
2017	$14.10238	$15.97910	9,056
2018	$15.97910	$13.72338	6,919
Invesco V.I. American Franchise Fund - Series II
2012	$10.00000	$9.78497	16,939
2013	$9.78497	$13.49434	13,297
2014	$13.49434	$14.39958	11,516
2015	$14.39958	$14.87996	10,691
2016	$14.87996	$14.97570	10,340
2017	$14.97570	$18.76734	9,415
2018	$18.76734	$17.79259	6,799
Invesco V.I. Core Equity Fund - Series II
2009	$7.89968	$9.97372	159,397
2010	$9.97372	$10.74916	157,890
2011	$10.74916	$10.57322	133,055
2012	$10.57322	$11.85005	110,594
2013	$11.85005	$15.07274	82,642
2014	$15.07274	$16.03597	61,238
2015	$16.03597	$14.86986	56,069
2016	$14.86986	$16.13946	41,171
2017	$16.13946	$17.97264	39,295
2018	$17.97264	$16.02497	24,788
Invesco V.I. Government Securities Fund - Series II
2011	$10.00000	$12.21467	114,080
2012	$12.21467	$12.31671	80,890
2013	$12.31671	$11.80362	54,619
2014	$11.80362	$12.09623	45,371
2015	$12.09623	$11.94021	34,417
2016	$11.94021	$11.89747	30,264
2017	$11.89747	$11.93933	28,330
2018	$11.93933	$11.81213	27,228
Invesco V.I. Growth and Income Fund - Series II
2009	$9.28261	$11.36504	614,322
2010	$11.36504	$12.57861	526,375
2011	$12.57861	$12.12850	417,385
2012	$12.12850	$13.68102	302,328
2013	$13.68102	$18.05382	207,226
2014	$18.05382	$19.58492	155,774
2015	$19.58492	$18.68042	131,202
2016	$18.68042	$22.00962	107,954
2017	$22.00962	$24.76141	98,798
2018	$24.76141	$21.10570	80,082

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Invesco V.I. Mid Cap Core Equity Fund - Series II
2009	$9.65640	$12.37005	277,636
2010	$12.37005	$13.88453	245,585
2011	$13.88453	$12.80655	221,182
2012	$12.80655	$13.97482	166,828
2013	$13.97482	$17.71034	121,224
2014	$17.71034	$18.19974	98,489
2015	$18.19974	$17.18549	87,914
2016	$17.18549	$19.18573	73,293
2017	$19.18573	$21.70112	63,897
2018	$21.70112	$18.92366	53,846
Invesco V.I. Mid Cap Growth Fund - Series II
2009	$7.67057	$11.83283	35,133
2010	$11.83283	$14.85694	45,521
2011	$14.85694	$13.28483	26,213
2012	$13.28483	$14.62877	19,233
2013	$14.62877	$19.71372	16,890
2014	$19.71372	$20.94345	15,348
2015	$20.94345	$20.87596	13,730
2016	$20.87596	$20.71278	12,813
2017	$20.71278	$24.95867	11,953
2018	$24.95867	$23.17389	7,499
Invesco V.I. Value Opportunities Fund - Series II
2009	$5.90733	$8.60962	262,919
2010	$8.60962	$9.08332	213,414
2011	$9.08332	$8.65670	168,059
2012	$8.65670	$10.04725	118,174
2013	$10.04725	$13.20940	86,832
2014	$13.20940	$13.86319	72,668
2015	$13.86319	$12.21877	64,268
2016	$12.21877	$14.21462	52,020
2017	$14.21462	$16.43945	43,320
2018	$16.43945	$13.07870	43,142
Janus Henderson Balanced Portfolio - Service Shares
2009	$11.07366	$13.71888	209,853
2010	$13.71888	$14.63263	179,215
2011	$14.63263	$14.63110	148,727
2012	$14.63110	$16.36356	109,677
2013	$16.36356	$19.33941	88,822
2014	$19.33941	$20.65007	73,363
2015	$20.65007	$20.45492	68,230
2016	$20.45492	$21.05202	50,815
2017	$21.05202	$24.53529	47,293
2018	$24.53529	$24.30697	41,102
Janus Henderson Forty Portfolio - Service Shares
2009	$10.17016	$14.64955	134,229
2010	$14.64955	$15.38828	118,575
2011	$15.38828	$14.12713	100,834
2012	$14.12713	$17.26091	67,165
2013	$17.26091	$22.28723	48,189
2014	$22.28723	$23.84812	32,440
2015	$23.84812	$26.33458	28,588
2016	$26.33458	$26.48469	17,175
2017	$26.48469	$33.96598	16,261
2018	$33.96598	$34.08121	13,925

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Janus Henderson Mid Cap Value Portfolio - Service Shares
2009	$10.47012	$13.72901	408,012
2010	$13.72901	$15.62467	316,553
2011	$15.62467	$14.95452	265,915
2012	$14.95452	$16.34421	197,499
2013	$16.34421	$20.28500	136,482
2014	$20.28500	$21.69992	111,102
2015	$21.69992	$20.61700	71,663
2016	$20.61700	$24.15575	61,264
2017	$24.15575	$27.07934	48,114
2018	$27.07934	$23.02030	41,205
Janus Henderson Overseas Portfolio - Service Shares
2009	$7.07357	$12.49583	123,025
2010	$12.49583	$15.41127	123,784
2011	$15.41127	$10.28693	94,045
2012	$10.28693	$11.48529	77,594
2013	$11.48529	$12.94839	55,546
2014	$12.94839	$11.22776	47,677
2015	$11.22776	$10.10095	36,325
2016	$10.10095	$9.29654	30,617
2017	$9.29654	$11.99676	25,435
2018	$11.99676	$10.04275	18,536
MFS® Investors Growth Stock Portfolio - Service Class
2015	$10.00000	$18.55517	66,203
2016	$18.55517	$19.37473	58,233
2017	$19.37473	$24.48540	45,526
2018	$24.48540	$24.29242	35,686
MFS® Investors Trust Series - Service Class
2009	$9.06821	$11.32159	33,920
2010	$11.32159	$12.38400	28,628
2011	$12.38400	$11.92176	27,057
2012	$11.92176	$13.97525	16,900
2013	$13.97525	$18.16228	9,109
2014	$18.16228	$19.83614	8,924
2015	$19.83614	$19.55923	8,143
2016	$19.55923	$20.90043	7,657
2017	$20.90043	$25.36755	6,768
2018	$25.36755	$23.59521	7,126
MFS® New Discovery Series - Service Class
2009	$6.90837	$11.10331	91,123
2010	$11.10331	$14.89027	131,452
2011	$14.89027	$13.14807	57,960
2012	$13.14807	$15.68066	41,545
2013	$15.68066	$21.84518	28,411
2014	$21.84518	$19.93517	22,594
2015	$19.93517	$19.24405	20,627
2016	$19.24405	$20.65541	18,264
2017	$20.65541	$25.74341	15,577
2018	$25.74341	$24.95816	12,339

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
MFS® Total Return Series - Service Class
2009	$9.44270	$10.96631	279,887
2010	$10.96631	$11.86046	248,952
2011	$11.86046	$11.88614	198,071
2012	$11.88614	$13.00736	127,302
2013	$13.00736	$15.23625	104,395
2014	$15.23625	$16.26852	66,440
2015	$16.26852	$15.95589	56,973
2016	$15.95589	$17.12872	45,714
2017	$17.12872	$18.93037	39,186
2018	$18.93037	$17.57725	33,995
MFS® Value Series - Service Class
2009	$9.82586	$11.86945	120,920
2010	$11.86945	$13.02266	95,563
2011	$13.02266	$12.78730	91,183
2012	$12.78730	$14.61773	46,801
2013	$14.61773	$19.55355	32,771
2014	$19.55355	$21.25758	26,177
2015	$21.25758	$20.77473	24,701
2016	$20.77473	$23.31843	20,053
2017	$23.31843	$26.99571	17,696
2018	$26.99571	$23.87158	19,760
MFS® VIT II High Yield - Service Class
2013	$10.00000	$16.07913	64,391
2014	$16.07913	$16.26396	51,344
2015	$16.26396	$15.33493	45,480
2016	$15.33493	$17.19280	41,050
2017	$17.19280	$18.03172	38,203
2018	$18.03172	$17.21088	35,088
Morgan Stanley VIF Growth Portfolio, Class II
2009	$7.26467	$11.83532	73,057
2010	$11.83532	$14.31565	71,085
2011	$14.31565	$13.69336	54,754
2012	$13.69336	$15.40639	33,571
2013	$15.40639	$22.45175	27,571
2014	$22.45175	$23.49725	56,127
2015	$23.49725	$25.95427	45,347
2016	$25.95427	$25.11268	42,727
2017	$25.11268	$35.38387	12,210
2018	$35.38387	$37.45103	61,050
Morgan Stanley VIF U.S. Real Estate Portfolio, Class II
2009	$10.02584	$12.70854	374,792
2010	$12.70854	$16.23900	303,954
2011	$16.23900	$16.92728	247,891
2012	$16.92728	$19.30677	189,555
2013	$19.30677	$19.37981	156,289
2014	$19.37981	$24.74418	122,056
2015	$24.74418	$24.87939	97,327
2016	$24.87939	$26.15155	77,808
2017	$26.15155	$26.53996	68,501
2018	$26.53996	$24.09359	58,650

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
2009	$6.22421	$8.12106	82,002
2010	$8.12106	$10.18758	73,066
2011	$10.18758	$10.13434	64,612
2012	$10.13434	$11.61326	51,998
2013	$11.61326	$15.53795	41,735
2014	$15.53795	$16.17498	28,501
2015	$16.17498	$16.96948	24,195
2016	$16.96948	$17.08909	20,600
2017	$17.08909	$21.65637	17,507
2018	$21.65637	$20.01584	20,878
Oppenheimer Global Fund/VA - Service Shares
2009	$9.14056	$12.56582	318,882
2010	$12.56582	$14.34289	214,515
2011	$14.34289	$12.94307	179,849
2012	$12.94307	$15.44294	146,194
2013	$15.44294	$19.34650	109,747
2014	$19.34650	$19.47772	89,230
2015	$19.47772	$19.92040	75,907
2016	$19.92040	$19.62133	65,188
2017	$19.62133	$26.38801	54,809
2018	$26.38801	$22.54375	54,184
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
2009	$8.24730	$11.13672	488,782
2010	$11.13672	$13.51954	394,097
2011	$13.51954	$13.01957	328,526
2012	$13.01957	$15.11285	241,866
2013	$15.11285	$20.96540	166,716
2014	$20.96540	$23.09282	143,307
2015	$23.09282	$21.39283	118,088
2016	$21.39283	$24.83449	92,041
2017	$24.83449	$27.90852	77,860
2018	$27.90852	$24.62867	68,213
PIMCO International Bond (U.S. Dollar-Hedged) - Administrative Shares
formerly,PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
2009	$10.68801	$12.19186	328,033
2010	$12.19186	$13.04958	307,466
2011	$13.04958	$13.74480	255,082
2012	$13.74480	$15.02965	198,826
2013	$15.02965	$14.90111	151,236
2014	$14.90111	$16.34040	115,842
2015	$16.34040	$16.16688	79,864
2016	$16.16688	$16.98210	62,507
2017	$16.98210	$17.21655	58,232
2018	$17.21655	$17.34329	45,872
PIMCO Real Return Portfolio - Administrative Shares
2009	$10.61521	$12.39819	713,734
2010	$12.39819	$13.22289	615,212
2011	$13.22289	$14.56770	496,281
2012	$14.56770	$15.62871	375,351
2013	$15.62871	$13.99651	273,276
2014	$13.99651	$14.23440	227,624
2015	$14.23440	$13.66239	186,219
2016	$13.66239	$14.17866	153,666
2017	$14.17866	$14.49897	134,319
2018	$14.49897	$13.98649	120,263

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
PIMCO Total Return Portfolio - Administrative Shares
2009	$11.81239	$13.29279	875,022
2010	$13.29279	$14.17776	871,323
2011	$14.17776	$14.49187	710,717
2012	$14.49187	$15.66689	565,502
2013	$15.66689	$15.15224	385,565
2014	$15.15224	$15.58717	296,643
2015	$15.58717	$15.44572	242,117
2016	$15.44572	$15.64565	200,975
2017	$15.64565	$16.19377	187,310
2018	$16.19377	$15.88914	155,606
T. Rowe Price Blue Chip Growth Portfolio - II
2009	$7.40196	$10.35370	670,845
2010	$10.35370	$11.84832	550,687
2011	$11.84832	$11.84782	447,857
2012	$11.84782	$13.78024	419,459
2013	$13.78024	$19.14771	299,644
2014	$19.14771	$20.55922	163,215
2015	$20.55922	$22.47160	123,658
2016	$22.47160	$22.28800	114,597
2017	$22.28800	$29.86589	165,525
2018	$29.86589	$29.94688	74,857
T. Rowe Price Equity Income Portfolio - II
2009	$8.49761	$10.49967	989,299
2010	$10.49967	$11.88499	793,746
2011	$11.88499	$11.60533	637,701
2012	$11.60533	$13.38567	445,276
2013	$13.38567	$17.08811	356,536
2014	$17.08811	$18.05485	256,724
2015	$18.05485	$16.54554	220,062
2016	$16.54554	$19.40040	179,533
2017	$19.40040	$22.15009	151,716
2018	$22.15009	$19.73178	124,257
VanEck VIP Emerging Markets Fund - Initial Class
2009	$10.23141	$21.51690	153,256
2010	$21.51690	$26.92400	141,498
2011	$26.92400	$19.72467	66,474
2012	$19.72467	$25.25786	48,444
2013	$25.25786	$27.91198	35,404
2014	$27.91198	$27.42090	29,680
2015	$27.42090	$23.26555	21,679
2016	$23.26555	$22.97588	19,892
2017	$22.97588	$34.23496	16,713
2018	$34.23496	$25.83901	14,534
VanEck VIP Global Hard Assets Fund - Initial Class
2009	$17.44194	$27.10619	126,577
2010	$27.10619	$34.55830	69,632
2011	$34.55830	$28.48398	56,911
2012	$28.48398	$29.04996	40,084
2013	$29.04996	$31.67659	30,113
2014	$31.67659	$25.27895	25,664
2015	$25.27895	$16.59646	23,263
2016	$16.59646	$23.52971	19,224
2017	$23.52971	$22.81897	15,188
2018	$22.81897	$16.14427	14,515

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Western Asset Variable Global High Yield Bond Portfolio - Class II
2009	$8.10358	$12.37908	454,032
2010	$12.37908	$14.00663	377,768
2011	$14.00663	$13.99361	305,012
2012	$13.99361	$16.29946	243,475
2013	$16.29946	$17.05341	169,399
2014	$17.05341	$16.56924	150,676
2015	$16.56924	$15.35198	125,882
2016	$15.35198	$17.47125	99,925
2017	$17.47125	$18.68868	86,157
2018	$18.68868	$17.66763	76,999
* The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.25% and an administrative expense charge of 0.10%.

CONSULTANT SOLUTIONS VARIABLE ANNUITIES: LBL Consultant Solution Classic Contracts - PROSPECTUS ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE

SUB-ACCOUNT*

High

Mortality & Expense = 2.15

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Alger Capital Appreciation Portfolio - Class S
2009	$9.16024	$13.49289	0
2010	$13.49289	$14.98684	0
2011	$14.98684	$14.55845	0
2012	$14.55845	$16.77618	0
2013	$16.77618	$22.10411	0
2014	$22.10411	$24.51214	0
2015	$24.51214	$25.37767	0
2016	$25.37767	$24.86296	0
2017	$24.86296	$31.77945	0
2018	$31.77945	$30.94996	0
Alger Large Cap Growth Portfolio - Class S
2009	$6.88700	$9.91300	0
2010	$9.91300	$10.94075	0
2011	$10.94075	$10.61352	0
2012	$10.61352	$11.34706	0
2013	$11.34706	$14.92693	0
2014	$14.92693	$16.13196	0
2015	$16.13196	$15.98232	0
2016	$15.98232	$15.43568	0
2017	$15.43568	$19.30973	0
2018	$19.30973	$19.20122	0
Alger Mid Cap Growth Portfolio - Class S
2009	$6.31387	$9.33876	18,946
2010	$9.33876	$10.85262	0
2011	$10.85262	$9.69747	0
2012	$9.69747	$10.96614	0
2013	$10.96614	$14.51454	0
2014	$14.51454	$15.26384	0
2015	$15.26384	$14.63774	0
2016	$14.63774	$14.37837	0
2017	$14.37837	$18.15961	0
2018	$18.15961	$16.36871	0
ClearBridge Variable Large Cap Value Portfolio-Class I
2009	$6.09634	$7.41921	0
2010	$7.41921	$7.93876	0
2011	$7.93876	$8.14487	0
2012	$8.14487	$9.27519	0
2013	$9.27519	$12.00145	0
2014	$12.00145	$13.10500	0
2015	$13.10500	$12.44274	0
2016	$12.44274	$13.74494	0
2017	$13.74494	$15.43165	0
2018	$15.43165	$13.74586	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Fidelity® VIP Asset Manager Portfolio - Service Class 2
2009	$8.42141	$10.59961	109
2010	$10.59961	$11.80805	108
2011	$11.80805	$11.21789	109
2012	$11.21789	$12.30651	113
2013	$12.30651	$13.87496	123
2014	$13.87496	$14.31394	124
2015	$14.31394	$13.98342	126
2016	$13.98342	$14.05781	130
2017	$14.05781	$15.63267	140
2018	$15.63267	$14.42310	144
Fidelity® VIP Contrafund® Portfolio - Service Class 2
2009	$9.01044	$11.93165	1,704
2010	$11.93165	$13.63766	1,549
2011	$13.63766	$12.96025	1,428
2012	$12.96025	$14.71272	1,134
2013	$14.71272	$18.83349	1,057
2014	$18.83349	$20.55535	993
2015	$20.55535	$20.17630	928
2016	$20.17630	$21.24826	925
2017	$21.24826	$25.25834	815
2018	$25.25834	$23.05066	535
Fidelity® VIP Equity-Income Portfolio - Service Class 2
2009	$7.19659	$9.13687	8,329
2010	$9.13687	$10.26378	7,490
2011	$10.26378	$10.09900	5,648
2012	$10.09900	$11.55485	5,322
2013	$11.55485	$14.43811	4,931
2014	$14.43811	$15.31001	4,672
2015	$15.31001	$14.33119	4,438
2016	$14.33119	$16.49066	4,088
2017	$16.49066	$18.16189	3,612
2018	$18.16189	$16.23763	2,890
Fidelity® VIP Government Money Market Portfolio - Initial Class
2016	$10.00000	$9.93393	1,547
2017	$9.93393	$9.77753	931
2018	$9.77753	$9.71555	0
Fidelity® VIP Government Money Market Portfolio - Service Class 2
2009	$10.46453	$10.27762	4,430
2010	$10.27762	$10.05371	4,467
2011	$10.05371	$9.82910	2,972
2012	$9.82910	$9.60831	3,233
2013	$9.60831	$9.39306	3,670
2014	$9.39306	$9.18263	3,799
2015	$9.18263	$8.97691	2,795
2016	$8.97691	$8.77669	2,959
2017	$8.77669	$8.61708	2,885
2018	$8.61708	$8.54103	2,197

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Fidelity® VIP Growth Portfolio - Service Class 2
2009	$6.66382	$8.33551	0
2010	$8.33551	$10.09245	0
2011	$10.09245	$9.86264	0
2012	$9.86264	$11.02872	0
2013	$11.02872	$14.66184	0
2014	$14.66184	$15.91034	0
2015	$15.91034	$16.62616	0
2016	$16.62616	$16.34247	0
2017	$16.34247	$21.54050	0
2018	$21.54050	$20.96494	0
Fidelity® VIP Index 500 Portfolio - Service Class 2
2009	$7.70535	$9.51294	1,113
2010	$9.51294	$10.66876	1,102
2011	$10.66876	$10.61529	136
2012	$10.61529	$11.99787	130
2013	$11.99787	$15.47036	105
2014	$15.47036	$17.13183	97
2015	$17.13183	$16.92765	0
2016	$16.92765	$18.46442	0
2017	$18.46442	$21.91652	0
2018	$21.91652	$20.41003	0
Fidelity® VIP Investment Grade Bond Portfolio - Service Class 2
2009	$9.86139	$11.13074	2,068
2010	$11.13074	$11.70160	1,842
2011	$11.70160	$12.24381	1,833
2012	$12.24381	$12.63832	246
2013	$12.63832	$12.09849	268
2014	$12.09849	$12.49069	268
2015	$12.49069	$12.10588	0
2016	$12.10588	$12.36417	0
2017	$12.36417	$12.57053	0
2018	$12.57053	$12.19112	0
Fidelity® VIP Overseas Portfolio - Service Class 2
2009	$9.08192	$11.20526	1,129
2010	$11.20526	$12.35861	1,004
2011	$12.35861	$9.98601	1,039
2012	$9.98601	$11.74997	946
2013	$11.74997	$14.95063	854
2014	$14.95063	$13.40165	956
2015	$13.40165	$13.53191	829
2016	$13.53191	$12.53135	941
2017	$12.53135	$15.92555	707
2018	$15.92555	$13.22324	710
Goldman Sachs VIT Mid Cap Value Fund - Institutional
2015	$10.00000	$8.68452	0
2016	$8.68452	$9.63838	0
2017	$9.63838	$10.46621	0
2018	$10.46621	$9.16070	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Guggenheim VIF Long Short Equity Fund
2009	$8.84144	$11.00144	799
2010	$11.00144	$11.95948	796
2011	$11.95948	$10.92371	0
2012	$10.92371	$11.15047	0
2013	$11.15047	$12.80250	0
2014	$12.80250	$12.86420	0
2015	$12.86420	$12.73323	0
2016	$12.73323	$12.52906	0
2017	$12.52906	$14.06863	0
2018	$14.06863	$11.97320	0
Invesco V.I. American Franchise Fund - Series II
2012	$10.00000	$9.01757	0
2013	$9.01757	$12.32269	0
2014	$12.32269	$13.02939	0
2015	$13.02939	$13.34120	0
2016	$13.34120	$13.30490	0
2017	$13.30490	$16.52351	0
2018	$16.52351	$15.52343	0
Invesco V.I. Core Equity Fund - Series II
2009	$7.70810	$9.64307	0
2010	$9.64307	$10.29805	0
2011	$10.29805	$10.03728	0
2012	$10.03728	$11.14653	0
2013	$11.14653	$14.04864	0
2014	$14.04864	$14.81006	0
2015	$14.81006	$13.60777	0
2016	$13.60777	$14.63527	0
2017	$14.63527	$16.15090	0
2018	$16.15090	$14.27022	0
Invesco V.I. Government Securities Fund - Series II
2011	$10.00000	$11.36092	267
2012	$11.36092	$11.35105	267
2013	$11.35105	$10.77894	267
2014	$10.77894	$10.94538	267
2015	$10.94538	$10.70564	267
2016	$10.70564	$10.57027	267
2017	$10.57027	$10.51193	267
2018	$10.51193	$10.30582	0
Invesco V.I. Growth and Income Fund - Series II
2009	$8.87405	$10.76571	6,552
2010	$10.76571	$11.80667	5,971
2011	$11.80667	$11.28051	5,332
2012	$11.28051	$12.60814	5,132
2013	$12.60814	$16.48636	4,569
2014	$16.48636	$17.72137	4,279
2015	$17.72137	$16.74869	3,952
2016	$16.74869	$19.55413	3,610
2017	$19.55413	$21.80090	3,176
2018	$21.80090	$18.41398	2,650

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Invesco V.I. Mid Cap Core Equity Fund - Series II
2009	$9.23143	$11.71776	1,268
2010	$11.71776	$13.03249	1,264
2011	$13.03249	$11.91119	350
2012	$11.91119	$12.87891	357
2013	$12.87891	$16.17270	352
2014	$16.17270	$16.46796	356
2015	$16.46796	$15.40830	356
2016	$15.40830	$17.04520	357
2017	$17.04520	$19.10641	361
2018	$19.10641	$16.51014	120
Invesco V.I. Mid Cap Growth Fund - Series II
2009	$7.33288	$11.20875	0
2010	$11.20875	$13.94515	0
2011	$13.94515	$12.35590	0
2012	$12.35590	$13.48143	0
2013	$13.48143	$18.00196	0
2014	$18.00196	$18.95037	0
2015	$18.95037	$18.71692	0
2016	$18.71692	$18.40164	0
2017	$18.40164	$21.97422	0
2018	$21.97422	$20.21805	0
Invesco V.I. Value Opportunities Fund - Series II
2009	$5.64717	$8.15535	1,086
2010	$8.15535	$8.52560	1,087
2011	$8.52560	$8.05117	80
2012	$8.05117	$9.25902	75
2013	$9.25902	$12.06214	73
2014	$12.06214	$12.54366	72
2015	$12.54366	$10.95484	79
2016	$10.95484	$12.62830	80
2017	$12.62830	$14.47338	76
2018	$14.47338	$11.41023	80
Janus Henderson Balanced Portfolio - Service Shares
2009	$10.58642	$12.99568	0
2010	$12.99568	$13.73490	0
2011	$13.73490	$13.60847	0
2012	$13.60847	$15.08068	0
2013	$15.08068	$17.66069	0
2014	$17.66069	$18.68558	0
2015	$18.68558	$18.34013	0
2016	$18.34013	$18.70378	0
2017	$18.70378	$21.60230	0
2018	$21.60230	$21.20755	0
Janus Henderson Forty Portfolio - Service Shares
2009	$9.72253	$13.87707	0
2010	$13.87707	$14.44395	0
2011	$14.44395	$13.13944	0
2012	$13.13944	$15.90743	0
2013	$15.90743	$20.35235	0
2014	$20.35235	$21.57907	0
2015	$21.57907	$23.61160	0
2016	$23.61160	$23.53014	0
2017	$23.53014	$29.90534	0
2018	$29.90534	$29.73512	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Janus Henderson Mid Cap Value Portfolio - Service Shares
2009	$10.00934	$13.00506	521
2010	$13.00506	$14.66586	506
2011	$14.66586	$13.90902	509
2012	$13.90902	$15.06253	259
2013	$15.06253	$18.52385	223
2014	$18.52385	$19.63515	228
2015	$19.63515	$18.48504	233
2016	$18.48504	$21.46093	214
2017	$21.46093	$23.84182	0
2018	$23.84182	$20.08448	0
Janus Henderson Overseas Portfolio - Service Shares
2009	$6.76216	$11.83677	0
2010	$11.83677	$14.46547	0
2011	$14.46547	$9.56753	0
2012	$9.56753	$10.58437	0
2013	$10.58437	$11.82390	0
2014	$11.82390	$10.15906	0
2015	$10.15906	$9.05602	0
2016	$9.05602	$8.25897	0
2017	$8.25897	$10.56194	0
2018	$10.56194	$8.76153	0
MFS® Investors Growth Stock Portfolio - Service Class
2015	$10.00000	$16.63646	0
2016	$16.63646	$17.21324	0
2017	$17.21324	$21.55802	0
2018	$21.55802	$21.19445	0
MFS® Investors Trust Series - Service Class
2009	$8.66908	$10.72455	918
2010	$10.72455	$11.62401	914
2011	$11.62401	$11.08825	0
2012	$11.08825	$12.87936	0
2013	$12.87936	$16.58549	0
2014	$16.58549	$17.94882	0
2015	$17.94882	$17.53676	0
2016	$17.53676	$18.56881	0
2017	$18.56881	$22.33479	0
2018	$22.33479	$20.58621	0
MFS® New Discovery Series - Service Class
2009	$6.60416	$10.51758	1,092
2010	$10.51758	$13.97629	1,087
2011	$13.97629	$12.22859	0
2012	$12.22859	$14.45071	0
2013	$14.45071	$19.94824	0
2014	$19.94824	$18.03789	0
2015	$18.03789	$17.25364	0
2016	$17.25364	$18.35055	0
2017	$18.35055	$22.66498	0
2018	$22.66498	$21.77462	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
MFS® Total Return Series - Service Class
2009	$9.02716	$10.38809	2,077
2010	$10.38809	$11.13267	2,061
2011	$11.13267	$11.05523	1,027
2012	$11.05523	$11.98744	763
2013	$11.98744	$13.91353	763
2014	$13.91353	$14.72068	763
2015	$14.72068	$14.30608	763
2016	$14.30608	$15.21794	763
2017	$15.21794	$16.66721	763
2018	$16.66721	$15.33574	0
MFS® Value Series - Service Class
2009	$9.39347	$11.24362	854
2010	$11.24362	$12.22358	850
2011	$12.22358	$11.89338	0
2012	$11.89338	$13.47155	0
2013	$13.47155	$17.85612	0
2014	$17.85612	$19.23515	0
2015	$19.23515	$18.62674	0
2016	$18.62674	$20.71726	0
2017	$20.71726	$23.76850	0
2018	$23.76850	$20.82748	0
MFS® VIT II High Yield - Service Class
2013	$10.00000	$14.68342	2,048
2014	$14.68342	$14.71671	2,064
2015	$14.71671	$13.74941	1,972
2016	$13.74941	$15.27500	1,864
2017	$15.27500	$15.87608	1,746
2018	$15.87608	$15.01620	1,320
Morgan Stanley VIF Growth Portfolio, Class II
2009	$6.94483	$11.21110	331
2010	$11.21110	$13.43707	327
2011	$13.43707	$12.73597	324
2012	$12.73597	$14.19818	327
2013	$14.19818	$20.50249	322
2014	$20.50249	$21.26150	320
2015	$21.26150	$23.27053	318
2016	$23.27053	$22.31110	315
2017	$22.31110	$31.15373	314
2018	$31.15373	$32.67518	32
Morgan Stanley VIF U.S. Real Estate Portfolio, Class II
2009	$9.58438	$12.03799	29,312
2010	$12.03799	$15.24212	4,699
2011	$15.24212	$15.74356	3,609
2012	$15.74356	$17.79251	1,615
2013	$17.79251	$17.69685	1,815
2014	$17.69685	$22.38948	1,463
2015	$22.38948	$22.30647	1,329
2016	$22.30647	$23.23398	1,344
2017	$23.23398	$23.36679	964
2018	$23.36679	$21.02078	893

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
2009	$6.01794	$7.78031	0
2010	$7.78031	$9.67120	0
2011	$9.67120	$9.53309	0
2012	$9.53309	$10.82437	0
2013	$10.82437	$14.35043	0
2014	$14.35043	$14.80246	0
2015	$14.80246	$15.38788	0
2016	$15.38788	$15.35536	0
2017	$15.35536	$19.28416	0
2018	$19.28416	$17.66191	0
Oppenheimer Global Fund/VA - Service Shares
2009	$8.73827	$11.90317	18,643
2010	$11.90317	$13.46275	1,017
2011	$13.46275	$12.03812	961
2012	$12.03812	$14.23191	885
2013	$14.23191	$17.66681	819
2014	$17.66681	$17.62435	826
2015	$17.62435	$17.86045	727
2016	$17.86045	$17.43223	782
2017	$17.43223	$23.23308	582
2018	$23.23308	$19.66860	578
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
2009	$7.88423	$10.54929	2,138
2010	$10.54929	$12.68973	1,809
2011	$12.68973	$12.10916	1,696
2012	$12.10916	$13.92757	850
2013	$13.92757	$19.14506	713
2014	$19.14506	$20.89540	657
2015	$20.89540	$19.18052	630
2016	$19.18052	$22.06379	580
2017	$22.06379	$24.57164	502
2018	$24.57164	$21.48752	480
PIMCO International Bond (U.S. Dollar-Hedged) - Administrative Shares formerly, PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
2009	$10.21777	$11.54918	4,792
2010	$11.54918	$12.24895	4,688
2011	$12.24895	$12.78417	3,110
2012	$12.78417	$13.85140	806
2013	$13.85140	$13.60764	862
2014	$13.60764	$14.78591	850
2015	$14.78591	$14.49542	501
2016	$14.49542	$15.08785	507
2017	$15.08785	$15.15840	0
2018	$15.15840	$15.13180	0
PIMCO Real Return Portfolio - Administrative Shares
2009	$10.14815	$11.74465	923
2010	$11.74465	$12.41163	908
2011	$12.41163	$13.54960	872
2012	$13.54960	$14.40354	473
2013	$14.40354	$12.78156	510
2014	$12.78156	$12.88023	518
2015	$12.88023	$12.24979	257
2016	$12.24979	$12.59702	257
2017	$12.59702	$12.76560	257
2018	$12.76560	$12.20292	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
PIMCO Total Return Portfolio - Administrative Shares
2009	$11.29274	$12.59216	6,277
2010	$12.59216	$13.30801	5,926
2011	$13.30801	$13.47911	4,412
2012	$13.47911	$14.43875	529
2013	$14.43875	$13.83703	558
2014	$13.83703	$14.10437	564
2015	$14.10437	$13.84887	329
2016	$13.84887	$13.90049	330
2017	$13.90049	$14.25792	340
2018	$14.25792	$13.86310	80
T. Rowe Price Blue Chip Growth Portfolio - II
2009	$7.07608	$9.80760	2,378
2010	$9.80760	$11.12111	2,128
2011	$11.12111	$11.01942	2,111
2012	$11.01942	$12.69957	231
2013	$12.69957	$17.48525	198
2014	$17.48525	$18.60295	189
2015	$18.60295	$20.14790	91
2016	$20.14790	$19.80148	92
2017	$19.80148	$26.29526	85
2018	$26.29526	$26.12786	78
T. Rowe Price Equity Income Portfolio - II
2009	$8.12356	$9.94589	18,736
2010	$9.94589	$11.15556	2,148
2011	$11.15556	$10.79387	1,218
2012	$10.79387	$12.33590	802
2013	$12.33590	$15.60441	728
2014	$15.60441	$16.33678	735
2015	$16.33678	$14.83445	657
2016	$14.83445	$17.23588	627
2017	$17.23588	$19.50166	361
2018	$19.50166	$17.21518	114
VanEck VIP Emerging Markets Fund - Initial Class
2009	$9.78104	$20.38246	119
2010	$20.38246	$25.27221	114
2011	$25.27221	$18.34570	109
2012	$18.34570	$23.27735	0
2013	$23.27735	$25.48874	0
2014	$25.48874	$24.81171	0
2015	$24.81171	$20.85947	0
2016	$20.85947	$20.41236	0
2017	$20.41236	$30.14175	0
2018	$30.14175	$22.54341	0
VanEck VIP Global Hard Assets Fund - Initial Class
2009	$16.67440	$25.67686	789
2010	$25.67686	$32.43773	756
2011	$32.43773	$26.49245	641
2012	$26.49245	$26.77168	950
2013	$26.77168	$28.92599	65
2014	$28.92599	$22.87283	63
2015	$22.87283	$14.87936	61
2016	$14.87936	$20.90345	59
2017	$20.90345	$20.08953	57
2018	$20.08953	$14.08437	54

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Western Asset Variable Global High Yield Bond Portfolio - Class II
2009	$7.74696	$11.72651	1,421
2010	$11.72651	$13.14729	1,283
2011	$13.14729	$13.01555	1,276
2012	$13.01555	$15.02164	207
2013	$15.02164	$15.57312	209
2014	$15.57312	$14.99292	223
2015	$14.99292	$13.76467	0
2016	$13.76467	$15.52235	0
2017	$15.52235	$16.45450	0
2018	$16.45450	$15.41471	0
* The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.15% and an administrative expense charge of 0.10%.

CONSULTANT SOLUTIONS VARIABLE ANNUITIES: LBL Consultant Solution Elite Contracts - PROSPECTUS ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT*

Low

Mortality & Expense = 1.60

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Alger Capital Appreciation Portfolio - Class S
2009	$9.41617	$13.94786	13,955
2010	$13.94786	$15.57926	5,543
2011	$15.57926	$15.21892	4,559
2012	$15.21892	$17.63613	3,457
2013	$17.63613	$23.36781	2,983
2014	$23.36781	$26.05928	1,401
2015	$26.05928	$27.13122	1,136
2016	$27.13122	$26.73009	1,111
2017	$26.73009	$34.35554	856
2018	$34.35554	$33.64563	675
Alger Large Cap Growth Portfolio - Class S
2009	$7.07948	$10.24733	4,047
2010	$10.24733	$11.37332	2,041
2011	$11.37332	$11.09510	1,764
2012	$11.09510	$11.92882	793
2013	$11.92882	$15.78046	674
2014	$15.78046	$17.15033	1,654
2015	$17.15033	$17.08686	435
2016	$17.08686	$16.59504	433
2017	$16.59504	$20.87529	431
2018	$20.87529	$20.87389	384
Alger Mid Cap Growth Portfolio - Class S
2009	$6.49038	$9.65383	11,236
2010	$9.65383	$11.28182	7,031
2011	$11.28182	$10.13763	5,317
2012	$10.13763	$11.52853	4,294
2013	$11.52853	$15.34470	4,016
2014	$15.34470	$16.22767	2,552
2015	$16.22767	$15.64962	2,334
2016	$15.64962	$15.45857	2,290
2017	$15.45857	$19.63221	2,152
2018	$19.63221	$17.79495	1,815
ClearBridge Variable Large Cap Value Portfolio-Class I
2009	$6.15415	$7.53170	11,945
2010	$7.53170	$8.10444	3,027
2011	$8.10444	$8.36153	1,134
2012	$8.36153	$9.57562	3,170
2013	$9.57562	$12.45983	356
2014	$12.45983	$13.68208	89
2015	$13.68208	$13.06376	89
2016	$13.06376	$14.51191	89
2017	$14.51191	$16.38317	89
2018	$16.38317	$14.67494	89

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Fidelity® VIP Asset Manager Portfolio - Service Class 2
2009	$8.65670	$10.95701	12,979
2010	$10.95701	$12.27482	7,846
2011	$12.27482	$11.72681	4,966
2012	$11.72681	$12.93738	1,499
2013	$12.93738	$14.66826	1,420
2014	$14.66826	$15.21749	1,295
2015	$15.21749	$14.94977	629
2016	$14.94977	$15.11363	616
2017	$15.11363	$16.90006	431
2018	$16.90006	$15.67948	422
Fidelity® VIP Contrafund® Portfolio - Service Class 2
2009	$9.26217	$12.33400	49,531
2010	$12.33400	$14.17677	23,726
2011	$14.17677	$13.54824	21,964
2012	$13.54824	$15.46693	13,387
2013	$15.46693	$19.91025	10,269
2014	$19.91025	$21.85279	7,943
2015	$21.85279	$21.57052	3,050
2016	$21.57052	$22.84400	2,917
2017	$22.84400	$27.30592	2,296
2018	$27.30592	$25.05845	1,857
Fidelity® VIP Equity-Income Portfolio - Service Class 2
2009	$7.39770	$9.44506	20,770
2010	$9.44506	$10.66962	8,880
2011	$10.66962	$10.55729	5,135
2012	$10.55729	$12.14731	6,612
2013	$12.14731	$15.26374	9,562
2014	$15.26374	$16.27656	6,728
2015	$16.27656	$15.32170	3,677
2016	$15.32170	$17.72932	3,060
2017	$17.72932	$19.63446	3,049
2018	$19.63446	$17.65223	2,572
Fidelity® VIP Government Money Market Portfolio - Initial Class
2016	$10.00000	$9.95222	6,596
2017	$9.95222	$9.84994	6,535
2018	$9.84994	$9.84212	5,731
Fidelity® VIP Government Money Market Portfolio - Service Class 2
2009	$10.75676	$10.62408	92,275
2010	$10.62408	$10.45110	95,672
2011	$10.45110	$10.27494	48,128
2012	$10.27494	$10.10080	30,696
2013	$10.10080	$9.93008	17,599
2014	$9.93008	$9.76225	19,898
2015	$9.76225	$9.59725	10,055
2016	$9.59725	$9.43584	4,123
2017	$9.43584	$9.31568	4,187
2018	$9.31568	$9.28500	3,563

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Fidelity® VIP Growth Portfolio - Service Class 2
2009	$6.85006	$8.61668	3,946
2010	$8.61668	$10.49151	2,279
2011	$10.49151	$10.31017	6,878
2012	$10.31017	$11.59417	840
2013	$11.59417	$15.50020	796
2014	$15.50020	$16.91474	750
2015	$16.91474	$17.77520	747
2016	$17.77520	$17.56994	693
2017	$17.56994	$23.28684	642
2018	$23.28684	$22.79118	566
Fidelity® VIP Index 500 Portfolio - Service Class 2
2009	$7.92064	$9.83377	31,067
2010	$9.83377	$11.09054	25,140
2011	$11.09054	$11.09692	17,231
2012	$11.09692	$12.61294	16,671
2013	$12.61294	$16.35489	13,008
2014	$16.35489	$18.21323	10,144
2015	$18.21323	$18.09741	9,444
2016	$18.09741	$19.85111	8,459
2017	$19.85111	$23.69323	2,266
2018	$23.69323	$22.18783	1,756
Fidelity® VIP Investment Grade Bond Portfolio - Service Class 2
2009	$10.13683	$11.50597	24,417
2010	$11.50597	$12.16409	23,917
2011	$12.16409	$12.79914	15,817
2012	$12.79914	$13.28606	10,933
2013	$13.28606	$12.79012	10,989
2014	$12.79012	$13.27901	9,449
2015	$13.27901	$12.94235	9,093
2016	$12.94235	$13.29266	8,895
2017	$13.29266	$13.58955	9,003
2018	$13.58955	$13.25294	8,132
Fidelity® VIP Overseas Portfolio - Service Class 2
2009	$9.33565	$11.58314	48,389
2010	$11.58314	$12.84719	18,960
2011	$12.84719	$10.43919	9,501
2012	$10.43919	$12.35244	8,360
2013	$12.35244	$15.80555	12,069
2014	$15.80555	$14.24775	8,840
2015	$14.24775	$14.46721	5,585
2016	$14.46721	$13.47267	5,823
2017	$13.47267	$17.21683	5,245
2018	$17.21683	$14.37526	4,287
Goldman Sachs VIT Mid Cap Value Fund - Institutional
2015	$10.00000	$8.71719	35
2016	$8.71719	$9.72892	33
2017	$9.72892	$10.62317	36
2018	$10.62317	$9.35002	37

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Guggenheim VIF Long Short Equity Fund
2009	$9.08847	$11.37243	5,103
2010	$11.37243	$12.43226	3,286
2011	$12.43226	$11.41931	1,218
2012	$11.41931	$11.72210	723
2013	$11.72210	$13.53452	387
2014	$13.53452	$13.67627	414
2015	$13.67627	$13.61319	345
2016	$13.61319	$13.47006	148
2017	$13.47006	$15.20922	0
2018	$15.20922	$13.01619	0
Invesco V.I. American Franchise Fund - Series II
2012	$10.00000	$9.47990	410
2013	$9.47990	$13.02729	530
2014	$13.02729	$13.85190	557
2015	$13.85190	$14.26320	582
2016	$14.26320	$14.30419	538
2017	$14.30419	$17.86309	494
2018	$17.86309	$16.87566	422
Invesco V.I. Core Equity Fund - Series II
2009	$7.82483	$9.84417	15,508
2010	$9.84417	$10.57191	7,904
2011	$10.57191	$10.36205	6,374
2012	$10.36205	$11.57209	4,343
2013	$11.57209	$14.66701	3,742
2014	$14.66701	$15.54895	3,638
2015	$15.54895	$14.36710	3,717
2016	$14.36710	$15.53861	3,486
2017	$15.53861	$17.24297	3,472
2018	$17.24297	$15.32023	2,871
Invesco V.I. Government Securities Fund - Series II
2011	$10.00000	$11.87624	889
2012	$11.87624	$11.93285	888
2013	$11.93285	$11.39517	898
2014	$11.39517	$11.63623	802
2015	$11.63623	$11.44539	670
2016	$11.44539	$11.36408	661
2017	$11.36408	$11.36411	652
2018	$11.36411	$11.20346	596
Invesco V.I. Growth and Income Fund - Series II
2009	$9.12198	$11.12875	24,464
2010	$11.12875	$12.27343	12,069
2011	$12.27343	$11.79233	6,451
2012	$11.79233	$13.25452	5,229
2013	$13.25452	$17.42900	4,397
2014	$17.42900	$18.84004	2,923
2015	$18.84004	$17.90618	2,684
2016	$17.90618	$21.02277	2,472
2017	$21.02277	$23.56839	2,435
2018	$23.56839	$20.01806	2,140

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Invesco V.I. Mid Cap Core Equity Fund - Series II
2009	$9.48931	$12.11287	7,481
2010	$12.11287	$13.54768	7,476
2011	$13.54768	$12.45160	3,890
2012	$12.45160	$13.53917	3,050
2013	$13.53917	$17.09741	7,749
2014	$17.09741	$17.50752	6,973
2015	$17.50752	$16.47317	2,741
2016	$16.47317	$18.32545	2,252
2017	$18.32545	$20.65549	2,204
2018	$20.65549	$17.94841	1,817
Invesco V.I. Mid Cap Growth Fund - Series II
2009	$7.53780	$11.58679	659
2010	$11.58679	$14.49648	750
2011	$14.49648	$12.91658	617
2012	$12.91658	$14.17269	478
2013	$14.17269	$19.03140	420
2014	$19.03140	$20.14681	373
2015	$20.14681	$20.01062	371
2016	$20.01062	$19.78396	369
2017	$19.78396	$23.75602	367
2018	$23.75602	$21.97953	321
Invesco V.I. Value Opportunities Fund - Series II
2009	$5.80505	$8.43051	2,549
2010	$8.43051	$8.86283	1,587
2011	$8.86283	$8.41666	1,390
2012	$8.41666	$9.73392	1,353
2013	$9.73392	$12.75209	1,319
2014	$12.75209	$13.33577	1,305
2015	$13.33577	$11.71218	1,107
2016	$11.71218	$13.57709	534
2017	$13.57709	$15.64717	503
2018	$15.64717	$12.40453	465
Janus Henderson Balanced Portfolio - Service Shares
2009	$10.88210	$13.43375	15,495
2010	$13.43375	$14.27771	12,291
2011	$14.27771	$14.22570	10,648
2012	$14.22570	$15.85358	6,237
2013	$15.85358	$18.67023	5,750
2014	$18.67023	$19.86482	5,459
2015	$19.86482	$19.60728	4,323
2016	$19.60728	$20.10824	4,300
2017	$20.10824	$23.35331	4,277
2018	$23.35331	$23.05455	4,256
Janus Henderson Forty Portfolio - Service Shares
2009	$9.99416	$14.34499	10,515
2010	$14.34499	$15.01494	3,195
2011	$15.01494	$13.73557	2,150
2012	$13.73557	$16.72287	1,689
2013	$16.72287	$21.51596	1,355
2014	$21.51596	$22.94115	1,181
2015	$22.94115	$25.24318	1,083
2016	$25.24318	$25.29724	1,081
2017	$25.29724	$32.32960	744
2018	$32.32960	$32.32506	398

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Janus Henderson Mid Cap Value Portfolio - Service Shares
2009	$10.28896	$13.44360	24,911
2010	$13.44360	$15.24562	13,338
2011	$15.24562	$14.54006	8,153
2012	$14.54006	$15.83471	2,351
2013	$15.83471	$19.58297	1,124
2014	$19.58297	$20.87460	853
2015	$20.87460	$19.76249	816
2016	$19.76249	$23.07270	658
2017	$23.07270	$25.77469	567
2018	$25.77469	$21.83402	567
Janus Henderson Overseas Portfolio - Service Shares
2009	$6.95113	$12.23598	3,147
2010	$12.23598	$15.03734	4,829
2011	$15.03734	$10.00172	580
2012	$10.00172	$11.12712	398
2013	$11.12712	$12.50011	372
2014	$12.50011	$10.80056	371
2015	$10.80056	$9.68210	73
2016	$9.68210	$8.87952	73
2017	$8.87952	$11.41851	72
2018	$11.41851	$9.52501	72
MFS® Investors Growth Stock Portfolio - Service Class
2015	$10.00000	$17.78612	529
2016	$17.78612	$18.50602	524
2017	$18.50602	$23.30571	475
2018	$23.30571	$23.04060	281
MFS® Investors Trust Series - Service Class
2009	$8.91129	$11.08621	3,394
2010	$11.08621	$12.08354	1,009
2011	$12.08354	$11.59132	845
2012	$11.59132	$13.53959	3,469
2013	$13.53959	$17.53374	1,277
2014	$17.53374	$19.08175	1,997
2015	$19.08175	$18.74860	1,629
2016	$18.74860	$19.96336	572
2017	$19.96336	$24.14540	571
2018	$24.14540	$22.37935	569
MFS® New Discovery Series - Service Class
2009	$6.78876	$10.87237	580
2010	$10.87237	$14.52892	2,245
2011	$14.52892	$12.78355	206
2012	$12.78355	$15.19172	0
2013	$15.19172	$21.08902	82
2014	$21.08902	$19.17679	82
2015	$19.17679	$18.44627	28
2016	$18.44627	$19.72907	28
2017	$19.72907	$24.50285	28
2018	$24.50285	$23.67176	28

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
MFS® Total Return Series - Service Class
2009	$9.27932	$10.73833	24,445
2010	$10.73833	$11.57271	4,986
2011	$11.57271	$11.55672	4,481
2012	$11.55672	$12.60190	3,966
2013	$12.60190	$14.70898	3,453
2014	$14.70898	$15.64981	2,086
2015	$15.64981	$15.29463	1,568
2016	$15.29463	$16.36077	1,288
2017	$16.36077	$18.01835	879
2018	$18.01835	$16.67151	483
MFS® Value Series - Service Class
2009	$9.65586	$11.62272	5,318
2010	$11.62272	$12.70675	1,869
2011	$12.70675	$12.43291	874
2012	$12.43291	$14.16209	615
2013	$14.16209	$18.87692	744
2014	$18.87692	$20.44918	300
2015	$20.44918	$19.91379	192
2016	$19.91379	$22.27301	79
2017	$22.27301	$25.69519	79
2018	$25.69519	$22.64153	78
MFS® VIT II High Yield - Service Class
2013	$10.00000	$15.52277	6,542
2014	$15.52277	$15.64551	3,773
2015	$15.64551	$14.69943	999
2016	$14.69943	$16.42204	869
2017	$16.42204	$17.16304	770
2018	$17.16304	$16.32406	639
Morgan Stanley VIF Growth Portfolio, Class II
2009	$7.13893	$11.58925	2,932
2010	$11.58925	$13.96834	450
2011	$13.96834	$13.31383	293
2012	$13.31383	$14.92611	228
2013	$14.92611	$21.67476	189
2014	$21.67476	$22.60361	189
2015	$22.60361	$24.87862	183
2016	$24.87862	$23.98674	176
2017	$23.98674	$33.67922	170
2018	$33.67922	$35.52127	455
Morgan Stanley VIF U.S. Real Estate Portfolio, Class II
2009	$9.85227	$12.44418	33,843
2010	$12.44418	$15.84490	19,381
2011	$15.84490	$16.45802	8,481
2012	$16.45802	$18.70482	7,027
2013	$18.70482	$18.70896	3,220
2014	$18.70896	$23.80298	1,651
2015	$23.80298	$23.84815	1,198
2016	$23.84815	$24.97899	919
2017	$24.97899	$25.26123	730
2018	$25.26123	$22.85195	558

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
2009	$6.14340	$7.98717	8,923
2010	$7.98717	$9.98413	12,682
2011	$9.98413	$9.89680	3,274
2012	$9.89680	$11.30073	332
2013	$11.30073	$15.06619	2,349
2014	$15.06619	$15.62822	3,121
2015	$15.62822	$16.33770	1,493
2016	$16.33770	$16.39465	311
2017	$16.39465	$20.70361	310
2018	$20.70361	$19.06786	310
Oppenheimer Global Fund/VA - Service Shares
2009	$8.98241	$12.30459	10,881
2010	$12.30459	$13.99497	9,555
2011	$13.99497	$12.58435	8,198
2012	$12.58435	$14.96156	5,690
2013	$14.96156	$18.67698	5,164
2014	$18.67698	$18.73693	3,744
2015	$18.73693	$19.09479	3,043
2016	$19.09479	$18.74157	2,587
2017	$18.74157	$25.11669	2,197
2018	$25.11669	$21.38203	1,724
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
2009	$8.10455	$10.90513	13,961
2010	$10.90513	$13.19149	7,439
2011	$13.19149	$12.65866	3,339
2012	$12.65866	$14.64169	3,301
2013	$14.64169	$20.23981	4,131
2014	$20.23981	$22.21451	2,771
2015	$22.21451	$20.50614	2,301
2016	$20.50614	$23.72097	1,572
2017	$23.72097	$26.56385	1,172
2018	$26.56385	$23.35944	631
PIMCO International Bond (U.S. Dollar-Hedged) - Administrative Shares
formerly,PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
2009	$10.50316	$11.93851	12,188
2010	$11.93851	$12.73308	10,058
2011	$12.73308	$13.36400	5,594
2012	$13.36400	$14.56130	7,941
2013	$14.56130	$14.38555	7,699
2014	$14.38555	$15.71909	1,868
2015	$15.71909	$15.49700	1,413
2016	$15.49700	$16.22085	1,352
2017	$16.22085	$16.38720	1,342
2018	$16.38720	$16.44973	948
PIMCO Real Return Portfolio - Administrative Shares
2009	$10.43158	$12.14054	21,242
2010	$12.14054	$12.90217	14,123
2011	$12.90217	$14.16410	21,288
2012	$14.16410	$15.14167	18,459
2013	$15.14167	$13.51220	4,211
2014	$13.51220	$13.69311	1,539
2015	$13.69311	$13.09621	1,298
2016	$13.09621	$13.54299	1,122
2017	$13.54299	$13.80045	1,040
2018	$13.80045	$13.26579	687

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
PIMCO Total Return Portfolio - Administrative Shares
2009	$11.60809	$13.01657	40,000
2010	$13.01657	$13.83391	33,201
2011	$13.83391	$14.09038	22,858
2012	$14.09038	$15.17867	18,280
2013	$15.17867	$14.62798	17,046
2014	$14.62798	$14.99447	13,014
2015	$14.99447	$14.80569	10,446
2016	$14.80569	$14.94426	9,621
2017	$14.94426	$15.41365	8,175
2018	$15.41365	$15.07046	6,610
T. Rowe Price Blue Chip Growth Portfolio - II
2009	$7.27384	$10.13840	40,435
2010	$10.13840	$11.56082	17,197
2011	$11.56082	$11.51941	10,165
2012	$11.51941	$13.35064	6,390
2013	$13.35064	$18.48502	7,235
2014	$18.48502	$19.77725	7,923
2015	$19.77725	$21.54022	7,026
2016	$21.54022	$21.28865	4,896
2017	$21.28865	$28.42695	4,569
2018	$28.42695	$28.40368	4,392
T. Rowe Price Equity Income Portfolio - II
2009	$8.35055	$10.28134	73,212
2010	$10.28134	$11.59662	25,536
2011	$11.59662	$11.28366	12,800
2012	$11.28366	$12.96838	12,131
2013	$12.96838	$16.49669	8,812
2014	$16.49669	$17.36812	7,183
2015	$17.36812	$15.85973	6,400
2016	$15.85973	$18.53050	5,555
2017	$18.53050	$21.08284	4,749
2018	$21.08284	$18.71491	3,653
VanEck VIP Emerging Markets Fund - Initial Class
2009	$10.05434	$21.06963	11,191
2010	$21.06963	$26.27097	2,198
2011	$26.27097	$19.17800	1,130
2012	$19.17800	$24.47056	998
2013	$24.47056	$26.94603	1,020
2014	$26.94603	$26.37797	1,254
2015	$26.37797	$22.30117	1,098
2016	$22.30117	$21.94560	985
2017	$21.94560	$32.58548	964
2018	$32.58548	$24.50735	528
VanEck VIP Global Hard Assets Fund - Initial Class
2009	$17.14018	$26.54270	17,279
2010	$26.54270	$33.71998	8,793
2011	$33.71998	$27.69449	8,168
2012	$27.69449	$28.14430	8,014
2013	$28.14430	$30.58017	4,622
2014	$30.58017	$24.31721	3,471
2015	$24.31721	$15.90823	3,014
2016	$15.90823	$22.47422	2,352
2017	$22.47422	$21.71905	2,165
2018	$21.71905	$15.31191	1,612

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Western Asset Variable Global High Yield Bond Portfolio - Class II
2009	$7.96337	$12.12180	22,070
2010	$12.12180	$13.66690	14,823
2011	$13.66690	$13.60589	12,099
2012	$13.60589	$15.79151	5,568
2013	$15.79151	$16.46334	4,878
2014	$16.46334	$15.93917	3,953
2015	$15.93917	$14.71579	3,316
2016	$14.71579	$16.68800	3,237
2017	$16.68800	$17.78836	3,189
2018	$17.78836	$16.75729	3,065
* The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.60% and an administrative expense charge of 0.10%.

CONSULTANT SOLUTIONS VARIABLE ANNUITIES: LBL Consultant Solution Elite Contracts - PROSPECTUS ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT*

High

Mortality & Expense = 2.50

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Alger Capital Appreciation Portfolio - Class S
2009	$9.00028	$13.20984	0
2010	$13.20984	$14.61997	0
2011	$14.61997	$14.15132	0
2012	$14.15132	$16.24853	0
2013	$16.24853	$21.33229	0
2014	$21.33229	$23.57156	0
2015	$23.57156	$24.31650	0
2016	$24.31650	$23.73826	0
2017	$23.73826	$30.23474	0
2018	$30.23474	$29.34094	0
Alger Large Cap Growth Portfolio - Class S
2009	$6.76671	$9.70500	0
2010	$9.70500	$10.67286	0
2011	$10.67286	$10.31665	0
2012	$10.31665	$10.99010	0
2013	$10.99010	$14.40563	0
2014	$14.40563	$15.51282	0
2015	$15.51282	$15.31388	0
2016	$15.31388	$14.73729	0
2017	$14.73729	$18.37096	0
2018	$18.37096	$18.20281	0
Alger Mid Cap Growth Portfolio - Class S
2009	$6.20357	$9.14279	0
2010	$9.14279	$10.58687	0
2011	$10.58687	$9.42618	0
2012	$9.42618	$10.62110	0
2013	$10.62110	$14.00755	0
2014	$14.00755	$14.67793	0
2015	$14.67793	$14.02545	0
2016	$14.02545	$13.72773	0
2017	$13.72773	$17.27665	0
2018	$17.27665	$15.51746	0
ClearBridge Variable Large Cap Value Portfolio-Class I
2009	$6.05967	$7.34819	0
2010	$7.34819	$7.83464	0
2011	$7.83464	$8.00932	0
2012	$8.00932	$9.08811	0
2013	$9.08811	$11.71730	0
2014	$11.71730	$12.74891	0
2015	$12.74891	$12.06130	0
2016	$12.06130	$13.27601	0
2017	$13.27601	$14.85253	0
2018	$14.85253	$13.18300	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Fidelity® VIP Asset Manager Portfolio - Service Class 2
2009	$8.27438	$10.37727	0
2010	$10.37727	$11.51901	0
2011	$11.51901	$10.90420	0
2012	$10.90420	$11.91947	0
2013	$11.91947	$13.39048	0
2014	$13.39048	$13.76467	0
2015	$13.76467	$13.39869	0
2016	$13.39869	$13.42188	0
2017	$13.42188	$14.87277	0
2018	$14.87277	$13.67325	0
Fidelity® VIP Contrafund® Portfolio - Service Class 2
2009	$8.85310	$11.68131	0
2010	$11.68131	$13.30378	0
2011	$13.30378	$12.59778	0
2012	$12.59778	$14.24993	0
2013	$14.24993	$18.17581	0
2014	$18.17581	$19.76653	0
2015	$19.76653	$19.33255	0
2016	$19.33255	$20.28699	0
2017	$20.28699	$24.03049	0
2018	$24.03049	$21.85220	0
Fidelity® VIP Equity-Income Portfolio - Service Class 2
2009	$7.07090	$8.94513	0
2010	$8.94513	$10.01246	0
2011	$10.01246	$9.81651	0
2012	$9.81651	$11.19134	0
2013	$11.19134	$13.93386	0
2014	$13.93386	$14.72242	0
2015	$14.72242	$13.73181	0
2016	$13.73181	$15.74457	0
2017	$15.74457	$17.27895	0
2018	$17.27895	$15.39335	0
Fidelity® VIP Government Money Market Portfolio - Initial Class
2016	$10.00000	$9.92225	0
2017	$9.92225	$9.73152	0
2018	$9.73152	$9.63550	0
Fidelity® VIP Government Money Market Portfolio - Service Class 2
2009	$10.28189	$10.06207	0
2010	$10.06207	$9.80762	0
2011	$9.80762	$9.55427	0
2012	$9.55427	$9.30612	0
2013	$9.30612	$9.06507	0
2014	$9.06507	$8.83026	0
2015	$8.83026	$8.60153	0
2016	$8.60153	$8.37965	0
2017	$8.37965	$8.19817	0
2018	$8.19817	$8.09696	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Fidelity® VIP Growth Portfolio - Service Class 2
2009	$6.54743	$8.16060	0
2010	$8.16060	$9.84534	0
2011	$9.84534	$9.58678	0
2012	$9.58678	$10.68179	0
2013	$10.68179	$14.14981	0
2014	$14.14981	$15.29974	0
2015	$15.29974	$15.93084	0
2016	$15.93084	$15.60311	0
2017	$15.60311	$20.49337	0
2018	$20.49337	$19.87493	0
Fidelity® VIP Index 500 Portfolio - Service Class 2
2009	$7.57079	$9.31336	0
2010	$9.31336	$10.40757	0
2011	$10.40757	$10.31841	0
2012	$10.31841	$11.62047	0
2013	$11.62047	$14.93014	0
2014	$14.93014	$16.47440	0
2015	$16.47440	$16.21977	0
2016	$16.21977	$17.62912	0
2017	$17.62912	$20.85117	0
2018	$20.85117	$19.34893	0
Fidelity® VIP Investment Grade Bond Portfolio - Service Class 2
2009	$9.68927	$10.89733	0
2010	$10.89733	$11.41521	0
2011	$11.41521	$11.90152	0
2012	$11.90152	$12.24091	0
2013	$12.24091	$11.67608	0
2014	$11.67608	$12.01141	0
2015	$12.01141	$11.59969	0
2016	$11.59969	$11.80488	0
2017	$11.80488	$11.95950	0
2018	$11.95950	$11.55733	0
Fidelity® VIP Overseas Portfolio - Service Class 2
2009	$8.92332	$10.97016	0
2010	$10.97016	$12.05607	0
2011	$12.05607	$9.70669	0
2012	$9.70669	$11.38034	0
2013	$11.38034	$14.42853	0
2014	$14.42853	$12.88729	0
2015	$12.88729	$12.96594	0
2016	$12.96594	$11.96434	0
2017	$11.96434	$15.15126	0
2018	$15.15126	$12.53561	0
Goldman Sachs VIT Mid Cap Value Fund - Institutional
2015	$10.00000	$8.66370	0
2016	$8.66370	$9.58094	0
2017	$9.58094	$10.36708	0
2018	$10.36708	$9.04169	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Guggenheim VIF Long Short Equity Fund
2009	$8.68704	$10.77061	0
2010	$10.77061	$11.66668	0
2011	$11.66668	$10.61819	0
2012	$10.61819	$10.79970	0
2013	$10.79970	$12.35538	0
2014	$12.35538	$12.37047	0
2015	$12.37047	$12.20069	0
2016	$12.20069	$11.96220	0
2017	$11.96220	$13.38467	0
2018	$13.38467	$11.35063	0
Invesco V.I. American Franchise Fund - Series II
2012	$10.00000	$8.73389	0
2013	$8.73389	$11.89233	0
2014	$11.89233	$12.52931	0
2015	$12.52931	$12.78322	0
2016	$12.78322	$12.70292	0
2017	$12.70292	$15.72018	0
2018	$15.72018	$14.71624	0
Invesco V.I. Core Equity Fund - Series II
2009	$7.63440	$9.51667	0
2010	$9.51667	$10.12670	0
2011	$10.12670	$9.83498	0
2012	$9.83498	$10.88268	0
2013	$10.88268	$13.66701	0
2014	$13.66701	$14.35616	0
2015	$14.35616	$13.14348	0
2016	$13.14348	$14.08545	0
2017	$14.08545	$15.48922	0
2018	$15.48922	$13.63696	0
Invesco V.I. Government Securities Fund - Series II
2011	$10.00000	$11.04328	0
2012	$11.04328	$10.99409	0
2013	$10.99409	$10.40258	0
2014	$10.40258	$10.52539	0
2015	$10.52539	$10.25798	0
2016	$10.25798	$10.09211	0
2017	$10.09211	$10.00094	0
2018	$10.00094	$9.77002	0
Invesco V.I. Growth and Income Fund - Series II
2009	$8.71909	$10.53984	0
2010	$10.53984	$11.51761	0
2011	$11.51761	$10.96500	0
2012	$10.96500	$12.21152	0
2013	$12.21152	$15.91060	0
2014	$15.91060	$17.04126	0
2015	$17.04126	$16.04821	0
2016	$16.04821	$18.66944	0
2017	$18.66944	$20.74104	0
2018	$20.74104	$17.45652	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Invesco V.I. Mid Cap Core Equity Fund - Series II
2009	$9.07026	$11.47196	0
2010	$11.47196	$12.71347	0
2011	$12.71347	$11.57808	0
2012	$11.57808	$12.47382	0
2013	$12.47382	$15.60796	0
2014	$15.60796	$15.83598	0
2015	$15.83598	$14.76392	0
2016	$14.76392	$16.27408	0
2017	$16.27408	$18.17761	0
2018	$18.17761	$15.65172	0
Invesco V.I. Mid Cap Growth Fund - Series II
2009	$7.20479	$10.97356	0
2010	$10.97356	$13.60372	0
2011	$13.60372	$12.01028	0
2012	$12.01028	$13.05730	0
2013	$13.05730	$17.37324	0
2014	$17.37324	$18.22302	0
2015	$18.22302	$17.93408	0
2016	$17.93408	$17.56901	0
2017	$17.56901	$20.90584	0
2018	$20.90584	$19.16670	0
Invesco V.I. Value Opportunities Fund - Series II
2009	$5.54850	$7.98416	0
2010	$7.98416	$8.31678	0
2011	$8.31678	$7.82590	0
2012	$7.82590	$8.96766	0
2013	$8.96766	$11.64077	0
2014	$11.64077	$12.06211	0
2015	$12.06211	$10.49654	0
2016	$10.49654	$12.05680	0
2017	$12.05680	$13.76958	0
2018	$13.76958	$10.81679	0
Janus Henderson Balanced Portfolio - Service Shares
2009	$10.40162	$12.72312	0
2010	$12.72312	$13.39872	0
2011	$13.39872	$13.22797	0
2012	$13.22797	$14.60641	0
2013	$14.60641	$17.04407	0
2014	$17.04407	$17.96861	0
2015	$17.96861	$17.57326	0
2016	$17.57326	$17.85771	0
2017	$17.85771	$20.55228	0
2018	$20.55228	$20.10505	0
Janus Henderson Forty Portfolio - Service Shares
2009	$9.55274	$13.58593	0
2010	$13.58593	$14.09032	0
2011	$14.09032	$12.77194	0
2012	$12.77194	$15.40705	0
2013	$15.40705	$19.64162	0
2014	$19.64162	$20.75094	0
2015	$20.75094	$22.62419	0
2016	$22.62419	$22.46563	0
2017	$22.46563	$28.45159	0
2018	$28.45159	$28.18914	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Janus Henderson Mid Cap Value Portfolio - Service Shares
2009	$9.83457	$12.73224	0
2010	$12.73224	$14.30683	0
2011	$14.30683	$13.52003	0
2012	$13.52003	$14.58874	0
2013	$14.58874	$17.87698	0
2014	$17.87698	$18.88162	0
2015	$18.88162	$17.71199	0
2016	$17.71199	$20.49005	0
2017	$20.49005	$22.68283	0
2018	$22.68283	$19.04022	0
Janus Henderson Overseas Portfolio - Service Shares
2009	$6.64405	$11.58842	0
2010	$11.58842	$14.11135	0
2011	$14.11135	$9.29989	0
2012	$9.29989	$10.25133	0
2013	$10.25133	$11.41087	0
2014	$11.41087	$9.76904	0
2015	$9.76904	$8.67713	0
2016	$8.67713	$7.88517	0
2017	$7.88517	$10.04831	0
2018	$10.04831	$8.30581	0
MFS® Investors Growth Stock Portfolio - Service Class
2015	$10.00000	$15.94070	0
2016	$15.94070	$16.43448	0
2017	$16.43448	$20.51002	0
2018	$20.51002	$20.09249	0
MFS® Investors Trust Series - Service Class
2009	$8.51769	$10.49953	0
2010	$10.49953	$11.33942	0
2011	$11.33942	$10.77810	0
2012	$10.77810	$12.47421	0
2013	$12.47421	$16.00629	0
2014	$16.00629	$17.26000	0
2015	$17.26000	$16.80337	0
2016	$16.80337	$17.72875	0
2017	$17.72875	$21.24904	0
2018	$21.24904	$19.51586	0
MFS® New Discovery Series - Service Class
2009	$6.48878	$10.29683	0
2010	$10.29683	$13.63405	0
2011	$13.63405	$11.88649	0
2012	$11.88649	$13.99605	0
2013	$13.99605	$19.25150	0
2014	$19.25150	$17.34548	0
2015	$17.34548	$16.53192	0
2016	$16.53192	$17.52019	0
2017	$17.52019	$21.56298	0
2018	$21.56298	$20.64226	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
MFS® Total Return Series - Service Class
2009	$8.86955	$10.17018	0
2010	$10.17018	$10.86014	0
2011	$10.86014	$10.74608	0
2012	$10.74608	$11.61041	0
2013	$11.61041	$13.42770	0
2014	$13.42770	$14.15580	0
2015	$14.15580	$13.70784	0
2016	$13.70784	$14.52952	0
2017	$14.52952	$15.85701	0
2018	$15.85701	$14.53842	0
MFS® Value Series - Service Class
2009	$9.22946	$11.00776	0
2010	$11.00776	$11.92434	0
2011	$11.92434	$11.56076	0
2012	$11.56076	$13.04781	0
2013	$13.04781	$17.23262	0
2014	$17.23262	$18.49703	0
2015	$18.49703	$17.84783	0
2016	$17.84783	$19.78009	0
2017	$19.78009	$22.61315	0
2018	$22.61315	$19.74467	0
MFS® VIT II High Yield - Service Class
2013	$10.00000	$14.17076	0
2014	$14.17076	$14.15205	0
2015	$14.15205	$13.17450	0
2016	$13.17450	$14.58407	0
2017	$14.58407	$15.10440	0
2018	$15.10440	$14.23557	0
Morgan Stanley VIF Growth Portfolio, Class II
2009	$6.82353	$10.97588	0
2010	$10.97588	$13.10812	0
2011	$13.10812	$12.37978	0
2012	$12.37978	$13.75157	0
2013	$13.75157	$19.78656	0
2014	$19.78656	$20.44561	0
2015	$20.44561	$22.29742	0
2016	$22.29742	$21.30180	0
2017	$21.30180	$29.63944	0
2018	$29.63944	$30.97648	0
Morgan Stanley VIF U.S. Real Estate Portfolio, Class II
2009	$9.41694	$11.78528	0
2010	$11.78528	$14.86881	0
2011	$14.86881	$15.30311	0
2012	$15.30311	$17.23270	0
2013	$17.23270	$17.07869	0
2014	$17.07869	$21.53013	0
2015	$21.53013	$21.37352	0
2016	$21.37352	$22.18283	0
2017	$22.18283	$22.23081	0
2018	$22.23081	$19.92777	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
2009	$5.93908	$7.65087	0
2010	$7.65087	$9.47630	0
2011	$9.47630	$9.30760	0
2012	$9.30760	$10.53042	0
2013	$10.53042	$13.91077	0
2014	$13.91077	$14.29755	0
2015	$14.29755	$14.80978	0
2016	$14.80978	$14.72571	0
2017	$14.72571	$18.42811	0
2018	$18.42811	$16.81789	0
Oppenheimer Global Fund/VA - Service Shares
2009	$8.58571	$11.65348	0
2010	$11.65348	$13.13320	0
2011	$13.13320	$11.70145	0
2012	$11.70145	$13.78425	0
2013	$13.78425	$17.04989	0
2014	$17.04989	$16.94801	0
2015	$16.94801	$17.11354	0
2016	$17.11354	$16.64360	0
2017	$16.64360	$22.10369	0
2018	$22.10369	$18.64596	0
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
2009	$7.74655	$10.32791	0
2010	$10.32791	$12.37902	0
2011	$12.37902	$11.77044	0
2012	$11.77044	$13.48940	0
2013	$13.48940	$18.47643	0
2014	$18.47643	$20.09345	0
2015	$20.09345	$18.37832	0
2016	$18.37832	$21.06556	0
2017	$21.06556	$23.37706	0
2018	$23.37706	$20.37020	0
PIMCO International Bond (U.S. Dollar-Hedged) - Administrative Shares
formerly,PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
2009	$10.03944	$11.30701	0
2010	$11.30701	$11.94916	0
2011	$11.94916	$12.42676	0
2012	$12.42676	$13.41583	0
2013	$13.41583	$13.13254	0
2014	$13.13254	$14.21859	0
2015	$14.21859	$13.88934	0
2016	$13.88934	$14.40539	0
2017	$14.40539	$14.42159	0
2018	$14.42159	$14.34515	0
PIMCO Real Return Portfolio - Administrative Shares
2009	$9.97101	$11.49837	0
2010	$11.49837	$12.10787	0
2011	$12.10787	$13.17081	0
2012	$13.17081	$13.95064	0
2013	$13.95064	$12.33532	0
2014	$12.33532	$12.38603	0
2015	$12.38603	$11.73760	0
2016	$11.73760	$12.02720	0
2017	$12.02720	$12.14507	0
2018	$12.14507	$11.56852	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
PIMCO Total Return Portfolio - Administrative Shares
2009	$11.09563	$12.32807	0
2010	$12.32807	$12.98228	0
2011	$12.98228	$13.10224	0
2012	$13.10224	$13.98468	0
2013	$13.98468	$13.35389	0
2014	$13.35389	$13.56315	0
2015	$13.56315	$13.26977	0
2016	$13.26977	$13.27168	0
2017	$13.27168	$13.56483	0
2018	$13.56483	$13.14236	0
T. Rowe Price Blue Chip Growth Portfolio - II
2009	$6.95250	$9.60183	0
2010	$9.60183	$10.84883	0
2011	$10.84883	$10.71121	0
2012	$10.71121	$12.30009	0
2013	$12.30009	$16.87464	0
2014	$16.87464	$17.88900	0
2015	$17.88900	$19.30530	0
2016	$19.30530	$18.90562	0
2017	$18.90562	$25.01698	0
2018	$25.01698	$24.76940	0
T. Rowe Price Equity Income Portfolio - II
2009	$7.98171	$9.73722	0
2010	$9.73722	$10.88244	0
2011	$10.88244	$10.49198	0
2012	$10.49198	$11.94785	0
2013	$11.94785	$15.05947	0
2014	$15.05947	$15.70981	0
2015	$15.70981	$14.21404	0
2016	$14.21404	$16.45610	0
2017	$16.45610	$18.55360	0
2018	$18.55360	$16.32007	0
VanEck VIP Emerging Markets Fund - Initial Class
2009	$9.61021	$19.95489	0
2010	$19.95489	$24.65363	0
2011	$24.65363	$17.83260	0
2012	$17.83260	$22.54516	0
2013	$22.54516	$24.59861	0
2014	$24.59861	$23.85942	0
2015	$23.85942	$19.98696	0
2016	$19.98696	$19.48873	0
2017	$19.48873	$28.67634	0
2018	$28.67634	$21.37112	0
VanEck VIP Global Hard Assets Fund - Initial Class
2009	$16.38331	$25.13825	0
2010	$25.13825	$31.64373	0
2011	$31.64373	$25.75152	0
2012	$25.75152	$25.92953	0
2013	$25.92953	$27.91575	0
2014	$27.91575	$21.99478	0
2015	$21.99478	$14.25679	0
2016	$14.25679	$19.95734	0
2017	$19.95734	$19.11249	0
2018	$19.11249	$13.35171	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Western Asset Variable Global High Yield Bond Portfolio - Class II
2009	$7.61171	$11.48060	0
2010	$11.48060	$12.82554	0
2011	$12.82554	$12.65167	0
2012	$12.65167	$14.54929	0
2013	$14.54929	$15.02944	0
2014	$15.02944	$14.41767	0
2015	$14.41767	$13.18912	0
2016	$13.18912	$14.82022	0
2017	$14.82022	$15.65469	0
2018	$15.65469	$14.61333	0
* The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.50% and an administrative expense charge of 0.10%.

CONSULTANT SOLUTIONS VARIABLE ANNUITIES: LBL Consultant Solution Plus Contracts - PROSPECTUS ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT*

Low

Mortality & Expense = 1.45

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Alger Capital Appreciation Portfolio - Class S
2009	$9.48694	$14.07412	104,489
2010	$14.07412	$15.74425	103,711
2011	$15.74425	$15.40352	88,456
2012	$15.40352	$17.87736	81,631
2013	$17.87736	$23.72353	54,094
2014	$23.72353	$26.49634	47,231
2015	$26.49634	$27.62836	36,444
2016	$27.62836	$27.26130	31,792
2017	$27.26130	$35.09102	28,614
2018	$35.09102	$34.41797	25,688
Alger Large Cap Growth Portfolio - Class S
2009	$7.13272	$10.34012	217,489
2010	$10.34012	$11.49379	189,088
2011	$11.49379	$11.22969	139,411
2012	$11.22969	$12.09199	96,100
2013	$12.09199	$16.02072	67,839
2014	$16.02072	$17.43801	54,369
2015	$17.43801	$17.40000	41,192
2016	$17.40000	$16.92487	39,096
2017	$16.92487	$21.32223	30,595
2018	$21.32223	$21.35310	27,386
Alger Mid Cap Growth Portfolio - Class S
2009	$6.53919	$9.74127	382,540
2010	$9.74127	$11.40135	312,036
2011	$11.40135	$10.26065	265,823
2012	$10.26065	$11.68628	212,330
2013	$11.68628	$15.57840	166,426
2014	$15.57840	$16.49997	131,872
2015	$16.49997	$15.93652	104,319
2016	$15.93652	$15.76592	90,559
2017	$15.76592	$20.05268	70,198
2018	$20.05268	$18.20361	63,419
ClearBridge Variable Large Cap Value Portfolio-Class I
2009	$6.16995	$7.56257	69,529
2010	$7.56257	$8.15005	65,270
2011	$8.15005	$8.42139	57,030
2012	$8.42139	$9.65892	42,202
2013	$9.65892	$12.58738	36,017
2014	$12.58738	$13.84323	44,069
2015	$13.84323	$13.23781	28,986
2016	$13.23781	$14.72763	25,734
2017	$14.72763	$16.65174	23,610
2018	$16.65174	$14.93808	22,264

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Fidelity® VIP Asset Manager Portfolio - Service Class 2
2009	$8.72176	$11.05620	174,938
2010	$11.05620	$12.40481	162,655
2011	$12.40481	$11.86903	131,291
2012	$11.86903	$13.11431	97,344
2013	$13.11431	$14.89154	74,318
2014	$14.89154	$15.47271	46,037
2015	$15.47271	$15.22370	40,466
2016	$15.22370	$15.41398	34,180
2017	$15.41398	$17.26186	30,361
2018	$17.26186	$16.03939	29,806
Fidelity® VIP Contrafund® Portfolio - Service Class 2
2009	$9.33179	$12.44566	860,886
2010	$12.44566	$14.32692	791,650
2011	$14.32692	$13.71259	685,524
2012	$13.71259	$15.67850	547,018
2013	$15.67850	$20.21338	419,146
2014	$20.21338	$22.21934	326,693
2015	$22.21934	$21.96581	244,603
2016	$21.96581	$23.29804	203,201
2017	$23.29804	$27.89056	151,549
2018	$27.89056	$25.63373	134,686
Fidelity® VIP Equity-Income Portfolio - Service Class 2
2009	$7.45332	$9.53060	838,502
2010	$9.53060	$10.78267	770,594
2011	$10.78267	$10.68539	663,554
2012	$10.68539	$12.31350	562,960
2013	$12.31350	$15.49616	416,246
2014	$15.49616	$16.54962	326,978
2015	$16.54962	$15.60252	264,517
2016	$15.60252	$18.08173	167,388
2017	$18.08173	$20.05489	139,455
2018	$20.05489	$18.05752	127,867
Fidelity® VIP Government Money Market Portfolio - Initial Class
2016	$10.00000	$9.95719	219,004
2017	$9.95719	$9.86970	189,961
2018	$9.86970	$9.87679	171,454
Fidelity® VIP Government Money Market Portfolio - Service Class 2
2009	$10.83761	$10.72026	1,916,252
2010	$10.72026	$10.56180	1,575,490
2011	$10.56180	$10.39958	1,456,478
2012	$10.39958	$10.23897	1,250,130
2013	$10.23897	$10.08127	1,052,425
2014	$10.08127	$9.92601	785,582
2015	$9.92601	$9.77314	617,151
2016	$9.77314	$9.62340	471,540
2017	$9.62340	$9.51516	423,844
2018	$9.51516	$9.49818	356,371

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Fidelity® VIP Growth Portfolio - Service Class 2
2009	$6.90159	$8.69474	226,398
2010	$8.69474	$10.60268	196,977
2011	$10.60268	$10.43530	163,363
2012	$10.43530	$11.75281	121,700
2013	$11.75281	$15.73624	95,517
2014	$15.73624	$17.19851	82,906
2015	$17.19851	$18.10098	66,778
2016	$18.10098	$17.91919	47,768
2017	$17.91919	$23.78546	45,493
2018	$23.78546	$23.31445	42,160
Fidelity® VIP Index 500 Portfolio - Service Class 2
2009	$7.98018	$9.92280	1,179,069
2010	$9.92280	$11.20802	1,056,165
2011	$11.20802	$11.23153	897,385
2012	$11.23153	$12.78545	718,378
2013	$12.78545	$16.60387	526,001
2014	$16.60387	$18.51872	391,701
2015	$18.51872	$18.42904	324,647
2016	$18.42904	$20.24562	251,370
2017	$20.24562	$24.20047	212,194
2018	$24.20047	$22.69717	186,216
Fidelity® VIP Investment Grade Bond Portfolio - Service Class 2
2009	$10.21297	$11.61008	1,239,977
2010	$11.61008	$12.29289	1,143,680
2011	$12.29289	$12.95434	962,082
2012	$12.95434	$13.46774	788,124
2013	$13.46774	$12.98481	587,576
2014	$12.98481	$13.50172	410,110
2015	$13.50172	$13.17949	333,031
2016	$13.17949	$13.55681	252,079
2017	$13.55681	$13.88048	223,839
2018	$13.88048	$13.55715	192,692
Fidelity® VIP Overseas Portfolio - Service Class 2
2009	$9.40583	$11.68804	807,903
2010	$11.68804	$12.98328	685,772
2011	$12.98328	$10.56586	691,059
2012	$10.56586	$12.52145	571,559
2013	$12.52145	$16.04623	450,554
2014	$16.04623	$14.48678	370,578
2015	$14.48678	$14.73238	283,468
2016	$14.73238	$13.74049	232,454
2017	$13.74049	$17.58550	178,644
2018	$17.58550	$14.70534	164,421
Goldman Sachs VIT Mid Cap Value Fund - Institutional
2015	$10.00000	$8.72610	103,904
2016	$8.72610	$9.75368	82,108
2017	$9.75368	$10.66623	65,004
2018	$10.66623	$9.40214	54,881

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Guggenheim VIF Long Short Equity Fund
2009	$9.15677	$11.47537	103,531
2010	$11.47537	$12.56392	89,854
2011	$12.56392	$11.55782	85,709
2012	$11.55782	$11.88244	72,991
2013	$11.88244	$13.74057	58,754
2014	$13.74057	$13.90567	30,656
2015	$13.90567	$13.86264	24,479
2016	$13.86264	$13.73778	22,813
2017	$13.73778	$15.53486	18,724
2018	$15.53486	$13.31500	17,565
Invesco V.I. American Franchise Fund - Series II
2012	$10.00000	$9.60958	70,498
2013	$9.60958	$13.22564	48,636
2014	$13.22564	$14.08426	36,426
2015	$14.08426	$14.52461	19,992
2016	$14.52461	$14.58851	17,356
2017	$14.58851	$18.24557	15,668
2018	$18.24557	$17.26310	14,219
Invesco V.I. Core Equity Fund - Series II
2009	$7.85685	$9.89953	241,788
2010	$9.89953	$10.64759	206,986
2011	$10.64759	$10.45211	176,338
2012	$10.45211	$11.69053	158,457
2013	$11.69053	$14.83971	130,436
2014	$14.83971	$15.75604	88,838
2015	$15.75604	$14.58067	76,543
2016	$14.58067	$15.79358	52,222
2017	$15.79358	$17.55230	43,469
2018	$17.55230	$15.61869	40,846
Invesco V.I. Government Securities Fund - Series II
2011	$10.00000	$12.02025	316,576
2012	$12.02025	$12.09603	290,657
2013	$12.09603	$11.56864	202,678
2014	$11.56864	$11.83138	183,808
2015	$11.83138	$11.65510	157,885
2016	$11.65510	$11.58992	107,434
2017	$11.58992	$11.60742	89,317
2018	$11.60742	$11.46064	64,462
Invesco V.I. Growth and Income Fund - Series II
2009	$9.19054	$11.22951	788,311
2010	$11.22951	$12.40344	688,083
2011	$12.40344	$11.93539	595,214
2012	$11.93539	$13.43584	476,292
2013	$13.43584	$17.69436	331,949
2014	$17.69436	$19.15606	246,664
2015	$19.15606	$18.23432	194,119
2016	$18.23432	$21.44059	134,084
2017	$21.44059	$24.07299	107,305
2018	$24.07299	$20.47762	95,861

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Invesco V.I. Mid Cap Core Equity Fund - Series II
2009	$9.56064	$12.22255	365,382
2010	$12.22255	$13.69118	354,072
2011	$13.69118	$12.60266	317,651
2012	$12.60266	$13.72438	237,613
2013	$13.72438	$17.35773	169,959
2014	$17.35773	$17.80121	134,490
2015	$17.80121	$16.77508	98,531
2016	$16.77508	$18.68970	68,741
2017	$18.68970	$21.09777	59,274
2018	$21.09777	$18.36051	51,628
Invesco V.I. Mid Cap Growth Fund - Series II
2009	$7.59449	$11.69172	81,540
2010	$11.69172	$14.65006	83,826
2011	$14.65006	$13.07330	74,716
2012	$13.07330	$14.36659	43,857
2013	$14.36659	$19.32119	29,770
2014	$19.32119	$20.48481	25,435
2015	$20.48481	$20.37739	14,736
2016	$20.37739	$20.17722	11,195
2017	$20.17722	$24.26469	9,374
2018	$24.26469	$22.48419	7,731
Invesco V.I. Value Opportunities Fund - Series II
2009	$5.84871	$8.50690	343,201
2010	$8.50690	$8.95676	319,363
2011	$8.95676	$8.51881	281,990
2012	$8.51881	$9.86713	201,378
2013	$9.86713	$12.94630	126,948
2014	$12.94630	$13.55954	84,104
2015	$13.55954	$11.92690	57,888
2016	$11.92690	$13.84703	49,274
2017	$13.84703	$15.98228	43,420
2018	$15.98228	$12.68939	40,796
Janus Henderson Balanced Portfolio - Service Shares
2009	$10.96387	$13.55534	378,329
2010	$13.55534	$14.42892	330,052
2011	$14.42892	$14.39824	275,246
2012	$14.39824	$16.07041	226,957
2013	$16.07041	$18.95445	172,344
2014	$18.95445	$20.19801	136,802
2015	$20.19801	$19.96657	113,049
2016	$19.96657	$20.50786	82,061
2017	$20.50786	$23.85328	68,919
2018	$23.85328	$23.58376	52,256
Janus Henderson Forty Portfolio - Service Shares
2009	$10.06928	$14.47487	199,558
2010	$14.47487	$15.17398	172,341
2011	$15.17398	$13.90220	146,080
2012	$13.90220	$16.95160	118,380
2013	$16.95160	$21.84351	70,817
2014	$21.84351	$23.32594	50,625
2015	$23.32594	$25.70574	36,778
2016	$25.70574	$25.80000	33,393
2017	$25.80000	$33.02174	30,767
2018	$33.02174	$33.06710	27,798

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Janus Henderson Mid Cap Value Portfolio - Service Shares
2009	$10.36631	$13.56534	498,879
2010	$13.56534	$15.40713	458,370
2011	$15.40713	$14.71647	389,734
2012	$14.71647	$16.05134	290,229
2013	$16.05134	$19.88115	234,824
2014	$19.88115	$21.22479	182,034
2015	$21.22479	$20.12469	117,497
2016	$20.12469	$23.53130	90,440
2017	$23.53130	$26.32656	77,203
2018	$26.32656	$22.33531	64,931
Janus Henderson Overseas Portfolio - Service Shares
2009	$7.00340	$12.34679	149,089
2010	$12.34679	$15.19664	152,251
2011	$15.19664	$10.12310	158,712
2012	$10.12310	$11.27939	100,717
2013	$11.27939	$12.69050	73,848
2014	$12.69050	$10.98181	55,277
2015	$10.98181	$9.85963	38,605
2016	$9.85963	$9.05610	26,653
2017	$9.05610	$11.66311	22,149
2018	$11.66311	$9.74379	22,082
MFS® Investors Growth Stock Portfolio - Service Class
2015	$10.00000	$18.11211	109,954
2016	$18.11211	$18.87389	85,853
2017	$18.87389	$23.80475	60,581
2018	$23.80475	$23.56961	46,718
MFS® Investors Trust Series - Service Class
2009	$8.97828	$11.18660	85,026
2010	$11.18660	$12.21155	69,448
2011	$12.21155	$11.73196	62,992
2012	$11.73196	$13.72482	52,324
2013	$13.72482	$17.80069	35,957
2014	$17.80069	$19.40184	26,032
2015	$19.40184	$19.09220	22,464
2016	$19.09220	$20.36014	10,143
2017	$20.36014	$24.66236	9,655
2018	$24.66236	$22.89313	7,098
MFS® New Discovery Series - Service Class
2009	$6.83983	$10.97087	134,171
2010	$10.97087	$14.68288	134,012
2011	$14.68288	$12.93870	122,440
2012	$12.93870	$15.39961	83,911
2013	$15.39961	$21.41021	77,443
2014	$21.41021	$19.49859	51,836
2015	$19.49859	$18.78444	37,627
2016	$18.78444	$20.12132	27,979
2017	$20.12132	$25.02762	25,349
2018	$25.02762	$24.21536	18,742

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
MFS® Total Return Series - Service Class
2009	$9.34906	$10.83554	575,285
2010	$10.83554	$11.69528	513,670
2011	$11.69528	$11.69690	443,345
2012	$11.69690	$12.77425	341,459
2013	$12.77425	$14.93289	288,713
2014	$14.93289	$15.91230	185,627
2015	$15.91230	$15.57488	132,833
2016	$15.57488	$16.68590	102,723
2017	$16.68590	$18.40408	93,787
2018	$18.40408	$17.05419	77,941
MFS® Value Series - Service Class
2009	$9.72843	$11.72794	183,765
2010	$11.72794	$12.84135	196,581
2011	$12.84135	$12.58374	179,027
2012	$12.58374	$14.35580	109,358
2013	$14.35580	$19.16430	83,721
2014	$19.16430	$20.79217	58,443
2015	$20.79217	$20.27870	42,888
2016	$20.27870	$22.71566	30,218
2017	$22.71566	$26.24530	21,224
2018	$26.24530	$23.16130	15,729
MFS® VIT II High Yield - Service Class
2013	$10.00000	$15.75910	158,197
2014	$15.75910	$15.90794	118,084
2015	$15.90794	$14.96882	82,244
2016	$14.96882	$16.74843	64,450
2017	$16.74843	$17.53052	58,216
2018	$17.53052	$16.69883	41,603
Morgan Stanley VIF Growth Portfolio, Class II
2009	$7.19261	$11.69418	91,860
2010	$11.69418	$14.11630	75,917
2011	$14.11630	$13.47535	61,271
2012	$13.47535	$15.13029	43,733
2013	$15.13029	$22.00475	33,018
2014	$22.00475	$22.98276	21,144
2015	$22.98276	$25.33454	14,770
2016	$25.33454	$24.46347	12,233
2017	$24.46347	$34.40025	11,941
2018	$34.40025	$36.33668	11,070
Morgan Stanley VIF U.S. Real Estate Portfolio, Class II
2009	$9.92636	$12.55692	582,988
2010	$12.55692	$16.01280	449,938
2011	$16.01280	$16.65773	391,905
2012	$16.65773	$18.96073	306,501
2013	$18.96073	$18.99387	248,646
2014	$18.99387	$24.20230	174,211
2015	$24.20230	$24.28522	145,647
2016	$24.28522	$25.47545	121,797
2017	$25.47545	$25.80209	111,494
2018	$25.80209	$23.37658	104,370

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
2009	$6.17793	$8.04435	77,979
2010	$8.04435	$10.07092	77,409
2011	$10.07092	$9.99803	78,447
2012	$9.99803	$11.43377	69,630
2013	$11.43377	$15.26681	60,472
2014	$15.26681	$15.86050	46,296
2015	$15.86050	$16.60582	30,187
2016	$16.60582	$16.68907	24,494
2017	$16.68907	$21.10713	17,964
2018	$21.10713	$19.46894	15,115
Oppenheimer Global Fund/VA - Service Shares
2009	$9.04992	$12.41599	321,152
2010	$12.41599	$14.14319	280,674
2011	$14.14319	$12.73701	253,922
2012	$12.73701	$15.16621	203,828
2013	$15.16621	$18.96132	154,977
2014	$18.96132	$19.05122	112,800
2015	$19.05122	$19.44471	80,895
2016	$19.44471	$19.11407	69,541
2017	$19.11407	$25.65442	58,450
2018	$25.65442	$21.87291	51,507
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
2009	$8.16549	$11.00389	576,312
2010	$11.00389	$13.33126	470,789
2011	$13.33126	$12.81228	400,433
2012	$12.81228	$14.84203	329,397
2013	$14.84203	$20.54801	262,728
2014	$20.54801	$22.58719	196,508
2015	$22.58719	$20.88199	147,834
2016	$20.88199	$24.19248	112,995
2017	$24.19248	$27.13264	94,627
2018	$27.13264	$23.89577	78,695
PIMCO International Bond (U.S. Dollar-Hedged) - Administrative Shares formerly,PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
2009	$10.58205	$12.04653	415,232
2010	$12.04653	$12.86789	419,495
2011	$12.86789	$13.52604	346,787
2012	$13.52604	$14.76040	306,129
2013	$14.76040	$14.60450	250,415
2014	$14.60450	$15.98268	189,665
2015	$15.98268	$15.78090	140,091
2016	$15.78090	$16.54314	119,587
2017	$16.54314	$16.73796	105,521
2018	$16.73796	$16.82726	80,334
PIMCO Real Return Portfolio - Administrative Shares
2009	$10.50996	$12.25039	983,651
2010	$12.25039	$13.03878	897,156
2011	$13.03878	$14.33584	786,960
2012	$14.33584	$15.34870	687,658
2013	$15.34870	$13.71787	465,157
2014	$13.71787	$13.92275	343,298
2015	$13.92275	$13.33617	251,384
2016	$13.33617	$13.81212	207,158
2017	$13.81212	$14.09589	171,524
2018	$14.09589	$13.57031	146,153

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
PIMCO Total Return Portfolio - Administrative Shares
2009	$11.69531	$13.13437	1,507,227
2010	$13.13437	$13.98040	1,377,334
2011	$13.98040	$14.26125	1,279,562
2012	$14.26125	$15.38624	1,062,330
2013	$15.38624	$14.85064	772,482
2014	$14.85064	$15.24594	494,725
2015	$15.24594	$15.07697	371,146
2016	$15.07697	$15.24124	284,934
2017	$15.24124	$15.74364	246,165
2018	$15.74364	$15.41641	201,194
T. Rowe Price Blue Chip Growth Portfolio - II
2009	$7.32853	$10.23022	850,454
2010	$10.23022	$11.68330	736,797
2011	$11.68330	$11.65919	644,527
2012	$11.65919	$13.53330	548,267
2013	$13.53330	$18.76650	405,540
2014	$18.76650	$20.10906	305,885
2015	$20.10906	$21.93503	210,587
2016	$21.93503	$21.71183	174,278
2017	$21.71183	$29.03566	122,087
2018	$29.03566	$29.05583	100,174
T. Rowe Price Equity Income Portfolio - II
2009	$8.41333	$10.37445	1,377,891
2010	$10.37445	$11.71948	1,195,528
2011	$11.71948	$11.42056	1,031,213
2012	$11.42056	$13.14580	823,514
2013	$13.14580	$16.74789	595,171
2014	$16.74789	$17.65949	458,609
2015	$17.65949	$16.15040	368,424
2016	$16.15040	$18.89883	293,481
2017	$18.89883	$21.53427	242,738
2018	$21.53427	$19.14458	212,714
VanEck VIP Emerging Markets Fund - Initial Class
2009	$10.12994	$21.26038	178,220
2010	$21.26038	$26.54919	152,306
2011	$26.54919	$19.41067	116,500
2012	$19.41067	$24.80530	83,350
2013	$24.80530	$27.35631	66,803
2014	$27.35631	$26.82048	43,893
2015	$26.82048	$22.70993	30,817
2016	$22.70993	$22.38184	27,072
2017	$22.38184	$33.28318	22,304
2018	$33.28318	$25.07005	18,862
VanEck VIP Global Hard Assets Fund - Initial Class
2009	$17.26898	$26.78298	172,839
2010	$26.78298	$34.07709	146,787
2011	$34.07709	$28.03047	117,868
2012	$28.03047	$28.52934	92,607
2013	$28.52934	$31.04583	66,782
2014	$31.04583	$24.72525	46,420
2015	$24.72525	$16.19994	33,795
2016	$16.19994	$22.92113	29,967
2017	$22.92113	$22.18431	25,455
2018	$22.18431	$15.66363	22,305

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Western Asset Variable Global High Yield Bond Portfolio - Class II
2009	$8.02324	$12.23154	724,610
2010	$12.23154	$13.81166	624,088
2011	$13.81166	$13.77092	547,554
2012	$13.77092	$16.00749	441,801
2013	$16.00749	$16.71397	360,164
2014	$16.71397	$16.20651	273,843
2015	$16.20651	$14.98545	212,545
2016	$14.98545	$17.01964	162,268
2017	$17.01964	$18.16918	134,265
2018	$18.16918	$17.14197	115,984
* The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.45% and an administrative expense charge of 0.10%.

CONSULTANT SOLUTIONS VARIABLE ANNUITIES: LBL Consultant Solution Plus Contracts - PROSPECTUS ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT*

High

Mortality & Expense = 2.35

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Alger Capital Appreciation Portfolio - Class S
2009	$9.06857	$13.33056	0
2010	$13.33056	$14.77629	0
2011	$14.77629	$14.32460	0
2012	$14.32460	$16.47288	0
2013	$16.47288	$21.66009	0
2014	$21.66009	$23.97062	0
2015	$23.97062	$24.76625	0
2016	$24.76625	$24.21444	0
2017	$24.21444	$30.88808	0
2018	$30.88808	$30.02079	0
Alger Large Cap Growth Portfolio - Class S
2009	$6.81806	$9.79368	0
2010	$9.79368	$10.78697	0
2011	$10.78697	$10.44297	0
2012	$10.44297	$11.14184	0
2013	$11.14184	$14.62700	0
2014	$14.62700	$15.77547	0
2015	$15.77547	$15.59715	0
2016	$15.59715	$15.03294	0
2017	$15.03294	$18.76798	0
2018	$18.76798	$18.62461	0
Alger Mid Cap Growth Portfolio - Class S
2009	$6.25065	$9.22636	0
2010	$9.22636	$10.70009	0
2011	$10.70009	$9.54164	0
2012	$9.54164	$10.76779	0
2013	$10.76779	$14.22288	0
2014	$14.22288	$14.92652	0
2015	$14.92652	$14.28496	0
2016	$14.28496	$14.00320	0
2017	$14.00320	$17.65011	0
2018	$17.65011	$15.87713	0
ClearBridge Variable Large Cap Value Portfolio-Class I
2009	$6.07538	$7.37858	0
2010	$7.37858	$7.87915	0
2011	$7.87915	$8.06720	0
2012	$8.06720	$9.16790	0
2013	$9.16790	$11.83837	0
2014	$11.83837	$12.90047	0
2015	$12.90047	$12.22348	0
2016	$12.22348	$13.47520	0
2017	$13.47520	$15.09826	0
2018	$15.09826	$13.42159	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Fidelity® VIP Asset Manager Portfolio - Service Class 2
2009	$8.33715	$10.47209	1,128
2010	$10.47209	$11.64215	1,127
2011	$11.64215	$11.03771	1,127
2012	$11.03771	$12.08403	1,078
2013	$12.08403	$13.59625	1,029
2014	$13.59625	$13.99772	0
2015	$13.99772	$13.64652	0
2016	$13.64652	$13.69113	0
2017	$13.69113	$15.19418	0
2018	$15.19418	$13.99007	0
Fidelity® VIP Contrafund® Portfolio - Service Class 2
2009	$8.92026	$11.78807	0
2010	$11.78807	$13.44601	0
2011	$13.44601	$12.75203	0
2012	$12.75203	$14.44667	0
2013	$14.44667	$18.45511	0
2014	$18.45511	$20.10116	706
2015	$20.10116	$19.69012	670
2016	$19.69012	$20.69394	629
2017	$20.69394	$24.54976	595
2018	$24.54976	$22.35853	561
Fidelity® VIP Equity-Income Portfolio - Service Class 2
2009	$7.12456	$9.02691	1,121
2010	$9.02691	$10.11954	1,120
2011	$10.11954	$9.93674	1,120
2012	$9.93674	$11.34588	1,071
2013	$11.34588	$14.14800	1,022
2014	$14.14800	$14.97169	936
2015	$14.97169	$13.98582	888
2016	$13.98582	$16.06045	834
2017	$16.06045	$17.65238	789
2018	$17.65238	$15.75007	744
Fidelity® VIP Government Money Market Portfolio - Initial Class
2016	$10.00000	$9.92726	0
2017	$9.92726	$9.75123	0
2018	$9.75123	$9.66976	0
Fidelity® VIP Government Money Market Portfolio - Service Class 2
2009	$10.35984	$10.15398	0
2010	$10.15398	$9.91244	0
2011	$9.91244	$9.67121	0
2012	$9.67121	$9.43458	0
2013	$9.43458	$9.20435	0
2014	$9.20435	$8.97974	0
2015	$8.97974	$8.76061	0
2016	$8.76061	$8.54773	0
2017	$8.54773	$8.37532	0
2018	$8.37532	$8.28456	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Fidelity® VIP Growth Portfolio - Service Class 2
2009	$6.59710	$8.23516	0
2010	$8.23516	$9.95059	0
2011	$9.95059	$9.70416	0
2012	$9.70416	$10.82927	0
2013	$10.82927	$14.36723	0
2014	$14.36723	$15.55875	0
2015	$15.55875	$16.22550	0
2016	$16.22550	$15.91610	0
2017	$15.91610	$20.93620	0
2018	$20.93620	$20.33543	0
Fidelity® VIP Index 500 Portfolio - Service Class 2
2009	$7.62822	$9.39846	0
2010	$9.39846	$10.51883	0
2011	$10.51883	$10.44473	0
2012	$10.44473	$11.78089	0
2013	$11.78089	$15.15954	0
2014	$15.15954	$16.75329	0
2015	$16.75329	$16.51976	0
2016	$16.51976	$17.98275	0
2017	$17.98275	$21.30175	0
2018	$21.30175	$19.79726	0
Fidelity® VIP Investment Grade Bond Portfolio - Service Class 2
2009	$9.76275	$10.99686	0
2010	$10.99686	$11.53720	0
2011	$11.53720	$12.04718	0
2012	$12.04718	$12.40984	0
2013	$12.40984	$11.85547	0
2014	$11.85547	$12.21473	0
2015	$12.21473	$11.81422	0
2016	$11.81422	$12.04166	0
2017	$12.04166	$12.21792	0
2018	$12.21792	$11.82511	0
Fidelity® VIP Overseas Portfolio - Service Class 2
2009	$8.99102	$11.07040	449
2010	$11.07040	$12.18494	448
2011	$12.18494	$9.82556	448
2012	$9.82556	$11.53747	429
2013	$11.53747	$14.65026	409
2014	$14.65026	$13.10551	0
2015	$13.10551	$13.20581	0
2016	$13.20581	$12.20439	0
2017	$12.20439	$15.47874	0
2018	$15.47874	$12.82613	0
Goldman Sachs VIT Mid Cap Value Fund - Institutional
2015	$10.00000	$8.67262	0
2016	$8.67262	$9.60554	0
2017	$9.60554	$10.40949	0
2018	$10.40949	$9.09256	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Guggenheim VIF Long Short Equity Fund
2009	$8.75294	$10.86903	0
2010	$10.86903	$11.79140	0
2011	$11.79140	$10.74821	0
2012	$10.74821	$10.94881	0
2013	$10.94881	$12.54526	0
2014	$12.54526	$12.57993	0
2015	$12.57993	$12.42638	0
2016	$12.42638	$12.20219	0
2017	$12.20219	$13.67393	0
2018	$13.67393	$11.61366	0
Invesco V.I. American Franchise Fund - Series II
2012	$10.00000	$8.85449	0
2013	$8.85449	$12.07510	0
2014	$12.07510	$12.74146	0
2015	$12.74146	$13.01969	0
2016	$13.01969	$12.95778	0
2017	$12.95778	$16.05993	0
2018	$16.05993	$15.05727	0
Invesco V.I. Core Equity Fund - Series II
2009	$7.66594	$9.57069	0
2010	$9.57069	$10.19987	0
2011	$10.19987	$9.92128	0
2012	$9.92128	$10.99512	0
2013	$10.99512	$13.82947	0
2014	$13.82947	$14.54917	0
2015	$14.54917	$13.34070	0
2016	$13.34070	$14.31876	0
2017	$14.31876	$15.76971	0
2018	$15.76971	$13.90512	0
Invesco V.I. Government Securities Fund - Series II
2011	$10.00000	$11.17846	0
2012	$11.17846	$11.14584	0
2013	$11.14584	$10.56241	0
2014	$10.56241	$10.70357	0
2015	$10.70357	$10.44771	0
2016	$10.44771	$10.29456	0
2017	$10.29456	$10.21707	0
2018	$10.21707	$9.99641	0
Invesco V.I. Growth and Income Fund - Series II
2009	$8.78525	$10.63616	0
2010	$10.63616	$11.64075	0
2011	$11.64075	$11.09927	0
2012	$11.09927	$12.38013	0
2013	$12.38013	$16.15511	0
2014	$16.15511	$17.32978	0
2015	$17.32978	$16.34508	0
2016	$16.34508	$19.04399	0
2017	$19.04399	$21.18930	0
2018	$21.18930	$17.86106	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Invesco V.I. Mid Cap Core Equity Fund - Series II
2009	$9.13904	$11.57676	0
2010	$11.57676	$12.84935	0
2011	$12.84935	$11.71981	0
2012	$11.71981	$12.64599	0
2013	$12.64599	$15.84775	0
2014	$15.84775	$16.10404	0
2015	$16.10404	$15.03696	0
2016	$15.03696	$16.60050	0
2017	$16.60050	$18.57038	0
2018	$18.57038	$16.01436	0
Invesco V.I. Mid Cap Growth Fund - Series II
2009	$7.25946	$11.07385	0
2010	$11.07385	$13.74916	0
2011	$13.74916	$12.15736	0
2012	$12.15736	$13.23761	0
2013	$13.23761	$17.64025	0
2014	$17.64025	$18.53160	0
2015	$18.53160	$18.26586	0
2016	$18.26586	$17.92152	0
2017	$17.92152	$21.35770	0
2018	$21.35770	$19.61090	0
Invesco V.I. Value Opportunities Fund - Series II
2009	$5.59063	$8.05717	0
2010	$8.05717	$8.40576	0
2011	$8.40576	$7.92179	0
2012	$7.92179	$9.09156	0
2013	$9.09156	$11.81976	0
2014	$11.81976	$12.26644	0
2015	$12.26644	$10.69081	0
2016	$10.69081	$12.29879	0
2017	$12.29879	$14.06729	0
2018	$14.06729	$11.06755	0
Janus Henderson Balanced Portfolio - Service Shares
2009	$10.48050	$12.83933	0
2010	$12.83933	$13.54191	0
2011	$13.54191	$13.38988	0
2012	$13.38988	$14.80801	0
2013	$14.80801	$17.30591	0
2014	$17.30591	$18.27275	0
2015	$18.27275	$17.89823	0
2016	$17.89823	$18.21588	0
2017	$18.21588	$20.99634	0
2018	$20.99634	$20.57083	0
Janus Henderson Forty Portfolio - Service Shares
2009	$9.62521	$13.71006	0
2010	$13.71006	$14.24095	0
2011	$14.24095	$12.92831	0
2012	$12.92831	$15.61974	0
2013	$15.61974	$19.94342	0
2014	$19.94342	$21.10223	0
2015	$21.10223	$23.04261	0
2016	$23.04261	$22.91626	0
2017	$22.91626	$29.06637	0
2018	$29.06637	$28.84226	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Janus Henderson Mid Cap Value Portfolio - Service Shares
2009	$9.90917	$12.84858	0
2010	$12.84858	$14.45978	0
2011	$14.45978	$13.68557	0
2012	$13.68557	$14.79015	0
2013	$14.79015	$18.15169	0
2014	$18.15169	$19.20129	0
2015	$19.20129	$18.03960	0
2016	$18.03960	$20.90108	0
2017	$20.90108	$23.17299	0
2018	$23.17299	$19.48142	0
Janus Henderson Overseas Portfolio - Service Shares
2009	$6.69447	$11.69432	0
2010	$11.69432	$14.26220	0
2011	$14.26220	$9.41378	0
2012	$9.41378	$10.39289	0
2013	$10.39289	$11.58624	0
2014	$11.58624	$9.93448	0
2015	$9.93448	$8.83767	0
2016	$8.83767	$8.04339	0
2017	$8.04339	$10.26550	0
2018	$10.26550	$8.49832	0
MFS® Investors Growth Stock Portfolio - Service Class
2015	$10.00000	$16.23559	0
2016	$16.23559	$16.76421	0
2017	$16.76421	$20.95330	0
2018	$20.95330	$20.55810	0
MFS® Investors Trust Series - Service Class
2009	$8.58233	$10.59550	0
2010	$10.59550	$11.46067	0
2011	$11.46067	$10.91010	0
2012	$10.91010	$12.64646	0
2013	$12.64646	$16.25229	0
2014	$16.25229	$17.55226	0
2015	$17.55226	$17.11422	0
2016	$17.11422	$18.08444	0
2017	$18.08444	$21.70828	0
2018	$21.70828	$19.96812	0
MFS® New Discovery Series - Service Class
2009	$6.53804	$10.39098	0
2010	$10.39098	$13.77987	0
2011	$13.77987	$12.03210	0
2012	$12.03210	$14.18936	0
2013	$14.18936	$19.54744	0
2014	$19.54744	$17.63928	0
2015	$17.63928	$16.83783	0
2016	$16.83783	$17.87178	0
2017	$17.87178	$22.02911	0
2018	$22.02911	$21.12074	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
MFS® Total Return Series - Service Class
2009	$8.93684	$10.26311	1,124
2010	$10.26311	$10.97624	1,123
2011	$10.97624	$10.87765	1,123
2012	$10.87765	$11.77071	1,074
2013	$11.77071	$13.63404	1,025
2014	$13.63404	$14.39546	779
2015	$14.39546	$13.96139	739
2016	$13.96139	$14.82099	694
2017	$14.82099	$16.19970	656
2018	$16.19970	$14.87531	619
MFS® Value Series - Service Class
2009	$9.29945	$11.10832	0
2010	$11.10832	$12.05181	0
2011	$12.05181	$11.70229	0
2012	$11.70229	$13.22793	0
2013	$13.22793	$17.49736	0
2014	$17.49736	$18.81013	0
2015	$18.81013	$18.17789	0
2016	$18.17789	$20.17681	0
2017	$20.17681	$23.10173	0
2018	$23.10173	$20.20211	0
MFS® VIT II High Yield - Service Class
2013	$10.00000	$14.38845	0
2014	$14.38845	$14.39157	0
2015	$14.39157	$13.41813	0
2016	$13.41813	$14.87656	0
2017	$14.87656	$15.43075	0
2018	$15.43075	$14.56537	0
Morgan Stanley VIF Growth Portfolio, Class II
2009	$6.87531	$11.07618	0
2010	$11.07618	$13.24826	0
2011	$13.24826	$12.53136	0
2012	$12.53136	$13.94143	0
2013	$13.94143	$20.09061	0
2014	$20.09061	$20.79174	0
2015	$20.79174	$22.70982	0
2016	$22.70982	$21.72910	0
2017	$21.72910	$30.27987	0
2018	$30.27987	$31.69417	0
Morgan Stanley VIF U.S. Real Estate Portfolio, Class II
2009	$9.48841	$11.89302	0
2010	$11.89302	$15.02781	0
2011	$15.02781	$15.49051	0
2012	$15.49051	$17.47064	0
2013	$17.47064	$17.34116	0
2014	$17.34116	$21.89463	0
2015	$21.89463	$21.76883	0
2016	$21.76883	$22.62777	0
2017	$22.62777	$22.71117	0
2018	$22.71117	$20.38950	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
2009	$5.97278	$7.70612	0
2010	$7.70612	$9.55942	0
2011	$9.55942	$9.40366	0
2012	$9.40366	$10.65551	0
2013	$10.65551	$14.09769	0
2014	$14.09769	$14.51200	0
2015	$14.51200	$15.05506	0
2016	$15.05506	$14.99260	0
2017	$14.99260	$18.79059	0
2018	$18.79059	$17.17493	0
Oppenheimer Global Fund/VA - Service Shares
2009	$8.65082	$11.75993	0
2010	$11.75993	$13.27356	0
2011	$13.27356	$11.84470	0
2012	$11.84470	$13.97453	0
2013	$13.97453	$17.31185	0
2014	$17.31185	$17.23490	0
2015	$17.23490	$17.43004	0
2016	$17.43004	$16.97744	0
2017	$16.97744	$22.58130	0
2018	$22.58130	$19.07798	0
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
2009	$7.80532	$10.42231	0
2010	$10.42231	$12.51138	0
2011	$12.51138	$11.91458	0
2012	$11.91458	$13.67568	0
2013	$13.67568	$18.76039	0
2014	$18.76039	$20.43367	0
2015	$20.43367	$18.71829	0
2016	$18.71829	$21.48817	0
2017	$21.48817	$23.88228	0
2018	$23.88228	$20.84227	0
PIMCO International Bond (U.S. Dollar-Hedged) - Administrative Shares
formerly, PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
2009	$10.11556	$11.41027	0
2010	$11.41027	$12.07686	0
2011	$12.07686	$12.57885	0
2012	$12.57885	$13.60098	0
2013	$13.60098	$13.33429	0
2014	$13.33429	$14.45925	0
2015	$14.45925	$14.14619	0
2016	$14.14619	$14.69432	0
2017	$14.69432	$14.73322	0
2018	$14.73322	$14.67751	0
PIMCO Real Return Portfolio - Administrative Shares
2009	$10.04661	$11.60338	0
2010	$11.60338	$12.23726	0
2011	$12.23726	$13.33199	0
2012	$13.33199	$14.14315	0
2013	$14.14315	$12.52480	0
2014	$12.52480	$12.59566	0
2015	$12.59566	$11.95463	0
2016	$11.95463	$12.26841	0
2017	$12.26841	$12.40748	0
2018	$12.40748	$11.83653	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
PIMCO Total Return Portfolio - Administrative Shares
2009	$11.17977	$12.44068	675
2010	$12.44068	$13.12102	674
2011	$13.12102	$13.26260	674
2012	$13.26260	$14.17771	645
2013	$14.17771	$13.55907	616
2014	$13.55907	$13.79275	0
2015	$13.79275	$13.51518	0
2016	$13.51518	$13.53788	0
2017	$13.53788	$13.85795	0
2018	$13.85795	$13.44685	0
T. Rowe Price Blue Chip Growth Portfolio - II
2009	$7.00526	$9.68960	0
2010	$9.68960	$10.96484	0
2011	$10.96484	$10.84239	0
2012	$10.84239	$12.46994	0
2013	$12.46994	$17.13400	0
2014	$17.13400	$18.19193	621
2015	$18.19193	$19.66244	589
2016	$19.66244	$19.28494	553
2017	$19.28494	$25.55767	523
2018	$25.55767	$25.34340	493
T. Rowe Price Equity Income Portfolio - II
2009	$8.04225	$9.82619	0
2010	$9.82619	$10.99878	0
2011	$10.99878	$10.62045	0
2012	$10.62045	$12.11281	0
2013	$12.11281	$15.29087	0
2014	$15.29087	$15.97577	0
2015	$15.97577	$14.47694	0
2016	$14.47694	$16.78620	0
2017	$16.78620	$18.95452	0
2018	$18.95452	$16.69821	0
VanEck VIP Emerging Markets Fund - Initial Class
2009	$9.68311	$20.13718	0
2010	$20.13718	$24.91709	0
2011	$24.91709	$18.05091	0
2012	$18.05091	$22.85638	0
2013	$22.85638	$24.97659	0
2014	$24.97659	$24.26339	218
2015	$24.26339	$20.35670	207
2016	$20.35670	$19.87972	194
2017	$19.87972	$29.29606	184
2018	$29.29606	$21.86636	173
VanEck VIP Global Hard Assets Fund - Initial Class
2009	$16.50757	$25.36794	0
2010	$25.36794	$31.98199	0
2011	$31.98199	$26.06684	0
2012	$26.06684	$26.28755	0
2013	$26.28755	$28.34477	0
2014	$28.34477	$22.36728	0
2015	$22.36728	$14.52063	0
2016	$14.52063	$20.35788	0
2017	$20.35788	$19.52571	0
2018	$19.52571	$13.66125	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Western Asset Variable Global High Yield Bond Portfolio - Class II
2009	$7.66945	$11.58547	0
2010	$11.58547	$12.96259	0
2011	$12.96259	$12.80651	0
2012	$12.80651	$14.75008	0
2013	$14.75008	$15.26029	0
2014	$15.26029	$14.66167	0
2015	$14.66167	$13.43299	0
2016	$13.43299	$15.11743	0
2017	$15.11743	$15.99289	0
2018	$15.99289	$14.95185	0
* The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.35% and an administrative expense charge of 0.10%.

CONSULTANT SOLUTIONS VARIABLE ANNUITIES: LBL Consultant Solution Select Contracts - PROSPECTUS ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE

SUB-ACCOUNT*

Low

Mortality & Expense = 1.70

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Alger Capital Appreciation Portfolio - Class S
2009	$9.36922	$13.86420	8,797
2010	$13.86420	$15.47008	4,945
2011	$15.47008	$15.09692	2,846
2012	$15.09692	$17.47693	2,301
2013	$17.47693	$23.13332	1,926
2014	$23.13332	$25.77154	1,300
2015	$25.77154	$26.80437	1,422
2016	$26.80437	$26.38127	331
2017	$26.38127	$33.87319	331
2018	$33.87319	$33.13977	330
Alger Large Cap Growth Portfolio - Class S
2009	$7.04416	$10.18583	15,504
2010	$10.18583	$11.29357	14,306
2011	$11.29357	$11.00612	13,568
2012	$11.00612	$11.82108	12,190
2013	$11.82108	$15.62203	10,963
2014	$15.62203	$16.96088	10,450
2015	$16.96088	$16.88091	10,560
2016	$16.88091	$16.37839	9,142
2017	$16.37839	$20.58208	6,532
2018	$20.58208	$20.55993	4,772
Alger Mid Cap Growth Portfolio - Class S
2009	$6.45799	$9.59590	15,709
2010	$9.59590	$11.20270	14,156
2011	$11.20270	$10.05631	12,397
2012	$10.05631	$11.42440	6,470
2013	$11.42440	$15.19065	4,773
2014	$15.19065	$16.04842	3,896
2015	$16.04842	$15.46101	3,847
2016	$15.46101	$15.25677	3,202
2017	$15.25677	$19.35649	2,726
2018	$19.35649	$17.52730	2,695
ClearBridge Variable Large Cap Value Portfolio-Class I
2009	$6.14362	$7.51117	4,311
2010	$7.51117	$8.07414	3,403
2011	$8.07414	$8.32181	4,149
2012	$8.32181	$9.52040	3,911
2013	$9.52040	$12.37539	2,511
2014	$12.37539	$13.57553	2,540
2015	$13.57553	$12.94884	1,521
2016	$12.94884	$14.36966	1,215
2017	$14.36966	$16.20630	1,006
2018	$16.20630	$14.50185	952

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Fidelity® VIP Asset Manager Portfolio - Service Class 2
2009	$8.61352	$10.89128	13,118
2010	$10.89128	$12.18877	8,427
2011	$12.18877	$11.63278	8,191
2012	$11.63278	$12.82055	10,063
2013	$12.82055	$14.52102	7,851
2014	$14.52102	$15.04940	6,124
2015	$15.04940	$14.76959	5,606
2016	$14.76959	$14.91633	4,416
2017	$14.91633	$16.66271	4,331
2018	$16.66271	$15.44366	4,298
Fidelity® VIP Contrafund® Portfolio - Service Class 2
2009	$9.21598	$12.26000	81,493
2010	$12.26000	$14.07739	53,895
2011	$14.07739	$13.43961	45,208
2012	$13.43961	$15.32729	37,230
2013	$15.32729	$19.71044	24,831
2014	$19.71044	$21.61149	23,735
2015	$21.61149	$21.31064	20,812
2016	$21.31064	$22.54589	11,853
2017	$22.54589	$26.92255	9,566
2018	$26.92255	$24.68169	9,047
Fidelity® VIP Equity-Income Portfolio - Service Class 2
2009	$7.36081	$9.38841	75,431
2010	$9.38841	$10.59485	78,583
2011	$10.59485	$10.47266	57,292
2012	$10.47266	$12.03763	60,518
2013	$12.03763	$15.11056	52,689
2014	$15.11056	$16.09682	45,304
2015	$16.09682	$15.13709	45,292
2016	$15.13709	$17.49793	31,625
2017	$17.49793	$19.35877	22,120
2018	$19.35877	$17.38680	16,220
Fidelity® VIP Government Money Market Portfolio - Initial Class
2016	$10.00000	$9.94890	23,258
2017	$9.94890	$9.83676	28,619
2018	$9.83676	$9.81903	30,469
Fidelity® VIP Government Money Market Portfolio - Service Class 2
2009	$10.70316	$10.56038	204,879
2010	$10.56038	$10.37786	115,332
2011	$10.37786	$10.19259	105,038
2012	$10.19259	$10.00963	93,580
2013	$10.00963	$9.83044	99,838
2014	$9.83044	$9.65446	58,641
2015	$9.65446	$9.48163	39,320
2016	$9.48163	$9.31271	78,984
2017	$9.31271	$9.18489	19,303
2018	$9.18489	$9.14540	11,292

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Fidelity® VIP Growth Portfolio - Service Class 2
2009	$6.81590	$8.56498	57,607
2010	$8.56498	$10.41798	58,821
2011	$10.41798	$10.22752	39,731
2012	$10.22752	$11.48950	48,616
2013	$11.48950	$15.34465	38,482
2014	$15.34465	$16.72795	42,969
2015	$16.72795	$17.56102	34,065
2016	$17.56102	$17.34062	29,697
2017	$17.34062	$22.95987	17,301
2018	$22.95987	$22.44849	12,242
Fidelity® VIP Index 500 Portfolio - Service Class 2
2009	$7.88116	$9.77479	188,699
2010	$9.77479	$11.01284	186,215
2011	$11.01284	$11.00797	112,062
2012	$11.00797	$12.49909	96,761
2013	$12.49909	$16.19079	101,931
2014	$16.19079	$18.01214	85,546
2015	$18.01214	$17.87939	77,986
2016	$17.87939	$19.59207	67,115
2017	$19.59207	$23.36061	51,883
2018	$23.36061	$21.85426	47,003
Fidelity® VIP Investment Grade Bond Portfolio - Service Class 2
2009	$10.08631	$11.43698	109,299
2010	$11.43698	$12.07887	73,245
2011	$12.07887	$12.69658	52,851
2012	$12.69658	$13.16614	43,691
2013	$13.16614	$12.66180	32,645
2014	$12.66180	$13.13242	22,768
2015	$13.13242	$12.78645	14,698
2016	$12.78645	$13.11921	8,832
2017	$13.11921	$13.39876	7,184
2018	$13.39876	$13.05369	6,485
Fidelity® VIP Overseas Portfolio - Service Class 2
2009	$9.28911	$11.51367	59,741
2010	$11.51367	$12.75715	48,418
2011	$12.75715	$10.35549	44,346
2012	$10.35549	$12.24091	53,374
2013	$12.24091	$15.64692	46,559
2014	$15.64692	$14.09040	44,726
2015	$14.09040	$14.29288	30,202
2016	$14.29288	$13.29683	27,327
2017	$13.29683	$16.97507	18,055
2018	$16.97507	$14.15909	16,666
Goldman Sachs VIT Mid Cap Value Fund - Institutional
2015	$10.00000	$8.71126	1,711
2016	$8.71126	$9.71244	1,796
2017	$9.71244	$10.59453	1,512
2018	$10.59453	$9.31540	2,506

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Guggenheim VIF Long Short Equity Fund
2009	$9.04315	$11.30420	13,289
2010	$11.30420	$12.34513	12,260
2011	$12.34513	$11.32776	12,101
2012	$11.32776	$11.61627	11,965
2013	$11.61627	$13.39870	1,459
2014	$13.39870	$13.52524	864
2015	$13.52524	$13.44917	326
2016	$13.44917	$13.29427	297
2017	$13.29427	$14.99566	296
2018	$14.99566	$12.82046	296
Invesco V.I. American Franchise Fund - Series II
2012	$10.00000	$9.39434	5,393
2013	$9.39434	$12.89660	3,297
2014	$12.89660	$13.69898	3,048
2015	$13.69898	$14.09140	2,831
2016	$14.09140	$14.11756	2,282
2017	$14.11756	$17.61235	1,289
2018	$17.61235	$16.62199	609
Invesco V.I. Core Equity Fund - Series II
2009	$7.80353	$9.80739	16,715
2010	$9.80739	$10.52172	14,055
2011	$10.52172	$10.30238	12,208
2012	$10.30238	$11.49372	11,510
2013	$11.49372	$14.55286	8,377
2014	$14.55286	$15.41224	8,069
2015	$15.41224	$14.22628	8,177
2016	$14.22628	$15.37071	3,077
2017	$15.37071	$17.03954	2,038
2018	$17.03954	$15.12421	2,067
Invesco V.I. Government Securities Fund - Series II
2011	$10.00000	$11.78104	12,345
2012	$11.78104	$11.82513	7,815
2013	$11.82513	$11.28082	9,571
2014	$11.28082	$11.50774	7,672
2015	$11.50774	$11.30749	6,961
2016	$11.30749	$11.21578	4,981
2017	$11.21578	$11.20456	4,601
2018	$11.20456	$11.03501	3,279
Invesco V.I. Growth and Income Fund - Series II
2009	$9.07648	$11.06197	31,070
2010	$11.06197	$12.18739	27,922
2011	$12.18739	$11.69777	24,168
2012	$11.69777	$13.13483	22,503
2013	$13.13483	$17.25406	19,862
2014	$17.25406	$18.63196	12,486
2015	$18.63196	$17.69040	15,920
2016	$17.69040	$20.74835	6,367
2017	$20.74835	$23.23741	4,818
2018	$23.23741	$19.71701	4,947

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Invesco V.I. Mid Cap Core Equity Fund - Series II
2009	$9.44200	$12.04023	23,028
2010	$12.04023	$13.45274	21,748
2011	$13.45274	$12.35177	22,611
2012	$12.35177	$13.41693	17,790
2013	$13.41693	$16.92581	16,032
2014	$16.92581	$17.31418	14,497
2015	$17.31418	$16.27467	13,712
2016	$16.27467	$18.08627	10,510
2017	$18.08627	$20.36545	8,858
2018	$20.36545	$17.67852	7,663
Invesco V.I. Mid Cap Growth Fund - Series II
2009	$7.50021	$11.51728	10,158
2010	$11.51728	$14.39487	7,082
2011	$14.39487	$12.81301	6,034
2012	$12.81301	$14.04470	6,076
2013	$14.04470	$18.84038	4,784
2014	$18.84038	$19.92430	3,162
2015	$19.92430	$19.76948	1,652
2016	$19.76948	$19.52571	1,030
2017	$19.52571	$23.42239	1,570
2018	$23.42239	$21.64897	986
Invesco V.I. Value Opportunities Fund - Series II
2009	$5.77609	$8.37994	17,395
2010	$8.37994	$8.80070	15,645
2011	$8.80070	$8.34916	12,474
2012	$8.34916	$9.64602	7,102
2013	$9.64602	$12.62409	6,070
2014	$12.62409	$13.18848	4,517
2015	$13.18848	$11.57104	3,652
2016	$11.57104	$13.39986	3,345
2017	$13.39986	$15.42742	2,656
2018	$15.42742	$12.21796	2,355
Janus Henderson Balanced Portfolio - Service Shares
2009	$10.82785	$13.35321	19,202
2010	$13.35321	$14.17770	20,105
2011	$14.17770	$14.11171	18,228
2012	$14.11171	$15.71051	10,712
2013	$15.71051	$18.48294	8,198
2014	$18.48294	$19.64555	6,363
2015	$19.64555	$19.37113	4,798
2016	$19.37113	$19.84592	2,684
2017	$19.84592	$23.02553	2,377
2018	$23.02553	$22.70801	2,175
Janus Henderson Forty Portfolio - Service Shares
2009	$9.94433	$14.25896	12,938
2010	$14.25896	$14.90971	10,052
2011	$14.90971	$13.62545	8,840
2012	$13.62545	$16.57189	7,253
2013	$16.57189	$21.30004	5,800
2014	$21.30004	$22.68783	3,321
2015	$22.68783	$24.93906	2,507
2016	$24.93906	$24.96711	2,019
2017	$24.96711	$31.87569	1,637
2018	$31.87569	$31.83904	1,607

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Janus Henderson Mid Cap Value Portfolio - Service Shares
2009	$10.23768	$13.36298	30,080
2010	$13.36298	$15.13879	24,624
2011	$15.13879	$14.42352	21,913
2012	$14.42352	$15.69179	16,678
2013	$15.69179	$19.38649	14,698
2014	$19.38649	$20.64413	8,246
2015	$20.64413	$19.52442	6,864
2016	$19.52442	$22.77163	4,078
2017	$22.77163	$25.41282	3,697
2018	$25.41282	$21.50574	2,649
Janus Henderson Overseas Portfolio - Service Shares
2009	$6.91646	$12.16259	7,507
2010	$12.16259	$14.93197	5,973
2011	$14.93197	$9.92154	5,705
2012	$9.92154	$11.02666	6,067
2013	$11.02666	$12.37466	3,622
2014	$12.37466	$10.68128	1,555
2015	$10.68128	$9.56543	1,088
2016	$9.56543	$8.76361	851
2017	$8.76361	$11.25817	797
2018	$11.25817	$9.38177	770
MFS® Investors Growth Stock Portfolio - Service Class
2015	$10.00000	$17.57185	5,959
2016	$17.57185	$18.26452	3,986
2017	$18.26452	$22.97851	1,284
2018	$22.97851	$22.69419	1,046
MFS® Investors Trust Series - Service Class
2009	$8.86686	$11.01972	3,217
2010	$11.01972	$11.99887	1,719
2011	$11.99887	$11.49841	3,714
2012	$11.49841	$13.41738	3,388
2013	$13.41738	$17.35780	3,108
2014	$17.35780	$18.87108	2,607
2015	$18.87108	$18.52274	2,415
2016	$18.52274	$19.70286	2,086
2017	$19.70286	$23.80642	1,895
2018	$23.80642	$22.04289	1,732
MFS® New Discovery Series - Service Class
2009	$6.75490	$10.80713	13,125
2010	$10.80713	$14.42707	9,230
2011	$14.42707	$12.68105	8,946
2012	$12.68105	$15.05454	7,889
2013	$15.05454	$20.87736	4,629
2014	$20.87736	$18.96499	3,804
2015	$18.96499	$18.22397	5,636
2016	$18.22397	$19.47155	5,341
2017	$19.47155	$24.15875	5,331
2018	$24.15875	$23.31577	5,056

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
MFS® Total Return Series - Service Class
2009	$9.23307	$10.67394	20,112
2010	$10.67394	$11.49163	13,332
2011	$11.49163	$11.46410	13,081
2012	$11.46410	$12.48813	11,293
2013	$12.48813	$14.56137	9,152
2014	$14.56137	$15.47701	7,803
2015	$15.47701	$15.11035	4,680
2016	$15.11035	$16.14725	3,407
2017	$16.14725	$17.76535	2,707
2018	$17.76535	$16.42082	2,653
MFS® Value Series - Service Class
2009	$9.60774	$11.55303	3,502
2010	$11.55303	$12.61773	2,399
2011	$12.61773	$12.33328	2,554
2012	$12.33328	$14.03428	2,402
2013	$14.03428	$18.68755	2,381
2014	$18.68755	$20.22346	1,921
2015	$20.22346	$19.67394	923
2016	$19.67394	$21.98243	533
2017	$21.98243	$25.33452	435
2018	$25.33452	$22.30118	346
MFS® VIT II High Yield - Service Class
2013	$10.00000	$15.36705	4,159
2014	$15.36705	$15.47279	4,685
2015	$15.47279	$14.52237	3,448
2016	$14.52237	$16.20776	2,284
2017	$16.20776	$16.92209	2,124
2018	$16.92209	$16.07866	2,094
Morgan Stanley VIF Growth Portfolio, Class II
2009	$7.10331	$11.51970	5,504
2010	$11.51970	$13.87041	4,539
2011	$13.87041	$13.20708	4,772
2012	$13.20708	$14.79133	4,328
2013	$14.79133	$21.45723	3,807
2014	$21.45723	$22.35400	3,003
2015	$22.35400	$24.57887	1,744
2016	$24.57887	$23.67370	730
2017	$23.67370	$33.20635	729
2018	$33.20635	$34.98719	729
Morgan Stanley VIF U.S. Real Estate Portfolio, Class II
2009	$9.80313	$12.36949	39,348
2010	$12.36949	$15.73381	29,572
2011	$15.73381	$16.32605	27,469
2012	$16.32605	$18.53591	24,708
2013	$18.53591	$18.52115	21,474
2014	$18.52115	$23.54010	15,395
2015	$23.54010	$23.56078	11,583
2016	$23.56078	$24.65298	9,065
2017	$24.65298	$24.90651	9,053
2018	$24.90651	$22.50832	7,399

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
2009	$6.12044	$7.94925	8,703
2010	$7.94925	$9.92663	6,348
2011	$9.92663	$9.82981	7,146
2012	$9.82981	$11.21279	5,665
2013	$11.21279	$14.93375	3,682
2014	$14.93375	$15.47508	4,374
2015	$15.47508	$16.16116	2,520
2016	$16.16116	$16.20103	1,275
2017	$16.20103	$20.43859	923
2018	$20.43859	$18.80477	658
Oppenheimer Global Fund/VA - Service Shares
2009	$8.93761	$12.23076	44,368
2010	$12.23076	$13.89686	41,921
2011	$13.89686	$12.48343	32,097
2012	$12.48343	$14.82644	36,198
2013	$14.82644	$18.48949	32,092
2014	$18.48949	$18.52996	30,546
2015	$18.52996	$18.86465	26,022
2016	$18.86465	$18.49690	16,284
2017	$18.49690	$24.76392	8,248
2018	$24.76392	$21.06042	7,450
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
2009	$8.06413	$10.83968	31,176
2010	$10.83968	$13.09901	26,227
2011	$13.09901	$12.55715	21,911
2012	$12.55715	$14.50945	23,005
2013	$14.50945	$20.03663	19,793
2014	$20.03663	$21.96915	18,283
2015	$21.96915	$20.25900	15,722
2016	$20.25900	$23.41131	10,883
2017	$23.41131	$26.19075	8,342
2018	$26.19075	$23.00810	6,778
PIMCO International Bond (U.S. Dollar-Hedged) - Administrative Shares
formerly,PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
2009	$10.45079	$11.86692	25,316
2010	$11.86692	$12.64386	20,331
2011	$12.64386	$13.25689	16,521
2012	$13.25689	$14.42986	14,395
2013	$14.42986	$14.24118	12,784
2014	$14.24118	$15.54553	5,997
2015	$15.54553	$15.31029	4,556
2016	$15.31029	$16.00916	3,744
2017	$16.00916	$16.15710	3,298
2018	$16.15710	$16.20239	3,001
PIMCO Real Return Portfolio - Administrative Shares
2009	$10.37958	$12.06775	32,397
2010	$12.06775	$12.81177	32,722
2011	$12.81177	$14.05061	20,871
2012	$14.05061	$15.00502	16,504
2013	$15.00502	$13.37664	14,113
2014	$13.37664	$13.54195	9,334
2015	$13.54195	$12.93846	6,186
2016	$12.93846	$13.36628	5,442
2017	$13.36628	$13.60670	4,417
2018	$13.60670	$13.06635	3,375

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
PIMCO Total Return Portfolio - Administrative Shares
2009	$11.55025	$12.93854	93,450
2010	$12.93854	$13.73700	84,488
2011	$13.73700	$13.97748	122,070
2012	$13.97748	$15.04169	111,189
2013	$15.04169	$14.48121	49,016
2014	$14.48121	$14.82892	28,408
2015	$14.82892	$14.62733	25,235
2016	$14.62733	$14.74926	19,524
2017	$14.74926	$15.19725	15,969
2018	$15.19725	$14.84390	13,684
T. Rowe Price Blue Chip Growth Portfolio - II
2009	$7.23756	$10.07759	50,583
2010	$10.07759	$11.47981	35,122
2011	$11.47981	$11.42708	29,928
2012	$11.42708	$13.23013	30,044
2013	$13.23013	$18.29954	22,612
2014	$18.29954	$19.55890	16,859
2015	$19.55890	$21.28074	12,660
2016	$21.28074	$21.01087	5,906
2017	$21.01087	$28.02791	3,493
2018	$28.02791	$27.97670	2,391
T. Rowe Price Equity Income Portfolio - II
2009	$8.30891	$10.21966	63,978
2010	$10.21966	$11.51533	56,769
2011	$11.51533	$11.19318	48,248
2012	$11.19318	$12.85127	37,818
2013	$12.85127	$16.33112	24,332
2014	$16.33112	$17.17631	14,093
2015	$17.17631	$15.66860	10,593
2016	$15.66860	$18.28863	7,376
2017	$18.28863	$20.78677	5,989
2018	$20.78677	$18.43346	5,889
VanEck VIP Emerging Markets Fund - Initial Class
2009	$10.00421	$20.94330	10,954
2010	$20.94330	$26.08693	7,376
2011	$26.08693	$19.02428	5,823
2012	$19.02428	$24.24968	5,143
2013	$24.24968	$26.67565	4,678
2014	$26.67565	$26.08670	2,040
2015	$26.08670	$22.03245	1,431
2016	$22.03245	$21.65916	1,281
2017	$21.65916	$32.12792	1,536
2018	$32.12792	$24.13880	1,527
VanEck VIP Global Hard Assets Fund - Initial Class
2009	$17.05472	$26.38348	36,520
2010	$26.38348	$33.48365	30,164
2011	$33.48365	$27.47245	22,360
2012	$27.47245	$27.89019	21,376
2013	$27.89019	$30.27322	19,427
2014	$30.27322	$24.04858	17,441
2015	$24.04858	$15.71645	12,344
2016	$15.71645	$22.18076	15,845
2017	$22.18076	$21.41394	12,606
2018	$21.41394	$15.08154	10,438

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Western Asset Variable Global High Yield Bond Portfolio - Class II
2009	$7.92367	$12.04912	33,607
2010	$12.04912	$13.57115	22,444
2011	$13.57115	$13.49685	19,914
2012	$13.49685	$15.64899	13,535
2013	$15.64899	$16.29818	11,196
2014	$16.29818	$15.76321	8,819
2015	$15.76321	$14.53851	8,273
2016	$14.53851	$16.47024	4,444
2017	$16.47024	$17.53861	3,016
2018	$17.53861	$16.50535	2,834
* The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.70% and an administrative expense charge of 0.10%.

CONSULTANT SOLUTIONS VARIABLE ANNUITIES: LBL Consultant Solution Select Contracts - PROSPECTUS ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE

SUB-ACCOUNT*

High

Mortality & Expense = 2.60

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Alger Capital Appreciation Portfolio - Class S
2009	$8.95496	$13.12985	0
2010	$13.12985	$14.51654	0
2011	$14.51654	$14.03681	0
2012	$14.03681	$16.10047	0
2013	$16.10047	$21.11622	0
2014	$21.11622	$23.30885	0
2015	$23.30885	$24.02079	0
2016	$24.02079	$23.42557	0
2017	$23.42557	$29.80627	0
2018	$29.80627	$28.89567	0
Alger Large Cap Growth Portfolio - Class S
2009	$6.73265	$9.64625	0
2010	$9.64625	$10.59737	0
2011	$10.59737	$10.23319	0
2012	$10.23319	$10.88997	0
2013	$10.88997	$14.25973	0
2014	$14.25973	$15.33994	0
2015	$15.33994	$15.12767	0
2016	$15.12767	$14.54318	0
2017	$14.54318	$18.11064	0
2018	$18.11064	$17.92659	0
Alger Mid Cap Growth Portfolio - Class S
2009	$6.17233	$9.08740	0
2010	$9.08740	$10.51196	0
2011	$10.51196	$9.34988	0
2012	$9.34988	$10.52430	0
2013	$10.52430	$13.86565	0
2014	$13.86565	$14.51432	0
2015	$14.51432	$13.85487	0
2016	$13.85487	$13.54688	0
2017	$13.54688	$17.03178	0
2018	$17.03178	$15.28194	0
ClearBridge Variable Large Cap Value Portfolio-Class I
2009	$6.04921	$7.32797	0
2010	$7.32797	$7.80506	0
2011	$7.80506	$7.97091	0
2012	$7.97091	$9.03521	0
2013	$9.03521	$11.63715	0
2014	$11.63715	$12.64871	0
2015	$12.64871	$11.95420	0
2016	$11.95420	$13.14467	0
2017	$13.14467	$14.69070	0
2018	$14.69070	$13.02607	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Fidelity® VIP Asset Manager Portfolio - Service Class 2
2009	$8.23274	$10.31445	0
2010	$10.31445	$11.43753	0
2011	$11.43753	$10.81597	0
2012	$10.81597	$11.81086	0
2013	$11.81086	$13.25485	0
2014	$13.25485	$13.61126	0
2015	$13.61126	$13.23574	0
2016	$13.23574	$13.24507	0
2017	$13.24507	$14.66198	0
2018	$14.66198	$13.46573	0
Fidelity® VIP Contrafund® Portfolio - Service Class 2
2009	$8.80854	$11.61060	0
2010	$11.61060	$13.20968	0
2011	$13.20968	$12.49585	0
2012	$12.49585	$14.12009	0
2013	$14.12009	$17.99173	0
2014	$17.99173	$19.54624	0
2015	$19.54624	$19.09747	0
2016	$19.09747	$20.01978	0
2017	$20.01978	$23.68996	0
2018	$23.68996	$21.52059	0
Fidelity® VIP Equity-Income Portfolio - Service Class 2
2009	$7.03531	$8.89096	0
2010	$8.89096	$9.94161	0
2011	$9.94161	$9.73706	0
2012	$9.73706	$11.08934	0
2013	$11.08934	$13.79270	0
2014	$13.79270	$14.55829	0
2015	$14.55829	$13.56478	0
2016	$13.56478	$15.53714	0
2017	$15.53714	$17.03402	0
2018	$17.03402	$15.15969	0
Fidelity® VIP Government Money Market Portfolio - Initial Class
2016	$10.00000	$9.91891	0
2017	$9.91891	$9.71840	0
2018	$9.71840	$9.61270	0
Fidelity® VIP Government Money Market Portfolio - Service Class 2
2009	$10.23015	$10.00118	0
2010	$10.00118	$9.73825	0
2011	$9.73825	$9.47698	0
2012	$9.47698	$9.22133	0
2013	$9.22133	$8.97325	0
2014	$8.97325	$8.73185	0
2015	$8.73185	$8.49693	0
2016	$8.49693	$8.26928	0
2017	$8.26928	$8.08199	0
2018	$8.08199	$7.97409	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Fidelity® VIP Growth Portfolio - Service Class 2
2009	$6.51445	$8.11115	0
2010	$8.11115	$9.77566	0
2011	$9.77566	$9.50918	0
2012	$9.50918	$10.58443	0
2013	$10.58443	$14.00646	0
2014	$14.00646	$15.12919	0
2015	$15.12919	$15.73710	0
2016	$15.73710	$15.39756	0
2017	$15.39756	$20.20292	0
2018	$20.20292	$19.57328	0
Fidelity® VIP Index 500 Portfolio - Service Class 2
2009	$7.53270	$9.25701	0
2010	$9.25701	$10.33398	0
2011	$10.33398	$10.23496	0
2012	$10.23496	$11.51464	0
2013	$11.51464	$14.77899	0
2014	$14.77899	$16.29088	0
2015	$16.29088	$16.02263	0
2016	$16.02263	$17.39702	0
2017	$17.39702	$20.55583	0
2018	$20.55583	$19.05542	0
Fidelity® VIP Investment Grade Bond Portfolio - Service Class 2
2009	$9.64054	$10.83139	0
2010	$10.83139	$11.33448	0
2011	$11.33448	$11.80527	0
2012	$11.80527	$12.12941	0
2013	$12.12941	$11.55785	0
2014	$11.55785	$11.87759	0
2015	$11.87759	$11.45867	0
2016	$11.45867	$11.64943	0
2017	$11.64943	$11.79005	0
2018	$11.79005	$11.38199	0
Fidelity® VIP Overseas Portfolio - Service Class 2
2009	$8.87842	$10.90373	0
2010	$10.90373	$11.97078	0
2011	$11.97078	$9.62814	0
2012	$9.62814	$11.27663	0
2013	$11.27663	$14.28237	0
2014	$14.28237	$12.74364	0
2015	$12.74364	$12.80825	0
2016	$12.80825	$11.80673	0
2017	$11.80673	$14.93654	0
2018	$14.93654	$12.34536	0
Goldman Sachs VIT Mid Cap Value Fund - Institutional
2015	$10.00000	$8.65774	0
2016	$8.65774	$9.56457	0
2017	$9.56457	$10.33890	0
2018	$10.33890	$9.00793	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Guggenheim VIF Long Short Equity Fund
2009	$8.64332	$10.70541	0
2010	$10.70541	$11.58417	0
2011	$11.58417	$10.53229	0
2012	$10.53229	$10.70130	0
2013	$10.70130	$12.23024	0
2014	$12.23024	$12.23261	0
2015	$12.23261	$12.05234	0
2016	$12.05234	$11.80465	0
2017	$11.80465	$13.19501	0
2018	$13.19501	$11.17839	0
Invesco V.I. American Franchise Fund - Series II
2012	$10.00000	$8.65430	0
2013	$8.65430	$11.77186	0
2014	$11.77186	$12.38966	0
2015	$12.38966	$12.62775	0
2016	$12.62775	$12.53558	0
2017	$12.53558	$15.49740	0
2018	$15.49740	$14.49291	0
Invesco V.I. Core Equity Fund - Series II
2009	$7.61342	$9.48077	0
2010	$9.48077	$10.07815	0
2011	$10.07815	$9.77780	0
2012	$9.77780	$10.80828	0
2013	$10.80828	$13.55965	0
2014	$13.55965	$14.22876	0
2015	$14.22876	$13.01346	0
2016	$13.01346	$13.93183	0
2017	$13.93183	$15.30479	0
2018	$15.30479	$13.46084	0
Invesco V.I. Government Securities Fund - Series II
2011	$10.00000	$10.95396	0
2012	$10.95396	$10.89393	0
2013	$10.89393	$10.29723	0
2014	$10.29723	$10.40811	0
2015	$10.40811	$10.13326	0
2016	$10.13326	$9.95921	0
2017	$9.95921	$9.85923	0
2018	$9.85923	$9.62178	0
Invesco V.I. Growth and Income Fund - Series II
2009	$8.67521	$10.47602	0
2010	$10.47602	$11.43612	0
2011	$11.43612	$10.87627	0
2012	$10.87627	$12.10023	0
2013	$12.10023	$15.74942	0
2014	$15.74942	$16.85130	0
2015	$16.85130	$15.85304	0
2016	$15.85304	$18.42351	0
2017	$18.42351	$20.44709	0
2018	$20.44709	$17.19159	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Invesco V.I. Mid Cap Core Equity Fund - Series II
2009	$9.02461	$11.40251	0
2010	$11.40251	$12.62354	0
2011	$12.62354	$11.48441	0
2012	$11.48441	$12.36017	0
2013	$12.36017	$15.44989	0
2014	$15.44989	$15.65951	0
2015	$15.65951	$14.58441	0
2016	$14.58441	$16.05974	0
2017	$16.05974	$17.92002	0
2018	$17.92002	$15.41421	0
Invesco V.I. Mid Cap Growth Fund - Series II
2009	$7.16852	$10.90711	0
2010	$10.90711	$13.50749	0
2011	$13.50749	$11.91309	0
2012	$11.91309	$12.93830	0
2013	$12.93830	$17.19725	0
2014	$17.19725	$18.01990	0
2015	$18.01990	$17.71597	0
2016	$17.71597	$17.33757	0
2017	$17.33757	$20.60954	0
2018	$20.60954	$18.87579	0
Invesco V.I. Value Opportunities Fund - Series II
2009	$5.52057	$7.93580	0
2010	$7.93580	$8.25794	0
2011	$8.25794	$7.76258	0
2012	$7.76258	$8.88595	0
2013	$8.88595	$11.52288	0
2014	$11.52288	$11.92769	0
2015	$11.92769	$10.36891	0
2016	$10.36891	$11.89800	0
2017	$11.89800	$13.57447	0
2018	$13.57447	$10.65265	0
Janus Henderson Balanced Portfolio - Service Shares
2009	$10.34931	$12.64616	0
2010	$12.64616	$13.30402	0
2011	$13.30402	$13.12101	0
2012	$13.12101	$14.47339	0
2013	$14.47339	$16.87154	0
2014	$16.87154	$17.76845	0
2015	$17.76845	$17.35967	0
2016	$17.35967	$17.62261	0
2017	$17.62261	$20.26116	0
2018	$20.26116	$19.80008	0
Janus Henderson Forty Portfolio - Service Shares
2009	$9.50469	$13.50371	0
2010	$13.50371	$13.99069	0
2011	$13.99069	$12.66863	0
2012	$12.66863	$15.26671	0
2013	$15.26671	$19.44274	0
2014	$19.44274	$20.51973	0
2015	$20.51973	$22.34914	0
2016	$22.34914	$22.16979	0
2017	$22.16979	$28.04851	0
2018	$28.04851	$27.76146	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Janus Henderson Mid Cap Value Portfolio - Service Shares
2009	$9.78509	$12.65516	0
2010	$12.65516	$14.20564	0
2011	$14.20564	$13.41065	0
2012	$13.41065	$14.45582	0
2013	$14.45582	$17.69592	0
2014	$17.69592	$18.67121	0
2015	$18.67121	$17.49662	0
2016	$17.49662	$20.22018	0
2017	$20.22018	$22.36141	0
2018	$22.36141	$18.75129	0
Janus Henderson Overseas Portfolio - Service Shares
2009	$6.61060	$11.51824	0
2010	$11.51824	$14.01153	0
2011	$14.01153	$9.22462	0
2012	$9.22462	$10.15789	0
2013	$10.15789	$11.29527	0
2014	$11.29527	$9.66014	0
2015	$9.66014	$8.57159	0
2016	$8.57159	$7.78127	0
2017	$7.78127	$9.90586	0
2018	$9.90586	$8.17972	0
MFS® Investors Growth Stock Portfolio - Service Class
2015	$10.00000	$15.74695	0
2016	$15.74695	$16.21811	0
2017	$16.21811	$20.21950	0
2018	$20.21950	$19.78768	0
MFS® Investors Trust Series - Service Class
2009	$8.47482	$10.43598	0
2010	$10.43598	$11.25921	0
2011	$11.25921	$10.69091	0
2012	$10.69091	$12.36056	0
2013	$12.36056	$15.84419	0
2014	$15.84419	$17.06766	0
2015	$17.06766	$16.59905	0
2016	$16.59905	$17.49525	0
2017	$17.49525	$20.94795	0
2018	$20.94795	$19.21974	0
MFS® New Discovery Series - Service Class
2009	$6.45612	$10.23449	0
2010	$10.23449	$13.53761	0
2011	$13.53761	$11.79031	0
2012	$11.79031	$13.86850	0
2013	$13.86850	$19.05651	0
2014	$19.05651	$17.15216	0
2015	$17.15216	$16.33087	0
2016	$16.33087	$17.28940	0
2017	$17.28940	$21.25739	0
2018	$21.25739	$20.32899	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
MFS® Total Return Series - Service Class
2009	$8.82493	$10.10863	0
2010	$10.10863	$10.78333	0
2011	$10.78333	$10.65916	0
2012	$10.65916	$11.50464	0
2013	$11.50464	$13.29171	0
2014	$13.29171	$13.99805	0
2015	$13.99805	$13.54116	0
2016	$13.54116	$14.33817	0
2017	$14.33817	$15.63233	0
2018	$15.63233	$14.31783	0
MFS® Value Series - Service Class
2009	$9.18301	$10.94112	0
2010	$10.94112	$11.84001	0
2011	$11.84001	$11.46725	0
2012	$11.46725	$12.92895	0
2013	$12.92895	$17.05812	0
2014	$17.05812	$18.29094	0
2015	$18.29094	$17.63085	0
2016	$17.63085	$19.51961	0
2017	$19.51961	$22.29276	0
2018	$22.29276	$19.44508	0
MFS® VIT II High Yield - Service Class
2013	$10.00000	$14.02727	0
2014	$14.02727	$13.99436	0
2015	$13.99436	$13.01433	0
2016	$13.01433	$14.39201	0
2017	$14.39201	$14.89039	0
2018	$14.89039	$14.01958	0
Morgan Stanley VIF Growth Portfolio, Class II
2009	$6.78917	$10.90939	0
2010	$10.90939	$13.01536	0
2011	$13.01536	$12.27958	0
2012	$12.27958	$13.62623	0
2013	$13.62623	$19.58611	0
2014	$19.58611	$20.21769	0
2015	$20.21769	$22.02623	0
2016	$22.02623	$21.02118	0
2017	$21.02118	$29.21938	0
2018	$29.21938	$30.50636	0
Morgan Stanley VIF U.S. Real Estate Portfolio, Class II
2009	$9.36953	$11.71388	0
2010	$11.71388	$14.76359	0
2011	$14.76359	$15.17926	0
2012	$15.17926	$17.07564	0
2013	$17.07564	$16.90565	0
2014	$16.90565	$21.29013	0
2015	$21.29013	$21.11356	0
2016	$21.11356	$21.89059	0
2017	$21.89059	$21.91573	0
2018	$21.91573	$19.62531	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
2009	$5.91668	$7.61419	0
2010	$7.61419	$9.42120	0
2011	$9.42120	$9.24399	0
2012	$9.24399	$10.44769	0
2013	$10.44769	$13.78732	0
2014	$13.78732	$14.15612	0
2015	$14.15612	$14.64823	0
2016	$14.64823	$14.55017	0
2017	$14.55017	$18.19001	0
2018	$18.19001	$16.58367	0
Oppenheimer Global Fund/VA - Service Shares
2009	$8.54248	$11.58290	0
2010	$11.58290	$13.04026	0
2011	$13.04026	$11.60673	0
2012	$11.60673	$13.65860	0
2013	$13.65860	$16.87713	0
2014	$16.87713	$16.75905	0
2015	$16.75905	$16.90537	0
2016	$16.90537	$16.42430	0
2017	$16.42430	$21.79038	0
2018	$21.79038	$18.36292	0
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
2009	$7.70756	$10.26538	0
2010	$10.26538	$12.29145	0
2011	$12.29145	$11.67520	0
2012	$11.67520	$13.36650	0
2013	$13.36650	$18.28931	0
2014	$18.28931	$19.86953	0
2015	$19.86953	$18.15485	0
2016	$18.15485	$20.78812	0
2017	$20.78812	$23.04581	0
2018	$23.04581	$20.06110	0
PIMCO International Bond (U.S. Dollar-Hedged) - Administrative Shares formerly, PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
2009	$9.98892	$11.23855	0
2010	$11.23855	$11.86463	0
2011	$11.86463	$12.32623	0
2012	$12.32623	$13.29361	0
2013	$13.29361	$12.99954	0
2014	$12.99954	$14.06015	0
2015	$14.06015	$13.72047	0
2016	$13.72047	$14.21567	0
2017	$14.21567	$14.21725	0
2018	$14.21725	$14.12751	0
PIMCO Real Return Portfolio - Administrative Shares
2009	$9.92084	$11.42877	0
2010	$11.42877	$12.02223	0
2011	$12.02223	$13.06427	0
2012	$13.06427	$13.82355	0
2013	$13.82355	$12.21039	0
2014	$12.21039	$12.24801	0
2015	$12.24801	$11.59487	0
2016	$11.59487	$11.86879	0
2017	$11.86879	$11.97297	0
2018	$11.97297	$11.39298	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
PIMCO Total Return Portfolio - Administrative Shares
2009	$11.03982	$12.25350	0
2010	$12.25350	$12.89048	0
2011	$12.89048	$12.99628	0
2012	$12.99628	$13.85731	0
2013	$13.85731	$13.21868	0
2014	$13.21868	$13.41203	0
2015	$13.41203	$13.10845	0
2016	$13.10845	$13.09690	0
2017	$13.09690	$13.37263	0
2018	$13.37263	$12.94295	0
T. Rowe Price Blue Chip Growth Portfolio - II
2009	$6.91751	$9.54370	0
2010	$9.54370	$10.77210	0
2011	$10.77210	$10.62457	0
2012	$10.62457	$12.18804	0
2013	$12.18804	$16.70378	0
2014	$16.70378	$17.68971	0
2015	$17.68971	$19.07063	0
2016	$19.07063	$18.65668	0
2017	$18.65668	$24.66259	0
2018	$24.66259	$24.39364	0
T. Rowe Price Equity Income Portfolio - II
2009	$7.94154	$9.67827	0
2010	$9.67827	$10.80546	0
2011	$10.80546	$10.40709	0
2012	$10.40709	$11.83900	0
2013	$11.83900	$14.90695	0
2014	$14.90695	$15.53473	0
2015	$15.53473	$14.04119	0
2016	$14.04119	$16.23935	0
2017	$16.23935	$18.29068	0
2018	$18.29068	$16.07241	0
VanEck VIP Emerging Markets Fund - Initial Class
2009	$9.56185	$19.83412	0
2010	$19.83412	$24.47932	0
2011	$24.47932	$17.68833	0
2012	$17.68833	$22.33976	0
2013	$22.33976	$24.34949	0
2014	$24.34949	$23.59354	0
2015	$23.59354	$19.74392	0
2016	$19.74392	$19.23202	0
2017	$19.23202	$28.27001	0
2018	$28.27001	$21.04681	0
VanEck VIP Global Hard Assets Fund - Initial Class
2009	$16.30085	$24.98605	0
2010	$24.98605	$31.41990	0
2011	$31.41990	$25.54314	0
2012	$25.54314	$25.69323	0
2013	$25.69323	$27.63294	0
2014	$27.63294	$21.74956	0
2015	$21.74956	$14.08332	0
2016	$14.08332	$19.69433	0
2017	$19.69433	$18.84150	0
2018	$18.84150	$13.14898	0

For the Year Ending December 31	Accumulation Unit Value At Beginning of Period	Accumulation Unit Value At End of Period	Number of Accumulation Units Outstanding at End of Period
Western Asset Variable Global High Yield Bond Portfolio - Class II
2009	$7.57341	$11.41111	0
2010	$11.41111	$12.73482	0
2011	$12.73482	$12.54932	0
2012	$12.54932	$14.41674	0
2013	$14.41674	$14.87721	0
2014	$14.87721	$14.25699	0
2015	$14.25699	$13.02874	0
2016	$13.02874	$14.62503	0
2017	$14.62503	$15.43285	0
2018	$15.43285	$14.39160	0

* The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.60% and an administrative expense charge of 0.10%.

LBLCONSULTSOL

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees	$0
Cost of printing and engraving	$4,160
Legal fees	$2,200
Accounting fees	$39,662
Mailing fees	$2,692

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Articles of Incorporation of Lincoln Benefit Life Company (Registrant) provide for the indemnification of its directors and officers against expenses, judgments, fines and amounts paid in settlement as incurred by such person, so long as such person shall not have been adjudged to be liable for negligence or misconduct in the performance of a duty to the Company. This right of indemnity is not exclusive of other rights to which a director or officer may otherwise be entitled.

LBL HoldCo II, Inc. has obtained directors and officers insurance, which includes indemnification for liability arising under the Securities Act of 1933 that the directors and officers of LBL HoldCo II, Inc. and its subsidiaries may, in such capacities, incur.

Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

Not Applicable.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

16(a)

Exh. No.	Description

1	Form of Principal Underwriting Agreement. Incorporated herein by reference to Post-Effective Amendment to Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed January 28, 1999.

1(a)	Amended and Restated Principal Underwriting Agreement by and between Lincoln Benefit Life Company and Allstate Distributors, LLC, effective April 1, 2014. Incorporated herein by reference to Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC file No. 333-180374)

3(i)	Amended and Restated Articles of Incorporation of Lincoln Benefit Life Company dated September 26, 2000, as amended by the Articles of Amendment to the Articles of Incorporation of Lincoln Benefit Life Company dated January 21, 2015. Incorporated herein by reference to Exhibit 3(i) to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (File No. 333-203376).

3(ii)	Amended and Restated By-Laws of Lincoln Benefit Life Company effective March 10, 2006. Incorporated herein by reference to Exhibit 3.2 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as filed May 8, 2006. (SEC File No. 333-59765).

4(a)	Form of Variable Annuity Contract. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-82427, 811-07924) filed July 8, 1999.

4(b)	Form of Application. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-82427, 811-07924) filed July 8, 1999.

5(a)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Post-Effective Amendment to Form S-3 on Form S-1 for Lincoln Benefit Life Variable Annuity Account (SEC File No. 333-88045) filed April 6, 2000.

5(b)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Registrant’s Form S-3 Registration Statement (SEC File No. 333-158181) dated March 24, 2009.

5(c)	Opinion and Consent of Counsel regarding legality. (Incorporated by reference to Registrant’s Form S-1 Registration Statement (SEC File No. 333-180371) dated March 27, 2012).

5(d)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(d) to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (SEC File No. 333-203376).

5(e)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(e) of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2016 (SEC File No. 333-203376).

5(f)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(f) of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 3, 2017 (SEC File No. 333-203376).

5(g)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(g) of Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 2, 2018 (SEC File No. 333-224100).

5(h)	Opinion and Consent of Counsel regarding legality. Filed herewith.

8	None

9	None

10	Material Contracts

10.1	Administrative Services Agreement between Lincoln Benefit Life Company and Allstate Life Insurance Company effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. (SEC File No. 333-59765)

10.2	Principal Underwriting Agreement by and among Lincoln Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) effective November 25, 1998. (Variable Universal Life Account). Incorporated herein by reference to Exhibit 10.6 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10.3	Amended and Restated Principal Underwriting Agreement between Lincoln Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc. merged with and into Allstate Distributors, LLC effective September 1, 2011) effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company’s Current Report on Form 8-K filed December 20, 2007. (SEC File No. 333-59765)

10.4	Selling Agreement between Lincoln Benefit Life Company, Allstate Distributors, LLC (ALFS, Inc., f/k/a Allstate Financial Services, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) and Allstate Financial Services, LLC (f/k/a LSA Securities, Inc.) effective August 2, 1999. Incorporated herein by reference to Exhibit 10.8 to Allstate Life Insurance Company’s Annual Report on Form 10-K for 2003. (SEC File No. 000-31248)

10.5	Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.11 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10.6	Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.12 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10.7	Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.13 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10.8	Administrative Services Agreement between Allstate Distributors, LLC, (ALFS, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) Allstate Life Insurance Company, Lincoln Benefit Life Company and Charter National Life Insurance Company effective January 1, 2000. Incorporated herein by reference to Exhibit 10.22 to Lincoln Benefit Life Company’s Annual Report on Form 10-K for the year ended December 31, 2008. (SEC File No. 333-59765)

10.9	Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements entered into as of September 1, 2011 between ALFS, Inc., Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Allstate Distributors, LLC, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Financial Services, LLC, and Lincoln Benefit Life Company. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company’s Current Report on Form 8-K filed September 1, 2011. (SEC File No. 000-31248)

10.10	Reinsurance Agreement between Lincoln Benefit Life Company and Lincoln Benefit Reinsurance Company effective September 30, 2012, Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company’s Current Report on Form 8-K filed October 3, 2012. (SEC File No. 000-31248)

10.11	Recapture Agreement between Allstate Life Insurance Company (“ALIC”) and Lincoln Benefit Life Company (“LBL”), effective September 30, 2012. Incorporated herein by reference to Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 3, 2013. (SEC File No. 333-180374)

10.12	Voluntary Separation Agreement and Release by and between Allstate Insurance Company and Anurag Chandra, dated October 17, 2013. Incorporated herein by reference to Exhibit 10.22 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC file No. 333-180374)

10.13	Voluntary Separation Agreement and Release by and between Allstate Insurance Company and Lawrence W. Dahl, dated August 1, 2013. Incorporated herein by reference to Exhibit 10.23 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC file No. 333-180374)

10.14	Amended and Restated Administrative Services Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.14 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2016 (SEC File No. 333-203376)

10.15	Amended and Restated Reinsurance Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.25 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC file No. 333-180374)

10.16	Partial Commutation Agreement by and between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.26 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC file No. 333-180374)

10.17	Recapture and Termination Agreement between Lincoln Benefit Life Company and Lincoln Benefit Reinsurance Company effective December 8, 2017. Filed herewith.

15	Not applicable.

16	Letter re: change in certifying accountant. Filed herewith.

21	Subsidiaries of the registrant. Incorporated herein by reference to Exhibit 21 to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (SEC File No. 333-203376).

23(a)	Consents of Independent Registered Public Accounting Firms. Filed herewith.

23(b)	Consents of Independent Registered Public Accounting Firms. Filed herewith.

24	Powers of Attorney for Stephen Campbell, Richard Carbone, Clive Cowdery, Ann Frohman, Jon Hack, Robert Stein and Grace Vandecruze. Filed herewith.

25	None

26	None

99(a)	Experts. Filed herewith.

99(b)	Experts. Filed herewith.

Exhibit List for XBRL Docs:

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema

101.CAL	XBRL Taxonomy Extension Calculation Linkbase

101.DEF	XBRL Taxonomy Extension Definition Linkbase

101.LAB	XBRL Taxonomy Extension Label Linkbase

101.PRE	XBRL Taxonomy Extension Presentation Linkbase

16(b)	Financial statement schedules required by Regulation S-X (17 CFR Part 210) and Item 11(e) of Form S-1 are included in Part I.

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT LIST

Exhibit No.	Description

(1)	Form of Principal Underwriting Agreement. Incorporated herein by reference to Post-Effective Amendment to Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed January 28, 1999.

(1)(a)	Amended and Restated Principal Underwriting Agreement by and between Lincoln Benefit Life Company and Allstate Distributors, LLC, effective April 1, 2014. Incorporated herein by reference to Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC file No. 333-180374)

(3)(i)	Amended and Restated Articles of Incorporation of Lincoln Benefit Life Company dated September 26, 2000, as amended by the Articles of Amendment to the Articles of Incorporation of Lincoln Benefit Life Company dated January 21, 2015. Incorporated herein by reference to Exhibit 3(i) to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (File No. 333-203376).

(3)(ii)	Amended and Restated By-Laws of Lincoln Benefit Life Company effective March 10, 2006. Incorporated herein by reference to Exhibit 3.2 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as filed May 8, 2006. (SEC File No. 333-59765).

(4)(a)	Form of Variable Annuity Contract. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-82427, 811-07924) filed July 8, 1999.

(4)(b)	Form of Application. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-82427, 811-07924) filed July 8, 1999.

(5)(a)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Post-Effective Amendment to Form S-3 on Form S-1 for Lincoln Benefit Life Variable Annuity Account (SEC File No. 333-88045) filed April 6, 2000.

(5)(b)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Registrant’s Form S-3 Registration Statement (SEC File No. 333-158181) dated March 24, 2009.

(5)(c)	Opinion and Consent of Counsel regarding legality. (Incorporated by reference to Registrant’s Form S-1 Registration Statement (SEC File No. 333-180371) dated March 27, 2012).

(5)(d)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(d) to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (SEC File No. 333-203376).

(5)(e)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(e) of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2016 (SEC File No. 333-203376).

(5)(f)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(f) of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 3, 2017 (SEC File No. 333-203376).

(5)(g)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(g) of Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 2, 2018 (SEC File No. 333-224100).

(5)(h)	Opinion and Consent of Counsel regarding legality. Filed herewith.

(10.1)	Administrative Services Agreement between Lincoln Benefit Life Company and Allstate Life Insurance Company effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. (SEC File No. 333-59765)

(10.2)	Principal Underwriting Agreement by and among Lincoln Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) effective November 25, 1998. (Variable Universal Life Account). Incorporated herein by reference to Exhibit 10.6 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

(10.3)	Amended and Restated Principal Underwriting Agreement between Lincoln Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc. merged with and into Allstate Distributors, LLC effective September 1, 2011) effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company’s Current Report on Form 8-K filed December 20, 2007. (SEC File No. 333-59765)

Exhibit No.	Description

(10.4)	Selling Agreement between Lincoln Benefit Life Company, Allstate Distributors, LLC (ALFS, Inc., f/k/a Allstate Financial Services, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) and Allstate Financial Services, LLC (f/k/a LSA Securities, Inc.) effective August 2, 1999. Incorporated herein by reference to Exhibit 10.8 to Allstate Life Insurance Company’s Annual Report on Form 10-K for 2003. (SEC File No. 000-31248)

(10.5)	Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.11 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

(10.6)	Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.12 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

(10.7)	Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.13 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

(10.8)	Administrative Services Agreement between Allstate Distributors, LLC, (ALFS, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) Allstate Life Insurance Company, Lincoln Benefit Life Company and Charter National Life Insurance Company effective January 1, 2000. Incorporated herein by reference to Exhibit 10.22 to Lincoln Benefit Life Company’s Annual Report on Form 10-K for the year ended December 31, 2008. (SEC File No. 333-59765)

(10.9)	Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements entered into as of September 1, 2011 between ALFS, Inc., Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Allstate Distributors, LLC, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Financial Services, LLC, and Lincoln Benefit Life Company. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company’s Current Report on Form 8-K filed September 1, 2011. (SEC File No. 000-31248)

(10.10)	Reinsurance Agreement between Lincoln Benefit Life Company and Lincoln Benefit Reinsurance Company effective September 30, 2012, Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company’s Current Report on Form 8-K filed October 3, 2012. (SEC File No. 000-31248)

(10.11)	Recapture Agreement between Allstate Life Insurance Company (“ALIC”) and Lincoln Benefit Life Company (“LBL”), effective September 30, 2012. Incorporated herein by reference to Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 3, 2013. (SEC File No. 333-180374)

(10.12)	Voluntary Separation Agreement and Release by and between Allstate Insurance Company and Anurag Chandra, dated October 17, 2013. Incorporated herein by reference to Exhibit 10.22 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC file No. 333-180374)

(10.13)	Voluntary Separation Agreement and Release by and between Allstate Insurance Company and Lawrence W. Dahl, dated August 1, 2013. Incorporated herein by reference to Exhibit 10.23 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC file No. 333-180374)

(10.14)	Amended and Restated Administrative Services Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.14 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2016 (SEC File No. 333-203376)

(10.15)	Amended and Restated Reinsurance Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.25 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC file No. 333-180374)

(10.16)	Partial Commutation Agreement by and between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.26 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC file No. 333-180374)

Exhibit No.	Description

(10.17)	Recapture and Termination Agreement between Lincoln Benefit Life Company and Lincoln Benefit Reinsurance Company effective December 8, 2017. Filed herewith.

(16)	Letter re: change in certifying accountant. Filed herewith.

(21)	Subsidiaries of the registrant. Incorporated herein by reference to Exhibit 21 to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (SEC File No. 333-203376).

(23)(a)	Consents of Independent Registered Public Accounting Firms. Filed herewith.

(23)(b)	Consents of Independent Registered Public Accounting Firms. Filed herewith.

(24)	Powers of Attorney for Stephen Campbell, Richard Carbone, Clive Cowdery, Ann Frohman, Jon Hack, Robert Stein and Grace Vandecruze. Filed herewith.

(99)(a)	Experts. Filed herewith.

(99)(b)	Experts. Filed herewith.

(101)(INS)	XBRL Instance Document

(101)(SCH)	XBRL Taxonomy Extension Schema

(101)(CAL)	XBRL Taxonomy Extension Calculation Linkbase

(101)(DEF)	XBRL Taxonomy Extension Definition Linkbase

(101)(LAB)	XBRL Taxonomy Extension Label Linkbase

(101)(PRE)	XBRL Taxonomy Extension Presentation Linkbase

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford in the State of Connecticut on 1st day of April, 2019.

LINCOLN BENEFIT LIFE COMPANY (REGISTRANT)

By:	/s/ W. Weldon Wilson
W. Weldon Wilson
Director and Chief Executive Officer

Pursuant to the Securities Act of 1933, this Registration Statement has been signed below by the following directors and principal officers of Lincoln Benefit Life Company in the capacity indicated on 1st day of April, 2019.

SIGNATURE	TITLE

*Richard Carbone	Director
Richard Carbone

*Clive Cowdery	Director
Clive Cowdery

*Ann Frohman	Director
Ann Frohman

*Jon Hack	Director
Jon Hack

*Robert Stein	Director
Robert Stein

*Grace Vandecruze	Director
Grace Vandecruze

*Stephen Paul Campbell	Director
Stephen Paul Campbell

/s/ W. Weldon Wilson	Director and Chief Executive Officer (Principal Executive Officer)
W. Weldon Wilson

/s/ Mary Ellen Luning	President
Mary Ellen Luning

/s/ Forozan Nasery Forozan Nasery	Chief Financial Officer, Treasurer and Vice President (Principal Financial Officer and Principal Accounting Officer)

*By: /s/ Forozan Nasery, pursuant to Power of Attorney.